As filed with the Securities and Exchange Commission on April 2, 2014

Registration No. 333-185695

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUINOX FRONTIER FUNDS

(FORMERLY THE FRONTIER FUND)

(a Delaware Statutory Trust)

EQUINOX FRONTIER DIVERSIFIED FUND (FORMERLY FRONTIER DIVERSIFIED SERIES); EQUINOX FRONTIER LONG/SHORT COMMODITY FUND (FORMERLY FRONTIER LONG/SHORT COMMODITY SERIES);

EQUINOX FRONTIER MASTERS FUND (FORMERLY FRONTIER MASTERS SERIES)

(Exact Name of Registrant as Specified in its Charter)

Delaware	6799	38-6815533
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Equinox Fund Management, LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 (303) 837-0600	Robert J. Enck, President & Chief Executive Officer Equinox Fund Management, LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 (303) 837-0600
(Address and telephone number of registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Timothy P. Selby, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

(212) 210-9494

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Pursuant to the provisions of Rule 429 of the rules and regulations of the Commission under the Securities Act, the form of prospectus herein also relates to units registered under the registrant’s Registration Statement on Form S-1 (Reg. No. 333-155800) declared effective on May 26, 2009 and the registrant’s Registration Statement on Form S-1 (Reg. No. 333-164629) declared effective on February 16, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EQUINOX FRONTIER FUNDS

CROSS REFERENCE SHEET

Item No.	Registration Item	Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Facing Page; Front Cover Pages.
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Table of Contents; Outside Back Cover Page.
3.	Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; The Managing Owner.
4.	Use of Proceeds	Segregated Accounts.
5.	Determination of Offering Price	Plan of Distribution.
6.	Dilution	Not Applicable.
7.	Selling Security Holders	Not Applicable.
8.	Plan of Distribution	Plan of Distribution.
9.	Description of Securities to be Registered	Summary of Agreements; Trust Agreement.
10.	Interests of Named Experts and Counsel	Not Applicable.
11.	Information with Respect to the Registrant
	(a) Description of Business	Summary.
	(b) Description of Property	Incorporated by Reference.
	(c) Legal Proceedings	Incorporated by Reference.
	(d) Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Risk Factors.
	(e) Financial Statements	Incorporated by Reference.
	(f) Selected Financial Data	Incorporated by Reference.
	(g) Supplementary Financial Information	Incorporated by Reference.
	(h) Management’s Discussion and Analysis of Financial Condition and Results of Operations	Incorporated by Reference.
	(i) Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable.
	(j) Quantitative and Qualitative Disclosures About Market Risk	Incorporated by Reference.
	(k) Directors and Executive Officers	The Managing Owner.
	(l) Executive Compensation	Summary; Actual and Potential Conflicts of Interest; Fiduciary Responsibility; Risk Factors; The Managing Owner.
	(m) Security Ownership of Certain Beneficial Owners and Management	The Managing Owner.
	(n) Transactions with Related Person, Promoters and Certain Control Persons and Director Independence	Summary; Actual and Potential Conflicts of Interest; Fiduciary Responsibility; Risk Factors; Summary of Agreements – Advisory Agreements; The Managing Owner.
11A.	Material Changes	Not Applicable.
12.	Incorporation of Certain Information by Reference	Summary.
12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Not Applicable.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion: Dated April 2, 2014

EQUINOX FRONTIER FUNDS

	Maximum Available Units
	Class 1/1a	Class 2/2a
Equinox Frontier Diversified Fund	4,917,476	4,495,753
Equinox Frontier Masters Fund	1,576,214	1,579,432
Equinox Frontier Long/Short Commodity Fund	929,529	1,011,215

Trust and Managing Owner

Equinox Frontier Funds is a Delaware statutory trust that is continuously publicly offering participation in three separate series. Each series engages in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies) and swaps and options contracts and/or other derivative instruments. Equinox Fund Management, LLC, a commodity pool operator and the managing owner of the trust, allocates the assets of each series to a diverse group of experienced commodity trading advisors and/or, from time to time, may also enter into swaps or other derivatives with respect to certain reference trading programs. Units are available for subscription on each business day at the then applicable net asset value per unit. As of April    , 2014, the net asset value per unit was: Equinox Frontier Diversified Fund: [    (Class 1)], [    (Class 2)]; Equinox Frontier Masters Fund: [    (Class 1)], [    (Class 2)]; and Equinox Frontier Long/Short Commodity Fund: [    (Class 1a)], [    (Class 2a)]. The net asset value per unit on the date of your purchase may differ significantly from the net asset value per unit stated in the previous sentence.

Units

Each series is available in two classes. Class 1 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 1a) units are subject to an initial service fee equal to up to 2.0% of the purchase price and, after the first year, an ongoing annual service fee of up to 2.0% of the net asset value of your units, which is payable either monthly or quarterly (as agreed with the selling agent). The initial service fee will generally be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. Class 2 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 2a) units are not subject to an initial service fee and will only be offered to investors who invest through approved selling agents who are separately compensated by the investor directly. Class 2 and 2a units may be subject to ongoing service fees for certain administrative services provided by the selling agents in an amount equal to 0.25% annually of the net asset value of each unit (an additional amount of up to 0.25% may be paid by the managing owner). See “Fees and Expenses—Service Fees.” All initial service fees and annual ongoing service fees are subject to compensation limitations imposed by FINRA Rule 2310. Units that have reached the compensation limitations as determined by the managing owner will be designated as class 3 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 3a) units for reporting purposes and will not be subject to additional ongoing service fees. See “Plan of Distribution” beginning on page 75.

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss an investment in a series with your financial, legal and tax advisors before investing.

Selling Agents

Equinox Group Distributors, LLC, or EGD, an affiliate of the managing owner, is a selling agent and will use its “best efforts” to sell units. The managing owner may appoint additional selling agents in the future in its sole discretion.

Minimum Subscription Amounts per Series

Initial subscription*	$ 1,000	Additional subscriptions*	$100

*	Plan investors (including IRAs), employees (including family members of employees) of the managing owner and its affiliates, and charitable organizations have no minimum investment requirement. Higher minimum subscription amounts apply to Texas residents.

The units are speculative securities and you could lose all or substantially all of your investment in a series. Read this entire prospectus carefully and consider the “Risk Factors” beginning on page 17. In particular, you should be aware that:

•	Past performance is not necessarily indicative of future results.

•	Futures, forwards and options trading is speculative, volatile and highly leveraged.

•	Each series will rely on its trading advisors for success.

•	Your annual tax liability is anticipated to exceed cash distributions to you.

•	There is no secondary market for the units and the transfer of units is restricted. If you redeem all or a portion of your class 1 or 1a units before the end of 12 full months following your purchase, you will be charged a redemption fee of up to 2.0% of the purchase price of the units being redeemed.

•	Each series is subject to substantial charges. You will sustain losses if the series is unable to generate sufficient trading profits to offset its fees and expenses.

•	The trust is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is [            ], 2014.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 61 THROUGH 68 AS WELL AS IN THE APPENDICES ATTACHED TO THIS PROSPECTUS FOR EACH SERIES OF UNITS AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 15 THROUGH 16.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 17 THROUGH 29.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

EQUINOX FRONTIER FUNDS

PART ONE

DISCLOSURE DOCUMENT

SUMMARY	1
BREAK-EVEN ANALYSIS	15
RISK FACTORS	17
Risks Relating to the Trust and the Offering of Units	17
Possible Total Loss of an Investment in a Series of the Trust.	17
You Should Not Rely on Past Performance of the Managing Owner or the Trading Advisors in Deciding to Purchase Units in any Series.	17
Neither the Trust nor any of the Trading Companies is a Registered Investment Company.	17
You Should Not Rely on Past Performance of any Series in Deciding to Purchase Units in any Other Series.	17
Certain Restrictions on Redemption and Transfer of the Units Will Apply.	17
Redemptions May Be Temporarily Suspended	17
An Unanticipated Number of Redemption Requests over a Short Period of Time Could Result in Losses.	18
Reserves for Contingent Liabilities May Be Established Upon Redemption, and the Trust May Withhold a Portion of Your Redemption Amount.	18
You Have Limited Rights, and You Cannot Prevent the Trust from Taking Actions Which Could Cause Losses.	18
You Will Not Be Able to Review Any Series’ Holdings on a Daily Basis, and You May Suffer Unanticipated Losses.	18
You Will Not Be Aware of Changes to Trading Programs.	18
The Trust Could Terminate Before You Achieve Your Investment Objective, Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio.	18
The Managing Owner May Allocate Nominal Assets in respect of a Series that are in Excess of the Net Asset Value of such Series.	18
Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability.	18
There are Certain Risks Associated with Investments in Trading Companies.	19
Conflicts of Interest Exist in the Structure and Operation of the Trust.	19
Each Series May Incur Higher Fees and Expenses Upon Renewing Existing or Entering into New Contractual Relationships.	19
Each Series May Be Subject to Indirect Fees and Expenses Associated with Investments in Swaps or Other Derivative Instruments.	19
The Series May Be Obligated to Make Payments Under Guarantee Agreements.	19
The Failure or Bankruptcy of One of its Futures Clearing Brokers, Central Clearing Brokers, Banks, Counterparties or Other Custodians Could Result in a Substantial Loss of One or More Series’ Assets.	19
You May Not Be Able to Establish a Basis for Liability Against a Trading Advisor, a Clearing Broker or a Swap Counterparty.	20
The Managing Owner is Leanly Staffed and Relies Heavily on its Key Personnel to Manage the Trust’s Trading Activities. The Loss of Such Personnel Could Adversely Affect the Trust.	20
The Trust and the Managing Owner Have Been Represented by Unified Counsel, and Neither the Trust Nor the Managing Owner Will Retain Independent Counsel to Review this Offering.	20
Risks Relating to Trading and the Markets	20
Futures Interests Trading is Speculative and Volatile.	20
Options Trading Can Be More Volatile and Expensive than Futures Trading.	21
Trading Swaps Creates Distinctive Risks	21
The Trading on Behalf of Each Series Will Be Margined, Which Means that Sharp Declines in Prices Could Lead to Large Losses.	21
The Unregulated Nature of Uncleared Trades in the OTC Markets Creates Counterparty Risks that Do Not Exist in Futures Trading on Exchanges or in Cleared Swaps.	21
Foreign Currency and Spot Contracts Historically Were Not Regulated When Traded Between Certain “Eligible Contract Participants” and Are Subject to Credit Risk	22
Trading on Foreign Exchanges Presents Greater Risks to the Series than Trading on U.S. Exchanges.	22

Assets Held in Accounts at U.S. Banks May Not Be Fully Insured.	22
Exchanges of Futures for Physicals May Adversely Affect Performance.	23
Cash Flow Needs May Cause Positions to Be Closed Which May Cause Substantial Losses.	23
Your Investment Could Be Illiquid.	23
The Trading Advisors’ Trading is Subject to Execution Risks.	23
An Investment in Units May Not Diversify an Overall Portfolio.	23
Markets or Positions May Be Correlated and May Expose a Series to Significant Risk of Loss.	23
The Trading Advisors’ Positions May Be Concentrated From Time to Time, Which May Render Each Series Susceptible to Larger Losses than if the Positions Were More Diversified.	23
Turnover in Each Series’ Portfolio May Be High, Which Could Result in Higher Brokerage Commissions and Transaction Fees and Expenses.	24
There Are Certain Risks Associated with the Trust’s Investment in U.S. Government Debt Securities.	24
The Trust’s Investment in U.S. Government Debt Securities Will Be Subject to Interest Rate Risk.	24
The Hedging Program Directed by Quest May Not Perform to Minimize Risk as Intended.	24
Investments in Reference Programs Through a Swap or Other Derivative Instrument May Not Always Replicate Exactly Performance of the Relevant CTA Trading Program(s)	24
Risks Relating to the Trading Advisors	24
Specific Risks Associated with a Multi-Advisor Commodity Pool.	24
There Are Disadvantages to Making Trading Decisions Based on Fundamental Analysis.	25
There Are Disadvantages to Making Trading Decisions Based on Technical Analysis.	25
Discretionary Decision Making May Result in Missed Opportunities or Losses.	25
Increased Competition from Other Systematic Traders Could Reduce the Trading Advisors’ Profitability.	25
The Incentive Fees Could Be an Incentive to the Trading Advisors to Make Riskier Investments.	25
The Risk Management Approaches of One or All of the Trading Advisors May Not Be Fully Effective, and a Series May Incur Losses.	26
Increases in Assets Under Management of any of the Trading Advisors Could Lead to Diminished Returns.	26
Each Series Relies on its Trading Advisors for Success, and if a Trading Advisor’s Trading is Unsuccessful, the Series May Incur Losses.	26
There Are Disadvantages Associated with Terminating or Replacing Trading Advisors.	26
The Managing Owner’s Allocation of the Trust’s Assets Among Trading Advisors May Result in Less than Optimal Performance by the Trust.	26
Each Trading Advisor Advises Other Clients and May Achieve More Favorable Results for its Other Accounts.	26
The Managing Owner Places Significant Reliance on the Trading Advisors and Their Key Personnel; the Loss of Such Personnel Could Adversely Affect a Series.	27
The Success of Each Series Depends on the Ability of the Personnel of its Trading Advisors to Accurately Implement Their Trading Systems, and Any Failure to Do So Could Subject a Series to Losses.	27
Stop-loss Orders May Not Prevent Large Losses.	27
Taxation and ERISA Risks	27
You May Have Tax Liability Attributable to Your Investment in a Series Even if You Have Received No Distributions and Redeemed No Units, and Even if the Series Generated an Economic Loss.	27
You May Be Taxed on Gains that the Trust Never Realizes.	27
Partnership Treatment is not Assured, and if the Trust Is Not Treated as a Partnership, You Could Suffer Adverse Tax Consequences	28
There is the Possibility of a Tax Audit Which Could Result in Additional Taxes to You.	28
You Will Likely Recognize Short-Term Capital Gain.	28
The IRS Could Challenge Allocations of Recognized Gains to Limited Partners Who Redeem.	28
The IRS Could Take the Position that Deductions for Certain Trust Expenses Are Subject To Various Limitations.	28
The Investment of Benefit Plan Investors May Be Limited or Subject to Mandatory Redemption if Any or All of the Series (or Class of any Series) Are Deemed to Hold Plan Assets or if the Trading Advisors Have Fiduciary Relationships with Certain Investing Benefit Plan Investors and Benefit Plan Investors are Required to consider their Fiduciary Responsibilities in Making an Investment Decision.	28
Foreign Investors May Face Exchange Rate Risk and Local Tax Consequences.	29

Regulatory Risks	29
Regulation of the Commodity Interest Markets is Extensive and Constantly Changing; Future Regulatory Developments are Impossible to Predict, but May Significantly and Adversely Affect the Trust.	29
The Series Are Subject to Speculative Position Limits.	29
CFTC Registrations Could Be Terminated, Which Could Adversely Affect the Trust or a Series.	29
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	30
EQUINOX FRONTIER FUNDS	30
THE OFFERING	31
PAST PERFORMANCE OF THE SERIES	33
THE TRUSTEE	38
THE MANAGING OWNER	38
TRADING LIMITATIONS, POLICIES AND SWAPS	43
THE CLEARING BROKERS	46
ADMINISTRATOR	57
TRANSFER AGENT	58
ACTUAL AND POTENTIAL CONFLICTS OF INTEREST	58
FEES AND EXPENSES	61
WHO MAY SUBSCRIBE	69
HOW TO SUBSCRIBE	72
PLAN OF DISTRIBUTION	74
SEGREGATED ACCOUNTS	78
SUMMARY OF AGREEMENTS	78
U.S. FEDERAL INCOME TAX CONSEQUENCES	90
PRIVACY POLICIES	93
LEGAL MATTERS	93
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	93
EXPERTS	93

APPENDICES TO PART ONE
EQUINOX FRONTIER DIVERSIFIED FUND APPENDIX	EQUINOX FRONTIER DIVERSIFIED APP. - 1
EQUINOX FRONTIER MASTERS FUND APPENDIX	EQUINOX FRONTIER MASTERS APP. - 1
EQUINOX FRONTIER LONG/SHORT COMMODITY FUND APPENDIX	EQUINOX FRONTIER LONG/SHORT COMMODITY APP. - 1

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS	SAI – 1
THE FUTURES MARKETS	SAI – 3
GLOSSARY OF TERMS	SAI – 6
BENEFITS TO INVESTING IN THE TRUST	SAI – 10
FUND PERFORMANCE	SAI – 11
MONTHLY VALUE ADDED MONTHLY INDEX CHARTS, PERFORMANCE OF A HYPOTHETICAL $1,000 INVESTMENT	SAI – 14
MONTHLY PERFORMANCE ATTRIBUTION BY SECTOR	SAI – 16
FUND EXPOSURE BY FUTURES STRATEGY	SAI – 17
MONTHLY TOP AND BOTTOM PERFORMANCE ATTRIBUTION BY FUTURES STRATEGY	SAI – 19
CORRELATIONS	SAI – 20
DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION	SAI – 22

v

The Series of Equinox Frontier Funds at a Glance

Series		Trading/Reference Programs
Equinox Frontier Diversified	Major Commodity Trading Advisors and/or Reference Programs

BH-DG Systematic Trading LLP Cantab Capital Partners LLP Chesapeake Capital Corporation Crabel Capital Management, LLC Emil van Essen, LLC FORT, L.P. Mesirow Financial Commodities Management, LLC

BH-DG Systematic Trading Program

CCP Quantitative Fund Aristarchus Program

Chesapeake Diversified Program

Crabel Multi-Product 1x Program

Emil van Essen Spread Trading Program

Global Contrarian

Absolute Return Program

	Quantitative Investment Management, LLC QuantMetrics Capital Management LLP Quest Partners LLC Tiverton Trading, Inc. Winton Capital Management Ltd.	Global Program QM Futures Program Quest Tracker Program; Quest Fixed Income Tracker Discretionary Trading Methodology Program Diversified Program

	Non-Major Commodity Trading Advisors and/or Reference Programs	Various Programs

Equinox Frontier Masters	Major Commodity Trading Advisors and/or Reference Programs

Cantab Capital Partners LLP Chesapeake Capital Corporation Quest Partners LLC Tiverton Trading, Inc. Transtrend B.V. Winton Capital Management Ltd.

CCP Quantitative Fund Aristarchus Program

Chesapeake Diversified Program

Quest Fixed Income Tracker

Discretionary Trading Methodology Program

Diversified Trend Program— Enhanced Risk/USD

Diversified Program

Equinox Frontier Long/Short Commodity	Major Commodity Trading Advisors and/or Reference Programs

Abraham Trading Company

Commodity Strategies AG

Emil van Essen, LLC

JE Moody & Company

Krom River Trading AG

Mesirow Financial Commodities

    Management, LLC

Quest Partners LLC

Red Oak Commodity Advisors, Inc.

Rosetta Capital Management, LLC

Skyline Management, Inc.

Abraham Diversified Program

Long Short Program

Emil van Essen Spread Trading Program

JEM Commodity Relative Value Program

Krom River Commodity Fund

Absolute Return Strategy

Quest Fixed Income Tracker

Fundamental Trading

Rosetta Trading Program

Grains Trading Program

	Non-Major Commodity Trading Advisors and/or Reference Programs	Various Programs

A commodity trading advisor (“CTA”) that may be allocated 10% or more of the assets of a series is referred to as a major CTA. A non-major CTA is a CTA whose allocation will be less than 10% of a series’ assets. Each CTA that is allocated assets of a series is referred to herein as a “trading advisor.”

A reference program refers to a commodity trading program in which the exposure to such program is through a swap or derivative instruments. A reference program whose exposure may be 10% or more of a series’ assets is referred to as a major reference program. A non-major reference program is a reference program whose exposure will be less than 10% of a series’ assets.

The trust will not own any of the investments or indices referenced by any swap or other derivative instrument. The counterparty is not the trading advisor of the reference program. The managing owner may add, replace or substitute trading advisors and reference programs in its sole discretion, without prior notice to or consent of investors.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. The remainder of this prospectus contains more detailed information. You should read the entire prospectus, including the appendix for each series, the Statement of Additional Information, all exhibits to the prospectus, and all documents incorporated herein by reference before deciding to invest in any series.

The Trust	Equinox Frontier Funds is a Delaware statutory trust (formed on August 8, 2003) that is currently publicly offering units in three separate series. Each series engages in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies) and swaps and options contracts and/or other derivative instruments. The purpose of each series is to seek capital appreciation while attempting to control risk and volatility. Equinox Fund Management, LLC, a commodity pool operator and the managing owner of the trust, allocates the assets of each series to a diverse group of experienced CTAs and/or, from time to time, may also enter into swaps or other derivative instruments with respect to certain reference trading programs. Units are available for subscription on each business day at the then current net asset value per unit. The trust has offered other series in the past and may offer additional series.

Since each series has a unique trading strategy, you should review the information relating to each series and its trading strategy (see “Appendices to Part I” for additional information regarding each series and its trading strategy).

The trust will terminate on December 31, 2053 (unless terminated earlier in certain circumstances). See “Summary of Agreements—Trust Agreement.” The principal offices of the trust and the managing owner are located at 1775 Sherman Street, Suite 2500, Denver, Colorado 80203, and their telephone number is (303) 837-0600. The trust and each series of the trust is a multi-advisor pool as defined in CFTC Rule 4.10(d)(2).

The Managing Owner	Equinox Fund Management, LLC is a limited liability company formed in the state of Delaware in June 2003. The managing owner is the commodity pool operator of the trust and each series. The managing owner has been registered with the CFTC as a commodity pool operator since August 6, 2003, and has been a member of the NFA since that date. The managing owner has been registered with the CFTC as a swap firm since March 27, 2013. The managing owner is ultimately responsible for the selection, retention and termination of the trading advisors and swap reference trading programs on behalf of each series. See “The Managing Owner.”

The managing owner will maintain a 1% interest with respect to the publicly registered units of each series of the trust at all times. See “The Managing Owner—Managing Owner’s Commitments—Minimum Purchase Commitment.” The managing owner has agreed to accept liability for the obligations of each series that exceed that series’ net assets.

The managing owner, with respect to each series, will:

•	engage in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies) and options contracts and/or other derivative instruments, including one or more swap contracts and may, from time to time, engage in cash and spot transactions;

•	maintain a portion of such series’ assets at the trust level for cash management;

•	maintain separate, distinct records for each series, and account for its assets separately from the other series and the other trust assets; and

•	calculate the net asset value of its units separately from the other series.

The Units	Each series is available in two classes. Class 1 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 1a) units are subject to an initial service fee equal to up to 2.0% of the purchase price and, after the first year, an ongoing annual service fee of up to 2.0% of the net asset value of your units, which is payable either monthly or quarterly (as agreed with the selling agent). The initial service fee will generally be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. Class 2 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 2a) units are not subject to an initial service fee and will only be offered to investors who invest through approved selling agents who are separately compensated by the investor directly. See “Fees and Expenses—Service Fees.” Class 2 and 2a units may be subject to ongoing service fees for certain administrative services provided by the selling agents in an amount equal to 0.25% annually of the net asset value of each unit (an additional amount of up to 0.25% of the net asset value may be paid by the managing owner).

Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units.

Class 3 and 3a units are not offered directly to investors and have been registered, and will be maintained, under federal and state securities laws to administer the designation of class 1, 1a, 2 and 2a units that have reached the service fee limit as class 3 or 3a units. See “Plan of Distribution.”

The percentage return (and associated dollar amount) that your investment must earn in the indicated series, after taking into account estimated interest income, in order to break-even after one year is as follows (please see the “Break-Even Analysis” on page 15): Equinox Frontier Diversified Fund: Class 1 – 5.97% ($59.70); Class 2 – 3.64% ($36.39); Class 3 – 3.31% ($33.06); Equinox Frontier Masters Fund: Class 1 – 7.12% ($71.20); Class 2 – 4.93% ($49.30); Class 3 – 4.62% ($46.20); and Equinox Frontier Long/Short Commodity Fund: Class 1a – 9.12% ($91.20); Class 2a – 6.93% ($69.30); Class 3a – 6.62% ($66.20).

The offering of units is subject to federal state securities laws and regulations, federal laws and regulations relating to investments in commodities and related products, and the rules of FINRA and NFA.

The Series	The trust publicly offers units in three separate series: Equinox Frontier Diversified Fund, Equinox Frontier Masters Fund and Equinox Frontier Long/Short Commodity Fund. The trust has offered other series in the past and may offer additional series and/or units.

The trust allocates the assets of each series to one or more of the trading advisors or reference programs described below through the use of one or more trading companies formed in the state of Delaware. The managing owner may add, replace or substitute trading advisors or reference programs, in its sole discretion, without prior notice to or consent of investors.

The actual allocation among trading advisors for each series will vary based upon the relative trading performance of the trading advisors and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion. Each series permits its trading advisor(s) to trade assets allocated to it using notional equity (funds allocated to an account in excess of actual funds deposited in the account) in order to keep each series’ annual return volatility consistent with its applicable volatility target range set forth in the appendices for each respective series attached hereto.

A portion of the assets of a series may be committed as initial margin for strategic investments in one or more swaps or other derivative instruments. The trust will not own any of the investments or indices referenced by any swap or other derivative instrument. Although the series will not be directly invested in any fund or program with respect to a swap or other derivative instrument, the assets of such series are subject to the credit risk of the counterparty with respect to any swap or other derivative instrument. See “Risk Factors—Risks Relating to Trading and the Markets—OTC Transactions Are Subject to Little, if Any, Regulation and May Be Subject to the Risk of Counterparty Default.”

The total amount of assets of a series allocated to trading advisors and/or reference programs, including (i) actual funds deposited in accounts directed by the trading advisors or deposited as margin in respect of swaps or other derivative instruments referencing a reference program plus (ii) any notional equity allocated to the trading advisors and any reference programs, is referred to herein as the “nominal assets” of the series. Investors should note that, at any given time, the nominal assets of a series may exceed the net asset value of such series depending on the amount of notional equity that is being utilized. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility.

You should review the appendix for each series in Part I for additional information.

Equinox Frontier Diversified Fund	The current major commodity trading advisors and/or reference programs for the Equinox Frontier Diversified Fund are:

•	BH-DG Systematic Trading LLP;

•	Cantab Capital Partners LLP;

•	Chesapeake Capital Corporation;

•	Crabel Capital Management, LLC;

•	Emil van Essen, LLC;

•	FORT, L.P.;

•	Mesirow Financial Commodities Management, LLC;

•	Quantitative Investment Management, LLC;

•	QuantMetrics Capital Management LLP;

•	Quest Partners LLC;

•	Tiverton Trading, Inc.; and

•	Winton Capital Management Ltd.

The managing owner anticipates that up to 20% of the assets of the Equinox Frontier Diversified Fund will be allocated to each of the major commodity trading advisors and/or reference programs.

See the appendix for the Equinox Frontier Diversified Fund attached to Part I of this prospectus for more information regarding the Equinox Frontier Diversified Fund.

Equinox Frontier Masters Fund	The current major commodity trading advisors and/or reference programs for the Equinox Frontier Masters Fund are:

•	Cantab Capital Partners LLP;

•	Chesapeake Capital Corporation;

•	Quest Partners LLC;

•	Tiverton Trading, Inc.;

•	Transtrend B.V.; and

•	Winton Capital Management Ltd.

The managing owner anticipates that between 15% to 40% of the assets of the Equinox Frontier Masters Fund will be allocated to each of the major commodity trading advisors and/or reference programs.

See the appendix for the Equinox Frontier Masters Fund attached to Part I of this prospectus for more information regarding the Equinox Frontier Masters Fund.

Equinox Frontier Long/Short Commodity Fund	The current major commodity trading advisors and/or reference programs for the Equinox Frontier Long/Short Commodity Fund are:

•	Abraham Trading Company;

•	Commodity Strategies AG;

•	Emil van Essen, LLC;

•	JE Moody & Company;

•	Krom River Trading AG;

•	Mesirow Financial Commodities Management, LLC;

•	Quest Partners LLC;

•	Red Oak Commodity Advisors, Inc.;

•	Rosetta Capital Management, LLC; and

•	Skyline Management, Inc.

The managing owner anticipates that between 10% and 25% of the assets of the Equinox Frontier Long/Short Commodity Fund will be allocated to each of the major commodity trading advisors and/or reference programs.

See the appendix for the Equinox Frontier Long/Short Commodity Fund attached to Part I of this prospectus for more information regarding the Equinox Frontier Long/Short Commodity Fund.

Investment Risks	Units of each series are speculative securities and you could lose all or substantially all of your investment in a series. In particular, you should be aware that:

•	Past performance is not necessarily indicative of future results.

•	Futures, forwards and options trading is speculative, volatile and highly leveraged. Due to the volatile nature of the commodities markets and the high degree of leverage to be employed by the trust, a relatively small change in the price of a contract can cause significant losses for a series.

•	There is no secondary market for the units and the transfer of units is restricted. If you redeem all or a portion of your class 1 or 1a units before the end of 12 full months following your purchase, you will be charged a redemption fee of up to 2.0% of the purchase price of the units being redeemed.

•	The incentive nature of the compensation to be paid to the trading advisors may encourage the trading advisors to take riskier or more speculative positions.

•	Each of the trust’s series relies on its trading advisors for success.

•	Your annual tax liability may exceed cash distributions to you.

•	Each series is subject to substantial charges. You will sustain losses if the series is unable to generate sufficient trading profits to offset its fees and expenses. We estimate that each series will have to achieve minimum net trading profits and interest income ranging from 3.31% to 9.12% (with the specific percentage varying from series to series) each year for investors in units of such series to break-even on their investments. See “Break-Even Analysis” on page 15.

•	You will have limited voting rights and no control over the trust’s business.

•	Actual and potential conflicts of interest exist among the managing owner and the trading advisors. Other conflicts of interest may exist as well. See “Actual and Potential Conflicts of Interest.”

The Trading Companies	For administrative and operational reasons, the trust currently allocates assets of each series to trading advisors or reference programs through the use of one or more trading companies. The trading companies are limited liability companies formed in Delaware. The assets of each trading company are generally segregated from each other trading company. Certain trading companies have entered into contractual arrangements with one or more independent CTAs that will manage all or a portion of such trading company’s assets and make the trading decisions with respect to the assets of each series invested in such trading company. Certain other trading companies have entered into swaps or other over-the-counter derivative instruments with independent counterparties. The trading companies currently utilized by the trust are as follows: Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company VII, LLC, Frontier Trading Company IX, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XVII, LLC, Frontier Trading Company XVIII, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC.

See “—Organizational Charts.” For additional disclosure regarding the risks and potential conflicts of interest associated with investment through the trading companies, please see “Risk Factors—Trading Company Allocations” and “Actual and Potential Conflicts of Interest—Trading Companies.”

The Trustee	Wilmington Trust Company, a Delaware banking corporation, serves as the trust’s trustee. The trustee delegated to the managing owner all of the power and authority to manage the business and affairs of the trust and has only nominal duties (such as accepting service of legal process on behalf of the trust and making filings under the Delaware Statutory Trust Act, or the Trust Act) and liabilities to the trust.

The Clearing Brokers	For trading companies managed by the managing owner, UBS Securities LLC and Bank of America Merrill Lynch act as futures clearing brokers, although other brokers may serve as futures clearing brokers for any of the trading companies in the future. Morgan Stanley & Co. LLC acts as a futures clearing broker for Frontier Trading Company I LLC for the Equinox Frontier Diversified Fund.

In addition, Deutsche Bank AG London and UBS Securities LLC will serve as the foreign exchange counterparties (the FX Counterparties) for the trading companies that trade over-the-counter (OTC) foreign currencies. The futures clearing brokers and the FX Counterparties are collectively referred to as the clearing brokers. The clearing brokers will execute and clear the futures, options and OTC foreign currency transactions, as applicable, and perform certain administrative services for each trading company.

Independent Administrator	The trust and the managing owner have appointed BNP Paribas Financial Services, LLC (“BNP Financial Services”), to act as an independent, third party administrator for the trust and its trading companies in certain capacities related to accounting and financial bookkeeping. The managing owner itself provides registrar and other administrative services to the trust and its trading companies.

Independent Transfer Agent	The trust and the managing owner have appointed Phoenix American Financial Services, LLC (the “transfer agent”), to act as an independent, third party transfer agent for the trust and its trading companies and provide administrative services in certain capacities related to sales and commissions processing.

The Selling Agents	Equinox Group Distributors, LLC, or EGD (an affiliate of the managing owner), is a selling agent of the trust. EGD and/or the managing owner may also appoint other broker-dealers that are registered under the Securities Exchange Act of 1934, as amended, and are members of FINRA as selling agents to assist in the marketing and sales of units. The selling agents are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered.

Liabilities You Assume	You cannot lose more than your investment in any series in which you invest, and you will not be subject to the losses or liabilities of any series in which you have not invested. See “Summary of Agreements—Trust Agreement—Liabilities” for a more complete explanation.

Limitation of Liabilities	The debts, liabilities, obligations, claims and expenses of a particular series will be enforceable against the assets of such series only, and not against the assets of the trust generally or the assets of any other series, except to the extent described in the sections titled “Risk Factors—Trading Company Allocations” and “Actual and Potential Conflicts of Interest—Trading Companies.”

Who May Subscribe	An investment in the trust is speculative and involves a high degree of risk. The trust is not suitable for all investors. An investment in the trust should represent only a limited portion of your overall portfolio. To subscribe in the units of any series:

•	You must have at a minimum (1) a net worth (exclusive of your home, home furnishings and automobiles) of at least $250,000 or (2) a net worth (exclusive of your home, home furnishings and automobiles) of at least $70,000 and an annual gross income of at least $70,000. A significant number of states impose substantially higher suitability standards than the minimums described above. Before investing, you should review the minimum suitability requirements for your state of residence which are described in “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached to this prospectus as Exhibit B. These suitability requirements are regulatory minimums only. Just because you meet such requirements does not mean that an investment in the units is a suitable investment for you.

•	You may not invest more than 10% of your net worth (exclusive of your home, furnishings and automobiles) in any series or combination of series.

•	IRAs, Keogh plans covering no common law employees and employee benefit plans not subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), may not invest more than 10% of the subscriber’s and their participants’ net worth (exclusive of home, home furnishings and automobiles) in any series or combination of series.

•	Employee benefit plans subject to ERISA are subject to special suitability requirements and may not invest more than 10% of their assets in any series or combination of series.

See “Who May Subscribe” beginning on page 69 of the prospectus.

Minimum Subscription Amounts	The minimum initial subscription in any one series is $1,000. If you are an individual retirement account, pension, profit-sharing, stock bonus, Keogh, welfare benefit or other employee benefit plan whether or not subject to ERISA or Section 4975 of the Code, each a Plan, an employee or family member of an employee of the managing owner or its affiliates, or a charitable organization, you have no minimum initial subscription requirements and are able to invest a lesser amount.

Existing limited owners may purchase additional units in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates, or a charitable organization, you have no minimum initial subscription requirements and are able to invest a lesser amount.

If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates, or a charitable organization (each, residing in Texas), then your minimum initial subscription requirement is $1,000.

How to Subscribe	Investors will be able to subscribe for Units as of each Business Day (as defined below) by completing and submitting to the Transfer Agent (as defined below) a completed Subscription Agreement by 4:00 p.m. Eastern Standard Time. The Transfer Agent may, in its sole discretion, reject any subscription in whole or in part for any reason. A Subscription Agreement received by the Transfer Agent after 4:00 p.m. Eastern Standard Time will be deemed to be received on the immediately following Business Day.

Subscription Effective Dates	The effective date of your subscription will generally be two business days after the day on which your subscription agreement or exchange request is received by the transfer agent. A subscription agreement or exchange request received by the transfer agent after 4:00 PM Eastern Standard Time will be deemed to be received on the immediately following business day. Business day means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law to close. The managing owner in its sole and absolute discretion may change such notice requirement upon written notice to you.

Transfer of Units	The trust agreement restricts the transferability and assignability of the units. There is not now, nor is there expected to be, a secondary trading market for the units.

Exchange Privilege	You may exchange your units of a series for units of another series. Class 1 or 1a units in any one series may only be exchanged for class 1 or 1a units in any other offered series; similarly, class 2 or 2a units in any one series may only be exchanged for class 2 or 2a units in any other offered series. You will be allowed to exchange your units in one series for units of another series only if units of the series being exchanged into are currently being offered for sale pursuant to this prospectus, are registered for sale in your state and only if there are a sufficient number of registered units of the series being exchanged into. Please confirm availability of a series prior to requesting an exchange. An exchange of units will be treated as a redemption of units of one series (with the related tax consequences) and the immediate purchase of units of another series. See “U.S. Federal Income Tax Consequences.” No redemption fees or initial service fees will be charged with respect to exchanged units. Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees as described above in “The Units” and such new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units.

Exchanges are made at the applicable series’ then-current net asset value per unit at the close of business on each day immediately preceding the day on which your exchange will become effective. An exchange will be effective on the day which occurs at least two business days after the transfer agent receives your exchange request. An exchange request received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day for purposes of the foregoing. The managing owner, in its sole and absolute discretion, may change such requirements. See “Summary of Agreements—Trust Agreement—Exchange Privilege.”

Redemptions	You may redeem your units, in whole or in part, on a daily basis. Your units will be redeemed one business day after the transfer agent’s receipt of your redemption request. A request for redemption received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day. The managing owner, in its sole and absolute discretion, may change such notice requirement. Redemptions are made at the applicable series’ then-current net asset value per unit on the business day following the receipt of your redemption request. If you redeem all or a portion of your class 1 or 1a units on or before the end of 12 full months following the purchase of such units being redeemed, you will be charged a redemption fee of up to 2.0% of the purchase price of any units redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee. Redemption fees will be paid to the managing owner. See “Summary of Agreements—Trust Agreement—Redemption of Units.”

Distributions	The managing owner does not currently intend to make any distributions of profits.

Income Tax Consequences	We have obtained an opinion of counsel to the effect that either the trust or each of its series will be treated as a partnership for U.S. federal income tax purposes and, assuming that at least 90% of the gross income of each series has always constituted, and will continue to constitute, “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, (the “Code”), neither the trust nor any series will be a publicly traded partnership treated as a corporation for U.S. federal income tax purposes. See “U.S. Federal Income Tax Consequences—The Tax Status of the Trust and the Series.”

As long as the trust or each series is treated as a partnership for federal income tax purposes, neither the trust nor any series will be subject to federal income tax. Instead, as a limited owner, you generally will be taxed on an amount equal to your allocable share of the income generated by the series in which you have purchased units (whether or not any cash is distributed to you). Your ability to deduct losses and expenses allocated to you may be subject to significant limitations. Special tax risks apply with respect to tax-exempt limited owners, foreign investors and others. The tax laws applicable to the trust and an investment in units of each series are subject to change and to differing interpretations. For a more complete discussion of tax risks relating to this investment, see “Risk Factors—Taxation and ERISA Risks.” We urge you to consult your own tax advisor regarding the U.S. federal, state, local and foreign income tax consequences to you of the purchase, ownership, and disposition of units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

Important Information About This Prospectus	This prospectus is part of a registration statement that was filed with the SEC on behalf of the trust by its managing owner. Before purchasing any units, you should carefully read this prospectus, together with the additional information incorporated by reference into this prospectus, including financial statement information, as described under the heading “Incorporation of Certain Information by Reference,” and information described under the heading “Where You Can Find More Information.”

You should assume that the information appearing in this prospectus, as well as information that was previously filed with the SEC and incorporated by reference hereto, is accurate as of the date of such document. You should be aware that each series’ performance information, financial condition and results of operations may have changed since that date.

Incorporation of Certain Information by Reference	The U.S. Securities Exchange Commission, or the SEC, allows the trust and each series to “incorporate by reference” into this prospectus certain information that it has filed with the SEC. This means that the trust and each series can disclose important information to you by referring you to those documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below, including their exhibits, except to the extent information in those documents differs from information contained in this prospectus:

•	Equinox Frontier Funds’ Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014;

•	Equinox Fund Management LLC Statement of Financial Condition as of December 31, 2013 on Form 8-K filed on April 2, 2014.

We will provide to any person to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus contained in the registration statement, but not delivered with this prospectus. We will provide this information upon written or oral request and at no cost to the requester. You may request this information by contacting the managing owner at: Equinox Fund Management, LLC, 1775 Sherman Street, Suite 2500, Denver, Colorado 80203; Attention: Investor Relations, or by calling (303) 837-0600. You may also access these documents at the managing owner’s website at http://www.equinoxfunds.com.

Where You Can Find More Information	The trust filed its registration statement relating to this offering of units with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any of the materials the trust has filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at http://www.sec.gov.

Fees and Expenses

The fees and expenses related to an investment in a series are described below.

Series	Initial Service Fee (1)	Ongoing Service Fee (2)	Management Fee (3)	Incentive Fee (4)	Brokerage Commission (5)	Interest Expense (6)	Due Diligence (7)
	%	%	%	%	%	%	%
Frontier
Diversified
Class 1	2	2	0.75	25	2.91	0.54	0.12
Class 2	0	0.25	0.75	25	2.91	0.54	0.12
Class 3 (8)	0	0	0.75	25	2.91	0.54	0.12
Frontier
Masters
Class 1	2	2	2	20	2.81	0.54	0.12
Class 2	0	0.25	2	20	2.81	0.54	0.12
Class 3 (8)	0	0	2	20	2.81	0.54	0.12
Frontier
Long/Short Commodity
Class 1a	2	2	2	20	2.61	0.54	0.12
Class 2a	0	0.25	2	20	2.61	0.54	0.12
Class 3a (8)	0	0	2	20	2.61	0.54	0.12

(1)	Initial Service Fee—Class 1 and 1a units of each series are subject to an initial service fee of up to 2.0% of the purchase price. Except in the case of units issued as rebates, the initial service fee will be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. See “Fees and Expenses—Service Fees—Class 1 and Class 1a—Initial Service Fee.” Since the managing owner is paying the initial service fee in full upon the sale of the units and is being reimbursed by the trust monthly in arrears over the following 12 months based upon the trust’s current net asset value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement. Class 2 and 2a units of each series are not subject to an initial service fee.

(2)	Ongoing Service Fee—After the expiration of 12 months following the purchase of class 1 or 1a units, investors will be charged an annual ongoing service fee of up to 2.0% of the net asset value of each unit purchased. Such fee will be paid on a monthly or quarterly basis, depending on the selling agent. Investors who purchase class 2 or 2a units may be charged an ongoing service fee of 0.25% annually of the net asset value of each unit purchased, for the benefit of selling agents selling such units. Ongoing service fees will be paid until such time as the service fee limit is reached. See footnote 8 below.

(3)	Management Fee— Each series will pay to the managing owner the referenced monthly management fee equal to a percentage of the nominal assets of the series as indicated. The managing owner will pay all or a portion of such management fee to the trading advisors and/or waive (up to the percentage specified) any such management fee to the extent any related management fee is paid by a trading company or estimated management fee is embedded in a swap or other derivative instrument. Each series will be charged a reduced management fee in respect of its investment in the Quest Fixed Income Tracker Index Program (“QFIT”), which is intended to act as a cash management and duration risk hedging program for the series’ cash management. The management fee applicable to investments in QFIT is equal to 0.25% of nominal assets allocated to QFIT. The management fee as a percentage of the applicable series’ net asset value will be greater than the percentage indicated above to the extent that the nominal assets of the series exceeds its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility.

(4)	Incentive Fee— Each series will pay to the managing owner an incentive fee equal to the percentage indicated of profits (net of certain fees and expenses) generated by each trading advisor for such series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The managing owner will pay all or a portion of such incentive fee to the trading advisors and/or waive (up to the percentage specified) any such incentive fee to the extent any related incentive fee is paid by a trading company or estimated incentive fee is embedded in a swap or other derivative instrument.

(5)	Brokerage Commission— Each series pays the clearing brokers and the managing owner amounts equal to the percentage indicated of the net asset value of such series annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such series’ trading activities. The amount indicated is an estimate based upon historical experience. The clearing brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees, pit brokerage fees and all other trading fees and expenses. The clearing brokers’ brokerage commissions and applicable fees currently average approximately $3.01 for the Equinox Frontier Diversified Fund, the Equinox Frontier Masters Fund and the Equinox Frontier Long/Short Commodity Fund, per round-turn trade. The aggregate amount paid by each series includes a fee to the managing owner of up to 2.25% of the net asset value annually of the applicable series.

Brokerage commissions do not include fees or embedded expenses associated with swaps or other derivatives with respect to certain reference trading programs. A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation.

(6)	Interest Expense—Except for that portion of each trading company’s assets used as margin to maintain forward currency contract or swap positions and assets held at the trust level for cash management, the proceeds of the offering for each series will be deposited in cash in segregated accounts in the name of each relevant trading company at the clearing brokers in accordance with CFTC segregation requirements. The clearing brokers credit each trading company with 80% to 100% of the interest earned on its average net assets (other than those assets held in the form of U.S. Government securities) on deposit with the clearing brokers each week. The managing owner also may invest non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits.

Twenty percent of interest income earned per annum by the trust will be paid to the managing owner (or one or more brokers determined by the managing owner), and the remaining 80% of interest income earned by the trust will be retained for the benefit of each series. Interest income is currently estimated at 2.70% per annum, before any payment of interest income to the managing owner. Such payment to the managing owner by each series is estimated to be 0.54%.

Each of the trading companies currently holds substantially all cash deposits not used for margin with U.S. Bank, although the managing owner may choose to hold the trading companies’ cash at other banks in its sole discretion.

The break-even analysis does not reflect interest allocated to the managing owner.

(7)	Due Diligence Expenses—The trust will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such units. Such due diligence and custodial fees and expenses are not currently expected to exceed 0.12% of the net asset value of such units on an annual basis.

(8)	Class 3 and 3a units are not being offered by this prospectus. Class 1 and 1a units and class 2 and 2a units will be designated as class 3 or class 3a units, respectively, of such series, as applicable, for administrative purposes as of any business day when the managing owner determines, in its sole discretion, that the service fee limit with respect to such units has been reached, or it anticipates that the service fee limit applicable to such units will be reached on the following business day. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units. See “Plan of Distribution.”

Extraordinary Expenses

Each series is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, and generally include events that are both unusual in nature and occur infrequently, such as litigation. The managing owner has the ability to waive or reimburse the Trust for certain expenses.

Managing Owner Fees and Expenses

The managing owner is responsible for the payment of all of the ordinary expenses for each series and the trading companies (including organizational costs, accounting, auditing, legal and routine operational and administrative expenses) associated with the organization of the trust and the offering of each series of units (except for any initial service fee) without reimbursement from any series, except that each series will reimburse the managing owner over the first 12 months for initial service fees advanced by it on behalf of the series to the selling agent. Initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements to certain selling agents will also be paid by the managing owner without reimbursement from any series. Expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are disregarded entities for tax purposes are ordinary expenses payable by the managing owner. Generally, expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are not disregarded entities for tax purposes and/or have members other than Equinox Frontier Funds (or any series of Equinox Frontier Funds) are not considered ordinary expenses of the trust and shall be indirectly borne by each applicable series.

Certain selling agents may be paid customary ongoing service fees for certain administrative services of up to 0.50% annually of the net asset value of the class 2 and 2a units of each series sold pursuant to this prospectus (of which 0.25% will be charged to holders of class 2 and 2a units).

Redemptions Fees

Investors who redeem all or a portion of their class 1 or 1a units during the first 12 months following the effective date of their purchase will be subject to a redemption fee of up to 2.0% of the purchase price of any units redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee relating to such units. There are no initial service fees or redemption fees associated with the class 2, 2a, 3 or 3a units.

Organizational Charts

The following organizational charts showing the relationship among the various series, trading companies, and trading advisors involved with this offering. The particular trading companies in which the assets of each series are invested may vary from time to time.

Equinox Frontier Diversified Fund

*	CTA is accessed by an over-the-counter total return swap.

Equinox Frontier Masters Fund

Equinox Frontier Long/Short Commodity Fund

*	CTA is accessed by an over-the-counter total return swap.

BREAK-EVEN ANALYSIS

Following are tables that set forth the fees and expenses that you would incur on an investment of $1,000 in each class of each series of the trust and the amount that your investment must earn, after taking into account estimated interest income, in order to break-even after one year. The fees and expenses applicable to each series are described above. The footnotes below are an integral part of the Break-Even Analysis. The numbers appearing in the table below have been rounded for ease of analysis.

EQUINOX FRONTIER DIVERSIFIED FUND

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Management Fee (1)	23.90	2.39	23.90	2.39	23.90	2.39
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	29.10	2.91	29.10	2.91	29.10	2.91
Incentive Fee (4)	7.07	0.71	1.23	0.12	0.40	0.04
Less Interest income (5, 9)	-21.60	-2.16	-21.60	-2.16	-21.60	-2.16
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	59.70	5.97	36.39	3.64	33.06	3.31

EQUINOX FRONTIER MASTERS FUND

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Management Fee (1)	38.20	3.82	38.20	3.82	38.20	3.82
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	28.10	2.81	28.10	2.81	28.10	2.81
Incentive Fee (4)	5.30	0.53	0.93	0.09	0.30	0.03
Less Interest income (5, 9)	-21.60	-2.16	-21.60	-2.16	-21.60	-2.16
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	71.20	7.12	49.30	4.93	46.20	4.62

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND

	Class 1a		Class 2a		Class 3a (8)
	$	%	$	%	$	%
Management Fee (1)	60.20	6.02	60.20	6.02	60.20	6.02
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	26.10	2.61	26.10	2.61	26.10	2.61
Incentive Fee (4)	5.30	0.53	0.93	0.09	0.30	0.03
Less Interest income (5, 9)	-21.60	-2.16	-21.60	-2.16	-21.60	-2.16
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	91.20	9.12	69.30	6.93	66.20	6.62

(1)	The percentage figures indicated above reflect the estimated percentage of net asset value of the relevant series payable to the managing owner in respect of the management fee based upon the relevant rate of such management fee for such series and the estimated level of nominal assets for such series. For further detail about management fees payable to the managing owner see footnote 3 under “Fees and Expenses.”

(2)	See footnotes 1 and 2 under “Fees and Expenses.”

(3)	See footnote 5 under “Fees and Expenses.”

(4)	A portion of the 2% initial service fee and ongoing service fee is not deductible on the incentive fee calculation with respect to certain trading advisors, thereby requiring class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion. Otherwise, incentive fees are paid to trading advisors only on new trading profits earned by the trading advisor.

(5)	See footnote 6 under “Fees and Expenses.”

(6)	See footnote 7 under “Fees and Expenses.”

(7)	Investors who redeem all or a portion of their class 1 or 1a units during the first 12 months following the effective date of their purchase will be subject to a redemption fee of up to 2.0% of the purchase price of any units redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee relating to such units. There are no redemption fees associated with the class 2, 2a, 3 or 3a units. At the end of 12 months, no redemption fee will apply.

(8)	Class 3 is not being offered to investors pursuant to this prospectus. See footnote 8 under “Fees and Expenses.”

(9)	These fees and expenses may not be paid directly by the series; rather may be an element of the pricing of swap and derivative instruments. Such fees and expenses are estimated based on our historical experience.

RISK FACTORS

This section describes some of the principal risks that you will face if you invest in any series of the trust. All trading activities take place at the trading company level, but since the trust invests substantially all of the assets of each series in one or more trading companies, each of the risks applicable to the trading companies flows through to the series.

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in this prospectus, before you decide whether to purchase units in any series of the trust. The units in each series are highly speculative and involve a high degree of risk. You should not invest in the units unless you can afford to lose all of your investment.

Risks Relating to the Trust and the Offering of Units

Possible Total Loss of an Investment in a Series of the Trust.

You could lose all or substantially all of your investment in any series of the trust. Neither the trust nor the trust’s trading advisors have any ability to control or predict market conditions. The investment approach utilized on behalf of each series of the trust may not be successful, and there is no guarantee that the strategies employed by each series will be successful. Additionally, each series of the trust is not guaranteed as to principal, so you are not assured of any minimum return.

You Should Not Rely on Past Performance of the Managing Owner or the Trading Advisors in Deciding to Purchase Units in any Series.

The performance of any series of the trust is entirely unpredictable, and the past performance of other entities managed by the managing owner and the trading advisors is not necessarily indicative of a series’ or a trading companies’ future results. No assurance can be given that the managing owner will succeed in meeting the investment objectives of any series. The managing owner believes that the past performance of the trading advisors may be of interest to prospective investors, but encourages you to look at such information as an example of the respective objectives of the managing owner and each trading advisor rather than as any indication that the investment objectives of any series will be achieved. Past performance is not indicative of future results.

Neither the Trust nor any of the Trading Companies is a Registered Investment Company.

Neither the trust nor any of the trading companies is an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment adviser.

You Should Not Rely on Past Performance of any Series in Deciding to Purchase Units in any Other Series.

You and other investors will invest in different series with different trading strategies. Each series’ assets are valued and accounted for separately from every other series. Consequently, the past performance of one series has no bearing on the past performance of another series. You should not, for example, consider the Equinox Frontier Diversified Fund’s past performance in deciding whether to invest in any other series. Past performance is not indicative of future results.

Certain Restrictions on Redemption and Transfer of the Units Will Apply.

Investors may redeem units daily on one business day notice, but certain restrictions on redemption and transfer will apply. For example, if you invest in class 1 or 1a units and redeem all or a portion of such units on or before the end of the 12 full months following the purchase of such units, you will be charged a redemption fee of up to 2.0% of the purchase price of any such units being redeemed. Also, transfers of units are permitted only with the prior written consent of the managing owner and provided that conditions specified in the trust agreement are satisfied. There is no secondary market for the units and none is expected to develop.

Redemptions May Be Temporarily Suspended.

The managing owner may temporarily suspend redemptions for some or all of the series for up to 30 days if the effect of any redemption, either alone or in conjunction with other redemptions, would be to impair the trust’s ability to operate in pursuit of its objectives (for example, if the managing owner believes a redemption, if allowed, would materially advantage one investor over another investor). The managing owner anticipates suspending redemptions only under extreme circumstances, such as a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. During any suspension of redemptions, a redeeming limited owner invested in a series for which redemptions were suspended would remain subject to market risk with respect to such series.

An Unanticipated Number of Redemption Requests over a Short Period of Time Could Result in Losses.

Substantial redemptions of units could require a series to liquidate investments more rapidly than otherwise desirable in order to raise the necessary cash to fund the redemptions, which could result in losses. Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, which could result in additional losses. It may also be difficult for the series to achieve a market position appropriately reflecting a smaller equity base.

Reserves for Contingent Liabilities May Be Established Upon Redemption, and the Trust May Withhold a Portion of Your Redemption Amount.

When you redeem your units, the trust may find it necessary to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of your redemption amount. This could occur, for example, if (i) some of the positions of the series in which you were invested were illiquid, (ii) there are any assets which cannot be properly valued on the redemption date, or (iii) there is any pending transaction or claim by or against the trust involving or which may affect your capital account or your obligations.

You Have Limited Rights, and You Cannot Prevent the Trust from Taking Actions Which Could Cause Losses.

You will exercise no control over the trust’s day-to-day business. Therefore, the trust will take certain actions and enter into certain transactions or agreements without your approval. For example, the trust may retain a trading advisor for a series in which you are invested, and such trading advisor may ultimately incur losses for the series. As a limited owner, you will have no ability to influence the hiring, retention or firing of such trading advisor. However, certain actions, such as termination or dissolution of a series, may only be taken upon the affirmative vote of limited owners holding units representing at least a majority (over 50%) of the net asset value of the series (excluding units owned by the managing owner and its affiliates). See “Summary of Agreements—Trust Agreement.”

You Will Not Be Able to Review Any Series’ Holdings on a Daily Basis, and You May Suffer Unanticipated Losses.

The trading advisors make trading decisions on behalf of the assets of each series. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into on behalf of each series for which they manage the trading, each series’ trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in the units does not offer investors the same transparency that a personal trading account offers. As a result, you may suffer unanticipated losses.

You Will Not Be Aware of Changes to Trading Programs.

Because of the proprietary nature of each trading advisor’s trading programs, you generally will not be advised if adjustments are made to a trading program in order to accommodate additional assets under management or for any other reason.

The Trust Could Terminate Before You Achieve Your Investment Objective, Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio.

Unforeseen circumstances, including substantial losses or withdrawal of the trust’s managing owner, could cause the trust to terminate before its stated termination date of December 31, 2053. The trust’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Managing Owner May Allocate Nominal Assets in Respect of a Series that are in Excess of the Net Asset Value of such Series.

At any given time, the nominal assets of a series may exceed the net asset value of such series depending on the amount of notional equity that is being utilized. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility. To the extent that nominal assets of a series are in excess of net asset value, investors should understand that the applicable series will experience greater volatility as measured by net asset value than it would if the nominal assets were maintained at a level equal to net asset value. In such case, any losses to the series will be greater as measured by a percentage of net asset value, as compared to the percentage loss incurred in respect of nominal assets. Consequently, the allocation of nominal assets in excess of a series’ net asset value will magnify exposure to the swings in market prices of futures, forwards, options or other assets held by a trading company or referenced by a swap or other derivative instrument and result in increased volatility, and potentially greater losses. You may lose all or substantially all of your investment in a series.

Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability.

Each series is charged brokerage charges, over-the-counter (or OTC) dealer spreads and related transaction fees and expenses, and management fees in all cases regardless of whether any series’ activities are profitable. In addition, the managing owner charges each series an incentive fee based on a percentage of the trading profits generated by each trading advisor for such series, and the managing owner pays all or a portion of such incentive fees to the appropriate trading advisors. As a result of the fact that incentive fees are calculated on a trading advisor by trading advisor basis and each series allocates assets to multiple trading advisors, it is possible that substantial incentive fees may be paid out of the net assets of a series during periods in which such series has no net trading profits or in which such series actually loses money. In addition, each series must earn trading profits and interest income sufficient to cover these fees and expenses in order for it to be profitable.

Investors should note that the management fee payable to the managing owner is based on nominal assets rather than net asset value. Therefore, the management fee will be greater as a percentage of a series’ net asset value to the extent that the nominal assets of such series exceed its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility. See “Fees and Expenses” and “Break-Even Analysis.”

There are Certain Risks Associated with Investments in Trading Companies.

Certain of the trading companies may be organized as series limited liability companies. This means that, under the Delaware Limited Liability Company Act, the assets of one series are not available to pay the liabilities of another series or the trading company as a whole. This statute has not been tested in a court of law in the United States. In the event series liability is not enforceable, a segregated series could be obligated to pay the liabilities of another series or the trading company.

Each series invests in trading companies that, although they are organized as series limited liability companies, allocate assets to more than one commodity trading advisor without the establishment of separate series with segregated liabilities. For these trading companies, losses incurred by one commodity trading advisor may negatively impact the trading company as a whole, as the assets allocated to a different commodity trading advisor may be made available to pay the liabilities of the commodity trading advisor that has incurred the loss. Since each of the Equinox Frontier Diversified Fund, the Equinox Frontier Masters Fund and the Equinox Frontier Long/Short Commodity Fund currently invests in such trading companies, this could indirectly cause the assets of one series to be used to pay the liabilities of another series. For trading companies that allocate assets to more than one commodity trading advisor, a series may be allowed to allocate a portion of its assets to a particular commodity trading advisor accessed by the trading company, rather than to the trading company as a whole.

Conflicts of Interest Exist in the Structure and Operation of the Trust.

A number of actual and potential conflicts of interest exist in the operation of the trust’s business. The managing owner, the trading advisors, and their respective principals are all engaged in other investment activities, and are not required to devote substantially all of their time to the trust’s business. See “Actual and Potential Conflicts of Interest.”

Each Series May Incur Higher Fees and Expenses Upon Renewing Existing or Entering into New Contractual Relationships.

The clearing agreements between the clearing brokers and the trading companies generally are terminable by the clearing brokers once the clearing broker has given the trading company the required notice. Upon termination of a clearing agreement, the managing owner may be required to renegotiate that agreement or make other arrangements for obtaining clearing. The services of the clearing brokers may not be available, or even if available, these services may not be available on the terms as favorable as those contained in the expired or terminated clearing agreements.

Each Series May Be Subject to Indirect Fees and Expenses Associated with Investments in Swaps or Other Derivative Instruments

A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation.

The Series May Be Obligated to Make Payments Under Guarantee Agreements.

Each of the Equinox Frontier Diversified Fund, the Equinox Frontier Long/Short Commodity Fund and Equinox Frontier Master Fund has guaranteed the obligations of the trading companies under the customer agreements with UBS Securities as Clearing Broker. In the event that one series is unable to meet its obligations to UBS Securities, the assets of the other series will be available to UBS Securities as part of the guarantee, but only to the extent of such series’ pro rata allocation to the trading company. As such, even if you are not invested in the defaulting series, your investment could be impacted. The trust, or any series of the trust, may enter into similar guarantees in the future.

The Failure or Bankruptcy of One of its Futures Clearing Brokers, Central Clearing Brokers, Banks, Counterparties or Other Custodians Could Result in a Substantial Loss of One or More Series’ Assets.

The trust is subject to the risk of insolvency of an exchange, clearinghouse, central clearing broker, commodity broker, and counterparties with whom the trading companies trade. Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings. Were a substantial portion of the trust’s capital tied up in a bankruptcy, the managing owner might suspend or limit trading, perhaps causing a series to miss significant profit opportunities. The trust is subject to the risk of the inability or refusal to perform on the part of the counterparties with whom contracts are traded. In the event that the clearing brokers are unable to perform their obligations, the trust’s assets are at risk and investors may only recover a pro rata share of their investment, or nothing at all.

Exchange-traded futures and futures-styled option contracts are marked to market on a daily basis, with variations in value credited or charged to the trust’s account on a daily basis. The clearing brokers, as futures commission merchants for the trust’s exchange-traded contracts, are required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of its commodity customers, all funds held by such clients with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures-styled options contracts. Bankruptcy law applicable to all U.S. futures brokers requires that, in the event of the bankruptcy of such a broker, all property held by the broker, including certain property specifically traceable to the trust, will be returned, transferred, or distributed to the broker’s customers only to the extent of each customer’s pro rata share of the assets held by such futures broker. The managing owner will attempt to limit the trust’s deposits and transactions to well-capitalized institutions in an effort to mitigate such risks, but there can be no assurance that even a well-capitalized, major institution will not become bankrupt.

With respect to transactions a series enters into that are not traded on an exchange, there are no daily settlements of variations in value and there is no requirement to segregate funds held with respect to such accounts. Thus, the funds a series invests in such transactions may not have the same protections as funds used as margin or to guarantee exchange-traded futures and options contracts. If the counterparty becomes insolvent and a series has a claim for amounts deposited or profits earned on transactions with the counterparty, the series’ claim may not receive a priority. Without a priority, the trust is a general creditor and its claim will be paid, along with the claims of other general creditors, from any monies still available after priority claims are paid. Even funds of the trust that the counterparty keeps separate from its own operating funds may not be safe from the claims of other general and priority creditors. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts.

You May Not Be Able to Establish a Basis for Liability Against a Trading Advisor, a Clearing Broker or a Swap Counterparty.

Each trading advisor, clearing broker, and swap counterparty acts only as a trading advisor, clearing broker or swap counterparty, respectively, to the applicable series and/or trading company. These parties do not act as trading advisors, clearing brokers, or swap counterparties to you. Therefore, you have no contractual privity with the trading advisors, the clearing brokers, or any swap counterparty. Due to this lack of contractual privity, you may not be able to establish a basis for liability against a trading advisor, clearing broker, or swap counterparty.

The Managing Owner is Leanly Staffed and Relies Heavily on its Key Personnel to Manage the Trust’s Trading Activities. The Loss of Such Personnel Could Adversely Affect the Trust.

In managing and directing the day-to-day activities and affairs of the trust, the managing owner relies heavily on its principals. The managing owner is leanly staffed, although there are back-up personnel for every key function. If any of the managing owner’s key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the trust.

In addition, under the operating agreement of the managing owner, Richard E. Bornhoft’s ability to serve as the Chief Investment Officer of the managing owner is dependent upon certain factors. If Mr. Bornhoft ceases to be the Chief Investment Officer of the managing owner, the trust may be adversely affected.

The Trust and the Managing Owner Have Been Represented by Unified Counsel, and Neither the Trust Nor the Managing Owner Will Retain Independent Counsel to Review this Offering.

In connection with this offering, the trust and the managing owner have been represented by unified counsel, and the offering and this prospectus have only been reviewed by such unified counsel. To the extent that the trust, the managing owner or you could benefit from further independent review, such benefit will not be available unless you separately retain such independent counsel.

Risks Relating to Trading and the Markets

Futures Interests Trading is Speculative and Volatile.

The rapid fluctuations in the market prices of futures, forwards, and options make an investment in any of the series volatile. Volatility is caused by, among other things: changes in supply and demand relationships; weather; agriculture, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. The trading advisors’ technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the trading advisors. In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Each series’ performance will be volatile, and a series could lose all or substantially all of its assets. The multi-advisor feature of each series may reduce the return volatility relative of the performance of single-advisor investment funds.

Options Trading Can Be More Volatile and Expensive than Futures Trading.

Certain trading advisors may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. Successful options trading requires a trader to accurately assess near-term market volatility, because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies. If market volatility is incorrectly predicted, the use of options can be extremely expensive.

Trading Swaps Creates Distinctive Risks.

The series may trade in certain swaps. Unlike futures and options on futures contracts, most swap contracts currently are not traded on or cleared by an exchange or clearinghouse. The CFTC currently requires only a limited class of swap contracts (certain interest rate and credit default swaps) to be cleared and executed on an exchange or other organized trading platform. In accordance with the Dodd-Frank Act, the CFTC will in the future determine which other classes of swap contracts will be required to be cleared and executed on an exchange or other organized trading platform. Until such time as these transactions are cleared, the series will be subject to a greater risk of counterparty default on its swaps. Because swaps do not generally involve the delivery of underlying assets or principal, the amount payable upon default and early termination is usually calculated by reference to the current market value of the contract. Some swap counterparties may require the series to deposit collateral to support the series’s obligation under the swap agreement but may not themselves provide collateral for the benefit of any series. If the counterparty to such a swap defaults, the series would be a general unsecured creditor for any termination amounts owed by the counterparty to the series as well as for any collateral deposits in excess of the amounts owed by the series to the counterparty, which would result in losses to the series.

There are no limitations on daily price movements in swaps. Speculative position limits are not currently applicable to swaps, but in the future may be applicable for swaps on certain commodities. In addition, participants in the swap markets are not required to make continuous markets in the swaps they trade, and determining a market value for calculation of termination amounts can lead to uncertain results.

Trading of swaps will be subject to substantial change under the Dodd-Frank Act and related regulatory action. Under the Dodd-Frank Act, many commodity swaps will be required to be cleared through central clearing parties and executed on exchanges or other organized trading platforms. Security-based swaps will be subject to similar requirements. Additional regulatory requirements will apply to all swaps, whether subject to mandatory clearing or not. These include margin, collateral and capital requirements, reporting obligations, speculative position limits for certain swaps, and other regulatory requirements. Swaps which are not offered for clearing by a clearinghouse will continue to be traded bi-laterally. Such bi-lateral transactions will remain subject to many of the risks discussed in the preceding paragraphs.

Swap counterparties may hold collateral in U.S. or non-U.S. depositories. Non-U.S. depositories are not subject to U.S. regulation. The series’s assets held in these depositories are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers, including the series. Such events may include actions by the government of the jurisdiction in which the depository is located including expropriation, taxation, moratoria and political or diplomatic events.

The Trading on Behalf of Each Series Will Be Margined, Which Means that Sharp Declines in Prices Could Lead to Large Losses.

Because the amount of margin funds necessary to be deposited with a futures clearing broker to enter into a futures, forward contract or option position is typically about 2% to 10% of the total value of the contract, each trading advisor may take positions on behalf of a series with face values equal to several times such series’ net asset value. These low margin requirements provide a large amount of leverage. As a result of margining, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract or option position may result in losses that substantially exceed the amount invested. If severe short-term price declines occur, such declines could force the liquidation of open positions with large losses. Margin is normally monitored through the margin-to-equity ratio employed by each trading advisor. Under normal circumstances, the trading advisors will vary between a 10% to 30% margin-to-equity ratio. In addition, OTC transactions present risks in addition to those associated with exchange-traded contracts, as discussed immediately below.

The Unregulated Nature of Uncleared Trades in the OTC Markets Creates Counterparty Risks that Do Not Exist in Futures Trading on Exchanges or in Cleared Swaps.

Unlike futures contracts and cleared swaps, uncleared trades, such as forward contracts, some swaps and some OTC “spot” contracts are entered into between private parties off an exchange or other trading platform and are not subject to clearing. As a result, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the series is at risk with respect to the ability of the counterparty to perform on the contract, including the creditworthiness of the counterparty. Trading of foreign exchange spot contracts of foreign exchange forwards and foreign exchange swaps (as such terms are defined in the Dodd-Frank Act), and of uncleared swaps is not regulated or is subject to limited regulation; therefore, there are limited or no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets.

Foreign Currency and Spot Contracts Historically Were Not Regulated When Traded Between Certain “Eligible Contract Participants” and Are Subject to Credit Risk.

Each series may trade forward contracts in foreign currencies and may engage in spot commodity transactions (transactions in physical commodities). These contracts, unlike futures contracts and options on futures, historically were not regulated by the CFTC when traded between certain “eligible contract participants,” as defined in the Commodity Exchange Act. On July 21, 2010, the President signed into law major financial services reform legislation in the form of the Dodd-Frank Act. The Dodd-Frank Act includes foreign currency forwards and foreign currency swaps (as such terms are defined in the Dodd-Frank Act) in the definition of “swap.” The CFTC has been granted authority to regulate all swaps, but grants the U.S. Treasury Department the discretion to exempt foreign currency forwards and foreign currency swaps from all aspects of the Dodd-Frank Act other than reporting, recordkeeping and business conduct rules for swap dealers and major swap participants. In November 2012, Treasury determined that those transactions can be carved out of the swap category, and they are subject only to the noted categories of the Dodd-Frank Act requirements. Therefore, the series will not receive the full benefit of CFTC regulation for certain of their foreign currency trading activities.

The percentage of each series’s positions that are expected to constitute foreign currency forwards and foreign currency swaps can vary substantially from month to month.

Trading on Foreign Exchanges Presents Greater Risks to the Series than Trading on U.S. Exchanges.

Each series trades on exchanges located outside the United States. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, segregation of customer funds, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements, and other requirements and restrictions for the purpose of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S. The CFTC has no power to compel the enforcement of the rules of a foreign exchange or applicable foreign laws. Therefore, the Partnership will not receive any benefit of U.S. government regulation for these trading activities.

Trading on foreign exchanges involves some risks that trading on U.S. exchanges does not, such as:

Lack of Investor Protection Regulation

The rights of the series in the event of the insolvency or bankruptcy of a non-U.S. market or broker are likely to differ from rights that the series would have in the United States and these rights may be more limited than in the case of failures of U.S. markets or brokers.

Possible Governmental Intervention

Generally, foreign brokers are not subject to the jurisdiction of the CFTC or any other U.S. regulator. In addition, the series’ assets held outside of the United States to margin transactions on foreign exchanges are held in accordance with the client assets protection regime and the insolvency laws of the applicable jurisdiction. A foreign government might halt trading in a market and/or take possession of the series’ assets maintained in its country in which case the assets may never be recovered. The managing owner and the series might have little or no notice that such events were happening. In such circumstances, the managing owner may not be able to obtain the series’s assets.

Relatively New Markets

Some foreign exchanges on which the series trade may be in developmental stages so that prior price histories may not be indicative of current price patterns.

Exchange-Rate Exposure

The series are valued in U.S. dollars. Contracts on foreign exchanges are usually traded in the local currency. The series’ assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency. Changes in the value of the local currency relative to the U.S. dollar could cause losses to the series even if the contract traded is profitable.

Assets Held in Accounts at U.S. Banks May Not Be Fully Insured.

The assets of each trading company that are deposited with commodity brokers or their affiliates may be placed in deposit accounts at U.S. banks. The Federal Deposit Insurance Corporation (FDIC) insures deposit accounts up to $250,000 for each accountholder, and, if the funds in a single account can be traced back to individual beneficiaries, then each beneficiary is entitled to $250,000 in coverage. This amount of insurance coverage was made permanent by the Dodd-Frank Act. Uninsured depositors also may receive funds in the event of a receivership of the bank holding the deposit accounts, but uninsured depositors have a lower priority in respect of payment than insured depositors or certain other creditors, and frequently there are insufficient funds in a receivership estate to pay off uninsured depositors fully. If the FDIC were to become receiver of a U.S. bank holding deposit accounts that were established by a commodity broker or one of its affiliates, then it is uncertain whether the commodity broker, the affiliate involved, the trading company, the series involved, or the investor would be able to reclaim cash in the deposit accounts in the full amount.

Exchanges of Futures for Physicals May Adversely Affect Performance.

Certain trading advisors may engage in exchanges of futures for physicals for client accounts. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties. If a trading advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, the performance of client accounts of such trading advisor could be adversely affected.

Cash Flow Needs May Cause Positions to Be Closed Which May Cause Substantial Losses.

Certain trading advisors may trade options on futures. Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not marked-to-market daily, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

Your Investment Could Be Illiquid.

A trading advisor may not always be able to liquidate its commodity interest positions at the desired time or price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests. There is no secondary market for the units and none is expected to develop.

The Trading Advisors’ Trading is Subject to Execution Risks.

Although each series generally will purchase and sell actively traded contracts, orders may not be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable “daily price fluctuation limits,” “speculative position limits” or market disruptions. If market illiquidity or disruptions occur, major losses could result.

An Investment in Units May Not Diversify an Overall Portfolio.

Historically, managed futures have performed in a manner largely independent from the general equity and debt markets. If, however, a series does not perform in a non-correlated manner with respect to the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the units. An investment in any series of the trust could increase, rather than reduce your overall portfolio losses during periods when the trust and the equity and debt markets decline in value. There is no way of predicting whether the trust will lose more or less than stocks and bonds in declining markets. You should therefore not consider the units to be a hedge against losses in your core stock and bond portfolios. Past performance is not indicative of future results.

Markets or Positions May Be Correlated and May Expose a Series to Significant Risk of Loss.

Different markets traded or individual positions held by a series of units may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The trading advisors cannot always predict correlation. Correlation may expose such series of units both to significant risk of loss and significant potential for profit.

The Trading Advisors’ Positions May Be Concentrated From Time to Time, Which May Render Each Series Susceptible to Larger Losses than if the Positions Were More Diversified.

One or more of the trading advisors may from time to time cause a series to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to such series than if the series’ assets had been spread among a wider number of instruments.

Turnover in Each Series’ Portfolio May Be High, Which Could Result in Higher Brokerage Commissions and Transaction Fees and Expenses.

Each trading advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to market conditions, and this could result in one or more series incurring substantial brokerage commissions and other transaction fees and expenses.

There Are Certain Risks Associated with the Trust’s Investment in U.S.Government Debt Securities.

With respect to the portion of the Trust’s assets apportioned for cash management, the Trust may invest in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government (such as Ginnie Mae, Fannie Mae, or Freddie Mac). U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to the Trust. Securities issued or guaranteed by U.S. government-related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government would provide financial support. Therefore, U.S. government-related organizations may not have the funds to meet their payment obligations in the future.

The Trust’s Investment in U.S. Government Debt Securities Will Be Subject to Interest Rate Risk.

The Trust’s cash management pool includes investments in U.S. government debt securities that change in value based on changes in interest rates. If rates increase, the value of these investments generally declines. On the other hand, if rates fall, the value of these investments generally increases. U.S. government securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, the changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Given the current low interest rate environment, the risk associated with rising rates is heightened.

The Hedging Program Directed by Quest May Not Perform to Minimize Risk as Intended.

Each Series of the Trust has allocated a portion of its assets to the Quest Fixed Income Tracker Index Program (“QFIT”), which is intended to act as a cash management and duration risk hedging program for the series’ cash management. To the extent that QFIT does not properly hedge the performance of the series’ cash management investments in U.S. government debt securities, there is a risk that the Series will be subject to higher losses because the program did not perform as intended. Although the Series’ allocations to QFIT are intended to minimize risk, there is no guarantee that such strategy will be effective. To the extent that a series is allocated to QFIT in order to hedge its cash management investments, it will incur charges and expenses associated with QFIT and its trading. Each series will be charged a reduced management fee in respect of its investment in QFIT equal to 0.25% of nominal assets allocated to QFIT.

Investments in Reference Programs Through a Swap or Other Derivative Instrument May Not Always Replicate Exactly Performance of the Relevant CTA Trading Program(s).

Equinox Frontier Diversified Fund and Equinox Frontier Long/Short Commodity Fund each invest in reference programs through total return swaps with Deutsche Bank AG. Such swaps reference an index comprised of shares in segregated investment portfolios directed by CTAs selected by the managing owner. It is possible that the underlying index in respect of any swap owned by a Series may not fully replicate the performance of the relevant CTA programs in respect of other accounts traded by such CTAs. Further, the calculation of the underlying index for such swaps will include a deduction for a fee payable to the swap counterparty. Each of these deductions will mean that the return of such investment will be less than would be the case if no fees were deducted.

Risks Relating to the Trading Advisors

Specific Risks Associated with a Multi-Advisor Commodity Pool.

Each series is a multi-advisor commodity pool. Each of the trading advisors makes trading decisions independently of the other trading advisors. Thus:

(a)	it is possible that the trust could hold opposite positions in the same or similar futures, forwards, and options, thereby offsetting any potential for profit from these positions.

(b)	because the trading advisors trading for each series will be acting independently, such series could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings.

(c)	the trading advisors may compete, from time to time, for the same trades or other transactions, increasing the cost to such series of making trades or transactions or causing some of them to be foregone altogether.

(d)	even though the margin requirements resulting from each trading advisor’s trading for any series ordinarily will be met from such trading advisor’s allocated net assets of such series, a trading advisor for such series may incur losses of such magnitude that the series is unable to meet margin calls from the allocated net assets of trading advisor. If losses of such magnitude were to occur, the clearing brokers for the trading company or trading companies in which such series invests its assets may require liquidations and contributions from the allocated net assets of another trading advisor for such series.

(e)	the trading advisors’ trading programs have some similarities which may mitigate the positive effect of having multiple trading advisors for each series. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

There Are Disadvantages to Making Trading Decisions Based on Fundamental Analysis.

Certain trading advisors will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices. Such analysis may not result in profitable trading because certain trading advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information they do have. Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the trading advisor to determine whether its previous decisions were incorrect in sufficient time to avoid substantial losses. In addition, fundamental analysis assumes that commodity markets are inefficient— i.e., that commodity prices do not always reflect all available information—which some market analysts dispute.

There Are Disadvantages to Making Trading Decisions Based on Technical Analysis.

Many of the trading advisors may base their trading decisions on trading strategies that use mathematical analyses of technical factors relating to past market performance rather than fundamental analysis. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend- following trading strategy will be profitable in the future.

Discretionary Decision Making May Result in Missed Opportunities or Losses.

Because each of the trading advisors’ strategies involves some discretionary aspects in addition to analysis of technical factors, certain trading advisors may occasionally use discretion in investing the assets of a series. For example, the trading advisors often use discretion in selecting contracts and markets to be followed. In exercising such discretion, such trading advisor may take positions opposite to those recommended by the trading advisor’s trading system or signals. Discretionary decision making may also result in a trading advisor’s failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so. Furthermore, such use of discretion may not enable the series to avoid losses, and in fact, such use of discretion may cause the series to forego profits which it may have otherwise earned had such discretion not been used.

Increased Competition from Other Systematic Traders Could Reduce the Trading Advisors’ Profitability.

There has been a dramatic increase in the amount of assets managed pursuant to trading systems like those that some of the trading advisors may employ. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of some or all series by preventing the trading advisors from effecting transactions at the desired prices. It may become more difficult for the trading advisors to implement their trading strategies if other commodity trading advisors using technical systems are attempting to initiate or liquidate commodity interest positions at the same time as the trading advisors. The more competition there is for the same positions, the more costly and harder they will be to acquire.

The Incentive Fees Could Be an Incentive to the Trading Advisors to Make Riskier Investments.

The managing owner pays each trading advisor incentive fees based on the trading profits earned by it for the applicable series, including unrealized appreciation on open positions. Accordingly, it is possible that the managing owner will pay an incentive fee on trading profits that do not become realized. Also, because the trading advisors are compensated based on the trading profits earned, each of the trading advisors has a financial incentive to make investments that are riskier than might be made if a series’ assets were managed by a trading advisor that did not receive the same type of performance-based compensation.

The Risk Management Approaches of One or All of the Trading Advisors May Not Be Fully Effective, and a Series May Incur Losses.

The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of the series for which it trades may not succeed in mitigating all identified risks. Even if a trading advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. If one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, the series for which it trades may suffer losses.

Increases in Assets Under Management of any of the Trading Advisors Could Lead to Diminished Returns.

We believe that none of the trading advisors intends to limit the amount of additional equity that it may manage, and each will continue to seek major new accounts. However, the rates of returns achieved by a trading advisor often diminish as the assets under its management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits. These limits are established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. Furthermore, if the trading advisors for a series cannot manage any additional allocation from the trust, the managing owner may add additional trading advisors for the series who may have less experience or less favorable performance than the existing trading advisors.

Each Series Relies on its Trading Advisors for Success, and if a Trading Advisor’s Trading is Unsuccessful, the Series May Incur Losses.

The trading advisors for each series will make the commodity trading decisions for that series. Therefore, the success of each series depends on the judgment and ability of the trading advisors. A trading advisor’s trading for any series may not prove successful under all or any market conditions. If a trading advisor’s trading is unsuccessful, the applicable series may incur losses. Similarly, the success of each Frontier series that invests in swaps largely depends on the judgment and ability of the commodity trading advisors whose trading programs are referenced by swaps in which such series invests.

There Are Disadvantages Associated with Terminating or Replacing Trading Advisors.

A trading advisor generally is required to recoup previous trading losses before it can earn performance-based compensation. However, the managing owner may elect to replace a trading advisor that has a “loss carryforward.” In that case, the trust would lose the “free ride” of any potential recoupment of the prior losses of such trading advisor. In addition, the new trading advisor would earn performance-based compensation on the first dollars of investment profits.

It is also possible that (i) the advisory agreement with any trading advisor, once it expires, will not be renewed on the same terms as the current advisory agreement for that trading advisor, (ii) if assets of any series allocated to a particular trading advisor are reallocated to a new or different trading advisor, the new or different trading advisor will not manage the assets on terms as favorable to the series as those negotiated with the previous trading advisor, (iii) the addition of a new trading advisor and/or the removal of one of the current trading advisors may cause disruptions in trading as assets are reallocated or (iv) the services of a replacement trading advisor may not be available. There is severe competition for the services of qualified trading advisors, and the managing owner may not be able to retain replacement or additional trading advisors on acceptable terms. The effect of the replacement of or the reallocation of assets away from a trading advisor therefore, could be significant.

The Managing Owner’s Allocation of the Trust’s Assets Among Trading Advisors May Result in Less than Optimal Performance by the Trust.

The managing owner may reallocate assets among the trading advisors in a series upon termination of a trading advisor or retention of a new trading advisor, or at the commencement of any month. Consequently, the net assets for such series may be allocated among the trading advisors in a different manner than the currently anticipated allocation. The managing owner’s allocation of assets of any such series may adversely affect the profitability of the trading of such series. For example, a trading advisor for a series may experience a high rate of return but may be managing only a small percentage of the net assets of such series. In this case, the trading advisor’s performance could have a minimal effect on the net asset value of the series.

Each Trading Advisor Advises Other Clients and May Achieve More Favorable Results for its Other Accounts.

Each of the trading advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A trading advisor may vary the trading strategies it employs from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the series for which it trades. Consequently, the results any trading advisor achieves for the series for which it trades may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the trading advisor or its affiliates may compete with the series for which it trades for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than the series for which it trades.

A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing the account of the series for which it trades. Because records with respect to other accounts are not accessible to investors in the units, investors will not be able to determine if any trading advisor is favoring other accounts.

The Managing Owner Places Significant Reliance on the Trading Advisors and Their Key Personnel; the Loss of Such Personnel Could Adversely Affect a Series.

The managing owner relies on the trading advisors to achieve trading gains for each series, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of the trust’s assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute the trading transactions. The loss of the services of any trading advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor’s ability to manage its trading activities successfully, or may cause the trading advisor to cease operations entirely. This, in turn, could negatively impact one or more series’ performance. Each of the trading advisors is wholly (or majority-) owned and controlled, directly or indirectly, by single individuals who have major roles in developing, refining and implementing the trading advisor’s trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors’ operation, and could result in their ceasing operations entirely, which could adversely affect the value of your investment.

The Success of Each Series Depends on the Ability of the Personnel of its Trading Advisors to Accurately Implement Their Trading Systems, and Any Failure to Do So Could Subject a Series to Losses.

The trading advisors’ computerized trading systems rely on the trading advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor’s systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors’ systems and executing transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses.

Stop-loss Orders May Not Prevent Large Losses.

Certain of the trading advisors may use stop-loss orders. Such stop-loss orders may not effectively prevent substantial losses, and depending on market factors at the time, may not be able to be executed at such stop-loss levels. No risk control technique can assure that large losses will be avoided.

Taxation and Benefits Risks

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the trust. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

You May Have Tax Liability Attributable to Your Investment in a Series Even if You Have Received No Distributions and Redeemed No Units, and Even if the Series Generated an Economic Loss.

If a series has profit for a taxable year (as determined for federal income tax purposes), the profit will be includible in your taxable income, whether or not cash or other property is actually distributed to you by the series. The managing owner does not intend to make any distributions from any series. Accordingly, it is anticipated that federal income taxes on your allocable share of a series’ profits will exceed the amount of distributions to you, if any, for a taxable year. As such, you must be prepared to satisfy any tax liability from redemptions of units or other sources. In addition, a series may have capital losses from trading activities that cannot be deducted against the series’ interest income, so that you may have to pay taxes on interest income even if the series generates a net economic loss for a taxable year.

You May Be Taxed on Gains that the Trust Never Realizes.

Because a substantial portion of the trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability for each year may be based on unrealized gains that the trust may never actually realize.

Partnership Treatment is not Assured, and if the Trust Is Not Treated as a Partnership, You Could Suffer Adverse Tax Consequences.

The managing owner has obtained an opinion of counsel to the effect that the trust or each series will be treated as a partnership for federal income tax purposes and, assuming that at least 90% of the gross income of each series the trust has always constituted and will continue to constitute “qualifying income” within the meaning of Section 7704(d) of the Code, neither the trust nor any series will be a publicly traded partnership treated as a corporation. The managing owner believes that it is likely, but not certain, that the series will meet this income test. The trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service (the “IRS”) concerning its tax treatment or the tax treatment of any series. An opinion of counsel is not binding on the IRS or the courts and is subject to any changes in applicable tax laws.

If the trust or a series were to be treated as a corporation for federal income tax purposes, the net income of the trust or the series would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of the trust or a series; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the trust or the series and would be taxable as such. See “U.S. Federal Income Tax Consequences.”

There is the Possibility of a Tax Audit Which Could Result in Additional Taxes to You.

The trust’s tax returns may be audited by a taxing authority, and such an audit could result in adjustments to the trust’s returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest and penalties.

You Will Likely Recognize Short-Term Capital Gain.

Profits on futures contracts traded in regulated U.S. and some foreign exchanges, foreign currency contracts traded in the interbank market, and U.S. and some foreign exchange-traded options on commodities are generally taxed as short-term capital gain to the extent of 40% of gains with respect to section 1256 contracts. Special rules apply in the case of mixed straddles (generally, offsetting positions where some, but not all, of the positions are marked-to-market). These special rules could have the effect of limiting the amount of gain treated as long-term capital gain.

The IRS Could Challenge Allocations of Recognized Gains to Limited Partners Who Redeem.

The trust agreement provides that recognized gains may be specially allocated for tax purposes to redeeming limited owners. If the IRS were to successfully challenge such allocations, each remaining limited owner’s share of recognized gains would be increased.

The IRS Could Take the Position that Deductions for Certain Trust Expenses Are Subject To Various Limitations.

Non-corporate taxpayers are subject to certain limitations for deductions for “investment advisory expenses” for federal income tax and alternative minimum tax purposes. The IRS could argue that certain expenses of the trust are investment advisory expenses.

Prospective investors should discuss with their tax advisers the tax consequences of an investment in any series of the trust.

The Investment of Benefit Plan Investors May Be Limited or Subject to Mandatory Redemption if Any or All of the Series (or Class of any Series) Are Deemed to Hold Plan Assets or if the Trading Advisors Have Fiduciary Relationships with Certain Investing Benefit Plan Investors, and Benefit Plan Investors are Required to consider their Fiduciary Responsibilities in Making an Investment Decision.

Special considerations apply to investments in the trust by individual retirement accounts, pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans whether or not subject to ERISA or Section 4975 of the Code (each a “Plan”). A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity is referred to as a “Benefit Plan Investor.” While the assets of the trust or any series (and class of any series) are intended not to constitute plan assets with respect to any Benefit Plan Investors, the United States Department of Labor (“DOL”), IRS or a court could disagree. If the DOL, IRS or a court were to find that the assets of some or all of the series (or class of any series) are the assets of Benefit Plan Investors, the managing owner and the trading advisors to such series (or class) may be fiduciaries, and certain transactions in or by the trust could be prohibited. For example, if the trust were deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, the trading advisors may have to refrain from directing certain transactions that are currently contemplated. Furthermore, whether or not the trust is deemed to hold plan assets, if a Benefit Plan Investor has certain relationships with the managing owner, one or more trading advisors, the selling agents or a clearing broker, investment in a series may be limited or prohibited. In the event that, for any reason, the assets of any series (or class of any series) might be deemed to be “plan assets,” and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained (or the managing owner determines not to seek such exemption), the managing owner reserves the right, upon notice to, but without the consent of any limited owner, to mandatorily redeem units held by any limited owner that is a Benefit Plan Investor. Furthermore, whether or not a series (or class of any series) are plan assets, Benefit Plan Investors should consider their fiduciary responsibilities before making a decision to invest in a series (or class of any series) and Plan investors who are not subject to ERISA may be subject to similar responsibilities under state, local, or non-U.S. law. See “Who May Subscribe—ERISA Considerations.”

Foreign Investors May Face Exchange Rate Risk and Local Tax Consequences.

Foreign investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.

Regulatory Risks

Regulation of the Commodity Interest Markets is Extensive and Constantly Changing; Future Regulatory Developments are Impossible to Predict, but May Significantly and Adversely Affect the Trust.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. With respect to traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

The Series Are Subject to Speculative Position Limits.

U.S. futures exchanges have established speculative position limits (referred to as “position limits”) on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. Therefore, a trading advisor may have to modify its trading instructions or reduce the size of its position in one or more futures or options contracts in order to avoid exceeding such position limits, which could adversely affect the profitability of the series. The futures exchange may amend or adjust these position limits or the interpretation of how such limits are applied, adversely affecting the profitability of the series. In addition, in October 2011, the CFTC adopted rules governing position limits on futures (and options on futures) on a number of agricultural, energy and metals commodities, as well as on swaps that perform a significant price discovery function with respect to those futures and options. In September 2012, the CFTC’s rules were vacated by the United States District Court for the District of Columbia and remanded to the CFTC for further consideration. It is possible, nevertheless, that these rules may take effect in some form via re-promulgation or a successful appeal by the CFTC of the District Court’s ruling. If so, these rules could have an adverse effect on a series’s trading.

CFTC Registrations Could Be Terminated, Which Could Adversely Affect the Trust or a Series.

If the Commodity Exchange Act registrations or NFA memberships of the managing owner or the registered trading advisors were no longer effective, these entities would not be able to act for the trust, which could adversely affect the trust or such series.

The foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options.

You should read this entire prospectus before determining to subscribe for units.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (referred to as the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended, (referred to as the Exchange Act) that reflect the managing owner’s current expectations about the future results, performance, prospects and opportunities of the trust. All statements other than statements of historical fact included in this prospectus may constitute forward-looking statements. The managing owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate,” “foresee,” “continue,” “plan” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the managing owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the trust’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although the managing owner believes that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct. Important factors that could cause actual results to differ materially from projected or forecasted results or stated expectations are disclosed in this prospectus, including under the heading “Risk Factors.”

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the managing owner or any other person that the objective and expectations of the trust will be achieved. Except as expressly required by the federal securities laws, the managing owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

EQUINOX FRONTIER FUNDS

The Trust

The trust was formed on August 8, 2003, under the Delaware Statutory Trust Act, as amended. The trust and each series of the trust is a multi-advisor pool as defined in CFTC Rule 4.10(d)(2). The sole trustee of the trust is Wilmington Trust Company, which delegated its duty and authority for the management of the business and affairs of the trust to Equinox Fund Management, LLC, the managing owner. Wilmington Trust Company will have limited liability as set forth in the trust agreement. Each series engages in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies) and swaps and options contracts and/or other derivative instruments. The purpose of each series is to seek capital appreciation while attempting to control risk and volatility. Equinox Fund Management, LLC, a commodity pool operator and the managing owner of the trust, allocates the assets of each series to a diverse group of experienced commodity trading advisors and/or, from time to time, may also enter into swaps or other derivative instruments with respect to certain reference trading programs. Units are available for subscription on each business day at the then current net asset value per unit. The trust has offered other series in the past and may offer additional series.

Since each series’ has a unique trading strategy, you should review the information relating to each series and its trading strategy (see “Appendices to Part I” for additional information regarding each series and its trading strategy).

The trust will terminate on December 31, 2053 (unless terminated earlier in certain circumstances). See “Summary of Agreements—Trust Agreement.” The principal offices of the trust and the managing owner are located at 1775 Sherman Street, Suite 2500, Denver, Colorado 80203, and their telephone number is (303) 837-0600.

The Managing Owner

Equinox Fund Management, LLC, a registered commodity pool operator, serves as the managing owner and commodity pool operator of the trust. The managing owner was incorporated in Delaware in June, 2003. The managing owner has been registered with the CFTC as a commodity pool operator since August 6, 2003, and has been a member of the NFA since that date. The managing owner has been registered as a swap firm with the CFTC since March 27, 2013. The managing owner’s main business office is located at 1775 Sherman Street, Suite 2500, Denver, Colorado 80203, telephone (303) 837-0600. The books and records of the trust are kept at the principal offices of the managing owner. The managing owner is ultimately responsible for the selection, retention and termination of the trading advisors and reference programs on behalf of each series. For more information regarding the managing owner, see the section entitled “The Managing Owner.”

THE OFFERING

The Units

Purchasers of units of a series will become limited owners of the trust. The Trust Act provides that, except as otherwise provided in the trust agreement, unitholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The trust agreement confers substantially the same limited liability, and contains substantially the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the trust. Pursuant to the trust agreement, the managing owner of the trust is liable for obligations of a series in excess of that series’ assets. Limited owners do not have any such liability. See “Summary of Agreement—Trust Agreement—Liabilities.”

Each series is available in two classes. Class 1 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 1a) units are subject to an initial service fee equal to up to 2.0% of the purchase price and, after the first year, an ongoing annual service fee of up to 2.0% of the net asset value of your units, which is payable either monthly or quarterly (as agreed with the selling agent). Except in the case of units issued as rebates, the initial service fee will be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. See “Fees and Expenses—Service Fees—Class 1 and Class 1a – Initial Service Fee.” Class 2 (and in the case of the Equinox Frontier Long/Short Commodity Fund, class 2a) units are not subject to an initial service fee and will only be offered to investors who invest through approved selling agents who are separately compensated by the investor directly. Class 2 and 2a units may be subject to ongoing service fees for certain administrative services provided by the selling agents in an amount equal to 0.25% annually of the net asset value of each unit (an additional amount of up to 0.25% may be paid by the managing owner). See “Fees and Expenses” for a description of all fees and expenses applicable to the trust.

Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units.

In order to purchase class 2 units or class 2a units of any series, you must have an arrangement with a selling agent where you directly compensate such selling agent for services rendered in connection with investments, including an investment in the trust (this type of arrangement is commonly referred to as a “wrap-account”). If you do not have such an arrangement with a selling agent, then you will only be able to purchase class 1 or 1a units in any series, which will result in you being charged higher service fees. Whether you have such an arrangement with a selling agent will depend on your relationship with such selling agent. Neither the trust nor the managing owner has any control over the type of arrangement you have with a selling agent.

Class 3 and 3a units are not offered directly to investors and have been registered, and will be maintained, under federal and state securities laws to administer the redesignation of class 1, 1a, 2 and 2a units that have reached the service fee limit. See “Plan of Distribution.”

The offering of units is subject to federal and state securities laws and regulations, federal laws and regulations relating to investments in commodities and related products, and the rules of FINRA and NFA.

The Series

The trust currently utilizes multiple trading companies. The assets of each series will be invested in one or more trading companies. The management and investment of the assets of each trading company varies. The assets of certain trading companies are traded by only one trading advisor, while the assets of certain other trading companies are traded by multiple trading advisors. Some of the trading companies may also invest in swaps. Organizational charts depicting the relationships between the series, the trading companies and the trading advisors as of the date of this prospectus are set forth above under “Summary—Organizational Charts” beginning on page 12. The trading advisors were selected based upon the managing owner’s evaluation of each trading advisor’s past performance, trading portfolios and strategies, as well as how each trading advisor’s performance, portfolios and strategies complement and differ from those of the other trading advisors. Except with respect to that portion of each series’ assets held at the trust level for cash management purposes, the managing owner will invest the balance of the proceeds from the continuous offering of the units of the series in the applicable trading companies for each such series, and all proceeds will initially be available for commodities trading purposes. For each offered series, the percentage of series assets allocated to cash management pool, as of February 28, 2014, is as follows: Equinox Frontier Diversified Fund: 21.65%; Equinox Frontier Masters Fund: 10.92%; and Equinox Frontier Long/Short Commodity Fund: 3.59%. The trading advisors are not affiliated with the trust, the trustee or the managing owner. If a trading advisor’s trading reaches a level where certain position limits restrict its trading, such trading advisor will modify its trading instructions for the series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. None of the trading advisors nor any of their principals currently have any beneficial interest in the trust, but some or all of them may acquire an interest in the trust in the future. For a summary of the advisory agreements entered into with each trading advisor, see “Summary of Agreements—Advisory Agreements.” With respect to each series, the managing owner may employ leverage at two possible levels. First, the managing owner may strategically employ notional equity at the overall portfolio level by strategically allocating an amount of assets to the trading advisors in excess of such series’ net assets, thereby increasing the overall leverage of such series’ portfolio. Second, the managing owner may allocate notional equity among various trading advisors that employ varying amounts of leverage within their individual trading programs. See the Equinox Frontier Diversified Fund Appendix, Equinox Frontier Masters Fund Appendix and Equinox Frontier Long/Short Commodity Fund Appendix, as applicable.

For a description of each series’ trading advisors and their principals, as well as a general description of the trading strategies and trading portfolios each such trading advisor will employ in its trading on behalf of the trust, and the past performance of such trading advisors, see the appendix for such series. The descriptions in the appendices were derived by the managing owner principally from information provided by each trading advisor. Because the trading advisors’ trading programs are proprietary, the descriptions in each appendix are of necessity general in nature.

PAST PERFORMANCE OF THE SERIES

Set forth in Capsules I-IV below is the performance record of trading of each currently offered series of the trust from its inception through January 31, 2014.

CAPSULE I
Series	Equinox Frontier Diversified Fund Class 1						Equinox Frontier Diversified Fund Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected						Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009						June 9, 2009
Aggregate subscriptions(1)	$122,811,558						$95,863,197.26
Current capitalization(1)	$26,662,490.45						$33,040,654.87
Worst monthly % drawdown since inception(1)(2)	-6.69% (June 2013)						-6.56% (June 2013)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-27.76% (February 2011 to August 2013)						-24.53% (February 2011 to August 2013)
Monthly performance
Month	2014	2013	2012	2011	2010	2009	2014	2013	2012	2011	2010	2009
January	-4.38%	-0.56%	-1.36%	3.53%	-3.98%	—	-4.24%	-0.42%	-1.21%	3.69%	-3.85%	—
February		-1.15%	-1.27%	0.28%	0.45%	—		-1.01%	-1.13%	0.41%	0.58%	—
March		0.46%	-1.63%	-0.91%	2.28%	—		0.60%	-1.48%	-0.76%	2.44%	—
April		3.70%	2.67%	0.56%	2.20%	—		3.85%	2.82%	0.70%	2.35%	—
May		-5.15%	4.31%	-2.48%	-0.05%	—		-5.01%	4.43%	-2.34%	0.08%	—
June		-6.69%	-4.31%	-2.75%	-0.03%	-1.89%		-6.56%	-4.11%	-2.60%	0.12%	-1.79%
July		-5.75%	3.00%	-0.83%	-2.02%	-0.74%		-5.60%	3.14%	-0.69%	-1.88%	-0.59%
August		-3.65%	0.42%	-3.78%	4.09%	0.31%		-3.52%	0.57%	-3.63%	4.25%	0.46%
September		0.57%	-3.11%	3.60%	1.25%	1.29%		0.72%	-2.97%	3.75%	1.40%	1.45%
October		3.72%	-5.31%	-2.74%	4.13%	0.08%		3.88%	-5.16%	-2.59%	4.27%	0.22%
November		5.84%	0.81%	1.95%	-3.76%	1.41%		5.99%	0.96%	2.09%	-3.61%	1.57%
December		1.55%	1.10%	-0.22%	2.65%	-3.61%		1.71%	1.24%	-0.08%	2.81%	-3.47%
Year	-4.38% (1 month)	-7.73%	-5.03%	-4.04%	7.00%	-3.20% (7 months)	-4.24% (1 month)	-6.10%	-3.35%	-2.35%	8.88%	-2.23% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE II
Series	Equinox Frontier Masters Fund Class 1						Equinox Frontier Masters Fund Class 2
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected						Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009						June 9, 2009
Aggregate subscriptions(1)	$59,392,224						$30,010,046
Current capitalization(1)	$20,850,962.16						$9,768,750.09
Worst monthly % drawdown since inception(1)(2)	-6.11% (May 2013)						-5.97% (May 2013)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-19.77% (August 2012 to January 2014)						-17.75% (August 2012 to January 2014)
Monthly performance
Month	2014	2013	2012	2011	2010	2009	2014	2013	2012	2011	2010	2009
January	-5.08%	0.48%	2.09%	1.20%	-3.54%	—	-4.94%	0.63%	2.25%	1.36%	-3.40%	—
February		-1.89%	1.18%	0.71%	-0.37%	—		-1.76%	1.32%	0.85%	-0.24%	—
March		1.94%	-2.52%	-1.75%	4.32%	—		2.08%	-2.38%	-1.60%	4.48%	—
April		4.35%	-0.43%	5.07%	0.57%	—		4.51%	-0.28%	5.22%	0.71%	—
May		-6.11%	7.00%	-4.88%	-1.46%	—		-5.97%	7.15%	-4.74%	-1.33%	—
June		-4.82%	-5.13%	-3.93%	-0.20%	-2.03%		-4.70%	-4.98%	-3.78%	-0.04%	-1.92%
July		-2.52%	6.14%	3.78%	-1.70%	-1.64%		-2.37%	6.30%	3.93%	-1.56%	-1.49%
August		-4.63%	0.30%	0.25%	4.24%	-0.30%		-4.49%	0.45%	0.41%	4.40%	-0.15%
September		-0.24%	-3.42%	-0.25%	3.56%	2.33%		-0.09%	-3.29%	-0.10%	3.73%	2.49%
October		2.25%	-5.04%	-4.39%	4.05%	-0.57%		2.40%	-4.89%	-4.25%	4.19%	-0.47%
November		3.72%	0.60%	0.37%	-2.92%	2.52%		3.86%	0.75%	0.52%	-2.77%	2.67%
December		-1.46%	0.87%	1.66%	2.57%	-5.74%		-1.31%	1.02%	1.80%	2.72%	-5.60%
Year	-5.08% (1 month)	-9.17%	0.85%	-2.64%	9.00%	-5.54% (7 months)	-4.94% (1 month)	-7.57%	2.65%	-0.92%	10.94%	-4.63% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE III
Series	Equinox Frontier Long/Short Commodity Fund Class 1a						Equinox Frontier Long/Short Commodity Fund Class 2a
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected						Publicly-Offered; Multi-Advisor; Not Principal-Protected
Inception of trading	June 9, 2009						June 9, 2009
Aggregate subscriptions(1)	$24,610,003						$14,693,584
Current capitalization(1)	$7,735,470.47						$2,867,201.85
Worst monthly % drawdown since inception(1)(2)	-6.10% (September 2011)						-5.96% (September 2011)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-36.45% (April 2011 to January 2014)						-33.34% (April 2011 to January 2014)
Monthly performance
Month	2014	2013	2012	2011	2010	2009	2014	2013	2012	2011	2010	2009
January	-5.67%	0.86%	-1.10%	7.08%	-5.19%	—	-5.53%	1.01%	-0.95%	7.24%	-5.09%	—
February		-2.68%	1.19%	3.29%	0.54%	—		-2.55%	1.34%	3.43%	0.67%	—
March		1.31%	-1.04%	0.81%	2.66%	—		1.45%	-0.89%	0.96%	2.82%	—
April		-0.09%	0.98%	4.65%	3.87%	—		0.06%	1.13%	4.80%	4.02%	—
May		-3.03%	-2.95%	-3.72%	-4.15%	—		-2.89%	-2.80%	-3.58%	-4.02%	—
June		-4.50%	-2.44%	-5.85%	-2.83%	-2.47%		-4.37%	-2.31%	-5.71%	-2.67%	-2.36%
July		-1.94%	4.44%	5.37%	0.43%	0.52%		-1.78%	4.58%	5.51%	0.57%	0.64%
August		-4.09%	3.99%	-1.44%	0.94%	-0.59%		-3.95%	4.12%	-1.28%	1.09%	-0.45%
September		-0.39%	-1.41%	-6.10%	8.03%	1.14%		-0.24%	-1.29%	-5.96%	8.18%	1.29%
October		-0.51%	-5.87%	0.77%	6.43%	1.00%		-0.36%	-5.72%	0.92%	6.58%	1.17%
November		-1.28%	-1.78%	-0.19%	-0.74%	3.92%		-1.14%	-1.64%	-0.04%	-0.59%	4.07%
December		0.86%	-4.83%	-0.54%	6.12%	-1.90%		1.02%	-4.69%	-0.40%	6.28%	-1.77%
Year	-5.67% (1 month)	-14.60%	-10.79%	3.18%	16.22%	1.49% (7 months)	-5.53% (1 month)	-13.09%	-9.26%	5.00%	18.24%	2.48% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE IV
Series	Equinox Frontier Long/Short Commodity Fund Class 3a		Equinox Frontier Masters Fund Class 3
Type of pool	Publicly-Offered; Multi-Advisor; Not Principal-Protected(4)		Publicly-Offered; Multi-Advisor; Not Principal-Protected(4)
Inception of trading	June 17, 2013		December 16, 2013
Aggregate subscriptions(1)(1a)	$0		$0
Current capitalization(1)	$411,302.32		$399,449.23
Worst monthly % drawdown since inception(1)(2)	-5.51% (January 2014)		-4.92% (January 2014)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-13.38% (May 2013 to January 2014)		-4.92% (January 2014)
Monthly performance
Month	2014	2013	2014	2013
January	-5.51%	—	-4.92%	—
February		—		—
March		—		—
April		—		—
May		—		—
June		-2.24%		—
July		-1.76%		—
August		-3.93%		—
September		-0.22%		—
October		-0.34%		—
November		-1.13%		—
December		1.04%		4.42%
Year	-5.51% (1 month)	-8.33% (7 months)	-4.92% (1 month)	4.42% (less than 1 month)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

(1)	“Aggregate subscriptions,” “Current capitalization,” “Worst monthly % drawdown since inception,” “Worst month-end peak-to-valley drawdown since inception” and “Monthly Performance” are provided for each offered class of investors and include subscriptions and capitalization through January 31, 2014.

(1a)	“Aggregate Subscriptions” amount reflects redesignated Class 1 and 1a units, where applicable, that have reached the service fee limit as determined by the managing owner pursuant to this prospectus.

(2)	“Worst monthly % drawdown since inception” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(3)	“Worst month-end peak-to-valley drawdown since inception” is the largest percentage decline in the net asset value per unit over the specified period. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones.

(4)	The pool is “Publicly-Offered”; however, Class 3 or 3a units, as applicable, are only available for holders of redesignated Class 1 and 1a units, as applicable, that have reached the service fee limit as determined by the managing owner pursuant to this prospectus.

THE TRUSTEE

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the trust. The trustee’s principal offices are located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805. The trustee is not affiliated with the managing owner or any of the trading advisors, and the trustee’s duties and liabilities with respect to the offering of the units and the administration of the trust are limited to its express obligations under the trust agreement. The trustee will accept service of legal process upon the trust in the State of Delaware. See “Summary of Agreements—Trust Agreement—Trustee.” Limited owners will be notified by the managing owner of any change in the trust’s trustee.

THE MANAGING OWNER

Equinox Fund Management, LLC, a registered commodity pool operator, serves as the managing owner and commodity pool operator of the trust. The managing owner was incorporated in Delaware in June, 2003. The managing owner has been registered with the CFTC as a commodity pool operator since August 6, 2003, and has been a member of the NFA since that date. The managing owner has been registered as a swap firm with the CFTC since March 27, 2013. The managing owner’s main business office is located at 1775 Sherman Street, Suite 2500, Denver, Colorado 80203, telephone (303) 837-0600. The books and records of the trust are kept at the office of the managing owner. The managing owner will maintain a 1% interest with respect to the publicly registered units of each series of the trust at all times. The managing owner has agreed to accept liability for the obligations of each series that exceed that series’ net assets.

In accordance with the trust agreement, which accompanies this prospectus, the managing owner has the authority to make trading decisions for the trust; therefore, the principals of the managing owner, whose background information is listed below, are the trading principals of the managing owner and the trust. The trading principals of the trust, on behalf of the managing owner, have delegated this responsibility to the trust’s trading advisors.

The past performance for each currently offered series of the trust may be found on pages 33-37 under the heading “Past Performance of the Series.” For all performance information, past performance is not necessarily indicative of future results, and the footnotes to each performance capsule are an integral part of such performance capsule.

Management of the Trust

The managing owner will manage each series’ business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the trading activities for any series. The managing owner will be responsible for the renewal of the advisory agreements entered into with the various trading advisors, as well as for the selection of additional and/or substitute trading advisors. See “Summary of Agreements—Advisory Agreements.” In addition, the managing owner selected the trustee and is responsible for determining whether to retain or replace the trustee.

The managing owner intends to provide various fund features including, but not limited to institutional quality asset allocation with institutional pricing and unit series and classes available for the institutional investor.

The managing owner will be directly responsible for (i) preparing monthly and annual reports to the limited owners, (ii) filing reports required by the CFTC, the SEC and any other federal or state agencies or self-regulatory organizations and (iii) calculating the net asset value of each series and all fees and expenses, if any, to be paid by each series. The managing owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each series. The managing owner is responsible for selecting the FCMs, OTC foreign exchange counterparties and swap counterparties for each trading company. In managing each series’ business and affairs, the managing owner may contract with, and rely upon, information, research and advice provided by third parties.

Retention of Affiliates

The managing owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the trust and each series so long as the managing owner has made a good faith determination that:

•	the affiliate that it proposes to engage is qualified to perform such services;

•	the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

•	the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon 60 days prior written notice by the trust.

The fees of any such affiliates will be paid by the managing owner or an affiliate.

Notification of Decline in Net Asset Value

If the estimated net asset value per unit of any series declines, as of the end of any business day, to less than 50% of the net asset value per unit of that series as of the end of the immediately preceding valuation point, then the managing owner will notify the limited owners of that series within seven business days of such decline. The notice will include a description of the limited owners’ voting and redemption rights.

Maximum Contract Term

The trust or any series of the trust is prohibited from entering into any contract with the managing owner or its affiliates which has a term of more than one year and which is not terminable by the trust without penalty upon 60 days prior written notice.

Managing Owner Participation in Trust Income and Losses

So long as the managing owner is acting as the managing owner of the trust, it is required to maintain at least a 1% interest with respect to the publicly registered units of the trust, and in return will receive units designated as “General Units” of each series in which it invests such funds. The managing owner will participate in the income and losses of any series proportionally in keeping with the ratio of its ownership of General Units of any series to the total number of units of that series, on the same basis as the limited owners of that series.

Selection and Replacement of Trading Advisors

The managing owner is responsible for the selection, retention and termination of the trading advisors and reference programs on behalf of each series. The actual allocation among trading advisors for each series will vary based upon the relative trading performance of the trading advisors and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion. The managing owner will adjust its allocations and rebalance the portfolio of any series among trading advisors to maintain weightings that it believes will most likely achieve capital growth within the investment guidelines of the relevant series.

The managing owner utilizes certain quantitative and qualitative analysis in connection with the identification, evaluation and selection of the trading advisors. The managing owner’s proprietary and commercial analytical software programs and comprehensive trading advisor database provide the quantitative basis for the trading advisor selection, portfolio implementation process, and ongoing risk management, monitoring, and review.

In 1983, Richard Bornhoft, the Chief Investment Officer of the managing owner, began compiling a proprietary database of the leading United States and internationally based alternative investment programs. Trading advisors are monitored and performance data is entered on a daily, monthly, quarterly or bi-annual basis according to internal ranking systems.

The managing owner’s research department is continually refining ways to assimilate vast amounts of trading advisor performance data and due-diligence information. The proprietary and commercial database of alternative investment programs is always increasing. Research team members regularly interact with trading advisors throughout the due diligence and monitoring process. Only those programs that have met strict quantitative and qualitative review are considered as potential managers of client assets. Following is a summary of the quantitative and qualitative analysis:

Quantitative Analysis

The managing owner’s analytical software system applies a variety of statistical measures towards the evaluation of current and historical advisor performance data. Statistical measures include but are not limited to: (1) risk/reward analysis, (2) time window analysis, (3) risk analysis, (4) correlation analysis, (5) statistical overlays and (6) performance cycle analysis.

Qualitative Analysis

Although quantitative analysis statistically identifies the top performing trading advisors, qualitative analysis plays a major role in the trading advisor evaluation and final selection process. Each trading advisor in the managing owner’s top decile universe initially undergoes extensive qualitative review by the managing owner’s research department, as well as continual monitoring. This analysis generally includes, but is not limited to: (1) preliminary information and due diligence, (2) background review, (3) onsite due diligence, (4) extensive due diligence questionnaires and (5) written review and periodic updates. This information allows a thorough review of each trading advisor’s trading philosophy, trading systems and corporate structure.

Multi-Manager Approach

A multi-manager approach to portfolio management provides diversification of trading advisors and access to broader global markets. Multiple trading advisors can provide diversification across trading methodologies, trading time horizons, and markets traded. Additionally, multi-manager portfolios tend to provide a greater level of professional management with ongoing risk management and review. The result can be more consistent returns with lower volatility.

Fiduciary Responsibilities

Accountability

Pursuant to the Trust Act, the trustee has delegated to the managing owner responsibility for the management of the business and affairs of the trust and each series, and it has neither a duty to supervise or monitor the managing owner’s performance nor liability for the acts or omissions of the managing owner. The trustee retains a statutory fiduciary duty to the trust only for the performance of the express obligations it retains under the trust agreement, which are limited to the making of certain filings under the Trust Act and the acceptance of process on behalf of the trust in the State of Delaware. The trustee owes no other duties to the trust or any series. The managing owner is accountable to each limited owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the trust. Under the Trust Act, if, in law or equity, the trustee or the managing owner has duties (including fiduciary duties) to the trust or to the limited owners, and liabilities relating to those duties, (i) the trustee and the managing owner will not be liable for their good faith reliance on the provisions of the trust agreement, and (ii) the trustee’s and the managing owner’s duties and liabilities may be expanded or restricted by the express provisions of the trust agreement. The managing owner may not contract away its fiduciary obligations.

Legal Proceedings

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against the trust or the managing owner or any of their principals except as described below under “Plan of Distribution.”

Managing Owner’s Commitments

Minimum Purchase Commitment

As described above under “The Managing Owner—Managing Owner Participation in Trust Income and Losses,” so long as the managing owner is acting as the managing owner of the trust, it is required to maintain at least a 1% interest with respect to the publicly registered units of the trust and in return will receive General Units of each series in which the managing owner invests such funds. The managing owner’s investment may be in only one series, or divided into various series in any proportion, at the managing owner’s discretion. In no event shall such contribution be less than that required by the NASAA Guidelines. The General Units may only be purchased by the managing owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the General Units hold the same rights as the units owned by limited owners. The managing owner will make such purchases as are necessary to effect this requirement. In addition to the General Units the managing owner receives in respect of its minimum purchase commitment, the managing owner may purchase units in any series as a limited owner. See “Plan of Distribution—Offering.” All units purchased by the managing owner are held for investment purposes only and not for resale.

As of January 31, 2014, the managing owner owned between 1% and 2% in net asset value of the outstanding units of the trust. No principal of the managing owner owns any beneficial interest in the trust, but any of them is free to do so.

Net Worth Commitment

The managing owner’s net worth is in excess of the minimum net worth requirements under the NASAA Guidelines. The managing owner has agreed that so long as the managing owner remains the managing owner of the trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the managing owner’s net worth below any regulation-required amounts.

Principals of the Managing Owner

The directors and officers of the managing owner are as follows:

Robert J. Enck is the President and Chief Executive Officer of the managing owner, and serves as chairman of the management committee of the managing owner, and the Executive Committee of Equinox Frontier Funds. Mr. Enck has been listed as a principal of the managing owner since July 2007. Mr. Enck joined the managing owner on March 1, 2007, with more than 20 years of extensive management experience with large, highly regulated health care organizations such as Bristol-Myers Squibb and Quintiles as well as with more entrepreneurial venture capital funded organizations. Most recently, from March 2003 to March 2007, Mr. Enck was the Senior Managing Director of The Hermes Group LLC, an advisory firm that specialized in management advisory services, as well as merger and acquisition-related services. At the Hermes Group, Mr. Enck was a member of the ownership team that acquired Ascendia Brands (formerly Lander Company), a $200 million health and beauty care company. As part of this team, Mr. Enck focused on acquisitions, marketing, outsourcing initiatives and the reverse merger of Lander into a public company. Prior to joining Hermes, from March 2001 to March 2003, Mr. Enck served as a General Manager and Vice President within Quintiles Transnational, a multi-national pharmaceutical services firm with nearly two billion dollars in annual revenues. Mr. Enck joined Quintiles as a result of

Quintiles’ acquisition of Beansprout Networks, an internet company designed to foster effective communication between parents and the pediatricians and child-care providers who care for their children, where Mr. Enck served as CEO. As CEO of Beansprout from March 2001 to March 2003, Mr. Enck conceived of and executed a dramatic refocus of the company and engineered the successful transaction with Quintiles. Prior to joining Beansprout, from September 1998 to March 2001, Mr. Enck was President of Rx Remedy Information Services, a company focused on providing pharmaceutical firms with longitudinal patient-reported health care information. Before that, Mr. Enck was with Summit Medical Systems, a healthcare software and support services corporation, from January 1994 to September 1998, where he held a number of senior-level positions, including President and General Manager of its subsidiary, Medical Information Systems (MIS), as well as Vice President of Sales and Marketing of parent company, Summit. Mr. Enck joined Summit when it was a private firm and was a member of the management team that grew the business and conducted a successful IPO. Additionally, Mr. Enck served as President of MIS, where he executed its sale to United Healthcare. Earlier, he spent nine years, from March 1985 to January 1994, with Bristol-Myers Squibb, a global pharmaceutical company, and held management positions in the areas of managed care, government programs and sales management. Mr. Enck holds a B.S. degree in Natural Sciences from St. John’s University, Collegeville, MN and an MBA in Management from the University of St. Thomas, St. Paul, MN. Mr. Enck currently holds SEC/FINRA Series 7 and 24 registrations.

Richard E. Bornhoft is a founder of the Managing Owner, its Chief Investment Officer, a member of its management committee, and serves as a member of the Executive Committee and Chief Investment Officer of Equinox Frontier Funds. Mr. Bornhoft is also President and Chief Investment Officer of The Bornhoft Group Corporation, an investment management firm providing alternative investments (i.e., investments other than long-only investments in publicly-traded stocks, bonds and cash-equivalent securities) to institutions and high net worth investors. Mr. Bornhoft has extensive experience in advising both private and institutional clientele in the alternative investment industry. As President and CIO of The Bornhoft Group, Mr. Bornhoft has been responsible for the planning and execution of The Bornhoft Group’s business strategy. This responsibility has included such tasks as the design and implementation of the asset allocation, valuation and risk management systems, and the management of client assets into alternative investment products and services. His company has designed and operated multiple-CTA managed futures portfolios for approximately 20 pension plans, corporations and banking institutions throughout the world. Mr. Bornhoft has served on numerous arbitration boards and various committees of certain regulatory and industry organizations and is a frequent speaker at international conferences and symposiums on alternative investments. He has written numerous articles in leading financial publications and is a contributing author to The Handbook of Managed Futures – Performance, Evaluation and Analysis (McGraw-Hill, 1997) and Searching for Alpha—The Quest for Exceptional Investment Performance (Wiley, 2000). He currently holds SEC/FINRA Series 63 registration, in addition to a CFTC/NFA Series 3 registration.

During the last five years, Mr. Bornhoft has been listed as a principal and registered as an associated person of the Managing Owner (since August 2003), and has been listed as a principal and registered as an associated person of The Bornhoft Group (since September 1985 and November 1985, respectively). Mr. Bornhoft has been listed as a swaps associated person of the Managing Owner since March 27, 2013. Mr. Bornhoft was a principal of SectorQuant Capital Management, LLC, an investment adviser registered under the Investment Advisers Act, from July 2002 until March 2009, where he and The Bornhoft Group were responsible for providing infrastructure and business advice.

Vance Jeffrey Sanders is the Chief Financial Officer of the Managing Owner. Mr. Sanders has been listed as a principal of the managing owner since July 1, 2013. He has assumed the duties of Chief Accounting Officer of the Managing Owner in his role as of June 1, 2013. From July 2007 to present, Mr. Sanders has also served as the Chief Technology Officer of the Managing Owner, directing external reporting and technology functions. From July 2007 to December 2012, he served as the Managing Owner’s Corporate Controller, establishing corporate internal control structures over both finance and technology. Mr. Sanders received his BS in Accounting in 1993 from Missouri Southern State University and earned and has been a licensed Certified Public Accountant in the State of Colorado since October 2008.

Juanita D. Hanley is the Chief Compliance Officer of the managing owner. Ms. Hanley joined the managing owner in January 2014 and has been listed as a principal for the managing owner since January 2014. Ms. Hanley is responsible for all compliance and regulatory oversight at the managing owner. Her duties include implementing and revising the necessary systems, policies, and procedures for compliance with all applicable securities laws and regulations. Due to the affiliation between the managing owner and Equinox Institutional Asset Management, LP, an investment firm, and Solon Capital LLC, an investment firm, Ms. Hanley assists Equinox Institutional Asset Management, LP and Solon Capital, LLC with all required filings due to the NFA and has been listed as a principal of Equinox Institutional Asset Management, LP and Solon Capital LLC since January 30, 2014. Prior to joining the managing owner in January 2014, Ms. Hanley was the Compliance Manager for Summit Financial Resources Inc., a registered investment advisor and broker dealer, and Summit Equities Inc., member FINRA/SIPC, from July 2006 to December 2013. Ms. Hanley was listed as a principal of Summit Financial Resources Inc. and Summit Equities Inc. starting in February 2009. Ms. Hanley holds the Series 7 and 24. Ms. Hanley obtained a Bachelor of Science in Finance from Hampton University in May 1997 and an Executive Master of Business Administration from Rutgers University – Newark in May 2011.

Executive Committee of Equinox Frontier Funds

The Executive Committee of Equinox Frontier Funds is responsible for the general oversight of the trust’s business and functions like a board of directors of a corporation. The current members of the Executive Committee are Robert J. Enck, Richard E. Bornhoft and David P. DeMuth.

Robert J. Enck—Mr. Enck’s biography appears above under the caption “The Managing Owner—Principals of the Managing Owner.”

Richard E. Bornhoft—Mr. Bornhoft’s biography appears above under the caption “The Managing Owner—Principals of the Managing Owner.”

David P. DeMuth is an outside member of the Executive Committee of Equinox Frontier Funds and has served in such capacity since December 2010. Mr. DeMuth was listed as a principal of the managing owner from February 2011 through April 2011. In May 2006, he co-founded CFO Consulting Partners LLC, an entity which provides interim CFO services to public and private companies.

Prior to co-founding CFO Consulting Partners LLC, he was an independent consultant providing accounting and risk management services from March 2002 to April 2006, Interim Co-Chief Financial Officer and Treasurer at Kodak Polychrome Graphics (a $2 billion global manufacturer of graphic arts materials) from September 1999 to March 2002, CFO of Troy Corporation (a $150 million global specialty chemical manufacturer) from June 1996 to September 1999, Division Vice President of Continental Grain Company (a multi-billion provider of commodities and financial services) from August 1990 to June 1996, Treasurer of National Starch and Chemical Company (a $3 billion global specialty chemical manufacturer) from March 1986 to August 1990, and Director of Tax Services at PepsiCo Inc. (a multi-billion global consumer products (beverage and food) company) from May 1980 to March 1986. His industry experience includes technology, real estate development, financial services, specialty chemicals, global manufacturing/distribution, graphic arts and consumer products. His global focus is Risk Management, Internal Controls, Structured Capital Market Transactions and Regulatory Compliance. He has developed complex global strategies to manage financial reporting, financial and operations risks and compliance with regulatory authorities (SEC, tax, etc.). He was an accountant with KPMG, an accounting firm, from September 1974 to May 1980.

Mr. DeMuth holds a BS in Accounting from Loyola University, and an MBA in Finance from LaSalle University. He is a Certified Public Accountant (CPA).

The sole member of the managing owner with a larger than 10% ownership interest is Plimpton Capital, LLC, which has been listed as a principal of the managing owner since August 2003.

TRADING LIMITATIONS, POLICIES AND SWAPS

The following limitations and policies are applicable to the trust as a whole and to each series individually. The application of these limitations and policies will be identical for all series of the trust and each trading advisor. A trading advisor sometimes may be prohibited from taking positions for a series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The managing owner will monitor compliance with the trading limitations and policies set forth below, and it may impose such additional restrictions upon the trading activities of any trading advisor (through modification of the limitations and policies) as it, in good faith, deems appropriate and in the best interests of each series, subject to the terms of the applicable advisory agreement. See “Summary of Agreements—Advisory Agreements.”

The managing owner will not approve a material change in the following trading limitations and policies for any series without obtaining the prior written approval of limited owners holding units representing at least a majority (over 50%) of the net asset value of such series (excluding units owned by the managing owner and its affiliates). However, without obtaining such approval, the managing owner may impose additional limitations on the trading or investment activities of each series or on the types of instruments in which a trading advisor can invest if the managing owner determines that additional limitations are necessary to assure that 90% of the trust’s income is Qualifying Income or are in the best interests of a series.

Trading Limitations

No series of the trust will: (i) engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the deposit on margin (or its equivalent) with respect to the initiation or maintenance of the series’ commodities and swap positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each series of the trust is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the managing owner or its affiliates, or permit the managing owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition; (iv) permit any trading advisor to share in any portion of the commodity brokerage fees paid by a series of the trust; (v) commingle its assets with the property of another person, except as permitted by law; or (vi) permit the churning of its commodity accounts.

The trust, with respect to each series, will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

Subject to the foregoing limitations, each trading advisor has agreed to materially abide by the trading policies of the series of the trust, which currently are as follows:

(1) Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(2) Stop or limit orders may, in a trading advisor’s discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, no assurance can be given that the clearing brokers will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(3) A trading advisor generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

(4) A trading advisor, on behalf of the applicable trading company, may occasionally make or accept delivery of a commodity including, without limitation, currencies. A trading advisor also may engage in “EFP” transactions (i.e., an exchange of futures for physical transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities. Any trading company that constitutes an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the CE Act) may engage in swaps, including through which it obtains exposure to reference programs or funds managed by commodity trading advisors.

(5) A trading advisor may, from time to time, employ trading techniques such as spreads, straddles and conversions.

(6) A trading advisor will not initiate open futures or option positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the applicable series’ net asset value for any one commodity or in excess of 66% of the applicable series’ net asset value for all commodities combined. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the managing owner may be required to commit assets of a series as margin in excess of the foregoing limits and in such case the managing owner will cause the trading advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

(7) If a trading advisor engages in transactions in forward currency contracts on behalf of a series other than with or through the clearing brokers, it will only engage in such transactions with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for that year, or through a broker-dealer firm whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for a trading company in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the managing owner.

Swaps

In addition to the allocations to the trading advisors, certain series of the trust will strategically invest a portion or all of their assets in total return swaps and other derivative contracts and instruments selected at the direction of the managing owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index. Swaps may also be structured like call options. Each series’ investment in swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements.

Swap Counterparties

The managing owner follows a procedure in selecting well-established financial institutions which the managing owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as swap counterparties. The managing owner selects swap counterparties on the basis of the quantitative and qualitative selection criteria established by the managing owner from time to time in its sole discretion. The managing owner evaluates prospective swap counterparties pursuant to the following factors:

•	its reputation, experience and policies;

•	the stability of its business structure and operations;

•	the experience and integrity of its professionals;

•	the quality of its risk management procedures and internal controls;

•	how its business strategy relates to the strategies of the relevant series;

•	the swap terms and conditions that it offers;

•	its ability to provide timely and accurate reporting; and

•	such other evaluations and analyses as the managing owner may deem appropriate.

Generally, the managing owner will enter into swaps with financial institutions that have, or whose swap obligations are guaranteed by a parent company that has, a minimum long-term unsecured debt rating of BBB+ from Standard & Poor’s Corporation and Baa1 from Moody’s Investors Services, Inc. at the time of the establishment of the swap counterparty relationship.

Neither the trust nor any series is sponsored, endorsed, sold or promoted by any existing or future swap counterparty. In addition, no swap counterparty acts or will act as a trading advisor to any series of the trust. This prospectus has not been reviewed or approved by any existing or prospective swap counterparty.

Swap Documentation; Swap Risks

The documentation for each swap will be based upon the standard form ISDA Master Agreement (Multicurrency—Cross Border) and Credit Support Annex, with mutually agreed changes. A trading company which invests in swaps on behalf of a series may pledge a portion of such series’ assets to the swap counterparty as margin to secure the trading company’s obligations under the swap. The swap counterparty will have the right to deal with the pledged funds in any manner it chooses subject only to such trading company’s right of repayment upon, among other things, fulfillment of all of its obligations under the swap. The pledged funds may, but are not guaranteed to, bear interest.

Each swap generally will have a termination date of no more than five years from the date the swap is entered into, or the termination date. Upon the termination date, the trading company in which the assets of such series are invested may enter into a new swap. Each swap may be terminated by the swap counterparty prior to the termination date in certain circumstances, including (i) a failure of the trading company to pay under any swap (including a failure to pay margin) or certain other breaches on the part of such trading company, (ii) the occurrence of certain events of bankruptcy, insolvency or dissolution in relation to such trading company or (iii) changes to applicable law which have the effect of subjecting the swap counterparty to material loss due to the characterization of any payments under the swap, or of imposing or adversely modifying any material reserve, special deposit or similar requirement against assets or hedges incidental to the swap, or materially adversely affecting the amount of capital or increasing the amount of regulatory capital required in connection with the swap.

Payment upon the early termination of a swap in the event of a default by a trading company or upon an early termination event affecting a trading company could result in significant losses to the trading company in which the assets of such series will be invested.

Series which enter into swaps also face the risk of non-performance by a swap counterparty. Counterparties to swaps are generally a single bank or other financial institution rather than a clearing organization backed by a group of financial institutions. As a result, swap counterparty credit risk may result in significant losses.

Credit Default Swaps.

A credit default swap enables an investor to buy or sell protection against a credit event with respect to an issuer, such as an issuer’s failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring. The terms of the instrument are generally negotiated by the trust and the swap counterparty. A credit default swap may be embedded within a structured note or other derivative instrument.

Generally, if the trust buys credit protection using a credit default swap, the trust will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, the trust will deliver the issuer’s defaulted bonds underlying the swap to the swap counterparty and the counterparty will pay the trust par for the bonds. If the trust sells credit protection using a credit default swap, generally the trust will receive fixed payments from the counterparty and if a credit event occurs with respect to the applicable issuer, the trust will pay the swap counterparty par for the issuer’s defaulted bonds and the swap counterparty will deliver the bonds to the trust. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer’s defaulted bonds from the seller of protection. If the credit default swap is on a basket of issuers, the notional value of the swap is reduced by the amount represented by that issuer, and the fixed payments are then made on the reduced notional value.

Risks of Credit Default Swaps.

Credit default swaps are subject to credit risk of the underlying issuer and to counterparty credit risk. If the counterparty fails to meet its obligations, the trust may lose money. Credit default swaps are also subject to the risk that the trust will not properly assess the risk of the underlying issuer. If the trust is selling credit protection, there is a risk that a credit event will occur and that the trust will have to pay the counterparty. If the trust is buying credit protection, there is a risk that no credit event will occur and the trust will receive no benefit for the premium paid.

THE TRUST AND ITS SERIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY, AND NONE OF THE INFORMATION PRESENTED IN THIS PROSPECTUS HAS BEEN REVIEWED OR APPROVED BY, ANY SWAP COUNTERPARTY. INVESTORS IN ANY SERIES WHICH INVESTS IN SWAPS ARE NOT A PARTY TO, AND DO NOT HAVE ANY RIGHTS WITH RESPECT TO, SUCH SWAPS.

THE CLEARING BROKERS

UBS Securities LLC and Bank of America Merrill Lynch have each entered into a futures brokerage agreement with the trading companies, although other entities may act as futures clearing brokers for any trading company in the future. Morgan Stanley & Co. LLC has entered into a futures brokerage agreement with Frontier Trading Company I LLC for the Equinox Frontier Diversified Fund. The managing owner, acting as agent for the trading companies in which the Equinox Frontier Diversified Fund, Equinox Frontier Long/Short Commodity Fund, and Equinox Frontier Masters Fund invests, has entered into foreign exchange prime brokerage agreements, or FX Prime Brokerage Agreements, with Deutsche Bank and UBS Securities LLC. The futures brokerage agreements and the FX Prime Brokerage Agreements are sometimes collectively referred to in this prospectus as the brokerage agreements. The managing owner, in its sole and absolute discretion, may add or replace clearing brokers for each trading company. The actual amount of trading conducted by the trading companies through each clearing broker is determined periodically by the managing owner taking into account such factors as (i) “best execution” of transactions, (ii) historical net prices (after markups, markdowns or other transaction-related compensation) on other transactions, (iii) the execution, clearance and settlement and error-correction capabilities of the clearing broker generally and in connection with securities or financial instruments of the types and in the amounts to be bought or sold, (iv) the clearing broker’s willingness to commit capital, (v) the clearing broker’s reliability and financial stability, (vi) the size of the transaction, (vii) availability of securities to borrow for short sales and (viii) the market for the security or financial instrument. At any given time, it is possible that certain clearing brokers are providing brokerage services for some, all, or none of the trading companies.

UBS Securities LLC

UBS Securities LLC (“UBS Securities”) principal business address is 1285 Avenue of the Americas, New York, NY 10019. UBS Securities is a futures clearing broker for each trading company. UBS Securities is registered in the US with the Financial Industry Regulatory Authority (“FINRA”) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges.

UBS Securities is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS Securities matters, including information about any material litigation or regulatory investigations (http://www.ubs.com/1/e/investors/quarterly_reporting/2011.htm). Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/) and with respect to UBS Securities’ brokerage business are publicly available on the website of the Financial Industry Regulatory Authority, Inc. (http://www.finra.org).

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General all brought actions against UBS Securities and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial Services reached agreements with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS Securities and UBS Financial paid penalties of $75M to NYAG and an additional $75M to be apportioned among the participating NASAA states. In March 2010, UBS Securities, UBS Financial and NASAA agreed on final settlement terms, pursuant to which, UBS Securities and UBS Financial agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. On April 14, 2010, UBS Securities entered into a Consent Order resolving all of the Bureau’s claims. UBS Securities paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS Securities entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities LLC and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the New York Mercantile Exchange (“NYMEX”) in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. § 1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

In October 2011, FINRA censured and imposed a $12 million fine against UBS Securities, alleging that the firm violated certain provisions of SEC Regulation SHO, FINRA’s supervisory rules, various trade reporting rules, and SEC and FINRA books and records provisions. Reg SHO obligated a firm to, among other things, comply with a “locate” requirement, which requires that, prior to accepting or effecting a short sale in an equity security, a firm obtain and document its grounds for reasonably believing that the security can be borrowed so that it can be delivered in time for settlement. The rule also requires a firm to maintain independent aggregation units and to accurately mark sell orders long or short. FINRA’s investigation and the resulting settlement agreement primarily focused on UBS Securities’s failure to comply with Reg SHO’s locate requirement due mainly to system issues, failure to maintain its aggregation units or mark orders correctly. The settlement agreement also asserted that UBS Securities’s supervisory system, procedures, and practices were not reasonably designed to achieve compliance with applicable FINRA and SEC rules.

UBS Securities will act only as clearing broker for each trading company and as such will be paid commissions for executing and clearing trades on behalf of each trading company. UBS Securities has not passed upon the adequacy or accuracy of this Prospectus. UBS Securities neither will act in any supervisory capacity with respect to the managing owner or the trading advisors nor participate in the management of the trust, the managing owner or any trading company.

Bank of America Merrill Lynch

Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Company”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.

Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://www.finra.org/Investors/ToolsCalculators/BrokerCheck/index.htm. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at:
http://www.adviserinfo.sec.gov/(S(cerr0u55hmrw5a45022y3vnz))/IAPD/Content/Search/iapd_Search.aspx.

In the ordinary course of business, the Company is routinely a defendant in or party to many pending and threatened legal actions and proceedings, including actions brought on behalf of various classes of claimants. These actions and proceedings are generally based on alleged violations of securities, employment, contract and other laws. In some of these actions and proceedings, claims for substantial monetary damages are asserted against the Company.

In the ordinary course of business, the Company is also subject to regulatory and governmental examinations, information gathering requests, inquiries, investigations, and threatened legal actions and proceedings. The Company is a registered broker/dealer or investment advisor and is subject to regulation by the SEC, FINRA, the New York Stock Exchange, and other federal and state securities regulators. In connection with formal and informal inquiries by those agencies, the Company receives numerous requests, subpoenas and orders for documents, testimony and information in connection with various aspects of its regulated activities.

In view of the inherent difficulty of predicting the outcome of such litigation, regulatory and governmental matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation, regulatory and governmental matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a litigation, regulatory or governmental matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. If, at the time of evaluation, the loss contingency related to a litigation, regulatory or governmental matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a litigation, regulatory or governmental matter is deemed to be both probable and estimable, the Company will establish an accrued liability with respect to such loss contingency and record a corresponding amount of litigation-related expense. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

The actions against the Company include, but are not limited to, the following:

LITIGATION

Auction Rate Securities Litigation

Beginning in October 2007, the Company and certain affiliates were named as defendants in a variety of lawsuits and other proceedings brought by customers, both individual and institutional investors, and issuers regarding auction rate securities (“ARS”). These actions generally alleged that defendants: (i) misled plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs asserted that ARS auctions started failing from August 2007 through February 2008 when defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, arbitrations and individual lawsuits were filed against the Company and certain affiliates by parties who purchased ARS and sought relief that included compensatory and punitive damages and rescission, among other relief.

Securities Actions

The Company and its former parent, Merrill Lynch & Co., Inc. (“ML&Co”), faced civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs sought to recover the alleged losses in market value of ARS purportedly caused by the defendants’ actions. Plaintiffs also sought unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, was the result of the consolidation of two class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two Company customers on behalf of all persons who purchased ARS in auctions managed by the Company and other affiliates, against ML&Co and the Company. On March 31, 2010, the U.S. District Court for the Southern District of New York granted defendants’ motion to dismiss. Plaintiffs appealed and on November 14, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal. Plaintiffs’ time to seek a writ of certiorari to the U.S. Supreme Court expired on February 13, 2012 and, as a result, this action is now concluded.

The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against the Corporation and Banc of America Securities, LLC (“BAS,” a predecessor to the Company). On February 24, 2011, the U.S. District Court for the Northern District of California dismissed the amended complaint and directed plaintiffs to state whether they would file a further amended complaint or appeal the court’s dismissal. Following the Second Circuit’s decision in In Re Merrill Lynch Auction Rate Securities Litigation, plaintiffs voluntarily dismissed their action on January 4, 2012.

Benistar Litigation

In Gail A. Cahaly, et al. v. Benistar Property Exchange Trust Company, Inc, et al. a matter filed on August 1, 2001, in Massachusetts Superior Court, Suffolk County, plaintiffs alleged that the Company aided and abetted a fraud and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of the Company. On June 25, 2009, the jury in the second trial in this matter found in favor of plaintiffs on all counts. Plaintiffs filed discovery-related sanctions motions, as well as a petition seeking attorneys’ fees and costs. On January 11, 2011, the court issued rulings denying plaintiffs’ request for sanctions and punitive damages but awarding consequential damages and attorneys’ fees to plaintiffs in an amount not material to the Company’s results of operations. Plaintiffs and the Company appealed the court’s January 11, 2011 rulings on damages and sanctions. On December 26, 2012, plaintiffs and the Company agreed to settle for an amount not material to the Company’s results of operations.

“Good Reason” Litigation

Beginning in 2009, the Company and certain affiliates were named as defendants in lawsuits and arbitrations brought by former employees of the Company, primarily financial advisors, who participated in certain Merrill Lynch equity and contingent long term incentive compensation plans (the “Plans”). These actions generally alleged that the former employees had “good reason” to resign as that term is defined under the change in control provisions of the applicable Plans and, as such, were entitled to immediate vesting and payment of forfeited awards and/or monetary sums under those Plans.

In addition, a putative class action was filed in October 2009, entitled Chambers, et al. v. Merrill Lynch & Co., et al. in the U.S. District Court for the Southern District of New York, seeking certification of a putative class of financial advisors and seeking damages and other payments under the good reason provisions of certain contingent incentive compensation plans. On November 26, 2012, the parties entered into an agreement to settle Chambers, the amount of which was fully accrued. On April 26, 2013, the court granted final approval to the settlement.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, the Company recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

On February10, 2012, the State of Illinois Office of the Secretary of State, Securities Department (“ISD”) entered into a consent order with the Company to resolve the ISD’s investigation of the sale of life insurance policies to the pre-need trust. The consent order provided for payment by the Company of an amount not material to the Company’s results of operations as restitution to the tax-advantaged pre-need trust and its beneficiaries to mitigate any potential loss or injuries that Illinois pre-need patrons or funeral homes might otherwise suffer and fund the anticipated funeral costs of Illinois pre-need patrons. In addition, the consent order provided for payment by the Company of the costs of the ISD’s investigation and of administration and distribution of the ISD settlement funds.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against the Company, among other defendants. The complaint alleged that the Company breached purported fiduciary duties and committed negligence and seeks compensatory and punitive damages, reasonable attorneys’ fees, and costs. The court denied the Company’s motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. MLPF&S, et al., was filed in the Illinois Circuit Court, Cook County, Illinois, alleging that the Company and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. The Company and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case was ultimately transferred to the U.S. District Court for the Southern District of Illinois. On November 9, 2010, plaintiff filed a third amended complaint, which added new parties, including MLBTC, and additional claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against the Company and MLLA, and breach of fiduciary duty and negligence against MLBTC. The third amended complaint sought disgorgement and remittance of all commissions, premiums, fees and compensation; an accounting; compensatory damages; pre-judgment and post-judgment interest; and reasonable attorneys’ and experts’ fees and costs. The court denied MLBTC’s motion to dismiss and permitted the Company and MLLA to withdraw their motions to dismiss.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. MLPF&S, et al., was filed in the U.S. District Court for the Southern District of Illinois. The allegations and relief sought in the Pettett matter were virtually identical to the claims in Clancy-Gernon.

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Illinois Circuit Court, St. Clair County, against the Company, MLLA and MLBTC, among others, including present and former employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserted causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against the Company and MLBTC; and negligence and aiding and abetting breach of fiduciary duty against the Company. The complaint sought declaratory relief; disgorgement of all commissions, fees and revenues received by the Company, MLLA and MLBTC; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees.

On February 15, 2012, the parties to the above-referenced litigations executed a settlement agreement to fully resolve the claims asserted in the class action litigations and the Kurrus litigation, and fully release and bar any civil claims against the Company, its employees or affiliates with respect to the IFDA pre-need trust. The settlement agreement provided for a payment by the Company in an amount not material to its results of operations (which amount was fully accrued as of December 31, 2011). On June 12, 2012, the court entered a final order approving the class action settlement and entered judgments dismissing the three class action lawsuits (Tipsword, Clancy-Vernon and Pettett) with prejudice. On August 2, 2012, the court in Kurrus dismissed the matter with prejudice.

In re Initial Public Offering Securities Litigation

ML&Co, the Company, including BAS, and certain of their subsidiaries, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that were consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contended, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs alleged that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the Securities Act of 1933 (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval, in an amount that was not material to the Company’s results of operations. Certain putative class members filed an appeal in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval. On August 25, 2011, the district court, on remand from the U.S. Court of Appeals for the Second Circuit, dismissed the objection by the last remaining putative class member, concluding that he was not a class member. On January 9, 2012, that objector dismissed with prejudice an appeal of the court’s dismissal pursuant to a settlement agreement. On November 28, 2011, an objector whose appeals were dismissed by the Second Circuit filed a petition for a writ of certiorari with the U.S. Supreme Court that was rejected as procedurally defective. On January 17, 2012, the Supreme Court advised the objector that the petition was untimely and should not be resubmitted to the Supreme Court.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, the Company, including BAS, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases were transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs alleged that the underwriter defendants violated Section 11 of the Securities Act, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs sought unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint. On July 27, 2011, the court granted in part and denied in part the motion. Certain of the allegations in the complaint that purported to support the Section 11 claim against the underwriter defendants were dismissed; others were not dismissed relating to alleged misstatements regarding LBHI’s leverage and financial condition, risk management and risk concentrations.

On September 23, 2011, the majority of the underwriter defendants, including BAS, the Company and approximately 40 others, reached an agreement in principle with the lead plaintiffs to settle the securities class action as to the settling underwriters. On May 2, 2012, the court gave final approval to the settlement. The Company’s portion of the settlement was not material to its results of operations or financial condition.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA Insurance Corporation (“MBIA”) and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against the Company and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch

International. The complaint related to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to the Company and MLI and other parties on CDO securities. Plaintiffs claimed that the Company and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleged claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs appealed the dismissal of their claims and MLI cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. On July 11, 2011, the parties reached an agreement to settle the litigation. The settlement did not require any payment by the Company.

Mortgage-Backed Securities (“MBS”) Litigation

The Company and certain of its affiliates have been named as defendants in a number of cases relating to their various roles as issuer, originator, seller, depositor, sponsor, and/or underwriter in MBS offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers and governmental actions. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of the Securities Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities have threatened legal actions against the Company concerning MBS offerings.

On March 29, 2013, the Company and the National Credit Union Administration (the “NCUA”) agreed to resolve claims concerning certain MBS offerings that the NCUA had threatened to bring against the Company and certain of its affiliates. The settlement amount was covered by existing reserves.

AIG Litigation

On August 8, 2011, American International Group, Inc. and certain of its affiliates (collectively, “AIG”) filed a complaint in New York Supreme Court, New York County, in a case entitled American International Group, Inc. et al. v. Bank of America Corporation et al. AIG has named, among others, the Company and certain related entities as defendants. AIG’s complaint asserts certain MBS Claims pertaining to 142 MBS offerings and two MBS private placements relating to Merrill Lynch entities, in which AIG alleges that it purchased securities between 2005 and 2007. AIG seeks rescission of its purchases or a rescissory measure of damages or, in the alternative, compensatory damages of no less than $10 billion as to all defendants; punitive damages; and other unspecified relief. Defendants removed the case to the U.S. District Court for the Southern District of New York and the district court denied AIG’s motion to remand. On April 19, 2013, the U.S. Court of Appeals for the Second Circuit issued a decision vacating the order denying AIG’s motion to remand and remanded the case to district court for further proceedings concerning whether the court will exercise its jurisdiction on other grounds.

Bayerische Landesbank, New York Branch (Merrill Lynch) Litigation

On May 2, 2012, Bayerische Landesbank, New York Branch, filed a complaint against ML & Co, the Company, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and Merrill Lynch Mortgage Lending, Inc. (“MLML”), in New York Supreme Court, New York County, entitled Bayerische Landesbank, New York Branch v. Merrill Lynch & Co., et al. The complaint asserted certain MBS Claims in connection with alleged purchases in thirteen offerings of Merrill Lynch-related MBS issued between 2006 and 2007. Plaintiff sought unspecified compensatory damages, punitive damages, interest and legal fees, and rescission or rescissory damages. On September 27, 2012, the case was settled for an amount not material to the Company’s results of operations.

Dexia (Merrill Lynch) Litigation

On March 29, 2012, Dexia SA/NV, Dexia Holdings, Inc., FSA Asset Management LLC and Dexia Crédit Local SA (“Dexia”) filed a complaint against ML & Co, the Company, MLMI, MLML and First Franklin Financial Corporation in New York Supreme Court, New York County, entitled Dexia, et al. v. Merrill Lynch & Co. et al. The complaint asserted certain MBS Claims in connection with its alleged purchase of fifteen MBS that were issued and/or underwritten by the Company and related entities between 2006 and 2007. Dexia sought unspecified compensatory damages, rescission, interest and legal fees. The action was removed to the U.S. District Court for the Southern District of New York. On September 27, 2012, the case was settled for an amount not material to the Company’s results of operations.

Federal Housing Finance Agency Litigation

On September 2, 2011, Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), filed complaints in the U.S. District Court for the Southern District of New York against Bank of America, the Company and certain related entities, and certain current and former officers and directors of these entities. The actions are entitled Federal Housing Finance Agency v. Bank of America Corporation, et al., (the “FHFA Bank of America Litigation”) and Federal Housing Finance Agency v. Merrill Lynch & Co., Inc., et al. (the “FHFA Merrill Lynch Litigation”). The complaints assert certain MBS Claims relating to MBS issued and/or underwritten by Bank of America, the Company and related entities in 23 MBS offerings and in 72 MBS offerings, respectively, between 2005 and 2008 and allegedly purchased by either FNMA or FHLMC in their investment portfolios. FHFA seeks, among other relief, rescission of the consideration FNMA and FHLMC paid for the securities or alternatively damages allegedly incurred by FNMA and FHLMC, including consequential damages. FHFA also seeks recovery of punitive damages in the FHFA Merrill Lynch Litigation.

On November 8, 2012 and November 28, 2012, the court denied motions to dismiss in the FHFA Merrill Lynch Litigation and the FHFA Bank of America Litigation, respectively.

On December 16, 2013, the district court granted FHFA’s motion for partial summary judgment, ruling that loss causation is not an element of, or a defense to, FHFA’s claims under Virginia or Washington, D.C. blue sky laws. The FHFA Merrill Lynch Litigation is set for trial in June 2014; the FHFA Bank of America Litigation is set for trial in January 2015.

Merrill Lynch MBS Litigation

ML&Co, the Company, MLMI and certain current and former directors of MLMI were named as defendants in a consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. Plaintiffs assert certain MBS Claims in connection with their purchase of MBS. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to one additional offering on separate grounds. On May 7, 2012, the court granted final approval of a settlement providing for a payment in an amount not material to the Company’s results of operations (the Company’s portion of which was fully accrued as of December 31, 2011).

Prudential Insurance Litigation

On March 14, 2013, The Prudential Insurance Company of America and certain of its affiliates (collectively “Prudential”) filed a complaint in the U.S. District Court for the District of New Jersey, in a case entitled Prudential Insurance Company of America, et al. v. Bank of America, N.A., et al. Prudential has named, among others, the Company and certain related entities as defendants. Prudential’s complaint asserts certain MBS Claims pertaining to 54 MBS offerings in which Prudential alleges that it purchased securities between 2004 and 2007. Prudential seeks, among other relief, compensatory damages, rescission or a rescissory measure of damages, treble damages, punitive damages, and other unspecified relief.

Regulatory and Governmental Investigations

The Company has received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving the Company’s underwriting and issuance of MBS and its participation in certain CDO and SIV offerings. These inquiries and investigations include, among others: investigations by the RMBS Working Group of the Financial Fraud Enforcement Task Force, including the U.S. Department of Justice (“DOJ”) and state Attorneys General concerning the purchase, securitization and underwriting of mortgage loans and RMBS. The Company has provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

The staff of the NYAG advised that they intend to recommend filing an action against the Company as a result of their RMBS investigation. In addition, the staff of a U.S. Attorney’s office advised that they intend to recommend that the DOJ file a civil action against Merrill Lynch related to the securitization of RMBS.

Rosen Capital Partners LP & Rosen Capital Institutional LP’s FINRA Arbitration

On May 28, 2008, two former hedge fund clients of Merrill Lynch Professional Clearing Corp. (“MLPCC”), Rosen Capital Partners LP and Rosen Capital Institutional LP (collectively, the “Rosen Funds”), filed a statement of claim asserting claims for breach of contract, fraud, and negligence against MLPCC in connection with alleged losses in the fall of 2008. On July 5, 2011, a FINRA panel awarded the Rosen Funds $64 million plus pre-judgment interest. On December 23, 2011 the California Superior Court granted the Rosen Funds’ motion to confirm the award and on February 15, 2012 entered judgment on the award and pre-judgment interest, an amount that was fully accrued. On February 5, 2013, the Court of Appeal affirmed the decision of the California Superior Court.

REGULATORY ACTIONS

Squawk Box Settlement

The SEC alleged, and the Company neither admitted nor denied, that the Company failed to maintain policies and procedures reasonably designed to prevent the misuse of customer order information as required by Section 15(f) of the Exchange Act and Section 204A of the Investment Advisors Act of 1940. The order (1) requires that the Company cease and desist from committing or causing any future violations of the provisions charged, (2) censures the Company, (3) imposed a civil money penalty in the amount of $7,000,000, and (4) orders the Company to comply with undertakings regarding the enhancement of certain policies and procedures. On March 11, 2009, without admitting or denying the SEC’s findings, the Company consented to the entry of an administrative SEC order finding violations of Section 15(f) of the Exchange Act and Section 204A of the Investment Advisors Act of 1940 for allegedly failing to maintain written policies and procedures reasonably designed to prevent the misuse of customer order information. The order requires the Company to comply with undertakings to implement (or to continue) and maintain policies and procedures to, among things: (1) inform employees that information concerning customer order information is confidential, (2) address employee access to the equity squawk box, and (3) train employees who use squawk box related technology. In addition, the Company’s internal audit department shall conduct periodic reviews of these policies and procedures and provide the SEC staff with a copy of the audit report.

Multi-State Auction Rate Securities Settlement

On July 31, 2008, the Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that the Company violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by the Company. Without admitting or denying the allegations, the Company entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. The Company agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS. Fifty-two (52) of the potential 54 multistate settlements have been completed to date.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into the Company on October 23, 2009 and the merger of BAS with and into the Company on November 1, 2010, the Company assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the Exchange Act, as amended. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS. Fifty-one (51) of the potential 54 multistate settlements have been completed to date.

Multi-State Client Associate Registration Settlement

On September 8, 2009, the Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of the Company’s Client Associates who were not registered in Texas, the Company failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, the Company entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. The Company agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. The Company also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation. Fifty-one (51) of the potential 53 multistate settlements have been completed to date.

Muni Derivatives Settlement

As the result of the merger of BAS with and into the Company on November 1, 2010, the Company assumed the liabilities of BAS in the following matter: On December 7, 2010, the SEC issued an administrative and cease-and-desist order finding that BAS willfully violated Section 15(c)(1)(A) of the Exchange Act when certain employees participated in improper bidding practices involving the temporary investment of proceeds of tax-exempt municipal securities in reinvestment products during the period 1998-2002. The order censured BAS, ordered BAS to cease and desist from committing or causing such violations and future violations, and ordered BAS to pay disgorgement plus prejudgment interest in the amount of $36,096,442. BAS consented to the order without admitting or denying the SEC’s findings.

Prop Trading Settlement

Pursuant to an offer of settlement made by the Company, the SEC issued on January 25, 2011 an order finding that between February 2003 and February 2005 the Company market makers executing institutional customer orders for securities sometimes shared information concerning those trades with traders on a Company securities proprietary trading desk. The order found that, at times, the Company’s securities proprietary traders used that information to place trades for the Company after execution of the institutional customer order. The order found that this disclosure and use of institutional customer order information by the Company’s traders was improper and contrary to the Company’s confidentiality representations to its customers. The order also found instances between 2002 and 2007 when the Company charged institutional and high net worth customers undisclosed mark-ups and mark-downs on riskless securities principal trades for which the Company had agreed to charge the customer only a commission equivalent fee. The order found that, in doing so, the Company acted improperly and contrary to its agreements with its customers. The order also found that from 2002 through 2007 the Company failed in many instances to make records of its agreements with institutional customers to guarantee an execution price, which agreements were part of the terms and conditions of the institutional customer orders. The order found that, as a result of its conduct, the Company willfully violated Section 15(c)(1)(A) of the Exchange Act by effecting transactions in securities by means of manipulative, deceptive or other fraudulent devices or contrivances, and willfully violated Section 15(g) of the Exchange Act by failing to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information. The order also found that under Section 15(b)(4)(E) of the Exchange Act, the Company failed reasonably to supervise its traders with a view towards preventing them from violating the federal securities laws. The order also found that the Company willfully violated Section 17(a) of the Exchange Act and Rule 17a-3(a)(6) thereunder by failing to record certain terms and conditions of customer orders. The Company neither admitted nor denied the findings in the order. The findings in the order are not binding on any person or entity other than the Company. On December 17, 2010, the Company submitted an offer of settlement to the SEC. In the offer of settlement, the Company agreed to consent to the entry of the order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The order was issued on January 25, 2011. The order (1) required that the Company cease and desist from committing or causing any violations and any future violations of Sections 15(c)(1)(A), 15(g) and 17(a) of the Exchange Act and Rule 17a-3(a)(6) thereunder; (2) censured the Company pursuant to Section 15(b)(4) of the Exchange Act; and (3) required pursuant to Section 15(b)(4) and Section 21B of the Exchange Act that the Company pay a civil money penalty in the amount of $10 million. The penalty was paid on February 1, 2011.

CDO Settlement

Pursuant to an Offer of Settlement made by the Company on December 12, 2013, the SEC issued an order (“Order”) stating that MLPF&S violated the federal securities laws in connection with its structuring and marketing of a series of collateralized debt obligation transactions (“CDOs”) in 2006 and 2007. According to the Order, the Company failed to inform investors in two CDOs that a hedge fund firm that bought the equity in the transactions but whose interests were not necessarily the same as those of the CDOs’ other investors, had undisclosed rights relating to, and exercised significant influence over, the selection of the CDOs’ collateral. The Order stated that, as a result of its conduct, the Company violated Sections 17(a)(2) and 17(a)(3) of the Securities Act and section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder. The Company consented to the entry of the Order without admitting or denying the findings therein. The Order (1) required that the Company cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 17(a)(1) of the Exchange Act and Rule 17a-3(a)(2) thereunder; (2) censured MLPF&S; and (3) required that the Company pay disgorgement of $56,286,000 and prejudgment interest of $19,228,027 and a civil money penalty in the amount of $56,286,000 (for a total payment of $131,800,027).

Deutsche Bank

Deutsche Bank AG, London Branch is the London branch of Deutsche Bank Aktiengesellschaft (Deutsche Bank AG). Deutsche Bank AG is a stock corporation organized under the laws of the Federal Republic of Germany.

Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other German and non-German companies. Deutsche Bank AG offers a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

Reference is made to the Annual Report on Form 20-F for additional information and financial statements relating to Deutsche Bank AG.

Morgan Stanley & Co. LLC

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.” or the “Company”).

MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley (“MS”), a Delaware holding company. MS files periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning MS and its subsidiaries, including MS&Co. As a consolidated subsidiary of MS, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of MS’s SEC 10-K filings for 2012, 2011, 2010, 2009, and 2008.

In addition to the matters described in those filings, in the normal course of business, each of MS and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of MS and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including MS and MS&Co.

MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the National Futures Association.

During the preceding five years, the following administrative, civil, or criminal actions pending, on appeal or concluded against MS&Co. or any of its principals are material within the meaning of CFTC Rule 4.24(l)(2) or 4.34(k)(2):

On June 2, 2009, MS executed a final settlement with the Office of the New York State Attorney General (“NYAG”) in connection with its investigation relating to the sale of auction-rate securities (“ARS”). MS agreed, among other things to: (1) repurchase at par illiquid ARS that were purchased by certain retail clients prior to February 13, 2008; (2) pay certain retail clients that sold ARS below par the difference between par and the price at which the clients sold the securities; (3) arbitrate, under special procedures, claims for consequential damages by certain retail clients; (4) refund refinancing fees to certain municipal issuers of ARS; and (5) pay a total penalty of $35 million. On August 13, 2008, MS reached an agreement in principle on substantially the same terms with the Office of the Illinois Secretary of State, Securities Department (on behalf of a task force of other states under the auspices of the North American Securities Administrators Association) that would settle their investigations into the same matters.

On June 5, 2012, the Company consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by The Commodity Futures Trading Commission (CFTC) to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (EFRP). Specifically, the CFTC found that from April 2008 through October 2009, the Company violated Section 4c(a) of the Commodity Exchange Act and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (CME) and Chicago Board of Trade (CBOT) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position. In addition, the CFTC found that the Company violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, the Company accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine. The Company entered into corresponding and related settlements with the CME and CBOT in which the CME found that the Company violated CME Rules 432.Q and 538 and fined the Company $750,000 and CBOT found that the Company violated CBOT Rules 432.Q and 538 and fined the Company $1,000,000.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed two complaints against the Company and other defendants in the Superior Court of the State of California. These actions are styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., and Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al., respectively. Amended complaints filed on June 10, 2010 allege that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by the Company in these cases was approximately $704 million and $276 million, respectively. The complaints raise claims under both the federal securities laws and California law and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On July 29, 2011 and September 8, 2011, the court presiding over both actions sustained defendants’ demurrers with respect to claims brought under the Securities Act of 1933, as amended, and overruled defendants’ demurrers with respect to all other claims. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in these cases was approximately $326 million, and the certificates had incurred actual losses of approximately $4 million. Based on currently available information, the Company believes it could incur a loss for this action up to the difference between the $326 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against the Company and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints assert claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company or sold to plaintiff’s affiliates’ clients by the Company in the two matters was approximately $263 million. Plaintiff filed amended complaints on October 14, 2011, which raise claims under the Massachusetts Uniform Securities Act and seek, among other things, to rescind the plaintiff’s purchase of such certificates. Defendants’ motions to dismiss the amended complaints, with respect to plaintiff’s standing to bring suit and for failure to state a claim upon which relief can be granted were denied in March and October 2012, respectively. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in these cases was approximately $105 million, and the certificates had incurred actual losses of approximately $109 million. Based on currently available information, the Company believes it could incur a loss for these actions of up to the difference between the $105 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against the Company, which is styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY, NY County”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that the Company misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that the Company knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court presiding over this action denied the Company’s motion to dismiss the complaint and on March 21, 2011, the Company appealed that order. On July 7, 2011, the appellate court affirmed the lower court’s decision denying the motion to dismiss. Based on currently available information, the Company believes it could incur a loss of up to approximately $240 million plus pre- and post-judgment interest, fees and costs.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against the Company and other defendants in the Circuit Court of the State of Illinois styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by the Company in this action was approximately $203 million. The complaint raises claims under Illinois law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On March 24, 2011, the court granted plaintiff leave to file an amended complaint. The defendants’ motion to dismiss the amended complaint was denied on September 19, 2012. The Company filed its answer on December 21, 2012. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $98 million and certain certificates had incurred actual losses of approximately $1 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $98 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against the Company and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by the Company was approximately $153 million. The amended complaint raises claims under the Ohio Securities Act, federal securities laws, and common law and seeks, among other things, to rescind the plaintiffs’ purchases of such certificates. On May 21, 2012, the Company filed a motion to dismiss the amended complaint, which motion was denied on August 3, 2012. The court has set a trial date in May 2015. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $119 million, and the certificates had incurred actual losses of approximately $1 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $119 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus post-judgment interest, fees and costs. The Company may be entitled to an offset for interest received by the plaintiff prior to a judgment.

On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including the Company. A complaint against the Company and other defendants was filed in the Supreme Court of NY, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raises claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On September 26, 2011, defendants removed the action to the United States District Court for the Southern District of New York. On July 13, 2012, the Company filed a motion to dismiss the complaint, which motion was denied in large part on November 19, 2012. Trial is currently scheduled to begin in January 2015. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $2.8 billion, and the certificates had incurred actual losses of approximately $68 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $2.8 billion unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against the Company and certain affiliates in the Supreme Court of NY styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company was approximately $758 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory and/or rescissionary damages, as well as punitive damages, associated with plaintiffs’ purchases of such certificates. On September 21, 2012, the Company filed a motion to dismiss the amended complaint, which was granted in part and denied in part on July 16, 2013. Defendants filed a notice of appeal of that decision on August 16, 2013. Following that decision, the total amount of certificates allegedly sponsored, underwritten and/or sold by the Company was approximately $656 million. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates remaining at issue in this case was approximately $324 million, and the certificates incurred actual losses of approximately $35 million. Based on currently available information, the Company believes it could incur a loss up to the difference between the $324 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against the Company and certain affiliates in the Superior Court of the State of New Jersey styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company is approximately $1 billion. The complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud and tortious interference with contract and seeks, among other things, compensatory damages, punitive damages, rescission and rescissionary damages associated with plaintiffs’ purchases of such certificates. On October 16, 2012, plaintiffs filed an amended complaint which, among other things, increases the total amount of the certificates at issue by approximately $80 million, adds causes of action for fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On March 15, 2013, defendants’ motion to dismiss was denied. At September 25, 2013, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $663 million, and the certificates had not yet incurred actual losses. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $663 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

ADMINISTRATOR

The trust and the managing owner have appointed BNP Paribas Financial Services, LLC (“BNP Financial Services”), to act as an independent, third party administrator for the trust and its trading companies in certain capacities related to accounting and financial bookkeeping. The managing owner itself provides other administrative services to the trust and its trading companies.

BNP Financial Services has been retained by the trust pursuant to an administrative services agreement (the “Administration Agreement”) to perform certain administrative services including the calculation of net asset value, trade reconciliation, audit support and other financial bookkeeping services. BNP Financial Services is organized as a limited liability company under the laws of the State of Delaware and is an indirect wholly owned subsidiary of BNP Paribas. BNP Financial Services carries on the business of, among other things, providing administrative services to collective investments schemes.

Pursuant to the Administration Agreement, the BNP Financial Services does not have any responsibility or authority to make investment decisions, nor render investment advice, with respect to the assets of any series of the trust. In addition, the BNP Financial Services has no responsibility for monitoring compliance by any series of the trust with any investment policies or restrictions to which they are subject. The BNP Financial Services accepts no responsibility or liability for any losses suffered by any series of the trust as a result of any breach of such policies or restrictions by such series.

TRANSFER AGENT

The trust and managing owner have appointed Phoenix American Financial Services, LLC (the “transfer agent”) to act as an independent, third party transfer agent for the trust and its trading companies. The transfer agent has been retained by the trust pursuant to a technology and investor services agreement (the “Investor Services Agreement”) to perform investor and administration services and related services including, but not limited to, sales processing and commissions, distribution processing, transfer agent services, shareholder telephone support, tax reporting and processing, reinvestment agent servicing, and redemption agent servicing. The transfer agent is a corporation governed by the laws of the State of California. The transfer agent’s address is 2401 Kerner Boulevard, San Rafael, CA 94901-5569, and its phone number is 877-837-0600 option 2.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of the trust or the trading companies, including the managing owner, have other relationships that may create disincentives to act in the best interests of the trust and its limited owners. The managing owner may have conflicts of interest in relation to its duties to the trust. However, the managing owner will, at all times, pay regard to its obligations to act in the best interests of the trust, and the managing owner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of unit holders.

In evaluating these conflicts of interest, you should be aware that the managing owner has a responsibility to investors to exercise good faith and fairness in all dealings affecting the trust. The fiduciary responsibility of a managing owner of a Delaware statutory trust to other beneficial owners is a developing and changing area of the law and if you have questions concerning the duties of the managing owner, you should consult with your counsel. See “The Managing Owner—Fiduciary Responsibilities.”

Other Activities

Because the managing owner and its affiliates may engage from time to time in other activities in the normal course of business, including acting as managing owner to other similar statutory trusts, as CPO of other commodity pools, and as investment manager of other investment funds, the managing owner’s and its officers’ and employees’ full efforts will not be devoted to the activities of the trust. This may create a conflict of interest with respect to the managing owner’s and its principals’ and employees’ commitment to the trust of its resources. The managing owner, however, intends to devote sufficient time to trust activities to properly manage the trust consistent with its fiduciary duties.

Ancillary Business Arrangements Between the Managing Owner and Certain Trading Advisors

The managing owner and some of the trading advisors may have business arrangements between them that do not directly relate to the trust’s business. For example, the managing owner or its affiliates may sponsor other investment funds which employ one or more of the trading advisors. Such business arrangements may present a disincentive for the managing owner to terminate such trading advisors even though termination may be in the best interest of the series for which they trade.

In addition, the managing owner may have business arrangements between it and investment funds or trading advisors referenced by one or more swaps that do not directly relate to the trust’s business, and the managing owner may act as the investment manager of investment funds referenced by swaps entered into by one or more of the trading companies. Such business arrangements may present a disincentive to terminate such a swap even though termination may be in the best interest of the series that invests in such swap.

Trading for Own Account

The officers, directors and employees of the managing owner and the trading advisors may from time to time trade in commodities for their own accounts. These transactions might be effected when similar series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a series in bidding or offering on purchases or sales of contracts without knowing that the series also is so bidding or offering. Although limited owners will not be permitted to inspect such persons’ trading records in light of their confidential nature, the managing owner will have access to these records.

Management of Other Accounts by the Trading Advisors

The trading advisors are permitted, and have specifically indicated their intention, to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. They will continue to be free to do so, so long as each trading advisor’s ability to carry out its obligations and duties to the trading company for which it has trading responsibility under an advisory agreement is not materially impaired thereby. See “Summary of Agreements—Advisory Agreements.” The trading advisors might compete with the series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used for a series, and there can be no assurance that any such trades will be consistent with those of the series, or that the trading advisors or their principals will not be the other party to a trade entered into by any series. In addition, certain affiliates of the trading advisors operate commodity pools that may compete with the series. Pursuant to the advisory agreements, each trading advisor must treat the trading company for which it has trading responsibility equitably and provide the managing owner with access to information so that the managing owner can be assured of such equitable treatment. Limited owners, however, have no inspection rights. See “Summary of Agreements—Advisory Agreements.” In addition, because the financial incentives of a trading advisor in other accounts managed by it may exceed any incentives payable by a trading company, the trading advisor might have an incentive to favor those accounts over such trading company in trading. The trading advisor’s management of other clients’ accounts may increase the level of competition among other clients and a series for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by a trading advisor and its principals will be aggregated for purposes of applying speculative position limits in the United States. Thus, a series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that series’ trading advisor or for the trading advisor itself, would exceed the applicable speculative position limits.

No Distributions

The managing owner has discretionary authority over all distributions made by the trust. The managing owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the managing owner and the trading advisors if the trust’s assets are not reduced by distributions to the limited owners.

Trading Companies

The terms of each trading company’s operating agreement are not the result of arm’s-length negotiations. Other pooled investment vehicles sponsored by the managing owner or one of its affiliates may access one or more trading advisors by investing in the trading company that allocates assets to such trading advisors and, as a result, may become parties to such operating agreement. The managing owner may have a conflict of interest between its duty to act in the best interests of each series and its pecuniary interest in the promotion and success of such other pooled investment vehicles.

In addition, in the case of trading companies that receive investments from more than one series of Equinox Frontier Funds, the managing owner may have an incentive to allocate the profits and losses disproportionately among the series.

Selling Agents

The selling agents, including EGD, may receive prepaid initial service fees and ongoing service fees with respect to units sold by them. Therefore, they may have a conflict of interest in advising investors whether to purchase or redeem units. Since the managing owner has principals in common with EGD, the managing owner has a pecuniary interest in selecting EGD as a selling agent.

In addition, your selling agent has a conflict of interest in advising you to exchange your units for units of a different series because your new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units, thereby potentially resulting in additional compensation to your selling agent.

Exchange Committees and Industry Associations

Officers, directors and employees of the managing owner, the trading advisors, the clearing brokers and their respective affiliates from time to time may serve on various committees and boards of U.S. futures exchanges and the NFA and assist in making rules and policies of those exchanges and the NFA. In such capacities they have a fiduciary duty to the exchanges on which they serve and the NFA and are required to act in the best interests of such organizations, even if such action may be adverse to the interests of the trust.

Management and Incentive Fees

Because the managing owner charges each series management and incentive fee which it uses to pay the trading advisor or trading advisors for such series, it has a conflict of interest between its duty to act in the best interests of each series and its pecuniary interest in selecting trading advisors which charge lower rates of fees, therefore increasing the portion of the fees retained by the managing owner.

The incentive fee arrangement between each series of units, the managing owner and the trading advisors may create an incentive for the trading advisors to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.

Unified Counsel

In connection with this offering, the trust and the managing owner have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available.

Cash Management and Interest Income

Because twenty percent of interest income earned per annum by the Trust will be paid to the managing owner, it has a conflict of interest between its duty to act in the best interests of each series and its pecuniary interest in selecting higher yielding investments for the Trust’s cash management pool, which may bear more risk. In general, U.S. government securities with greater interest rate sensitivity and longer maturities tend to produce higher yields. To the extent the Trust incurs losses in respect of any such investments, the managing owner will only share in such loss to the extent of its own investment in units of the Trust. The managing owner will maintain a 1% interest with respect to the publicly registered units of each series of the Trust at all times.

FEES AND EXPENSES

Summary Table of Fees and Expenses

The fees and expenses related to an investment in a series are described below.

Series	Initial Service Fee (1)	Ongoing Service Fee (2)	Management Fee (3)	Incentive Fee (4)	Brokerage Commission (5)	Interest Expense (6)	Due Diligence (7)
	%	%	%	%	%	%	%
Diversified
Class 1	2	2	0.75	25	2.91	0.54	0.12
Class 2	0	0.25	0.75	25	2.91	0.54	0.12
Class 3 (8)	0	0	0.75	25	2.91	0.54	0.12
Masters
Class 1	2	2	2	20	2.81	0.54	0.12
Class 2	0	0.25	2	20	2.81	0.54	0.12
Class 3 (8)	0	0	2	20	2.81	0.54	0.12
Long/Short Commodity
Class 1a	2	2	2	20	2.61	0.54	0.12
Class 2a	0	0.25	2	20	2.61	0.54	0.12
Class 3a (8)	0	0	2	20	2.61	0.54	0.12

(1)	Initial Service Fee—Class 1 and 1a units of each series are subject to an initial service fee of up to 2.0% of the purchase price. Except in the case of units issued as rebates, the initial service fee will be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. Since the managing owner is paying the initial service fee in full upon the sale of the units and is being reimbursed by the trust monthly in arrears over the following 12 months based upon the trust’s current net asset value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement. Class 2 and 2a units of each series are not subject to an initial service fee.

(2)	Ongoing Service Fee—After the expiration of 12 months following the purchase of class 1 or 1a units, investors will be charged an annual ongoing service fee of up to 2.0% of the net asset value of each unit purchased. Such fee will be paid on a monthly or quarterly basis, depending on the selling agent. Investors who purchase class 2 or 2a units will be charged an ongoing service fee of 0.25% annually of the net asset value of each unit purchased, for the benefit of selling agents selling such units. Ongoing service fees will be paid until such time as the service fee limit is reached. See footnote 8 below.

(3)	Management Fee—Each series will pay to the managing owner the referenced monthly management fee equal to a percentage of the nominal assets of the series as indicated. The managing owner will pay all or a portion of such management fee to the trading advisors and/or waive (up to the percentage specified) any such management fee to the extent any related management fee is paid by a trading company or estimated management fee is embedded in a swap or other derivative instrument. Each series will be charged a reduced management fee in respect of its investment in the Quest Fixed Income Tracker Index Program (“QFIT”), which is intended to act as a cash management and duration risk hedging program for the series’ cash management. The management fee applicable to investments in QFIT is equal to 0.25% of nominal assets allocated to QFIT. The management fee as a percentage of the applicable series’ net asset value will be greater than the percentage indicated above to the extent that the nominal assets of the series exceeds its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility.

(4)	Incentive Fee—Each series will pay to the managing owner an incentive fee equal to the percentage indicated of profits (net of certain fees and expenses) generated by each trading advisor for such series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The managing owner will pay all or a portion of such incentive fee to the trading advisors and/or waive (up to the percentage specified) any such incentive fee to the extent any related incentive fee is paid by a trading company or estimated incentive fee is embedded in a swap or other derivative instrument.

(5)	Brokerage Commission—Each series pays the clearing brokers and the managing owner amounts equal to the percentage indicated of the net asset value of such series annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such series’ trading activities. The amount indicated is an estimate based upon historical experience. The clearing brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees, pit brokerage fees and all other trading fees and expenses. The clearing brokers’ brokerage commissions and applicable fees currently average approximately $3.01 for the Equinox Frontier Diversified Fund, the Equinox Frontier Masters Fund and the Equinox Frontier Long/Short Commodity Fund, per round-turn trade. The aggregate amount paid by each series includes a fee to the managing owner of up to 2.25% of the net asset value annually of the applicable series.

Brokerage commissions do not include fees or embedded expenses associated with swaps or other derivatives with respect to certain reference trading programs. A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation.

(6)	Interest Expense—Except for that portion of each trading company’s assets used as margin to maintain forward currency contract or swap positions and assets held at the trust level for cash management, the proceeds of the offering for each series will be deposited in cash in segregated accounts in the name of each relevant trading company at the clearing brokers in accordance with CFTC segregation requirements. The clearing brokers credit each trading company with 80% to 100% of the interest earned on its average net assets (other than those assets held in the form of U.S. Government securities) on deposit with the clearing brokers each week. The managing owner also may invest non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits.

Twenty percent of interest income earned per annum by the trust will be paid to the managing owner (or one or more brokers determined by the managing owner), and the remaining 80% of interest income earned by the trust will be retained for the benefit of each series. Interest income is currently estimated at 2.70% per annum, before any payment of interest income to the managing owner. Such payment to the managing owner by each series is estimated to be 0.54%.

Each of the trading companies currently holds substantially all cash deposits not used for margin with U.S. Bank, although the managing owner may choose to hold the trading companies’ cash at other banks in its sole discretion.

The break-even analysis does not reflect interest allocated to the managing owner.

(7)	Due Diligence Expenses—The trust will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such units. Such due diligence and custodial fees and expenses are not currently expected to exceed 0.12% of the net asset value of such units on an annual basis.

(8)	Class 3 and 3a units are not being offered by this prospectus. Class 1 and 1a units and class 2 and 2a units will be designated as class 3 or class 3a units, respectively, of such series, as applicable, for administrative purposes as of any business day when the managing owner determines, in its sole discretion, that the service fee limit with respect to such units has been reached, or it anticipates that the service fee limit applicable to such units will be reached on the following business day. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units. See “Plan of Distribution.”

Charges to Be Paid by the Trust

Charges to be paid by the trust with respect to each class of each series of units sold pursuant to this prospectus are described below.

Management Fee

Each series of units will pay to the managing owner a monthly management fee equal to a certain percentage of the nominal assets of such series. The managing owner will pay all or a portion of such management fee to the trading advisors and/or waive (up to the specified management fee percentage for each applicable series) any such management fee to the extent any related management fee is paid by a trading company or estimated management fee is embedded in a swap or other derivative instrument. The managing owner may retain any portion of the management fee that is not due to the trading advisors of a series on an annual basis. For the actual percentage rate of nominal assets of a series payable to the managing owner as a management fee, please see the appendix for each series. The managing owner will reimburse any of the series of the trust for any management fees charged to such series in excess of the 6% annual limit on net asset fees payable to the managing owner pursuant to Section IV.C.1 of the NASAA Guidelines. The management fee as a percentage of the applicable series’ net asset value will be greater than the percentage indicated in the relevant appendix for each series to the extent that the nominal assets of the series exceeds its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility.

Management fees are accrued on a daily basis. For purposes of calculating the management fee payable to the managing owner, the nominal assets of a series will be determined before reduction for any management fees accrued, incentive fees accrued or extraordinary fees and expenses accrued as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued during or as of such day-end. Monthly management fees are paid by each series in two installments—a prorated mid-month payment based upon the estimated nominal assets of the series for the month, and a second payment following the end of the month based upon the final calculation of the nominal assets of such series for the month.

Investments in units made by the managing owner, a trading advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the managing owner, be charged no management fees or management fees at reduced rates.

Incentive Fee

Each series will pay to the managing owner a monthly or quarterly incentive fee of a certain percentage (between 20% and 25%) of New High Net Trading Profits generated by each trading advisor for such series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (each, an “incentive measurement date”), calculated on a trading advisor by trading advisor basis. It is therefore possible that for any given period a series may pay incentive fees to one or more trading advisors while such series as a whole experiences losses. Incentive fees are accrued on a daily basis. The managing owner will pay all or a portion of such incentive fees to the trading advisors for such series and may retain a portion of such incentive fees equal to or less than 10% of the New High Net Trading Profits. For the actual percentage of the New High Net Trading Profits of a series payable to the managing owner as an incentive fee, please see the appendix for such series.

For example, if you invest in a series that is charged a quarterly incentive fee of 20% of New High Net Trading Profits with respect to a trading advisor for such series and such series achieves New High Net Trading Profits of $100,000 with respect to such trading advisor in a quarter, such series will pay to the managing owner an incentive fee of $20,000 with respect to such trading advisor for such quarter. The managing owner will then pay all or a portion of such amount to such trading advisor.

New High Net Trading Profits (for purposes of calculating the managing owner’s incentive fees) will be computed with respect to each trading advisor as of each incentive measurement date and will include such profits (as outlined below) since the incentive measurement date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such trading advisor or, with respect to the first incentive fee payable for such trading advisor, since the commencement of trading by such trading advisor, or the incentive measurement period. New High Net Trading Profits for any incentive measurement period generally will be the net profits, if any, from the trading advisor’s trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions, minus (iii) trading fees and expenses for brokerage commissions, exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with such trading advisor’s trading activities and any ongoing service fees (but exclusive of any fee determined to be underwriting compensation in accordance with FINRA Rule 2310) calculated after the determination of the managing owner’s management fee, but before deduction of any incentive fees payable during the incentive measurement period, minus (iv) the carryforward loss, if any, as of the beginning of the incentive measurement period. If the total of items (i) through (iv), above, is negative at the end of an incentive measurement period, then such amount will be the carryforward loss for the next month or quarter. Carryforward losses will be proportionately reduced to reflect reductions in assets allocated to the trading advisor. Such proportional reduction will be based upon the ratio that the reduction of assets allocated away from the trading advisor bears to the then current amount of allocated assets managed by the trading advisor prior to giving effect to such reduction in the allocated assets. New High Net Trading Profits will not include interest earned or credited. Except as set forth below, net losses after proportional reduction under as described above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an incentive measurement date, then the date of the withdrawal or distribution will be treated as if it were an incentive measurement date in respect of the withdrawn assets, but any incentive fee accrued in respect of the withdrawn assets on such date shall generally not be paid to the managing owner until the next scheduled incentive measurement date. New High Net Trading Profits for an incentive measurement period will exclude additions to the trading advisor’s allocated assets in an incentive measurement period, reductions in such trading advisor’s allocated assets during an incentive measurement period, as well as losses, if any, associated with reductions during the incentive measurement period and prior to the incentive measurement date. In calculating New High Net Trading Profits, incentive fees paid for a previous incentive measurement period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Each series maintains a uniform net asset value of the series per unit. The net asset value of a series per unit is determined by dividing the net asset value of the series by the number of units of the series outstanding on the date of calculation.

Whenever an incentive fee is payable to the managing owner by a series, each outstanding unit of the series owned by each limited owner effectively is charged a proportionate amount of such incentive fee. Units of each series will be subscribed for at different times and at different prices per unit (i.e., the respective net asset values of the series per unit on the relevant subscription dates). Consequently, not every unit of a series outstanding at the time of an incentive fee payment to the managing owner by the series may have participated equally in the gains that gave rise to the incentive fee. The trust’s method of calculating and paying incentive fees thus creates certain distortions. The extent of such distortions will depend on a variety of factors, including: the times at which units of a series are subscribed for; the net asset value of the series per unit at such times; the amount of any carryforward loss at such times; the timing of the series’ trading profits and losses generated by each different trading advisor for the series; and the amounts of the subscriptions.

If an incentive fee accrual with respect to a particular trading advisor for a series is in effect at the time when particular units of such series are subscribed for (due to net profits from such trading advisor’s activities prior to the applicable subscription day), the net asset value of the series per unit at such time reflects such accrual. In the event the net losses from such trading advisor’s trading after the subscription date exceed such prior net profits, the incentive fee accrual is “reversed” and such reversal is credited to all units of the series equally, including the units which were purchased at a net asset value of the series per unit that fully reflected such accrual. As a result, the net asset value of the series per unit of units outstanding prior to that subscription date will be lower than it would have been had no new units of the series been purchased on the subscription date because the reversal of the incentive fee accrual would otherwise have accrued to the exclusive benefit of the previously outstanding units.

In addition, in the event of profits following significant additions to a series’ capital (i.e., through additional units of the series being purchased by limited owners) at a time when one or more trading advisors for the series has a carryforward loss, an incentive fee may be payable by the series even though the net asset value of the series per unit is below the net asset value of the series per unit at which certain existing limited owners purchased their units. Due to the carryforward loss, a new limited owner might experience a significant increase in the value of its recently purchased units although trading for the relevant series may not have been profitable.

Each quarterly incentive fee generally is paid to the managing owner in two installments. The first installment is paid during the last month of the quarter for which the incentive fee is payable and is determined by the managing owner by applying a discount to the amount of the then accrued incentive fee, if any. The second installment is paid following the final calculation of the applicable New High Net Trading Profits, if any, for such quarter. In the event no incentive fee is payable or the amount of the first installment exceeds the amount of the incentive fee payable based on such final calculation, the managing owner will refund the amount (or part thereof) previously paid as a first installment to the applicable series, with interest. In addition, monthly incentive fees payable for the third month of a calendar quarter generally are paid in two installments as described above.

The managing owner will pay all or a portion of the incentive fee received for each series to the trading advisors and/or waive (up to the specified incentive fee percentage for each applicable series) any such incentive fee to the extent any related incentive fee is paid by a trading company or estimated incentive fee is embedded in a swap or other derivative instrument.

Investments in units made by the managing owner, a trading advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the managing owner, be charged no incentive fees or incentive fees at reduced rates.

Interest Expense

Twenty percent of interest income earned per annum by the trust with respect to each series will be paid to the managing owner (or one or more brokers determined by the managing owner), and the remaining 80% of interest income earned per annum will be retained by the trust.

Subject to compliance with the 6% annual limit on “net asset fees” payable to the managing owner pursuant to Section IV.C.1 of the NASAA Guidelines and assuming the classification of interest income as a net asset fee, to the extent that the receipt of such 20% of interest income earned by any such series or class, when aggregated with the management fees and any other applicable net asset fees paid to the managing owner, does or would exceed the 6% annual limit on “net asset fees,” such excess interest income would be paid by the managing owner to the clearing brokers.

Of the Trust’s cash management pool, as of January 31, 2014, approximately 94.73% is invested in U.S. Treasury securities, and approximately 5.26% is held primarily in cash. The average weighted term to maturity of the U.S. Treasury securities is approximately 10.9 years.

Brokerage Commissions and Investment and Trading Fees and Expenses

The trust, with respect to each Frontier series, currently pays the clearing brokers and the managing owner amounts totaling approximately 2.81% to 3.43% of each series’ net asset value annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such series’ trading activities. The aggregate amount paid varies from series to series based on various factors, including, without limitation, the frequency of trading by each series’ trading advisors. The current estimated aggregate amount for each series is included in the break-even analysis for each series set forth in the Appendix to this prospectus for such series. The clearing brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees, pit brokerage fees and all other trading fees and expenses. The clearing brokers’ brokerage commissions and applicable fees currently average approximately $3.01 for the Equinox Frontier Diversified Fund, the Equinox Frontier Masters Fund and the Equinox Frontier Long/Short Commodity Fund per round-turn trade. The aggregate amount paid by each series includes a fee to the managing owner of up to 2.25% of the net asset value annually to the applicable series. The amount of such fee varies by series. The exact amount of brokerage commissions, exchange fees, NFA fees, give up fees, pit brokerage fees and transaction related fees and expenses which will be incurred by each series can be difficult to estimate and will depend upon a number of factors including the nature and frequency of the market opportunities presented, the size of the transactions, the degree of leverage employed and the transaction rates in effect from time to time.

Indirect Fees and Expenses

A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation.

Due Diligence Fees and Custodial Fees and Expenses

The trust, with respect to class 1, class 2, class 1a and class 2a units of each series sold pursuant to this prospectus, will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such units. Such due diligence and custodial fees and expenses are expected to total approximately 0.12% of the net asset value of such units on an annual basis. Pursuant to FINRA Rule 2310, the managing owner will require full itemized documentation of any claimed due diligence expenditure incurred by third-party broker-dealers (including any selling agent) to review the business, financial statements, transactions and investments of the trust and the series to determine the accuracy and completeness of information provided in this prospectus, the suitability of the investment for their clients and the financial stability and experience of the managing owner, the trading advisors and their respective personnel, and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Extraordinary Fees and Expenses

The trust will pay all extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses (as described under “—Charges to be Paid by the Managing Owner”) will not be deemed extraordinary expenses and will be paid by the managing owner. Any fees and expenses imposed on the trust due to the status of an individual shall be paid by such individual or the trust, not the managing owner. Except as otherwise set forth in this prospectus, all trust expenses which are specific to a particular series of units will be allocated to such series. All general expenses of the trust not paid by the managing owner will be allocated pro rata among all series of units according to their respective net asset values and taking into account the timing of such unit purchases.

Charges to Be Paid by the Managing Owner

The managing owner is responsible for the payment of the following charges and will not be reimbursed by the trust therefor:

Routine Operational, Administrative and Other Ordinary Expenses; Operational and Offering Expenses

All of the trust’s routine operational, administrative and other ordinary expenses including, but not limited to, accounting and computer services, administrative and back office services, technology and processing services, ongoing offering fees and expenses, filing fees, printing, mailing and duplication costs for each series, will be paid by the managing owner. The managing owner also is responsible for all routine legal, auditing and other expenses of third-party service providers to each series, including the trustee.

The managing owner is responsible for the payment of all of the ordinary expenses for each series and the trading companies (including organizational costs, accounting, auditing, legal and routine operational and administrative expenses) associated with the organization of the trust and the offering of each series of units (except for any initial service fee) without reimbursement from any series, except that each series will reimburse the managing owner over the first 12 months for initial service fees advanced by it on behalf of the series to the selling agent. Initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements to certain selling agents will also be paid by the managing owner without reimbursement from any series. Generally, expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are disregarded entities for tax purposes are ordinary expenses payable by the managing owner. Expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are not disregarded entities for tax purposes and/or have members other than Equinox Frontier Funds (or any series of Equinox Frontier Funds) are not considered ordinary expenses of the trust and shall be indirectly borne by each applicable series.

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The managing owner may pay to certain selling agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements.

Class 2 and Class 2a—Ongoing Service Fees

The managing owner may pay certain selling agents customary ongoing service fees, of up to 0.5% annually of the net asset value of each class 2 or class 2a unit (of which 0.25% will be charged to limited owners). The ongoing service fee with respect to the class 2 units of each series and class 2a units of the Equinox Frontier Long/Short Commodity Fund shall continue only until such units are classified as class 3 units or class 3a units of such series, as applicable.

Service Fees

Service Fees—General

The managing owner has selected the selling agents to assist in the making of offers and sales of units and provide customary ongoing services provided to the trust and its limited owners for commodities related brokerage services. Such ongoing services may include, without limitation, advising limited owners of the net asset value of the trust, of the relevant series of the trust and of their units of such series, responding to limited owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising limited owners whether to make additional capital contributions to the trust or to redeem their units, assisting with redemptions of units, providing information to limited owners with respect to futures and forward market conditions and providing further services which may be requested by limited owners.

This offering of units is being made in compliance with FINRA Rule 2310. The maximum amount of underwriting compensation in connection with this offering, from whatever source (including, without limitation, all fees and expenses paid by the managing owner associated with wholesaling and such other fees and expenses as are set forth under “Plan of Distribution”), that will be paid to FINRA members in connection with this offering will not exceed 10% of the offering proceeds of the units. In particular, all payments to selling agents who are FINRA members and their associated persons that constitute underwriting compensation will comply with the limitations set forth in FINRA Rule 2310(b)(4)(B)(ii).

Class 1 and Class 1a—Initial Service Fee

The initial service fee for the first year after the sale of the units in bona fide transactions will generally be prepaid to the managing owner in an amount equal to up to 2.0% of the amount contributed with respect to the class 1 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and the class 1a units of the Equinox Frontier Long/Short Commodity Fund. The prepaid initial service fee for units of each series will be amortized monthly at an annual rate of up to 2.0% of the average daily net asset value of the purchased units. The managing owner will pay the initial service fee in full to the selling agents that sold the respective units in bona fide transactions. The initial net asset value of your investment in units will not be reduced by the payment of the initial service fee to the selling agent by the managing owner. Each series of class 1 units and class 1a units pays a monthly initial service fee to the managing owner at an annualized rate of up to 2.0% of the average daily net asset value of the units of such series. Since the managing owner is paying the initial service fee in full upon the sale of the respective units and is being reimbursed therefor by the trust monthly in arrears over the following 12 months based upon a corresponding percentage of net asset value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in net asset value of such units over the following 12 months.

Class 1 and Class 1a—Ongoing Service Fee

After the expiration of 12 months following the purchase of class 1 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund or class 1a units of the Equinox Frontier Long/Short Commodity Fund, the managing owner will also charge for the benefit of the selling agents selling such class 1 or 1a units, as applicable, a monthly or quarterly ongoing service fee of up to 2.0% annually of the net asset value of each class 1 unit or class 1a unit, as applicable, sold by them for ongoing services provided to the trust and its limited owners by the selling agents. The ongoing service fee with respect to the class 1 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund or class 1a units of the Equinox Frontier Long/Short Commodity Fund will continue only until such time as the service fee limit is reached.

Monthly ongoing service fees are paid by each series in two installments—a prorated mid-month payment based upon the estimated net asset value of the series for the month, and a second payment following the end of the month based upon the final calculation of the series’ net asset value for the month.

Class 1 and Class 1a—Calculation of Service Fee

The initial service fee and ongoing service fee for class 1 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and class 1a units of the Equinox Frontier Long/Short Commodity Fund will be calculated according to the following scale:

Aggregate Amount of Investment in Class 1 Units or Class 1a Units:	Percentage:
$0 – $499,999	2.00%
$500,000 – $999,999	1.25%
$1,000,000 and above	0.80%*

*	Investors who purchase at least $1,000,000 in class 1 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and/or class 1a units of the Equinox Frontier Long/Short Commodity Fund may also receive a rebate from the managing owner of up to 0.25% of the purchase price of such investors’ units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

The calculation of the initial service fee for incremental unit purchases is based on the aggregate amount of units held by an investor at the time of each unit purchase. For example, if you purchase $250,000 in class 1 units of the Equinox Frontier Diversified Fund in one month, the applicable selling agent will receive an initial service fee of 2.00% of the purchase price of such units. If you then purchase an additional $300,000 in class 1 units of the Equinox Frontier Diversified Fund three months later, the selling agent will receive an initial service fee of 1.25% of the purchase price of such units. If you then purchase $500,000 in class 1 units of the Equinox Frontier Diversified Fund five months later, the selling agent will receive an initial service fee of 0.80% of the purchase price of such units.

The calculation of the ongoing service fee payable after the initial 12 months of each purchase has expired is based upon the net asset value of the aggregate amount of units in class 1 or 1a, as applicable, at the end of such 12 month period(s) with respect to each series. Using the above example (assuming no redemption of units has occurred), one year after the second unit purchase of $300,000, the ongoing service fee will be calculated at a rate of 1.25% of the net asset value of the cumulative $550,000 investment. Finally, one year after the third unit purchase of $500,000, the ongoing service fee will be calculated at a rate of 0.80% of the net asset value of the entire investment of $1,050,000.

At the option of the managing owner, the reduced rate of the initial service fee and ongoing service fee based upon incremental unit purchases may be used to purchase additional units of the relevant series in your name if you are entitled to the benefit of such reduced rate of the initial service fee and ongoing service fee or may be paid directly to you in cash.

Class 2 and Class 2a—No Initial Service Fee

Class 2 units and class 2a units may only be offered to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in the trust (such arrangements commonly referred to as wrap-accounts). Investors who purchase class 2 units or class 2a units will be charged no initial service fee on such class 2 units or class 2a units.

Class 2 and Class 2a—Ongoing Service Fee

Investors who purchase class 2 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund or class 2a units of the Equinox Frontier Long/Short Commodity Fund will be charged an ongoing service fee of 0.25% annually of the net asset value of each unit purchased, for the benefit of selling agents selling such class 2 units or class 2a units, for ongoing services provided to the trust and the limited owners by such selling agents. The ongoing service fee with respect to the class 2 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and class 2a units of the Equinox Frontier Long/Short Commodity Fund shall continue only until such units are classified as class 3 units or class 3a units of such series, as applicable.

Monthly ongoing service fees are paid by each series in two installments – a prorated mid-month payment based upon the estimated net asset value of the series for the month, and a second payment following the end of the month based upon the final calculation of the series’ net asset value for the month.

Investors who purchase at least $1,000,000 in class 2 units of any series or class 2a units of the Equinox Frontier Long/Short Commodity Fund may also receive a rebate from the managing owner of up to 0.25% of the purchase price of such investors’ units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

Class 3 and Class 3a—Service Fee

Class 3 units and class 3a units are not being offered and will not be charged any initial or ongoing service fees. Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit.

Other Service Fees

None of Schwab, Fidelity or NFS receives any initial service fees, but do receive ongoing service fees, as described above. None of the selling agents, Schwab, Fidelity or NFS receives any service fees with respect to class 3 units or class 3a units.

Service Fee Limit Applicable to Exchanged Units

Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees of up to 2.0% (in the case of class 1 and class 1a units) or 0.50% (in the case of class 2 and class 2a units), and your new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units.

Redemption Fees—Class 1 and Class 1a Only

If you redeem all or a portion of your class 1 units of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund or class 1a units of the Equinox Frontier Long/Short Commodity Fund sold pursuant to this prospectus during the first 12 months following the effective date of their purchase, then you will be subject to a redemption fee of up to 2.0% of the net asset value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which you purchased the units. Such redemption fees are paid to the managing owner to reimburse it for the then unamortized portion of the prepaid initial service fee calculated at the highest applicable rate.

There are no redemption fees for class 2 units, class 2a units, class 3 units or class 3a units of any series.

In the event that an investor acquires units at more than one closing date, the early redemption fee will be calculated on a first-in, first-out basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of class 1 or 1a units of any series, as applicable, that are being exchanged for class 1 or 1a units in any other series, respectively. Instead, upon any exchange of class 1 or 1a units, each unit being purchased (exchanged into) will be subject to annual ongoing service fees as described above in “Service Fee Limit Applicable to Exchanged Units” and such new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units. See “Fees and Expenses—Service Fees—Service Fee Limit Applicable to Exchanged Units.” Redemption fees do not reduce net asset value or New High Net Trading Profits for any purpose, except in relation to the amount which limited owners receive upon redemption.

The managing owner believes that the fee structure of the trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3 of the NASAA Guidelines.

If you subscribe for additional class 1 or 1a units at a date subsequent to the date of your initial investment in class 1 or 1a units, respectively, and if such additional subscription entitles you to a reduced rate of the initial service fee and ongoing service fee, then the redemption fee applicable to you will be applied at the highest rate of the initial service fee and ongoing service fee applicable to your initial investment in class 1 or 1a units, respectively.

WHO MAY SUBSCRIBE

Investor Suitability

The selling agents selling units of the trust are obligated to make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase units with the expectation of tax benefits in the form of losses or deductions. See “Taxation and ERISA Risks— You May Have Tax Liability Attributable to Your Investment in a Series Even if You Have Received No Distributions and Redeemed No Units, and Even if the Series Generated an Economic Loss.” If losses accrue to a series, your distributive share of such losses will generally be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See “U.S. Federal Income Tax Consequences.”

By accepting subscriptions on behalf of plans, the trust is not, nor are the managing owner, the trading advisors or any other party, representing that this investment meets any or all of the relevant legal requirements for investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular plan’s circumstances and current tax law.

Subscriptions for the purchase of the units are subject to the following conditions:

Minimum Purchases

- Minimum Initial Subscription:	$1,000; no minimum for plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations; the initial subscription for units may be in any one or a combination of series, although the minimum purchase for any single series is $1,000.†

- Additional Purchases:	$100 increments; no minimum for plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations.†

†	If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a plan, an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Net Worth and Income Requirements

The net worth and/or net asset requirements set forth below under “—Subscriber Category Requirements” may be lower than those applicable under the securities laws of the State of the subscriber’s residency. The requirements of each State are set forth under the caption “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached as Exhibit B to the Statement of Additional Information.

The managing owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum number of units.

Subscriber Category Requirements

Subscribers (other than pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code, or collectively, plans) must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of $70,000 and an annual gross income of $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any series or in all series combined.

Subscribers that are IRAs or Keogh plans covering no common law employees or employee benefit plans not subject to ERISA (for example, government plans) and their participants must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any series or in all series combined.

Subscribers that are employee benefit plans subject to ERISA (for example, generally qualified pension plans, profit sharing plans, and Keogh plans and welfare benefit plans, such as group insurance plans, or other benefit plans, not including IRAs or Keogh plans which cover no common law employees or government plans) must:

Have net assets of at least $250,000;

AND

Have an aggregate investment in any series or in all series combined that does not exceed 10% of its assets.

In the case of a sale to a fiduciary account, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

The fiduciary of an employee benefit plan subject to ERISA should consider, among other things, whether the investment is prudent, solely in the interests of participants, consistent with the plan documents and appropriately diversified considering the nature of the trust and the trust’s series, as well as the plan’s other investments.

Fundamental Knowledge

Each subscriber should make sure that it understands, among other things: (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the series in which it will invest; (iii) that transferability of the units is restricted; (iv) that the managing owner will manage and control each series’ and the trust’s business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a limited owner; (vii) the redemption and exchange rights that apply; and (viii) the trust’s structure, including each series’ fees. In addition, the managing owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible investors

Units may not be purchased with the assets of an ERISA plan if the trustee, the managing owner, the trading advisor or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA plan, or (b) has investment discretion over the investment of the assets of the ERISA plan. See “—ERISA Considerations.” An investment in any series of the trust is not suitable for charitable remainder annuity trusts or charitable remainder unit trusts.

ERISA Considerations

Before authorizing an investment in the trust, fiduciaries of plans should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state law, if applicable, (b) whether such investment in the trust by the plan satisfies the prudence and diversification requirements of ERISA and governing state law, if applicable, taking into account the overall investment policy of the plan, the composition of the plan’s portfolio, and all terms of the investment, (c) whether such fiduciaries have authority to make such investment in the trust under the applicable plan investment policies and governing instruments, (d) rules relating to the periodic valuation of plan assets and the delegation of control over or responsibility for plan assets under ERISA or governing state law, if applicable, and (e) prohibitions under ERISA, the Code, and/or governing state law relating to plans engaging in certain transactions involving plan assets with persons who are disqualified persons under the Code or parties in interest under ERISA or governing state law, if applicable.

DOL regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, or the “Plan Asset Regulation,” sets forth guidelines to determine when an investment in an entity, such as the trust, by a plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) will cause the assets of such entity to be treated as “plan assets.” If the trust were deemed to hold plan assets, it is likely, among other things, that: (a) the fiduciaries of ERISA plans subject to Title I of ERISA who directed the ERISA plan’s investment in the trust would be subject to ERISA’s fiduciary duty rules with respect to the assets held by the trust, (b) the managing owner and the trading advisors could become fiduciaries for certain purposes, parties in interest, and/or disqualified persons of benefit plan investors that invest in the trust, and (c) trust transactions could constitute prohibited transactions under ERISA and the Code.

Under the Plan Asset Regulation, unless an exception applies, if a Benefit Plan Investor makes an equity investment in an entity such as the trust, the benefit plan investor’s assets include both the interest in the trust and an undivided interest in each of the underlying assets of the trust. Under an exception contained in the Plan Asset Regulation, the assets of an entity will not be deemed to be plan assets of investing Benefit Plan Investors if, after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by benefit plan investors, or the “less than 25% exception.” For purposes of determining compliance with the less than 25% exception, any interest held by a person that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such person (except in the case of a benefit plan investor), is disregarded.

Under an exception contained in the Plan Asset Regulation, if the units in a series (including a separate class) were to qualify as publicly offered securities (as defined in the Plan Asset Regulation), the trust’s assets would not be deemed to be plan assets by reason of a Benefit Plan Investor’s acquisition or holding of such units. For the units in a series (including a separate class) to be considered publicly offered, they must be widely held, freely transferable and must satisfy certain registration requirements under federal securities laws. Under the Plan Asset Regulation, a class of securities is considered widely held if it is owned by 100 or more investors who are independent of the issuer and of one another. Whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Plan Asset Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Plan Asset Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a trust to insure against reclassification of the trust under Section 7704 of the Code (which did not exist when the Plan Asset Regulation was adopted) for federal income tax purposes.

The trust intends to restrict investment in and transfer of each series (including each separate class) so that the value of interests held by Benefit Plan Investors complies with the less than 25% exception until the series (including each separate class) has more than 100 investors and is otherwise intended to constitute publicly offered securities. Accordingly, no Benefit Plan Investors may be admitted to a series (or class of any series), and no other transfer (including an exchange or redemption) of units of the series (or class of such series) by a non-benefit plan investor shall be permitted, if after giving effect thereto, the assets of the series (or class of such series) would include assets of any Benefit Plan Investor. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of units held by Benefit Plan Investors) may also be imposed. Once a series (including each separate class) has 100 investors and is otherwise intended to constitute a publicly offered security within the meaning of the Plan Asset Regulation, the trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the less than 25% exception is met. Accordingly, there can be no assurance that the trust will not be deemed to hold plan assets to the extent that Benefit Plan Investors have invested in one or more series (or classes).

Under ERISA and Section 4975 of the Code, investment in a series by a Benefit Plan Investor which has a relationship with a party affiliated with the trust, such as the managing owner, the selling agents, or any affiliates thereof, could, in certain circumstances, be viewed as a prohibited transaction. Accordingly, the managing owner has determined that, for any Benefit Plan Investors’ assets with respect to which it believes it is a fiduciary, neither the managing owner, the selling agents nor any affiliate will recommend an investment in the units of a series, nor will it or any affiliate allocate to a series any Benefit Plan Investors’ assets over which they have discretionary control or with respect to which they provide investment advice for a fee as determined under ERISA’s and the Code’s definition of fiduciary. There can be no assurances, however, that an investment in the trust by a Benefit Plan Investor will not be a prohibited transaction under ERISA or the Code.

The trust’s acceptance of a subscription with respect to a plan is in no respect a representation by the trust or any other person that the investment meets all relevant legal requirements with respect to investments by the plan or that the investment is appropriate for the plan. Any prospective investor in the trust that is a plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or foreign law that may apply with respect to an investment in the trust by such investor.

In the event that, for any reason, the assets of any series (or a class of series) might be deemed to be plan assets, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the managing owner determines not to seek such exemption), the managing owner reserves the right, upon notice to, but without the consent of any limited owner, to mandatorily redeem units held by any limited owner that is a Benefit Plan Investor. See “Summary of Agreements—Trust Agreement—Redemption of Units.”

All ERISA plans subject to Title I of ERISA, or Title I plans, are required to file annual reports on Form 5500 with the DOL setting forth, among other things, the fair market value of all plan assets as of the close of the plan’s fiscal year and certain information regarding direct and indirect compensation payable to persons who are deemed to be direct or indirect service providers to investing Title I plans. For purposes of the direct and indirect compensation reporting requirements under Schedule C of Form 5500, the disclosures in this prospectus are intended, to the extent permitted under DOL applicable guidance, to satisfy the alternative reporting option for eligible indirect compensation, in addition to serving the other purposes for which this prospectus was created. Filing the annual report with DOL is the responsibility of the Title I plan sponsor. Title I plan sponsors should contact the trust if they require additional information to complete their filings.

FIDUCIARIES OF BENEFIT PLAN INVESTORS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN THE TRUST, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW. By its investment, each limited owner represents that either: (A) no portion of the assets used by the purchaser to acquire and hold units constitute the assets of any Benefit Plan Investor (as defined herein), or (B) if the purchaser is a Benefit Plan Investors, (i) the purchase and holding of units will not constitute a nonexempt prohibited transaction under § 406 of ERISA or § 4975 of the Code, and (ii) the limited owner has made its own discretionary decision to acquire and hold units.

Discretionary Accounts

In compliance with FINRA Rules, the trust will not sell units to discretionary accounts without the prior specific written approval of the customer.

Compliance with Anti-Money Laundering Laws

To satisfy the trust’s, the managing owner’s and the selling agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The managing owner and the selling agents reserve the right to request additional information from subscribers as either of the managing owner or a selling agents, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the trust, each subscriber agrees to provide this information upon request.

HOW TO SUBSCRIBE

To subscribe for units, you must:

•	complete a subscription agreement if you are a new or existing subscriber to the series being purchased or complete an Addition Form if you are an existing subscriber to the series being purchased;

•	complete an exchange request (Exhibit C to the Statement of Additional Information) if you are exchanging units in one series for units of one or more other series;

•	deliver the subscription agreement, Addition Form or exchange request, as applicable, to your selling agent in a timely manner; and

•	meet established suitability standards.

Subscriptions (as well as redemptions and exchanges) may be made on-line in the future. Prospective investors desiring information on such on-line subscription, redemption or exchange methods should contact the managing owner.

Ways to Subscribe

•	Individual or Joint Tenant:

Individual accounts are owned by one person. Joint accounts can have two or more owners.

•	Gifts or transfers to a minor—UGMA or UTMA:

An individual can gift up to $14,000 per year per person without paying federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

•	Trust:

The subscribing trust must be established before an account can be opened.

•	Business or Organization:

Corporations, partnerships, associations or other groups.

•	Plans:

Pension, profit-sharing, stock bonus, individual retirement accounts, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

When a Subscription Becomes Final

THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. Proceeds for subscriptions which have been rejected by the managing owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Subscriptions will not be final or binding on any subscriber until the managing owner has been in receipt of subscriber’s subscription agreement or exchange request for at least two business days. Except as set forth below, all subscriptions will be irrevocable by the subscriber. If a subscription is rejected by the managing owner, in whole or in part, for any reason, the subscription funds, or applicable portion thereof, will be returned promptly to the payor of such funds. Any interest earned on subscriptions which have been accepted by the trust will be retained by the trust for the benefit of all investors in such series. All accepted subscribers will receive written confirmation of the purchase of units in any series of the trust.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in the trust, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the managing owner to determine whether you are qualified to invest in the trust. The representations and warranties relate to:

•	your eligibility to invest in the trust, including legal age, net worth, annual income, investment objectives and investment experience;

•	your representative capacity;

•	information provided by you;

•	information received by you;

•	investments made on behalf of Plans; and

•	your compliance with applicable anti-money laundering laws.

In the subscription agreement, you are also required to represent that you received the final prospectus five business days prior to the date of your subscription agreement. We are prohibited from selling units to you until five business days after you receive the final prospectus. If you did not receive the final prospectus five business days in advance, you have the right to withdraw your subscription.

PLAN OF DISTRIBUTION

Minimum Subscription Requirements

Units are being offered for a minimum initial subscription of $1,000 per subscriber; however, any investment made on behalf of a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, has no minimum initial subscription. A subscriber may purchase units in any one or a combination of series, although the minimum purchase for any single series is $1,000. If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Offering

Each series’ units will be offered on a daily basis at the series’ net asset value per unit as of the valuation point immediately preceding the subscription effective date. Additional units may be purchased in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, you have no minimum additional subscription requirements. A subscriber’s subscription agreement must be received by the transfer agent at its principal office on a timely basis by 4:00 PM Eastern Time on any business day. A subscription agreement received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day. Generally, qualifying subscribers will be admitted as limited owners as of the date two business days following the trust’s receipt of both the subscriber’s fully completed subscription agreement and sufficient funds by check made payable to “ Equinox Frontier Funds” or via wire transfer. In the event that sufficient funds are not received, the managing owner may, in its sole discretion, reject the subscription. Once received, funds will be deposited in the applicable series’ account at U.S. Bank National Association, Denver, Colorado. During the period from the deposit of such funds into the applicable series’ account and the managing owner’s determination to accept or reject the subscription (which may be expected to last two to five days in ordinary course but could be longer), the funds will be subject to risk of loss. Interest, if any, earned on such funds will accrue for the benefit of the limited owners of the applicable series. Funds for subscriptions which have been rejected by the managing owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Once the daily net asset value per unit is determined, a confirmation of each accepted subscription will be sent to subscribers.

Because the managing owner will be responsible for payment of the trust’s organization and offering expenses, except for the initial service fee, if any, 100% of the proceeds of the offering of the units of the Frontier Series sold pursuant to this prospectus will be initially available for each series’ trading activities.

Subscription Effective Dates

The effective date of all accepted subscriptions, whether you are a new subscriber to a series, or an existing limited owner in a series who is purchasing additional units of such series or exchanging units in one series for units in a different series (see “Summary of Agreements—Trust Agreement—Exchange Privilege”), will generally be the date two business days following the day on which your subscription agreement is received on a timely basis (by 4:00 PM Eastern Time). A subscription agreement received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day for purposes of the foregoing.

Calculation of Number of Units Purchased

The number of units of such series of units that an investor receives will be calculated by dividing the amount of the investor’s total subscription by the series’ net asset value per unit as of the valuation point immediately preceding the subscription effective date. Fractional units of up to five decimal places will be issued by the trust. All units will be held in book-entry form and will not be certificated.

The Selling Agents

Equinox Group Distributors, LLC, or EGD, acts as a selling agent. EGD is an affiliate of the managing owner. The managing owner also appoints other broker-dealers that are registered under the Exchange Act and are members of FINRA as selling agents to assist in the making of offers and sales of units and provide customary ongoing services to the trust and its limited owners for commodities related brokerage services. Such ongoing services may include, without limitation, advising limited owners of the net asset value of the trust, of the relevant series of the trust and of their units of such series, responding to limited owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising limited owners whether to make additional capital contributions to the trust or to redeem their units, assisting with redemptions of units, providing information to limited owners with respect to futures and forward market conditions and providing further services which may be requested by limited owners. The selling agents are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered. As compensation for their services, selling agents receive service fees, as described below.

Other Arrangements with FINRA Member Firms

Pursuant to an agreement with Fidelity Brokerage Services LLC, or Fidelity, and National Financial Services LLC, or NFS, Fidelity and NFS provide certain administrative services with respect to limited owners whose units are recorded in the Fidelity transaction processing and record-keeping system and carried in NFS securities brokerage accounts on behalf of Fidelity or correspondents of NFS. These administrative services include transaction processing, recordkeeping, the preparation and distribution of periodic account statements, providing limited owners with access to current account information regarding their units, assisting with purchase and redemption requests and responding to limited owners inquiries. As compensation for these administrative services, Fidelity and NFS receive service fees, as described below.

Pursuant to an agreement with Charles Schwab & Co., Inc., or Schwab, Schwab makes units available to Schwab customers for purchase and redemption through Schwab’s Alternative Investment Services platform and will provide certain administrative services to limited owners whose units are carried in securities brokerage accounts at Schwab. These administrative services include Alternative Investment Services platform listing and operating services, transaction processing, recordkeeping, account reconciliation, the preparation and distribution of periodic account statements, assisting with purchase, redemption and transfer requests and responding to limited owners inquiries. As compensation for these administrative services, Schwab receives service fees, as described below.

Limitation on Underwriting Compensation

This offering of units is being made in compliance with FINRA Rule 2310. The maximum amount of underwriting compensation in connection with this offering, from whatever source (including, without limitation, all fees and expenses paid by the managing owner associated with wholesaling), that will be paid to FINRA members in connection with this offering will not exceed 10% of the offering proceeds of the units. Each of EGD and the trust monitors the aggregate of underwriting compensation payable to FINRA members in connection with this offering to ensure that compensation limitations are not exceeded.

Service Fees

With respect to the class 1 units of the Equinox Frontier Diversified Fund and Frontier Masters, as well as the class 1a units of the Equinox Frontier Long/Short Commodity Fund, the selling agents will receive an initial service fee. The initial service fee is prepaid to the managing owner by each series, and paid to the selling agents by the managing owner in the month following sale. After the expiration of 12 months following the purchase of class 1 units of any series or class 1a units of the Equinox Frontier Long/Short Commodity Fund, investors who purchased class 1 or 1a units, as applicable, of such series will be charged an annual ongoing service fee for the benefit of selling agents selling such units, subject to certain limitations as further described herein.

Investors who purchase class 2 units of the Equinox Frontier Diversified Fund and Frontier Masters or class 2a units of the Equinox Frontier Long/Short Commodity Fund will be charged no initial service fee, but selling agents selling class 2 units or class 2a units may receive an ongoing service fee.

Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units.

None of Schwab, Fidelity or NFS receives any initial service fees, but do receive ongoing service fees for administrative services, as described above. None of the selling agents, Schwab, Fidelity or NFS receives any service fees with respect to class 3 units or class 3a units.

Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees of up to 2.0% (in the case of class 1 and class 1a units) or 0.50% (in the case of class 2 and class 2a units), and your new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units.

The amounts of such service fees vary by series, and are subject to certain limitations. See “Fees and Expenses—Charges to Be Paid by the Trust.”

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The managing owner may pay to certain selling agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements. The trust previously paid an establishment fee to Schwab of $20,000 and a start up fee to Fidelity at the commencement of the selling agent agreements; however, these fees have been paid in full, and amortized over the first 60 months of such agreements.

Wholesaling Arrangements

The managing owner may contract with registered broker-dealers that are members of FINRA to act as wholesalers on behalf of the managing owner. Wholesalers market the trust to broker-dealers that are existing or potential selling agents. Currently, the managing owner maintains an agreement with EGD to provide wholesaling services in connection with this offering. Such wholesaling services include the implementation and operation of a program (i) to identify and solicit registered broker-dealers which are members of FINRA to act as selling agents for the trust, (ii) to coordinate the trust’s marketing and distribution efforts with existing and prospective selling agents, (iii) to inform and educate selling agents and their registered representatives with respect to the terms of the offering of units, the trust’s managed futures investment strategies, material aspects of the trust’s operations, and subscription and redemption procedures, and (iv) to assist the managing owner in the preparation of presentations and promotional material for existing and prospective selling agents.

Effective January 13, 2010, EGD (formerly known at the time as Bornhoft Group Securities Corporation) entered into a settlement with FINRA with respect to certain alleged violations of NASD Rule 2710. As part of the settlement, FINRA made findings that EGD violated NASD Rule 2710 in failing to file with FINRA certain information concerning wholesaling arrangements and the wholesaling fees and expenses related to the distributions of four public offerings of units of the trust. The wholesaling fees and expenses were paid by the trust’s managing owner. Although the wholesaling fees were disclosed, in part, in the financial statements included in three of four of the trust’s prospectuses, FINRA found that EGD failed to provide appropriate disclosures regarding the wholesaling fees, expenses and reimbursements in the appropriate sections of all four prospectuses. EGD accepted and consented to the entry of FINRA’s foregoing findings without admitting or denying such findings. Also, as part of the settlement, EGD consented to sanctions of censure and a $100,000 fine.

Please see the chart that follows on the next page for additional information regarding items of compensation paid to FINRA members pursuant to FINRA Rule 2310.

Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the estimated amounts thereof in respect of the offering of the units pursuant to this prospectus, payable to members of FINRA pursuant to FINRA Rule 2310 on a series by series basis.

Item of Compensation	Equinox Frontier Diversified Fund-1 Equinox Frontier Masters Fund-1 Equinox Frontier Long/Short Commodity Fund-1a	Equinox Frontier Diversified Fund-2 Equinox Frontier Masters Fund-2 Equinox Frontier Long/Short Commodity Fund-2a
Initial Service Fee	2.0% of the purchase price of each unit sold by the selling agent	N/A
Ongoing Service Fee (charged to Limited Owners)	2.0% per annum of the net asset value of each unit sold by the selling agent, subject to the fee limit	0.25% per annum of the net asset value of each unit sold by the selling agent, subject to the fee limit
Ongoing Service Fee (payable by Managing Owner without reimbursement by the Trust)	N/A	Up to 0.25% per annum of the net asset value of each unit sold by the selling agent, subject to the fee limit
Maximum Aggregate Initial and Ongoing Service Fee	9.0% of the aggregate offering proceeds
Maximum Service Fees payable to Charles Schwab & Co., Inc., and/or Fidelity Brokerage Services LLC and National Financial Services LLC*	9.0% of the aggregate offering proceeds Paid by the managing owner in lieu of, and not in addition to, initial and ongoing service fees otherwise payable to selling agents
Offering Expenses: Salaries of Registered Representatives of EGD (including Wholesalers)**	Paid by the managing owner without reimbursement from the trust; Estimated 0.3430% of the aggregate offering proceeds
Offering Expenses: Ordinary Course Expense Reimbursement to Wholesalers**	Paid by the managing owner without reimbursement from the trust; maximum of 0.0027% of the aggregate offering proceeds
Offering Expenses: Sales Seminars**	Paid by the managing owner without reimbursement from the trust; estimated 0.0414% of the aggregate offering proceeds
Offering Expenses: Legal Expenses of EGD**	Paid by the managing owner without reimbursement from the trust; estimated 0.0055% of the aggregate offering proceeds
Offering Expenses: Travel, Marketing and Software Support to Wholesalers**	Paid by the managing owner without reimbursement from the trust; estimated 0.0614% of the aggregate offering proceeds
Offering Expenses: Direct Payroll Expenses of Wholesalers**	Paid by the managing owner without reimbursement from the trust; estimated 0.0223% of the aggregate offering proceeds
Account Start-Up, Platform Access, Account Maintenance, and Technology Fees and Expense Reimbursements Paid to Selling Agents***	Paid by the managing owner without reimbursement from the trust; estimated 0.0107% of the aggregate offering proceeds
Offering Expenses: Due Diligence and Custodial Fees	Up to 0.12% per annum of the net asset value of each unit
Maximum Estimated Aggregate Amount of all Items of Compensation Payable Under FINRA Rule 2310	9.607% of the aggregate offering proceeds

*	Schwab and/or Fidelity will receive annual ongoing service fees of (i) 0.25% of the net asset value of each class 2 unit of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and class 2a unit of the Equinox Frontier Long/Short Commodity Fund, which will be charged to the limited owners of such units, and (ii) up to an additional 0.25% of the net asset value of each class 2 unit of the Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and class 2a unit of the Equinox Frontier Long/Short Commodity Fund, which will be paid by the managing owner without reimbursement by the trust, subject in each case to the fee limit. Ongoing service fee payments to Schwab and/or Fidelity would be payable in lieu of, and not in addition to, service fees payable to selling agents.

**	The managing owner, not the trust, will compensate broker-dealers from its own funds subject to the limitations of FINRA Rule 2310, for all salaries and expenses of any wholesalers, including EGD. Such expenses are expected to include payments for sales conferences, marketing costs, travel expenses and legal expenses incurred in connection with FINRA’s review of the plan of distribution. Under no circumstances will the maximum compensation paid to the selling agents and wholesalers (and any other broker-dealers, if applicable), including initial service fees, ongoing service fees and various other fees and expense reimbursements exceed 10% of the aggregate offering proceeds of the units sold pursuant to this prospectus.

***	The managing owner, not the trust, will compensate various selling agents from its own funds subject to the limitations of FINRA Rule 2310, for these fees and expense reimbursements.

The amounts of underwriting compensation included above are estimated.

No items of compensation within the meaning of FINRA Rule 2310 will be paid with respect to class 3 units and class 3a units.

SEGREGATED ACCOUNTS

Following the commencement of trading for any series, except for that portion of trading company’s assets that is deposited as margin to maintain forward currency contract and swap positions and that portion of each series’ assets held at the trust level for cash management, the proceeds of the offering for each series will be deposited in cash in segregated accounts in the name of each trading company maintained for each trading company at the clearing brokers in accordance with requirements of the CE Act and the regulations thereunder, which means that assets will be maintained either on deposit with the clearing brokers or, for margin purposes, with the various exchanges on which the trading company’s assets are permitted to trade. Assets also may be maintained on deposit in U.S. banks. Assets will not be maintained in foreign banks. The managing owner will not commingle the property of any series with the property of another person. The trust will not loan funds to any other person or entity, nor will assets from one series be loaned to another series.

For each offered series, the percentage of series assets allocated to cash management pool, as of February 28, 2014, is as follows: Equinox Frontier Diversified Fund: 21.65%; Equinox Frontier Masters Fund: 10.92%; and Equinox Frontier Long/Short Commodity Fund: 3.59%.

SUMMARY OF AGREEMENTS

ADVISORY AGREEMENTS

There are advisory agreements among the trading companies in which the trust is a member, the managing owner and certain of the trading advisors for each series pursuant to which the managing owner has delegated to each such trading advisor discretion and responsibility to trade commodities for such series through such trading companies. In certain cases, the trust may also be a party to such agreements. The trading advisor will place trades based on its agreed-upon trading approach, or the trading approach, which is described in the appendix for such series attached to this prospectus. It is anticipated by the trust that at least 90% of the annual gross income and gains if any, generated by its trading approach will be from buying and selling commodities or futures, forwards and options on commodities. All trading is subject to some or all of the trust’s trading limitations and policies which are described under the heading “Trading Limitations, Policies and Swaps.” Each trading advisor will be allocated a portion of the proceeds from the offering of units during the initial offering and continuous offering periods for the series.

The advisory agreements will be effective for one year and generally will be renewed automatically for additional one (1)-year terms unless terminated. Each advisory agreement with a trading advisor will terminate automatically, among other circumstances (i) upon the termination of the trust or relevant trading company; or (ii) if, as of the end of any business day, the assets allocated to the trading advisor decline by 50% or more from the value of the allocated assets (a) as of the first day of the advisory agreement, or (b) as of the first day of any calendar year, as adjusted on an ongoing basis by (A) any decline(s) in the allocated assets caused by distributions, exchanges, redemptions, permitted reallocations and withdrawals, and (B) additions to the allocated assets caused by additional allocations to the trading advisor’s management.

Each advisory agreement typically may also be terminated at the sole discretion of the managing owner at any time upon at least one (1) day’s prior written notice to a trading advisor, or for cause on less than one (1) day’s prior written notice, in the event that: (i) the managing owner determines in good faith following consultation appropriate under the circumstances with the trading advisor that the trading advisor is unable to use its agreed upon trading approach to any material extent, as such trading approach may be refined or modified in the future in accordance with the terms of this agreement for the benefit of the trust; (ii) the trading advisor’s registration, if required, as a CTA under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed; (iii) the managing owner determines in good faith that the trading advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (a) the trading limitations and policies, or (b) the trading advisor’s trading approach; (iv) there is an unauthorized assignment of the advisory agreement by the trading advisor; (v) the trading advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its trading approach or its business goodwill, in each instance without the consent of the managing owner; (vi) any of the key principals of the trading advisor, if any, are not in control of the trading advisor’s trading activities for the trading company; (vii) the trading advisor becomes bankrupt or insolvent; or (viii) for any other reason if the managing owner determines in good faith that the termination is essential for the protection of the trust, the trading company and the assets of the series, including, without limitation, a good faith determination by the managing owner that such trading advisor has breached a material obligation to the trust or the trading company under the relevant advisory agreement.

Each trading advisor generally has the right to terminate the advisory agreement in its discretion at any time for cause upon ten days written notice to each of the trust, the trading company and the managing owner, appropriate under the circumstances, in the event (i) of the receipt by the trading advisor of an opinion of independent counsel satisfactory to the trading advisor and the trust that by reason of the trading advisor’s activities with respect to the trust and the trading company, the trading advisor is required to register as an investment adviser under the Advisers Act, and it is not so registered; (ii) the registration of the managing owner as a CPO under the CE Act, or its membership with the NFA in such capacity, is revoked, suspended, terminated or not renewed; (iii) the managing owner imposes additional trading limitation(s) which the trading advisor does not agree to follow in its trading of the allocated assets; or the managing owner overrides trading instructions; (iv) if the assets allocated to the trading advisor decrease, for any reason, to less than a specified amount, which varies depending on the applicable series, as the result of redemptions, reallocations or extraordinary expenses, but not trading losses, as of the close of business on any business day; (v) the managing owner elects to have the trading advisor use a different trading approach and the trading advisor objects; (vi) there is an unauthorized assignment of the advisory agreement by the trust or the managing owner; or (vii) other good cause is shown and the written consent of the managing owner is obtained (which shall not unreasonably be withheld).

Each trading advisor manages commodity trading accounts. In addition to providing trading management services, each trading advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools). Each trading advisor may use the same trading approach and other information it uses in trading the allocated assets, so long as the trading advisor’s ability to carry out its obligations and duties pursuant to the advisory agreement is not materially impaired thereby.

No trading advisor will accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the trading advisor’s having to modify materially its agreed upon trading approach in a manner that might reasonably be expected to have a material adverse effect on the series for which it has trading responsibility; the foregoing will not, however, prohibit a trading advisor from accepting additional funds if to do so will require only routine adjustments to its trading patterns in order to comply with speculative position limits or daily trading limits.

Each trading advisor and its principals, officers, directors, members, managers, shareholders, partners, employees and affiliates, or Principals and Affiliates, also are permitted to trade for their own accounts so long as their trading does not materially impair the trading advisor’s ability to carry out its obligations and duties to the trust. Each trading advisor will, upon reasonable request, permit the managing owner to review at the trading advisor’s offices such trading records that the managing owner may reasonably request for the purpose of confirming that the trust has been treated equitably with respect to advice rendered by the trading advisor for other accounts managed by the trading advisor.

A trading advisor shall not generally be liable to the managing owner, the trust, the trustee, the trading company or the limited owners, or any of their respective successors or assigns under an advisory agreement for any act or failure to act taken or omitted in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the trust and the trading company if such act or failure to act did not constitute a breach of the advisory agreement, misconduct or negligence on the part of the trading advisor.

In any threatened, pending or completed action, arbitration, claim, demand, dispute, lawsuit or other proceeding, or each, a proceeding, to which a trading advisor was or is a party or is threatened to be made a party arising out of or in connection with the respective advisory agreement or the management of the trust’s or trading company’s assets by such trading advisor or the offering and sale of units, the managing owner and the trading company will generally indemnify and hold harmless such trading advisor and its principals and affiliates against any loss, liability, damage, cost, expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them in connection with such proceeding if such trading advisor acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the trust and the trading company and provided that its conduct did not constitute negligence, misconduct, or a breach of the advisory agreement; provided, however, that no indemnification shall be available from the managing owner if such indemnification is prohibited by Section 4.6(c) of the trust agreement. The termination of any proceeding by judgment, order or settlement shall not, of itself, create a presumption that the trading advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the trust.

In addition, each trading advisor generally will indemnify and hold harmless the managing owner, the trust, the trustee, the trading company and each of their respective principals and affiliates against any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them (i) as a result of a breach of any representation, warranty or agreement of such trading advisor made in the advisory agreement or (ii) as a result of act or omission of such trading advisor relating to the trust or the trading company if there has been a final judicial or regulatory determination that such act or failure to act constituted a breach of the advisory agreement, misconduct or negligence on the part of the trading advisor; provided, however that such final judicial or regulatory determination shall not be required in the event of a settlement of any proceeding with the prior written consent of the trading advisor.

The managing owner and relevant trading companies may agree with any trading advisor to a different standard of liability and indemnification rights than those set forth above.

BROKERAGE AGREEMENTS

Each of the clearing brokers has entered into brokerage agreements with some or all of the trading companies. As a result each clearing broker (i) acts as the trading companies’ executing and clearing broker; (ii) acts as custodian of the trading companies’ assets; (iii) assists with foreign currency; (iv) assists the managing owner in the performance of its administrative functions for the trading companies; and (v) performs such other services for the trading companies as the managing owner may from time to time request.

As executing and clearing brokers for each of the trading companies, the clearing brokers receive each trading advisor’s orders for trades. Generally, when the trading advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the trust engages in back-to-back principal trades with the clearing brokers in order to carry out the trading advisor’s instructions. In back-to-back currency transactions, a clearing broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The clearing broker, again as principal, in turn contracts with each trading company to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such clearing broker acts in the best interests of the trading company.

Confirmations of all executed trades for each series are given to the trading company by the clearing brokers. The brokerage agreements incorporate each clearing brokers’ standard customer agreement and related documents, which generally include provisions that (i) all funds, commodities and open or cash positions carried for each trading company will be held as security for that trading company’s obligations to the clearing broker; (ii) the margins required to initiate or maintain open positions will be as from time to time established by the clearing brokers and may exceed exchange minimum levels; and (iii) each clearing broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the trading company.

As custodian of the trading companies’ assets, the clearing brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by each trading company during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each trading company on behalf of each series of the trust.

Administrative functions provided by the clearing brokers for each trading company include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the brokerage agreement between it and the trading company is in effect, each clearing broker will not charge the trading company a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee. See “Fees and Expenses.”

Each futures brokerage agreement is non-exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each UBS Securities futures brokerage agreement is terminable by any trading company or UBS Securities without penalty upon 30 days prior written notice (unless where certain events of default occur or there is a material adverse change in such trading company’s financial position, in which case only prior written notice is required to terminate the UBS Securities brokerage agreement). The Morgan Stanley futures brokerage agreement is terminable by any trading company or Morgan Stanley without penalty upon 30 days prior written notice (unless where certain events of default occur in which case the Morgan Stanley futures brokerage agreement may be terminated immediately at the time of such occurrence). The Bank of America Merrill Lynch futures brokerage agreement is terminable by any trading company or Morgan Stanley at any time without penalty by notice to the other party (unless where certain events of default occur, in which case the Bank of America Merrill Lynch futures brokerage agreement may be terminated immediately at the time of such occurrence). The Deutsche Bank FX Prime Brokerage agreement is terminable by the managing owner or Deutsche Bank without penalty upon 20 business days’ prior written notice (unless where certain events of default occur, in which case the Deutsche Bank FX Prime Brokerage Agreement may be terminated immediately at the time of such occurrence). The UBS Securities LLC FX Prime Brokerage agreement is terminable by either party at any time without penalty. The swap agreements are terminable by either party thereto upon 20 days’ notice where certain events of default occur.

The futures brokerage agreement with UBS Securities provides that neither UBS Securities nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by any trading company other than as a result of UBS Securities negligence or reckless or intentional misconduct or breach of such agreement. The futures brokerage agreement with Morgan Stanley provides that Morgan Stanley shall not be liable for any loss, liability, damage or expense incurred by any trading company other than as a result of Morgan Stanley’s gross negligence or willful misconduct or breach of such agreement. The futures brokerage agreement with Bank of America Merrill Lynch provides that neither Merrill Lynch, its affiliates and related persons shall not be liable to any person for any loss, cost, expense, tax, fine or damages to any trading company except as a result of Merrill Lynch’s or the relevant affiliate’s or related person’s gross negligence, willful misconduct, or bad faith.

The FX Prime Brokerage Agreement with Deutsche Bank provides that Deutsche Bank shall not be liable for any loss, fees or expenses to any trading company which has retained Deutsche Bank resulting from any error or discrepancy in any information provided by Deutsche Bank. The FX Prime Brokerage Agreement with UBS Securities LLC provides that neither UBS Securities LLC, its affiliates and their respective officers, directors, employees, or agents shall be liable for any claims, damages, costs, losses or liabilities except to the extent that the losses are a result of UBS Securities’ gross negligence or will misconduct.

SELLING AGENT AGREEMENT

Each of the selling agents will enter into a selling agent agreement, or each, a selling agent agreement, with the trust and the managing owner pertaining to one or more series. As a result, each selling agent will act as a selling agent for the trust on a “best efforts” basis.

Each selling agent , in recommending to any person the purchase or sale of units, will use commercially reasonable efforts to determine the suitability and appropriateness of an investment in the units, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by the selling agent through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the selling agent’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser for at least six years.

Pursuant to the selling agent agreement, each selling agent has no commitment with regard to the sale of the units other than to use its best efforts. In connection with the offer, sale and distribution of the units, each selling agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. Each selling agent has agreed that it will comply fully with all the terms of FINRA Rule 2310 in connection with the offer and sale of units and will not execute any sales of units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

Each selling agent agreement will be terminated at the conclusion of the continuous offering period with respect to each series covered thereunder. Prior to the conclusion of the continuing offering period, each selling agent agreement may be terminated by the selling agent , at the selling agent’s option, by giving 30 days’ notice to the trust and the managing owner, in the event (i) there is, since the respective dates as of which information is given in the registration statement, any material adverse change in the condition, financial or otherwise, of the trust or the managing owner which, in the judgment of the selling agent , renders it inadvisable to proceed with the offer and sale of the units; (ii) the registration statement and/or the prospectus is not amended promptly after written request by the selling agent for it to be so amended because an event has occurred which, in the opinion of counsel for the selling agent , should be set forth in the registration statement or the prospectus in order to make the statements therein not misleading; (iii) any of the conditions specified in Section 7 of the selling agent agreement are not fulfilled when required to be fulfilled by the selling agent agreement; (iv) there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the selling agent , in its discretion, that such limitations would materially impede the trust’s trading activities or make the offering or delivery of the units impossible or impractical; or (v) there is a declaration of a banking moratorium by federal, New York or Delaware authorities. In addition, each selling agent agreement may be terminated with respect to a series by written agreement among the parties to the selling agent agreement.

The selling agent shall not be liable to the trust, the trustee or the managing owner for any act or omission to act of the selling agent in connection with the performance of services under the selling agent agreement, if such act or omission to act on the part of the selling agent or its principals or affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the selling agent contained in the selling agent agreement.

The managing owner and the trust will indemnify and hold harmless the selling agent and its principals and affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement, or losses, to which the selling agent or its principals and affiliates may become subject arising out of or in connection with the selling agent agreement, the transactions contemplated thereby or the fact that the selling agent is or was a selling agent of the trust arising out of or based upon (i) any untrue statement of material fact contained in the selling agent agreement, the prospectus or any application or written communication executed by the managing owner or the trust filed in any jurisdiction in order to qualify the units under the securities laws thereof, or the documents; (ii) any omission from the documents of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any breach of any representation, warranty, covenant or agreement made by the managing owner or the trust in the selling agent agreement, except to the extent that any such losses arise out of, relate to, or are based upon the selling agent’s failure to meet the standard of liability applicable to it under the selling agent agreement.

The selling agent agrees to indemnify and hold harmless the trust, the trustee and the managing owner and the principals and affiliates of the trustee and the managing owner from and against all losses incurred by any of them arising out of or based upon the selling agent’s failure to meet the standard of liability set forth in the selling agent agreement.

Certain selling agents may enter into selling agent agreements that contain terms different from those described above.

TRUST AGREEMENT

The rights and duties of the trustee, the managing owner and the limited owners are governed by provisions of the Trust Act and by the trust agreement which is attached as Exhibit A to the Statement of Additional Information. The key features of the trust agreement which are not discussed elsewhere in the prospectus are outlined below, but reference is made to the trust agreement for complete details of all of its terms and conditions.

Trustee

Wilmington Trust Company is the trustee of the trust and serves as the trust’s sole trustee in the State of Delaware. The trustee is permitted to resign upon 60 days’ notice to the trust, provided, that any such resignation will not be effective until a successor trustee is appointed by the managing owner. The trust agreement provides that the trustee will be compensated by the managing owner or its affiliates, and the trustee will be indemnified by the managing owner against any Expenses (as defined in the trust agreement) it incurs relating to or arising out of the formation, operation or termination of the trust or the performance of its duties pursuant to the trust agreement, except to the extent that such Expenses result from the negligence or willful misconduct of the trustee. The managing owner has the discretion to retain the trustee or replace the trustee with a new trustee.

Only the managing owner has signed the registration statement of which this prospectus is a part, and the assets of the trustee are not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state law with respect to the issuance and sale of the units. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units. The trustee’s liability in connection with the issuance and sale of the units, and with respect to the trust’s obligations under the units, is limited solely to the express obligations of the trustee set forth in the trust agreement.

Management Responsibilities of the Managing Owner

Under the trust agreement, the trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the trust. The trustee has no duty or liability to supervise or monitor the performance of the managing owner, nor shall the trustee have any liability for the acts or omissions of the managing owner. In addition, the managing owner has been designated as the “tax matters partner” for purposes of the Code. The limited owners will have no voice in the operations of the trust, other than certain limited voting rights which are set forth in the trust agreement. See “—Termination,” “—Election or Removal of Managing Owner,” “—Exercise of Rights by Limited Owners” and “—Amendments and Meetings” under this heading. In the course of its management, the managing owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the managing owner as additional managing owners (except where limited owners having units representing at least a majority of the net asset value of all series (not including units held by the managing owner) have notified the managing owner that the managing owner is to be replaced as the managing owner) and retain such persons, including affiliates of the managing owner, as it deems necessary for the efficient operation of the trust.

Transfer of Units

Subject to compliance with suitability standards imposed by the trust, applicable federal securities and state “Blue Sky” laws (See “Who May Subscribe.”) and the rules of other governmental authorities, the units may be assigned at your election, upon notice to the managing owner on a form acceptable to the managing owner. The managing owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of the trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of series income or loss and upon receipt of an opinion of counsel supporting its conclusion. The managing owner will exercise this right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and that the assignor or transferor continues to be recognized as a beneficial owner of series units for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing, and except for certain situations set forth in the trust agreement, no assignment may be made if such assignment would result in (a) a contravention of the NASAA Guidelines, as adopted in any state where the proposed assignor and assignee reside, including the current restriction that generally prohibits transfers or assignments of units in one or more series valued at less than (i) $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations) or transfers or assignments of units in such amounts as would result in your or permitted assignees’ having an aggregate investment in all series of less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations) and (ii) $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations), unless the proposed transfer relates to your aggregate units in all series or unless the proposed transfer is a transfer by gifts, inheritance, intrafamily transfer, family dissolution or a transfer to affiliates; or (b) the aggregate total of units transferred in a twelve-month period equaling 49% or more of the outstanding units (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The trust agreement provides that the managing owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

Assignments to (i) your ancestors or descendants, (ii) the personal representative or heir of a deceased limited owner, (iii) the trustee of a trust to which you are a beneficiary or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the business day immediately following the business day in which the managing owner receives the written instrument of assignment. Assignments or transfers of units to any other person shall be effective on the next succeeding business day, provided the managing owner shall have been in receipt of the written instrument of assignment for at least two business days.

An assignee may become a substituted limited owner only with the written consent of the managing owner, which consent may be withheld in the managing owner’s sole and absolute discretion as described above. Upon receipt by the managing owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) an opinion of the trust’s independent counsel, rendered upon the managing owner’s request, that such assignment will not jeopardize the trust’s tax classification as a partnership and that the assignment will not violate the trust agreement or the Trust Act and (iii) such other documents as the managing owner deems necessary or desirable to effect such substitution, the managing owner may accept the assignee as a substituted limited owner. A permitted assignee who does not become a substituted limited owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or an account of the series’ transactions or to inspect the books of the series. Under the trust agreement an assigning limited owner is not released from its liability to the trust for any amounts for which he may be liable under the trust agreement (see “—Redemption of Units” and “—Liabilities” under this heading), whether or not the assignee to whom he has assigned units becomes a substituted limited owner. All limited owners are responsible for all costs relating to the assignment or transfer or their own units.

Exchange Privilege

Once trading has commenced for the series in which you have invested, you may exchange your units of such series for units of another series that has also commenced trading. Exchanges will be available between the respective classes 1 of the various series, between the respective classes 2 of the various series and between the respective classes 3 of the various series. However, exchanges will not be allowed from class 1 to class 2 or vice versa, and exchanges will not be allowed from class 1 or class 2 to class 3 or vice versa. You will be allowed to exchange your units in one series only for units of another series only if units of the series being exchanged into are registered for sale in your State and only if there are a sufficient number of registered units of the series being exchanged into. An exchange will be treated as a redemption of units in one series and an immediate purchase of units of another series. No redemption fee will be charged on a unit being redeemed (exchanged out of) in an exchange of a class 1 unit or class 1a unit of one series for a class 1 unit or class 1a unit of another series during the first 12 months after the purchase of the unit being redeemed (exchanged out of), and no initial service fee will be charged on a class 1 unit or class 1a unit being purchased (exchanged into) in any exchange. Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees and such new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units. See “Fees and Expenses—Service Fees—Service Fee Limit Applicable to Exchanged Units.” Each unit purchased in an exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit of the new series as of the valuation point immediately preceding the date upon which notice of the exchange, or the exchange request, is provided to the managing owner. An exchanging limited owner may realize a taxable gain or loss in connection with the exchange. See “U.S. Federal Income Tax Consequences.”

Each exchange is subject to satisfaction of the conditions governing redemption on the applicable day. The net asset value of units to be exchanged, as well as the units to be acquired, on the applicable valuation point may be higher or lower than it is on the date that the exchange request is submitted due to the potential fluctuation in the net asset value per unit of each series. In addition, see “—Redemption of Units.” To effect an exchange, an exchange request must be submitted to the managing owner on a timely basis (i.e., by 4:00 PM Eastern Time on a business day at least two business days prior to the day on which the exchange is to become effective). An exchange request received by the managing owner after 4:00 PM Eastern Time will be deemed to be received on the immediately following business day for purposes of the foregoing. The managing owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. You must request an exchange on the exchange request form attached as Exhibit C to the Statement of Additional Information.

Redemption of Units

Units or any portion thereof held by the limited owners (or any assignee thereof) may be redeemed on the business day of the week falling one business day after the managing owner’s receipt of a redemption request, or a Redemption Date. A request for redemption received by the managing owner after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day for purposes of the foregoing. The managing owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. Except as set forth below, units will be redeemed at a redemption price equal to 100% of the net asset value per unit of the applicable series, calculated as of the valuation point immediately preceding the relevant Redemption Date. Accordingly, limited owners bear the risk of any decline in net asset value from the time that notice of intent to redeem is given until the valuation point.

If you redeem all or a portion of your class 1 units of the Equinox Frontier Diversified Fund or Equinox Frontier Masters Fund or class 1a units of the Equinox Frontier Long/Short Commodity Fund on or before the end of 12 full months following the effective date of the purchase of the units being redeemed, you will be charged a redemption fee of up to 2.0% of net asset value at which they are redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee. Such redemption fees are paid to the managing owner.

In the event that the estimated net asset value per unit of a series, after adjustment for distributions, as of the close of business of any business day is less than 50% of the net asset value per unit of a series as of the last valuation point (i.e., the close of business of the immediately preceding business day), a special redemption period shall be established, limited owners will be given notice of such event within seven business days of such occurrence. Trading in such series shall be temporarily suspended during such special redemption period. In addition, the twentieth business day following the notification by the managing owner to the limited owners of a decline in the net asset value per unit of any series to less than 50% of the net asset value per unit of such series as of the immediately preceding day shall be deemed a special redemption date.

The net asset value per unit upon redemption on any date also will reflect all accrued expenses for which the applicable series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such unit’s pro rata portion of any expenses or losses incurred by the series resulting from such redeeming limited owner (and his assignee, if any) unrelated to the series’ business, as well as the limited owner’s liabilities for certain series taxes, if any, or for liabilities resulting from violations of the transfer provisions in the trust agreement. Limited owners shall be notified in writing within seven business days following the Redemption Date whether or not their units shall be redeemed, unless payment for the redeemed units is made within that seven-business day period, in which case notice shall not be required. Except as otherwise provided in the trust agreement, in the case of extraordinary circumstances, payment normally shall be made within seven business days following the Redemption Date. You may revoke your intention to redeem before the Redemption Date by written instruction to the managing owner.

All timely requests for redemption in proper form will be honored and the applicable series’ trading positions will be liquidated to the extent necessary to effect such redemptions. The managing owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the trust’s ability to operate in pursuit of its objectives (for example, if the managing owner believes a redemption, if allowed, would advantage one investor over another investor). The managing owner may also temporarily suspend redemptions in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions would last a maximum of 30 days. The right to obtain redemption also is contingent upon the series’ having property sufficient to discharge its liabilities on the date of redemption. In the event that a series has insufficient assets net of liabilities to satisfy all requests for redemption, redemption requests will be processed in a “First-In, First-Out” order. Redemption requests of investors affiliated with the trust, the managing owner, a trading advisor or their respective affiliates will not receive favorable treatment over non-affiliated investors. It is also contingent upon timely receipt by the managing owner of a request for redemption in the form attached as Exhibit D to the Statement of Additional Information (or any other form approved by the managing owner). Redemption requests may be mailed or otherwise delivered to the managing owner.

The trust agreement provides that the managing owner also has the right mandatorily to redeem, upon 2 days prior notice acknowledged by you, units of any limited owner if (a) the managing owner determines that the continued participation of such limited owner in the trust might cause the trust or any holder of units to be deemed to be holding “plan assets” under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the trust agreement; or (c) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the managing owner determines not to seek such an exemption).

Termination

Unless earlier dissolved, the term of the trust and each series in the trust shall expire on December 31, 2053. The trust or, as the case may be, any series shall also be dissolved upon the occurrence of any of the following events:

(a) The filing of a certificate of dissolution or the revocation of the managing owner’s charter (and the expiration of 90 days after the date of notice to the managing owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the managing owner, each of the foregoing, an Event of Withdrawal, unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the trust or (ii) within 90 days of an Event of Withdrawal, all the remaining holders of units, or unitholders, in each series agree in writing to continue the business of the trust and to select, as of the date of such Event of Withdrawal, one or more successor managing owners. Within 120 days of any Event of Withdrawal, if action is not taken pursuant to (i) or (ii) and the trust and each series are dissolved, limited owners of each series holding units representing at least a majority (over 50%) of the net asset value of the series (without regard for units held by the managing owner or its affiliates) may elect to continue the business of the trust and each series by forming a new statutory trust, or the reconstituted trust, on the same terms and provisions set forth in the trust agreement. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such election is made, all limited owners will be bound thereby and continue as limited owners of the reconstituted trust;

(b) The occurrence of any event that makes the continued existence of the trust or any series in the trust unlawful, as the case may be;

(c) With respect to a series, the failure to sell the subscription minimum of such series to subscribers during the initial offering period;

(d) The suspension, revocation or termination of the managing owner’s registration as a CPO under the CE Act or membership as a CPO with the NFA, unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated;

(e) The trust or, as the case may be, any series becomes insolvent or bankrupt;

(f) The limited owners holding units representing at least a majority (over 50%) of the net asset value of a series (which excludes the units of the managing owner) vote to dissolve the series, notice of which is sent to the managing owner not less than 90 business days prior to the effective date of such series’ termination;

(g) The limited owners of each series holding units representing at least a majority (over 50%) of the net asset value of the series (excluding units held by the managing owner or an Affiliate) vote to dissolve the trust, with 90 days prior written notice to the managing owner; or

(h) The decline of the net asset value of a series by 50% or more from the net asset value of the series (i) as of the commencement of the series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital.

A series may also dissolve, in the discretion of the managing owner, upon the determination of the managing owner that the series’ aggregate net asset value in relation to the operating expenses of the series makes it unreasonable or imprudent to continue the business of the series. The managing owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any series in the trust.

Upon dissolution of the trust or a series, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the unitholders. To the extent the trust or the series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all series are terminated, the trust will terminate.

The trust agreement provides that the death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of a limited owner will not terminate or dissolve the series (unless such limited owner is the sole limited owner of the trust) or the trust and that the legal representatives of such limited owner have no right to withdraw or value his, her or its units except by redemption of units pursuant to the trust agreement.

Net Asset Value

Net asset value of a series means the total assets in the trust estate of a series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) net asset value of a series shall include any unrealized profit or loss on open commodities positions, and any other credit or debit accruing to the series but unpaid or not received by the series;

(b) all open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which net asset value of a series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which net asset value of a series is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which net asset value of a series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The managing owner may in its discretion value any of the trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards;

(c) interest earned on a series commodity brokerage account shall be accrued at least daily; and

(d) the amount of any distribution made pursuant to Article VI of the trust agreement shall be a liability of the series from the day when the distribution is declared until it is paid.

Net asset value of a series per unit means the net asset value of a series divided by the number of units of the series outstanding on the date of calculation.

Reports and Accounting

The trust maintains its books on the accrual basis. The financial statements of each series in the trust will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by an independent registered public accounting firm selected by the managing owner, in its sole discretion. The managing owner shall submit any information, including but not limited to reports and statements required to be distributed to limited owners, required to be filed with any official or agency of a state in which units of the trust are registered to such official or agency. Each limited owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require and in such time periods as the CFTC rules require.

The monthly report also is required to describe any other material business dealings between the trust, the managing owner, the trading advisors, the clearing brokers, the selling agents or any affiliate of any of the foregoing.

Limited owners also will be furnished with such additional information as the managing owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the trust.

Net asset value is calculated for each business day as required. Upon request, the managing owner will make available to any limited owner the net asset value per unit for a series. Each limited owner will be notified of any decline in the net asset value per unit of a series to less than 50% of the net asset value per unit as of the last valuation point. Included in such notification will be a description of the limited owners’ voting and redemption rights. See “—Redemption of Units.”

In addition, the managing owner will furnish you with tax information in a form which may be utilized in the preparation of your federal income tax returns which is anticipated to be distributed no later than March 15 of each year.

The books and records maintained by the trust will be kept for 8 fiscal years at its principal office. The limited owners have the right to obtain information about all matters affecting the trust, provided that such is for a purpose reasonably related to the limited owner’s interest in the trust, and to have access at all times during normal business hours to the trust’s books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The managing owner will maintain (at the managing owner’s principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of units owned by, all unitholders; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of each series’ federal, state and local income tax returns and reports, if any; a record of the information obtained to indicate that a limited owner meets the investor suitability standards set forth herein; and, for the 6 most recent years, copies of any effective written trust agreements, subscription agreements and any financial statements of the trust. Such information will be made available at reasonable times for inspection and copying by any limited owner or his representative for any purpose reasonably related to the limited owner’s interest as a beneficial owner of the trust during ordinary business hours. The managing owner will furnish a copy of the list of limited owners to you or your representative within ten days of a request therefor for any purpose reasonably related to your interest as a limited owner in the trust upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that if you are requesting such list, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the managing owner at least ten business days prior written notice for such inspection or copying by you or your authorized attorney or agent. Each limited owner will be notified of any material change in the advisory agreements, any change of trustee or in the compensation of any party within seven business days thereof and will be provided with a description of any material effect on the units such changes may have.

Distributions

Other than as limited by the trust agreement, the managing owner has sole discretion in determining the amount and frequency of distributions. However, you have the right to redeem a portion or all of your units in accordance with the redemption procedures contained in the trust agreement. See “—Redemption of Units.” In the event any type of distribution is declared, each unitholder will receive an amount of such distribution in proportion to the interest in the series held by him, as of the record date of distribution. Any distribution shall become a liability of the series for purposes of calculating net asset value as of the date of its declaration until it is paid. See “U.S. Federal Income Tax Consequences—Cash Distributions, Redemptions and Exchanges of Units” for the income tax effect of such distributions.

Sharing of Profits and Losses

Each investor in a series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the units of the series. For the purposes of an investor’s book capital account, at the end of each business day, the amount of any increase or decrease in the net asset value per unit from the preceding business day is credited to or charged against the book capital account of each investor for that series.

For purposes of an investor’s tax capital account, all items of income, gain, loss and deduction of each series will be allocated among holders of the units of such series at the end of each fiscal year of the trust. The allocation will be made as follows: First, all items that arise other than from a disposition of series assets will be allocated among the limited owners based on their respective book capital accounts as of the days on which such items arose. Second, each series’ aggregate recognized gain, if any, shall be allocated among the limited owners who redeemed or exchanged units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged units over the tax capital account balances attributable to those units. Third, each series’ remaining aggregate recognized gain, if any, shall be allocated among the limited owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all unitholders in proportion to their respective book capital account balances. Each series’ aggregate recognized loss, if any, shall then be allocated among the limited owners who redeemed or exchanged units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged units over the book capital account balances attributable to those units. Next, each series’ aggregate recognized loss, if any, will be allocated to each unit whose tax capital account balance exceeds the book capital account balance of such units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all unitholders who were unitholders in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a unit (and instead will be allocated to the managing owner) to the extent that allocating such loss to such unit would cause the book capital account balance of such unit to be reduced below zero.

Liabilities

Liability of Series

The trust is formed in a manner such that the trust, with respect to each series, will be liable only for obligations attributable to such series and limited owners will not be subject to the losses or liabilities of any series in which they have not invested. In the event that any creditor or limited owner of units in any particular series asserted against the trust a valid claim with respect to its indebtedness or units, the creditor or limited owner would only be able to recover money from that particular series and its assets and from the managing owner and its assets. Accordingly, the debts, liabilities, obligations, indebtedness, expenses, interests and claims, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series and against the managing owner and its assets, and not against any other series or the trust generally or any of their respective assets. The assets of any particular series include only those funds and other assets that are paid to, held by or distributed to the trust on account of and for the benefit of that series, including, without limitation, funds delivered to the trust for the purchase of units in a series. This limitation on liability is referred to as the inter-series limitation on liability. The inter-series limitation on liability is expressly provided for under Section 3804(a) of the Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the trust generally.

In furtherance of the inter-series limitation on liability, the managing owner will use its best efforts to ensure that every party, including the limited owners, the trustee and all parties providing goods or services to the trust, any series or the managing owner on behalf of the trust or any series, will consent in writing, or a Written Consent, to: (i) the Inter-series Limitation on Liability with respect to such party’s Claims or units; (ii) voluntarily reduce the priority of its Claims against and units of the trust or any series or their respective assets, such that its Claims and units are junior in right of repayment to all other parties’ Claims against and units of the trust or any series or their respective assets, except that (a) units in the particular series that such party purchased pursuant to a subscription agreement or similar agreement and (b) Claims against the trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular series, will not be junior in right of repayment, but will receive repayment from the assets of such particular series (but not from the assets of any other series or the trust generally) equal to the treatment received by all other creditors and limited owners that dealt with such series and (iii) a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the trust generally or any other series.

Limited Owner Liability

Your capital contribution is subject to the risks of each series’ trading and business. The Trust Act provides that, except to the extent otherwise provided in the trust agreement, you shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We believe that no similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that you or the trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability. To guard against this risk, the trust agreement (i) provides for indemnification to the extent of the series’ assets of any limited owner against claims of liability asserted against such limited owner solely because he or it is a beneficial owner of the trust; and (ii) requires that every written obligation of the trust contain a statement that such obligation may only be enforced against the assets of the applicable series provided that the omission of such disclaimer is not intended to create personal liability for any unitholder. Thus, subject to the exceptions set forth in the trust agreement and described below, your risk of incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the trust or the applicable series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the managing owner has agreed in the trust agreement for the benefit of the limited owners and any third parties that it will be liable for all obligations of the trust in excess of the trust’s assets as if it were the general partner of a limited partnership.

In addition, while, as stated above, a limited owner in the trust generally cannot lose more than his or its investment and his or its share of the trust’s profits, the trust agreement provides that you may incur liability (i) in the event the trust is required to make payments to any federal, state or local or any foreign taxing authority in respect of any unitholder’s allocable share of trust income, in which case such unitholder shall be liable for the repayment of such amounts plus interest thereon; (ii) to indemnify the trust if the trust incurs losses (including expenses) as a result of any claim or legal action to which the trust is subject which arises out of your obligations or liabilities unrelated to the trust’s business; (iii) to indemnify the trust and each unitholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your unit in violation of the trust agreement; and (iv) if the subscription agreement you delivered in connection with your purchase of units contains misstatements.

Moreover, the trust agreement provides that, subject to the exceptions referred to above, the trust will not make a claim against you with respect to amounts distributed to you or amounts received by you upon redemption of units unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the limited owners. Except as provided under Delaware law and by the trust agreement, each unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the trust’s assets will be the obligation of the managing owner.

Election or Removal of Managing Owner

The managing owner may be removed on reasonable prior written notice by limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (not including units held by the managing owner). The trust agreement provides that the managing owner may voluntarily withdraw as managing owner of the trust provided that it gives the limited owners 120 days’ prior written notice and its withdrawal as managing owner is approved by limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (not including units held by the managing owner). The trust agreement provides that if the managing owner elects to withdraw as managing owner to the trust and it is the sole managing owner, limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (not including units held by the managing owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the trust. If the managing owner withdraws as managing owner and the limited owners or remaining managing owners elect to continue the trust, the withdrawing managing owner shall pay all expenses incurred as a result of its withdrawal. The trust agreement further provides that in the event of the withdrawal of the managing owner, the managing owner shall be entitled to redeem its General Units in each series of the trust at their net asset value as of the next permissible Redemption Date. See “Trust Agreement—Management Responsibilities of the Managing Owner.”

Alternatively, the trust agreement provides that if the trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the trust agreement) of a managing owner, then within 120 days of such Event of Withdrawal, limited owners holding units representing a majority (over 50%) of the net asset value of each series (not including units held by the managing owner) may elect to form a new statutory trust on the same terms as set forth in the trust agreement and continue the business of the trust and elect a new managing owner.

Exercise of Rights by Limited Owners

Limited owners holding units representing in excess of 50% of the net asset value of each series (excluding units held by the managing owner and its affiliates) must approve any material change in a series’ trading policies, which change will not be effective without such approval. See “Trading Limitations, Policies and Swaps.” In addition, limited owners holding units representing in excess of 50% of the net asset value of each series (excluding units held by the managing owner and its affiliates) may vote to adopt amendments to the trust agreement proposed by the managing owner or by limited owners holding units representing at least 10% of the net asset value of a series. See “—Amendments and Meetings.” Additionally, limited owners holding units representing at least a majority (over 50%) of the net asset value of a series (excluding units held by the managing owner and its affiliates) may vote to (i) terminate and dissolve the series upon 90 days prior notice to the managing owner; (ii) remove the managing owner on reasonable prior written notice to the managing owner; (iii) elect and appoint one or more additional managing owners; (iv) approve the voluntary withdrawal of the managing owner and elect a successor managing owner in the event the managing owner is the sole managing owner of the trust; (v) approve the termination of any agreement between the trust and the managing owner or its affiliates for any reason, without penalty; and (vi) approve a material change in the trading policies of a series, and, in the case of (iii), (v) and (iv) on 60 days prior written notice.

Indemnification

The trust agreement provides that with respect to any action in which the managing owner or any of its affiliates is a party because of its relationship to the trust, the trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each series of the trust, provided that (1) the managing owner was acting on behalf of or performing services for the trust and has determined, in good faith, that such course of conduct was in the best interests of the trust and such liability or loss was not the result of negligence, misconduct or a breach of the trust agreement on the part of the managing owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each series of the trust. Expenses incurred in defending a threatened or pending action or proceeding against the managing owner may be paid by each series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the managing owner or an affiliate on behalf of the trust; (ii) the legal action is initiated by a third party who is not a limited owner or the legal action is initiated by a limited owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the managing owner undertakes to repay the advanced funds to each series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the managing owner or its affiliates is permitted for liabilities or expenses arising under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the managing owner or its affiliates, the managing owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

In any claim for indemnification in actions involving alleged federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The trust agreement also provides that with respect to any action taken by the managing owner as “tax matters partner,” including consenting to an audit, the trust shall indemnify and hold harmless the managing owner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

Amendments and Meetings

The trust agreement may be amended in certain respects by a vote of the limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (which excludes the units of the managing owner), either pursuant to a written vote or at a duly called meeting of the limited owners. An amendment may be proposed by the managing owner or by limited owners holding units equal to at least 10% of the net asset value of each series, unless the proposed amendment affects only certain series, in which case such amendment may be proposed by limited owners holding units equal to 10% of the net asset value of each affected series. Unitholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the managing owner will call any annual meetings of the limited owners.

The managing owner may, without the consent of the limited owners, make amendments to the trust agreement which (i) are necessary to add to the representations, duties or obligations of the managing owner or to surrender any right or power of the managing owner, for the benefit of the limited owners; (ii) are necessary to cure any ambiguity, or correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or this prospectus, or make any other provisions with respect to matters or questions arising under the trust agreement or this prospectus which will not be inconsistent with the provisions of the trust agreement or this prospectus; or (iii) the managing owner deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the limited owners, is consistent with the managing owner’s management of the trust pursuant to Section 3806 of the Trust Act, does not affect the allocation of profits and losses to the limited owners or among the limited owners and the managing owner, and does not adversely affect the limited liability status of the limited owners or the status of each series as a partnership for federal income tax purposes. The managing owner further may, without the consent of the limited owners, amend the provisions of the trust agreement relating to the allocations among limited owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for federal income tax purposes.

Meetings of the trust may be called by the managing owner. In addition, meetings will be called upon receipt by the managing owner of a written request signed by limited owners holding units equal to at least 10% of the net asset value of a series. Thereafter, the managing owner shall give written notice to all limited owners, by certified mail within 15 days after such receipt, of such meeting and its purpose. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the limited owners holding units of the percentage required to approve any such action if a meeting were held.

Fiscal Year

The trust’s fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that the fiscal year in which the trust terminates shall end on the date of termination of the trust.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to limited owners of the acquisition, ownership, and disposition of units of the trust. Except where noted, the following summary deals only with limited owners who are citizens or residents of the United States, who acquired the units by purchase and who hold the units as capital assets and does not address special situations, such as those of persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding the units as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, commodities or currencies, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following discussion does not address state or local or non-United States tax consequences or U.S. federal tax consequences (e.g., estate or gift tax) other than income tax consequences.

Furthermore, the following discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to differing interpretation or change, possibly with retroactive effect. No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) on any of the tax matters discussed herein. Accordingly, there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described below or that any such challenge, if made, would not be sustained by a court.

We urge you to consult your own tax advisor regarding the U.S. federal, state, local and foreign income tax consequences to you of the purchase, ownership and disposition of units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

U.S. Treasury Circular 230 Notice

The tax discussion contained in this prospectus was not intended or written to be used, and cannot be used, for the purpose of avoiding tax penalties. This discussion was written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

The Tax Status of the Trust and the Series

In the opinion of Alston & Bird LLP, counsel to the trust and the managing owner, but subject to the conditions, limitations, representations, and assumptions contained therein, (i) either the trust or each of its series will be treated as a partnership for U.S. federal income tax purposes and, assuming that at least 90% of the gross income of each series has always constituted, and will continue to constitute, “qualifying income” within the meaning of Section 7704(d) of the Code, neither the trust nor any series will be a publicly traded partnership treated as a corporation (i.e., by reason of being a publicly traded partnership that does not satisfy such 90% gross income test). The opinion represents counsel’s legal judgment based on the assumed facts and is not binding on the IRS or the courts. The remainder of this summary assumes that each series constitutes a separate partnership for U.S. federal income tax purposes.

Taxation of the Series’ Income and Losses

You must include in your income your distributable share of the income and gains of each series in which you hold units for each year even if such series does not make any cash distributions to you (which it is not expected to do). Subject to the conditions and limitations set forth below, you may be able to deduct from your income your distributable share of the series’ losses and deductions.

Each series generally will allocate its income, gains and losses on a daily basis among limited owners who hold units of the series, as described above. If you redeem any units in a series or exchange units in one series for units of another series, however, you will be allocated a disproportionate amount of the series’ gains (or losses) if necessary to increase (or decrease) your adjusted tax basis in the redeemed or exchanged units to the value of those units. This will have the effect of causing you to recognize a tax gain (or tax loss) equal to the appreciation or depreciation in the redeemed or exchanged units. There is no authority on point governing the validity of this allocation, and it is possible that the IRS could successfully challenge it.

Your adjusted tax basis in your units generally equals the amount that you paid for the units increased by income or gains allocated to you with respect to the units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the units.

A 3.8% tax is imposed on the net investment income (as defined in the Code) of certain individuals, and, trusts and estates. Prospective investors should consult their tax advisors regarding the potential impact of the imposition of this tax on their investment in the trust.

Character of the Series’ Income, Gains and Losses

Interest

Interest earned by a series, as well as interest earned on subscription funds on deposit with the escrow agent during the initial offering period for any series, will be ordinary income.

Debt Instruments

Gains and losses from dispositions of debt instruments by a series generally will be capital gains and losses. Such capital gains or losses will be long term if the series has held the debt instruments for more than one year.

Options and Futures Contracts

Certain options and futures contracts, known as “Section 1256 contracts,” are subject to special tax rules. Section 1256 contracts include certain futures contracts, options and foreign currency contracts. Section 1256 contracts that remain open on the last business day of a tax year are marked to market, and gain or loss is recognized for tax purposes as if the contracts had been sold on that day at fair market value.

Gain or loss attributable to Section 1256 contracts is generally treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, regardless of how long they were held. However, gain or loss with respect to dealer equity options or dealer securities futures contracts allocable to limited partners is treated entirely as short-term capital gain or loss. To the extent that a series recognizes gain or loss with respect to dealer equity options or dealer securities futures contracts, such gain or loss that is allocated to you would be treated as short-term capital gain or loss.

Gain or loss is not recognized with respect to an option or futures contract that is not a Section 1256 contract until the option is exercised, the relevant series sells property pursuant to the futures contract, or the option or futures contract is sold, exchanged, lapses or is terminated. Gain or loss attributable to a non-Section 1256 contract will generally be short-term capital gain or loss if the relevant series has held such contract for one year or less, which the series generally expect to do.

Deductibility of Capital Losses

Your ability to deduct capital losses allocated to you by a series is limited by several rules. You may deduct such capital losses only to the extent of your adjusted tax basis in your units. You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus $3,000 ($1,500 if you are married and you and your spouse file separate returns). You may thus not be able to deduct all of the losses a series allocates to you in the year in which those losses are allocated. You may also be required in any year to pay taxes on your share of the series’ interest income and any other ordinary income even though the series allocated losses to you in excess of that ordinary income (i.e., because the losses allocated to you are capital losses).

You generally may not carry back capital losses to offset gains recognized in prior years. You may, however, generally elect to carry back capital losses realized from trading in Section 1256 contracts to each of the three preceding years as an offset against Section 1256 contract gains recognized in those years.

Capital losses that you cannot deduct in the year they are realized are carried over indefinitely to future years.

Effect of At Risk and Passive-Activity Loss Rules

You may deduct losses only to the extent of your “at-risk” amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the “at risk” amount does not include any amount borrowed on a nonrecourse basis by you or a series or from someone with an interest in that series.

The series’ trading activities will not be a “passive activity.” Therefore, the passive activity loss rules will not result in any tax losses of a series attributable to those trading activities being nondeductible (but such losses may be subject to other deductibility limitations described in this summary, such as the limitation on deductibility of capital losses discussed above). Similarly, your share of a series’ gains from trading activities will not constitute passive income and may not be offset by your losses from passive activities.

Organizational and Syndication Expenses

The managing owner will pay, without reimbursement, all costs related to the organization of the trust and the series and the offering of units, except for the initial service fee, if any. Therefore, no deductions for organizational expenses will pass through to you. The IRS may take the position that certain expenses that a series allocates to you as deductible expenses are non-deductible syndication expenses. Syndication expenses paid by a series (i.e., expenses related to the issuance or marketing of units) are not deductible and may not be amortized, although holders generally should recognize a capital loss in respect of such expenses when their units are redeemed.

Cash Distributions, Redemptions and Exchanges of Units

You will not be taxed on any cash distributions or partial redemption payments from a series until the aggregate amount you receive exceeds your adjusted tax basis in all of your units (but you may be allocated gain of such series in the event of a partial redemption. See above under “—Taxation of the Series’ Income and Losses”). If you receive distributions or redemption payments in excess of your adjusted tax basis, you will recognize gain equal to the excess. Tax rules do not permit recognition of a loss upon a partial redemption of your units (but you may be allocated loss of the trust in the event of a partial redemption. See above under “—Taxation of the Series’ Income and Losses”). If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending on whether you have held the units for more than one year. Exchanges should be treated as redemptions followed by the purchase of units in the new series for U.S. federal income tax purposes, with the fair market value of the units received in the exchange treated as the amount of the redemption payment. No gain or loss should be recognized from the classification of class 1 and class 2 units of a particular series which reach the service fee limit as class 3 units of such series or from the classification of class 1a and class 2a units of a particular series which reach the service fee limit as class 3a units of such series.

Limitation on Deductibility of Investment Advisory Expenses

You are subject to certain limitations on your ability to deduct investment advisory expenses because those expenses are characterized for U.S. federal tax purposes as miscellaneous itemized deductions. The trust intends to treat management and advisory fees and certain other expenses as fully deductible business expenses for U.S. federal income tax purposes. The IRS may, however, assert that such expenses such be treated as investment advisory expenses or, alternatively, that such expenses should be capitalized, and there can be no assurance that such assertions will not prevail.

Limitation on Deductibility of Investment Interest

You may deduct investment interest expense (including your share of a series’ investment interest expense) only to the extent of your net investment income. Investment interest includes interest on indebtedness allocable to property held for investment. Net investment income does not include net long-term capital gain unless you elect to treat that gain as ordinary income rather than capital gain. Investment interest expense that cannot be deducted because of this limitation may be carried over to the following taxable year.

Fund Audit Procedures

The IRS audits trust-related (or series-related) items at the trust (or series) level rather than at the limited owner level. The managing owner acts as “tax matters partner” with the authority to determine the trust’s (or a series’) responses to an audit. If an audit results in an adjustment, you may be required to pay additional taxes, interest and penalties.

Tax Shelter Regulations

Regulations applicable to tax shelters may require the trust to maintain a list of the names and taxpayer identification numbers of limited owners who are U.S. persons, which list may be subject to disclosure to the IRS upon its request. In addition, the regulations may require each such limited owner to make certain annual disclosures to the IRS with respect to an investment in the trust. Published guidance on these regulations indicates that the tax shelter disclosure requirements should generally not apply with respect to a loss transaction where the loss arises from certain “mark-to-market” provisions of the Code. The managing owner expects that some or all of the investments made by the trust will satisfy this exception, but there can be no assurance that the tax shelter regulations will not apply to you. Significant penalties may be imposed for failure to make the required disclosures to the IRS of investment in tax shelters.

Tax-Exempt Limited Owners

Based on the expected income and activities of the trust, a tax-exempt U.S. limited owner generally should not be required to pay tax on its share of income or gains of the trust so long as it does not use, and is not treated as using, borrowed funds in connection with its purchase of units.

Foreign Limited Owners

A non-resident alien individual or foreign corporation not otherwise engaged in a United States trade or business and not a commodity dealer should not be deemed to be engaged in a U.S. trade or business solely as a result of the purchase of units of the trust. Capital gains and interest earned by the trust and allocated to such a foreign limited owner will, as a general rule, not be subject to U.S. federal income or withholding tax, provided the foreign limited owner satisfies applicable certification requirements. However, capital gains and interest earned by the trust may be subject to tax in other jurisdictions in which the foreign limited owner is subject to taxation. Certain interest income that the trust might earn that is allocated to a foreign limited owner may be subject to a 30% U.S. federal withholding tax. Such withholding tax may be reduced if the foreign limited owner is entitled to the benefits of an income tax treaty between the United States and such owner’s country of residence, and the foreign limited owner provides certain documentation of such entitlement.

Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and IRS administrative guidance issued in connection therewith (collectively, “FATCA”), once fully implemented, will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% U.S. withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under this legislation. Prospective investors should consult their tax advisors regarding the potential impact of FATCA on their investment in the trust.

PRIVACY POLICIES

Non-public personal information received by the trust and the managing owner with respect to investors who are natural persons, including the information provided to the trust by such investors in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the trust and the managing owner without prior notice to such investors. Such service providers include but are not limited to the auditors and the legal advisors of the trust. The trust and the managing owner may disclose such nonpublic personal information as required by law. See “Exhibit G—Privacy Notice.”

LEGAL MATTERS

Alston & Bird LLP acts as counsel generally for the managing owner and advises the managing owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the trust. In acting as counsel to the trust and the managing owner, Alston & Bird LLP has not represented and will not represent investors in the trust. No independent counsel has been retained to represent investors in the trust. In assisting in the preparation of this prospectus, Alston & Bird LLP has relied upon information provided to it by the trust and the managing owner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP is the trust’s independent registered public accounting firm.

EXPERTS

The financial statements incorporated by reference in this prospectus and Registration Statement on Form S-1 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports and are included in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The statements referred to under “U.S. Federal Income Tax Consequences” have been revised by Alston & Bird and are included in reliance upon their authority as experts in tax law in the United States.

EQUINOX FRONTIER DIVERSIFIED FUND APPENDIX

TO PART I OF THE

PROSPECTUS

OF

EQUINOX FRONTIER FUNDS

(A statutory trust formed under the laws of Delaware)

EQUINOX FRONTIER DIVERSIFIED FUND-1 UNITS

EQUINOX FRONTIER DIVERSIFIED FUND-2 UNITS

Major Commodity Trading Advisors and/or Reference Programs:

BH-DG Systematic Trading LLP

Cantab Capital Partners LLP

Chesapeake Capital Corporation

Crabel Capital Management, LLC

Emil van Essen, LLC

FORT, L.P.

Mesirow Financial Commodities Management, LLC

Quantitative Investment Management, LLC

QuantMetrics Capital Management LLP

Quest Partners LLC

Tiverton Trading, Inc.

Winton Capital Management Ltd.

Non-Major Commodity Trading Advisors and/or Reference Programs:

Doherty Advisors, LLC

Landmark Trading Company

This Equinox Frontier Diversified Fund Appendix is dated [             ], 2014.

EQUINOX FRONTIER FUNDS

EQUINOX FRONTIER DIVERSIFIED FUND-1 UNITS

EQUINOX FRONTIER DIVERSIFIED FUND-2 UNITS

This Equinox Frontier Diversified Fund Appendix to the prospectus, dated [             ], 2014, including all exhibits thereto as the same may be amended and supplemented from time to time, or the prospectus, of Equinox Frontier Funds, a statutory trust formed under the laws of the state of Delaware, or the trust, relates to the units of beneficial interest in the trust, or the units, designated as Equinox Frontier Diversified Fund units. Capitalized terms used in this Equinox Frontier Diversified Fund Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus. This Equinox Frontier Diversified Fund Appendix must be accompanied by, and read in conjunction with, the prospectus.

The Equinox Frontier Diversified Fund units will be issued in three (3) classes. The Equinox Frontier Diversified Fund units in class 1 (as described in the prospectus) are designated as “ Equinox Frontier Diversified Fund-1 units,” the Equinox Frontier Diversified Fund units in class 2 (as described in the prospectus) are designated as “ Equinox Frontier Diversified Fund-2 units,” and the Equinox Frontier Diversified Fund units in class 3 (as described in the prospectus) are designated as “ Equinox Frontier Diversified Fund-3 units.” The trust is offering Equinox Frontier Diversified Fund-1 units and Equinox Frontier Diversified Fund-2 units pursuant to the prospectus and this Equinox Frontier Diversified Fund Appendix. Equinox Frontier Diversified Fund-3 units are not being offered for new investment. Instead, Equinox Frontier Diversified Fund-1 units and Equinox Frontier Diversified Fund-2 units will be automatically classified as Equinox Frontier Diversified Fund-3 units for administrative purposes under certain circumstances described in the prospectus, unless earlier redeemed or exchanged for another Series of units by the holder thereof. Prospective purchasers of Equinox Frontier Diversified Fund-1 units and Equinox Frontier Diversified Fund-2 units should carefully review the prospectus and this Equinox Frontier Diversified Fund Appendix before determining to purchase such units.

The managing owner intends to contribute funds to the trust in order to have a 1% interest in the aggregate capital, profits and losses of the Equinox Frontier Diversified Fund units and in return will receive units designated as general units in such series.

TRADING ADVISORS

The managing owner will allocate the assets allocable to the Equinox Frontier Diversified Fund units, or the Equinox Frontier Diversified Fund Assets, among at least seven trading advisors, at least one of which at any time will be a discretionary trader, and trading programs. The current trading advisors with respect to the Equinox Frontier Diversified Fund Assets are BH-DG Systematic Trading LLP, or BH-DG Systematic Trading, a United Kingdom limited liability partnership, Cantab Capital Partners LLP, or Cantab, a United Kingdom limited liability partnership, Chesapeake Capital Corporation, or Chesapeake, an Illinois corporation, Crabel Capital Management, LLC, or Crabel, a Wisconsin limited liability company, Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, Emil Van Essen LLC, or Emil Van Essen, an Illinois limited liability company, FORT, L.P., or FORT, a Delaware limited partnership, Landmark Trading Company, or Landmark, a Colorado corporation, Mesirow Financial Commodities Management, LLC, or Mesirow, an Illinois limited liability company, Quantitative Investment Management, LLC, or QIM, a Virginia limited liability company, QuantMetrics Capital Management LLP, or QuantMetrics, a United Kingdom limited liability partnership, Quest Partners LLC, or Quest, a New York limited liability company, Tiverton Trading Inc., or Tiverton, a Washington corporation, and Winton Capital Management Ltd., or Winton, a United Kingdom company.

To employ the trading strategies directed by the trading advisors to the Equinox Frontier Diversified Fund, the managing owner will allocate a portion of the Equinox Frontier Diversified Fund Assets to one or more trading vehicles, or each, a trading company, to be used as margin or its equivalent. The particular trading companies in which the Equinox Frontier Diversified Fund Assets are invested, and the percentage of the Equinox Frontier Diversified Fund Assets so invested, will vary from time to time. The remainder of the Equinox Frontier Diversified Fund Assets will be held at the trust level for cash management.

The trust may allocate ten percent (10%) or more of the Equinox Frontier Diversified Fund Assets to each of BH-DG Systematic Trading, Cantab, Chesapeake, Crabel, Emil van Essen, FORT, Mesirow, QIM, QuantMetrics, Quest, Tiverton and Winton. Each of Doherty and Landmark will manage less than 10% of the Equinox Frontier Diversified Fund Assets and, accordingly, is not considered a “major commodity trading advisor” and/or a “major reference program.” See Part II of the prospectus for summary information regarding Doherty and Landmark, including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage. Information regarding the remaining trading advisors to the Equinox Frontier Diversified Fund is set forth in this Appendix.

In preparing the descriptions of the trading advisors and their respective trading programs in this Equinox Frontier Diversified Fund Appendix, the managing owner has relied upon information provided to it by such trading advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Equinox Frontier Diversified App. - 2

EQUINOX FRONTIER DIVERSIFIED FUND UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Equinox Frontier Diversified Fund units will pay to the managing owner a monthly management fee equal to 1/12th of 0.75% of the nominal assets of the Equinox Frontier Diversified Fund (approximately 0.75% annually). The managing owner will pay a portion of such management fees to the trading advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Equinox Frontier Diversified Fund units will pay to the managing owner a monthly or quarterly incentive fee of 25% of New High Net Trading Profits generated by each trading advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The managing owner will pay a portion of such incentive fees to the relevant trading advisors. See “Risk Factors—Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability” in the prospectus.

Initial Allocations

In general, the managing owner anticipates allocations to the trading advisors in the Equinox Frontier Diversified Fund portfolio to vary between one percent (1%) and twenty percent (25%) of the Equinox Frontier Diversified Fund Assets. The actual allocation of the Equinox Frontier Diversified Fund Assets will vary based upon the relative trading performance of the trading advisors and the managing owner’s asset allocation activities. The managing owner may, at its sole discretion, exceed these parameters for any reason at any time. The Equinox Frontier Diversified Fund will generally employ notional equity in order to keep the series annual return volatility between 10% and 15%. The series’ annualized volatility may fluctuate outside of the stated target range from time to time.

Equinox Frontier Diversified App. - 3

The following table sets forth certain of the markets in which the trading advisors that will receive allocations of the Equinox Frontier Diversified Fund Assets may trade on behalf of client accounts. Not all markets are part of each trading advisor’s program. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The diversification summary below is based on long-term averages as of January 31, 2014.

DIVERSIFICATION SUMMARY

EQUINOX FRONTIER FUNDS—THE EQUINOX FRONTIER DIVERSIFIED FUND

Equinox Frontier Diversified Fund Trading Advisors and/or Reference Programs:	Program	Interest Rates	Currencies	Equity Indices	Metals	Energy	Agricultural Commodities	Total
Major Advisors and/or Reference Programs:
BH-DG Systematic Trading LLP	BH-DG Systematic Trading Program	31%	24%	17%	10%	14%	4%	100%
Cantab Capital Partners LLP	Aristarchus	29%	36%	15%	8%	8%	4%	100%
Chesapeake Capital Corporation	Diversified 2XL Program	25%	25%	25%	8%	8%	9%	100%
Crabel Capital Management, LLC	Crabel Multi-Product 1x Program	27%	27%	32%	4%	9%	1%	100%
Emil van Essen, LLC	Spread Trading Program	5	0	0	7	50	38	100%
FORT, L.P.	Global Contrarian Program	46%	21%	26%	4%	3%	0%	100%
Mesirow Commodities Management, LLC	Absolute Return	10%	5%	10%	25%	25%	25%	100%
Quantitative Investment Management, LLC	Global	26%	11%	46%	3%	14%	0%	100%
QuantMetrics Capital Management LLP	QM Futures	49%	3%	25%	6%	7%	10%	100%
Quest Partners LLC	Quest Tracker Index Program	54.9%	3.8%	27.8%	4.6%	5.1%	3.8%	100%
Quest Partners LLC	Quest Fixed Income Tracker Index Program	28%	16%	26%	7%	12%	11%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology	5%	45%	5%	30%	5%	10%	100%
Winton Capital Management Ltd.*	Diversified	28%	18%	18%	13%	14%	9%	100%
Non-Major Advisors and/or Reference Programs	N/A	0%	2%	61%	0%	0%	36%	100%
Equinox Frontier Diversified Fund	N/A	28%	18%	23%	10%	11%	10%	100%

*	These figures are based on the Winton Futures Fund projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

Equinox Frontier Diversified App. - 4

Equinox Frontier Diversified App. - 5

PAST PERFORMANCE OF EQUINOX FRONTIER DIVERSIFIED FUND-1

The Capsule Performance Table which follows sets forth the past performance of the Equinox Frontier Diversified Fund-1 during the period covered by the table.

Month	2014	2013	2012	2011	2010	2009
January	-4.38%	-0.56%	-1.36%	3.53%	-3.98%
February		-1.15%	-1.27%	0.28%	0.45%
March		0.46%	-1.63%	-0.91%	2.28%
April		3.70%	2.67%	0.56%	2.20%
May		-5.15%	4.31%	-2.48%	-0.05%
June		-6.69%	-4.31%	-2.75%	-0.03%	-1.89%
July		-5.75%	3.00%	-0.83%	-2.02%	-0.74%
August		-3.65%	0.42%	-3.78%	4.09%	0.31%
September		0.57%	-3.11%	3.60%	1.25%	1.29%
October		3.72%	-5.31%	-2.74%	4.13%	0.08%
November		5.84%	0.81%	1.95%	-3.76%	1.41%
December		1.55%	1.10%	-0.22%	2.65%	-3.61%
Year	-4.38% (1 month)	-7.73%	-5.03%	-4.04%	7.00%	-3.20% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Diversified Fund-1
Inception of Trading of Equinox Frontier Diversified Fund-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Equinox Frontier Diversified Fund-1 as of January 31, 2014:	$ 122,811,558
Net Asset Value of Equinox Frontier Diversified Fund-1 as of January 31, 2014:	$ 26,662,490
Worst Monthly Percentage Draw-down:	-6.69% (June 2013)
Worst peak-to-valley Draw-down:	-27.76% (February 2011 to August 2013)

The Equinox Frontier Diversified Fund-1 performance table sets forth the actual performance of the Equinox Frontier Diversified Fund-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Equinox Frontier Diversified Fund-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 0.75% of nominal assets

•	Initial service fees and on-going service fees: 2.00% of net asset value

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 6

PAST PERFORMANCE OF EQUINOX FRONTIER DIVERSIFIED FUND-2

The Capsule Performance Table which follows sets forth the past performance of the Equinox Frontier Diversified Fund-2 during the period covered by the table.

Month	2014	2013	2012	2011	2010	2009
January	-4.24%	-0.42%	-1.21%	3.69%	-3.85%
February		-1.01%	-1.13%	0.41%	0.58%
March		0.60%	-1.48%	-0.76%	2.44%
April		3.85%	2.82%	0.70%	2.35%
May		-5.01%	4.43%	-2.34%	0.08%
June		-6.56%	-4.11%	-2.60%	0.12%	-1.79%
July		-5.60%	3.14%	-0.69%	-1.88%	-0.59%
August		-3.52%	0.57%	-3.63%	4.25%	0.46%
September		0.72%	-2.97%	3.75%	1.40%	1.45%
October		3.88%	-5.16%	-2.59%	4.27%	0.22%
November		5.99%	0.96%	2.09%	-3.61%	1.57%
December		1.71%	1.24%	-0.08%	2.81%	-3.47%
Year	-4.24% (1 month)	-6.10%	-3.35%	-2.35%	8.88%	-2.23% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Diversified Fund-2
Inception of Trading of Equinox Frontier Diversified Fund-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Equinox Frontier Diversified Fund-2 as of January 31, 2014:	$ 95,863,197.26
Net Asset Value of Equinox Frontier Diversified Fund-2 as of January 31, 2014:	$ 33,040,655
Worst Monthly Percentage Draw-down:	-6.56% (June 2013)
Worst peak-to-valley Draw-down:	-24.53% (February 2011 to August 2013)

The Equinox Frontier Diversified Fund-2 performance table sets forth the actual performance of the Equinox Frontier Diversified Fund-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Equinox Frontier Diversified Fund-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 0.75% of nominal assets

•	On-going service fees: 0.25% of net asset value

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 7

BH-DG SYSTEMATIC TRADING LLP

Background of BH-DG

BH-DG Systematic Trading LLP (“BH-DG”) is a limited liability partnership. It was incorporated in England and Wales on 25 June 2010. BH-DG is authorized and regulated by the Financial Conduct Authority of the United Kingdom. It has also been registered under the CE Act as a CTA and has been an NFA member since April 2012. In addition, BH-DG registered as an Exempt Reporting Advisor with the Securities and Exchange Commission in January 2013. The Principals of BH-DG are listed below. Its offices are located at 3rd Floor, 10 Grosvenor Street, London, W1K 4QB, United Kingdom.

Principals of BH-DG

David Michael Gorton

Mr. Gorton is the CIO and trading principal of BH-DG, which he established as a joint venture with Brevan Howard to pursue systematic trading strategies from October 2010 onwards. Mr. Gorton began his trading career at Chemical bank as a market maker in bonds and Forward Rate Agreements (September 1986 – September 1989). He then joined HSBC, subsequently becoming Executive VP and Chief Dealer in the US where he was responsible for all interest rate derivative trading, balance sheet management and proprietary trading in government bonds (October 1989 – June 1997). Mr. Gorton then moved to Chase Manhattan to become CIO of Chase London Diversified Fund Limited and head of proprietary trading for the European Rates division (July 1997 – August 2002). In August 2002, he left JP Morgan to create London Diversified Fund Management LLP, a registered commodity pool operator and swap firm (“LDFM”) and manage the London Diversified Fund. Mr. Gorton was instrumental in the formation and support of the systematic trading program at LDFM (where he remains a partner). The systematic trading program has traded actively under his supervision from May 2006 to date. Mr. Gorton is registered as an Approved Person with the UK Financial Conduct Authority. He has been listed with the NFA as a Principal of BH-DG since March 2012, as an Associate Member and an AP since April 2012 and as a Swap AP since October 2012. Mr. Gorton has also been listed as a Principal of LDFM since August 2012 and as an AP, Associate Member and Swap AP since January 2013. LDFM is a commodity pool operator and investment management firm.

Alan Eldad Howard

Alan Howard has been listed as a principal of BH-DG since April 2013, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Iain McCulloch Doran

Mr. Doran is the Chief Operating Officer of BH-DG. He joined Chemical Bank in October 1986 as a Business Manager for the foreign exchange and rates business. During his career at Chemical Bank (which subsequently became Chase Manhattan and then JP Morgan) he managed a diverse range of significant projects (such as the introduction of the Euro) and established a number of new businesses such as FX prime brokerage and FX e-commerce. In 1994, he developed the business plan and the operational/legal infrastructure for the London Diversified Fund Limited and was integral to the subsequent successful spin-out of LDFM in 2002. In November 2006, following 20 years at JP Morgan (October 1986 – November 2006), Mr. Doran took a career break. He joined both LDFM and BH-DG at the end of November 2010 to oversee the establishment of BH-DG and help with the implementation of related structural changes within LDFM (where he remains a partner). Mr. Doran holds a degree in Economics from Leicester University. Mr. Doran is registered as an Approved Person with the UK Financial Conduct Authority. He has been listed with the NFA as a Principal of BH-DG since April 2012. Mr. Doran has also been listed as a Principal of LDFM since August 2012.

Umar Mark Aziz

Mr. Aziz has been General Counsel of BH-DG since January 2012. In July 2012, he also became BH-DG’s Head of Compliance. Mr. Aziz is admitted as a solicitor of England and Wales and also holds the Solicitor-Advocate (All Higher Courts) qualification. Prior to joining BH-DG, he was a Senior Associate in the Investment Funds Group at Travers Smith LLP (October 2008 – January 2012), specialising in investment fund formation, advisory and related restructuring and M&A work. Before that, Mr. Aziz was with Clifford Chance LLP (March 2003 – September 2008), where he specialised as a litigator in their Finance, Corporate and Regulatory team. Mr. Aziz read Law at the University of Bristol (receiving his LLB (Honours) in 2000). Mr. Aziz is registered as an Approved Person with the UK Financial Conduct Authority. He has been listed with the NFA as a Principal of BH-DG since September 2012. Mr. Aziz has also been listed as a Principal of LDFM since September 2012.

Equinox Frontier Diversified App. - 8

Simon James Boyd

Mr. Boyd joined BH-DG as Head of Finance in January 2012. Mr. Boyd qualified as an accountant (ACA) in September 2001. Prior to joining BH-DG, he worked for the investment management firm TT International (from July 2006 until December 2011) within their Finance team and another investment management firm, Merrill Lynch Investment Managers, as a Management Accountant from January 2005 to July 2006. Before that, Mr Boyd worked for RSM Robson Rhodes (an accountancy firm) in their Financial Services Department as a Chartered Accountant and Audit Manager (from September 1998 to December 2004). Mr. Boyd studied Accounting and Finance at the University of Leeds, graduating in June 1997. He has been listed as a Principal of BH-DG since October 2012. Mr. Boyd has also been listed as a Principal of LDFM since October 2012.

DG Systematic Holdings Ltd.

DG Systematic Holdings Ltd. has been listed as a principal of BH-DG since October 2011.

Equinox Frontier Diversified App. - 9

BH-DG’S TRADING STRATEGY

BH-DG operates the BH-DG Systematic Trading Program which utilizes systematic trading strategies. All of the strategies are predicated on the belief that the application of statistical methods and quantitative risk management can detect and subsequently exploit predictable behavior in financial prices. The principal strategy is based on capturing and exploiting trends within financial markets. This strategy is currently focused on a large number of liquid futures and foreign exchange markets with the objective of exploiting diversification while maintaining liquidity of the portfolio. The allocation of capital between models and among markets is systematically determined based on quantitative methods considering factors such as market opportunities, liquidity and portfolio risk management. Execution costs are measured and are an important input into the systematic determination of capital allocation.

Currently, the strategy invests in exchange-traded futures (including stock index futures and commodity futures) and foreign exchange instruments (including spot and forward transactions). BH-DG is continuing to develop and enhance the existing models and strategies and is seeking to develop additional strategies. As such models or strategies are developed or modified, so the range of financial instruments and assets may also develop. Consequently, BH-DG’s strategies may in the future involve investing in a wider range of financial instruments including, but not limited to, futures, forwards, and options (including but not limited to, options on futures and foreign exchange options).

The trading strategies and systems utilized may be revised from time to time as a result of ongoing research and development to devise new trading strategies and systems as well as evolving existing methods as markets change over time. The trading strategies and systems used by BH-DG in the future may differ significantly from those presently used due to the changes which may result from this research.

Equinox Frontier Diversified App. - 10

CANTAB CAPITAL PARTNERS LLP

Background of Cantab

Cantab Capital Partners LLP was formed in January 2006 by Dr. Ewan Kirk and Mr. Erich Schlaikjer. Its offices are located at City House, 126-130 Hills Road, Cambridge, CB2 1RE, United Kingdom. Cantab has been registered under the CE Act as a CTA, has been a member of the NFA since June 12, 2008, approved as a swap firm since December 5, 2012, and registered as a commodity pool operator since January 1, 2013. Prior to registration with the NFA, Cantab was engaged in research activities until March 2007, when it began trading pursuant to its CCP Quantitative Fund Aristarchus Program, formerly the “CCP Quantitative Fund Archimedes Program.”

Principals of Cantab

Dr. Ewan Kirk

Dr. Ewan Kirk is the former head of the Goldman Sachs Fixed Income, Currency, Commodity and Equity Quantitative Strategies group. As the Partner in charge of a group of 110 mathematicians, physicists, statisticians and programmers, Dr. Kirk oversaw and drove the development of the highly respected and profitable quantitative group. Dr. Kirk joined Goldman Sachs, an investment bank, in the commodity strategy group in May 1992 and spent 8 years in the commodity business developing trading algorithms, quantitative models and trading systems before becoming a partner in October 2000 and managing the group until leaving Goldman Sachs in January 2005. Dr. Kirk was between employment from February 2005 to January 2006, when he co-founded Cantab. Dr. Kirk has been listed as a principal of Cantab since April 8, 2008 and registered as an associated person of Cantab since June 12, 2008. Dr. Kirk was approved as a swap associated person of Cantab on December 5, 2012. He is the Chief Executive Officer of Cantab Capital Cayman Limited, a commodity pool operator, and has been listed as a principal since June 2012 and registered as an associated person and an NFA associate member with respect to Cantab Capital Cayman Limited since September 2012.

Erich Schlaikjer

Erich Schlaikjer is the former Managing Director and Chief Technology Officer for the European Strategies group at Goldman Sachs, the investment bank, from September 1987 to January 2005. Mr. Schlaikjer was personally responsible for designing and building many of the analysis tools which are currently in use at Goldman Sachs. At Cantab, Mr. Schlaikjer runs the team of programmers which designs and builds the analytical tools and infrastructure which enable the mathematicians to develop, test and implement algorithmic trading rules. Mr. Schlaikjer has worked extensively in the FX and Equity markets. Mr. Schlaikjer was between employment from January 2005 to January 2006, when he co-founded Cantab. Mr. Schlaikjer has been listed as a principal of Cantab since June 10, 2008 and registered as an associated person of Cantab since June 12, 2008. Mr. Schlaikjer was approved as a swap associated person of Cantab on December 5, 2012. He was listed as a principal of Cantab Capital Cayman Limited, a commodity pool operator, from June 2012 through July 2012.

Chris Pugh

Chris Pugh is the former Chief Operating Officer for KBC Alternative Investment Management (“KBC”), an investment management firm, from December 2000 through March 2006. Mr. Pugh was one of the founding members of KBC’s hedge fund, assisting it in its growth from $50 million in 2001 to a peak of $5 billion in 2005. Mr. Pugh was responsible for the operational and financial infrastructure at KBC. Prior to his career at KBC, from September 1995 to December 2000, Mr. Pugh was the Head of Special Projects at D. E. Shaw & Co., an investment management firm. Chris joined Cantab in March 2006. Mr. Pugh has been listed as a principal of Cantab since April 29, 2008 and registered as an associated person of Cantab since June 12, 2008. Mr. Pugh was approved as a swap associated person of Cantab on December 5, 2012. He was listed as a principal of Cantab Capital Cayman Limited, a commodity pool operator, from June 2012 through July 2012, and has been re-listed as a principal of Cantab Capital Cayman Limited since February 13, 2013. He was registered as an associated person (pending) of Cantab Capital Cayman Limited from June 2012 through July 2013, and as an associated person since February 2013. He has been registered as a swap associated person since March 1, 2013.

Dr. Tom Howat

Tom was recently invited to join the partnership in recognition of his outstanding contribution to the firm. Tom heads the team of programmers responsible for Cantab Capital Partners’ ongoing infrastructural development. Much of the framework for the backtesting, trading and real time risk management of our strategies is due to Tom’s innovative design and implementation, from methods for real time signal computation and automated execution, through to ensuring the fairest possible allocations between our managed accounts. Tom joined Cantab Capital Partners at its inception in 2006, prior to which he spent seven years at Trinity College, Cambridge, where he obtained a degree in mathematics and a Ph.D. in mathematical biology. Mr. Howat has been listed as a principal of Cantab since May 23, 2011.

Equinox Frontier Diversified App. - 11

Juan Perez

Juan joined Cantab in March 2009 and as Chief Financial Officer and Risk Manager is responsible for all financial control matters affecting the funds under management and monitoring all non model related risks. He oversees the accounting and reconciliation functions at the company. He has been listed as a principal of Cantab since August 2012. Prior to joining Cantab, Juan gained his fund accounting experience at Mulvaney Capital (hedge fund) where he worked as fund accountant from September 2006 to March 2009. He holds a MSc in Financial Engineering from the University of London and is a CAIA charterholder.

Dr. Matthew Killeya

Matt joined Cantab in October 2010 as Senior Scientist and became a partner of Cantab in April 2013. Matt has been listed as a principal (pending) of Cantab since March 2013. He works on all aspects of programme and portfolio construction and has driven developments in these areas, including contributing several new strategies to the portfolio. Matt’s primary focus is on strategy development and he has contributed strategies in all three of the strategy clusters within the portfolio (the momentum, value and short term). Matt has also been instrumental in developing a dynamic size-dependent cost model, taking account and liquidity and other market conditions, which is at the core of Cantab’s transaction cost and capacity analysis. He has an interest in applying Bayesian methodology to the investment problem and has been responsible for overhauling the firm’s Black-Litterman family of portfolio weighting algorithms. More recently Matt’s focus has been on short term execution algorithms and strategies to trade options as a natural diversifier to the futures strategies.

Previously Matt was a senior managing researcher at Winton Capital Management for five years, between February 2005 and April 2010. From April 2010 through October 2010, Matt collaborated on some academic research with Professor Chris Rogers, of Cambridge Statslab. Matt has a PhD in Bayesian statistics from Durham University. Prior to that, Matt obtained a first class Master of Mathematics degree, also from Durham University, receiving a special prize for the top final year dissertation.

Fraser McIntyre

Fraser McIntyre joined Cantab in September 2013, and became a partner and CCO in April 2014. Mr. McIntyre oversees all areas of the operational side of the business, including finance, operations, legal and compliance. Prior to joining Cantab, Mr. McIntyre was COO at Meditor Capital (Jan 2011—Sept 2013), a multi-billion dollar equity long short fund, where he was responsible for all non-investment aspects of the firm including compliance. Mr. McIntyre oversaw significant operational changes and enhancements to the firm, was responsible for all third party relationships and managed the non-investment teams in London and Bermuda. Prior to this position, Mr. McIntyre was CFO at SRM Global Fund (Oct 2006—Nov 2008), an activist long short fund. There, he oversaw all day-to-day operations, and managed the operations team. Afterwards, he was COO at Kazimir Partners (Dec 2008—Dec 2010), an Emerging Markets Fund, where he had oversight of all operational aspects of running five funds, including three hedge funds and two long-only funds, across offices in Moscow, London and New York. Mr. McIntyre started his career in prime broking at Goldman Sachs where he was Vice President of Client Services in the equities division (Nov 1995—Nov 2003). Mr. McIntyre’s responsibilities included managing client service representatives and all aspects of the prime brokerage business post-trade execution for various Funds to ultimately monitoring clients’ portfolios. He also worked with clients on building out their funds’ infrastructure and operational backbone. Mr. McIntyre was then an Executive Director at UBS and Head of European Client Services in the equities division (Nov 2003—Oct 2006). During this time, the team expanded significantly to cover 400 clients globally. Fraser was instrumental in instigating a framework of controls, operational procedures and training programs. Mr. McIntyre completed his accountancy training with Coopers and Lybrand and was an auditor in the financial services division from (Sept 1992—Oct 1995). He graduated with an honours degree in Business Studies and Accounting from the University of Edinburgh in 1992.

Andrew Radford

Mr. Radford joined Cantab in September 2012 and currently serves as Cantab’s General Counsel and Chief Compliance Officer. Prior to joining Cantab, Mr. Radford worked as Legal Counsel at Financial Risk Management Limited, the largest independent European-based fund of hedge fund, from September 2010 to September 2012, and prior to that was an Associate Solicitor at the global law firm Linklaters LLP from March 2005 to August 2010. Mr. Radford has a degree in History from the University of Oxford and is a Solicitor of the Senior Courts of England and Wales. Mr. Radford is registered with the NFA and holds “Principal approved” status since July 3, 2013.

Other Principals of Cantab

Cantab Capital LTIP Limited has been listed as a principal of Cantab since April 26, 2011.

Evgenia Diamond has been listed as a principal of Cantab since March 2013, and Andrew Radford has been listed as a principal of Cantab since July 2013. Neither Ms. Diamond nor Mr. Radford is involved with the operations or trading of Cantab.

Equinox Frontier Diversified App. - 12

CANTAB TRADING STRATEGY

Cantab’s investment philosophy is based on the belief that markets are not efficient and are driven by behaviour of their participants, creating persistent structural inefficiencies and sources of return. Cantab believe that rigorous statistical analysis of market behaviour is a repeatable, sustainable way to harvest these sources of return. To achieve this, Cantab create systematic investment strategies that are combined into portfolios which target constant levels of volatility.

Cantab use a variety of statistical and technical indicators as inputs into their investment strategies. Cantab base their research only on market data, where at the point of trading exists contemporaneous real-time data (for example prices, the difference in prices between assets, volatility surface, volume and so on).

Cantab take a strictly quantitative approach to all aspects of trading. Strategy selection, portfolio construction, execution and risk control are all specified by algorithmic and systematic processes. The allocation of risk between the strategies is fully systematic and uses a proprietary portfolio allocation algorithm.

The Strategies

The core of Cantab’s approach is multi-strategy and multi-asset.

Cantab have created multiple robust, statistical strategies which capture returns systematically across macro markets. These strategies, typically 20-25, are applied to a highly diversified basket of assets and are grouped around three distinct, broadly not correlated sources of return: Trend, Value and Short Term trading. Cantab believe that combining several uncorrelated sources of return is a better way to harvest macro-style returns than one of them taken individually.

Each one of these investment strategies applies to multiple assets. Trend strategies apply to all of the assets traded. Value strategies are asset specific and are grouped around rates and bonds, equity indices, commodities and FX markets. Short Term trading strategies tend to focus on the most liquid set of markets. As a result the 20-25 strategies result in more than 800 sub-strategies.

Portfolio Construction

The portfolio algorithm is engaged in real time and trades every hour during the day, dynamically rebalancing position sizes. Typically the portfolio is well diversified across market sectors and has a position across all of the markets it trades.

The position sizes are determined by a number of interlocking and complementary systems. These include: signal strength in an individual sub-strategy, the relative weighting of a strategy within its cluster, the expected volatility of the portfolio and the resulting rescaling to the constant volatility level, any down-weighting as a result of the unconstrained portfolio having a CVaR greater than 4% on the 99th percentile basis, and liquidity constrains as a result of exchange limits.

CANTAB MARKETS TRADED

Cantab trades a variety of FX forwards and CFTC-approved Futures across commodities, bonds, interest rates, currencies and equity indices. In Jan 2014, Cantab introduced single stock cash equities to the portfolio.

Equinox Frontier Diversified App. - 13

PAST PERFORMANCE OF CANTAB

(as of 1 Feb 2014)

The Capsule Performance Table which follows presents the performance results of the CCP Quantitative Fund - Aristarchus Class for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CCP Quantitative Fund - Aristarchus Class (20% gross volatility)

Month	2014	2013	2012	2011	2010	2009
January	-6.92%	1.17%	4.67%	2.37%	-6.13%	-1.54%
February		-3.27%	1.89%	2.62%	-3.57%	1.65%
March		0.68%	-3.82%	0.43%	7.25%	-5.86%
April		4.76%	-0.14%	8.49%	-0.22%	-6.15%
May		-8.38%	6.75%	-3.91%	-4.82%	1.03%
June		-14.22%	-1.77%	-4.70%	-0.83%	-3.36%
July		-4.35%	9.03%	6.23%	0.21%	0.16%
August		-6.80%	-1.77%	4.64%	7.09%	-0.65%
September		1.99%	-1.20%	0.35%	3.43%	5.16%
October		1.90%	-4.61%	-5.12%	2.81%	1.22%
November		2.81%	4.92%	-0.91%	-3.67%	2.79%
December		-6.37%	1.39%	2.65%	1.98%	-3.42%
Year	-6.92% (1 month)	-27.65%	15.32%	12.84%	2.48%	-9.20%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Manager information (as of 1 Feb 2014)

Name of CTA:	Cantab Capital Partners LLP
Name of Portfolio:	CCP Quantitative Fund – Aristarchus Class
Inception of Trading by CTA:	March 2007
Inception of Trading of the Portfolio:	March 2007
Number of Accounts Open:	10
Total Assets Managed by CTA:	$3,500 million
Total Assets Traded According to the Program:	$3,000 million
Worst Monthly Percentage Draw-down*:	-14.22% (June 2013)
Worst Peak-to-Valley Draw-down**:	-34.75% (May 2013 to January 2014)
Number of Profitable Accounts That Have Opened and Closed:	7
Range of Returns Experienced by Profitable Accounts:	4.78% to 32.25%
Number of Unprofitable Accounts That Have Opened and Closed:	5
Range of Returns Experienced by Unprofitable Accounts:	-1.04% to -26.19%

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 14

CHESAPEAKE CAPITAL CORPORATION

Background

Chesapeake Capital Corporation (“Chesapeake”) was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading futures interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to “Chesapeake” refer to the Virginia Corporation prior to August 19, 1991, and the Illinois Corporation on and after August 19, 1991. Chesapeake has been registered as a commodity trading advisor (“CTA”) and as a commodity pool operator (“CPO”) with the Commodity Trading Futures Commission (“CFTC”) since June 20, 1988, and May 8, 1991, respectively, and has also been a member of the National Futures Association (“NFA”) since June 20, 1988. Chesapeake was listed as a principal of Chesapeake SP Partners LLC (“SP Partners”), a CPO located in Richmond, Virginia, from January 14, 2011 until July 9, 2011. Neither Chesapeake’s registration with the CFTC nor its membership in the NFA should be taken as an indication that any such agency or regulatory body has recommended or approved Chesapeake. Chesapeake’s principal place of business is located at 701 E. Byrd Street, 17th floor, Richmond, Virginia 23219. All business records will be kept at Chesapeake’s principal place of business.

Principals

Chesapeake’s Principals are Chesapeake Holding Company, R. Jerry Parker, Jr., Brian E. Broadway, Michael L. Ivie and Anilchandra G. Ladde.

Chesapeake Holding Company

Chesapeake Holding Company is a Virginia corporation that owns all of the issued and outstanding shares of stock of Chesapeake Capital Corporation. Chesapeake Holding Company has been listed as a principal of Chesapeake Capital Corporation since January 2004.

R. Jerry Parker, Jr.

R. Jerry Parker, Jr. is the Chairman of the Board of Directors and the Chief Executive Officer of Chesapeake and Chesapeake Holding Company. Mr. Parker has overseen Chesapeake’s operations and its trading since its inception. Mr. Parker received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. From November 1983 until June 1986, Mr. Parker was employed as an exempt commodity trading advisor by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and a commodity pool operator, in his “Turtle” training program. From June 1986 until January 1988, Mr. Parker was an independent contractor and traded for Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through January 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of U.S. $1 million to U.S. $1.5 million. In January 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and in February 1988 Mr. Parker formed Chesapeake. Mr. Parker was registered as an associated person and listed as a principal of Parker Commodities, Inc., a commodity trading advisor based in Richmond, Virginia, from June 27, 1988 until August 14, 1992. Mr. Parker, by virtue of ownership, was listed as a principal of Vandelay Capital Management LLC (“Vandelay”), a multi-strategy fund of funds manager located in Richmond, Virginia, from May 20, 2004 until July 23, 2009, although he was not involved in its day-to-day operations. Mr. Parker was listed as a principal of SP Partners from January 18, 2011 until July 9, 2011 and was registered as an associated person of SP Partners from January 19, 2011 until July 9, 2011. SP Partners never commenced operations. Mr. Parker has been registered as an associated person and listed as a principal of Chesapeake since June 20, 1988.

Brian E. Broadway

Brian E. Broadway is the Chief Operating Officer of Chesapeake and Chesapeake Holding and also serves as Secretary of Chesapeake and Chesapeake Holding Company. Mr. Broadway’s duties include overseeing Chesapeake’s daily operations as well as its marketing efforts and financial operations. Mr. Broadway received his Bachelor of Science degree, with an emphasis in Accounting, from the University of Virginia in May 1991 and an M.B.A., with an emphasis in Finance, from the University of North Carolina – Chapel Hill in August 1999. From August 1991 through July 1995, Mr. Broadway worked in the assurance practice at Coopers & Lybrand, LLC, an accounting firm, as a member of the Financial Services Team. Mr. Broadway was employed by Chesapeake from August 1995 until February 2005 as a Senior Vice President and became a licensed Certified Public Accountant in Virginia in May 2004. In May 2004, Mr. Broadway assisted in the founding of Vandelay, a multi-strategy fund of funds. Mr. Broadway was registered as an associated person of Chesapeake from June 13, 2003 until February 1, 2005. Mr. Broadway was listed as a principal of Vandelay from May 20, 2004 until July 23, 2009, registered as an associated person of Vandelay from May 24, 2004 until July 23, 2009 and employed as Vandelay’s Managing Director, overseeing its daily operations, from February 2005 through July 2009. Mr. Broadway rejoined Chesapeake in April 2007 and directed its financial operations from April 2007 until July 2010. From July 2010 until June 2013, Mr. Broadway held the title of Principal of Chesapeake and his duties included general management as well as sales and marketing. . Mr. Broadway has been registered as an associated person and listed as a principal of Chesapeake since April 18, 2007.

Equinox Frontier Diversified App. - 15

Michael L. Ivie

Michael L. Ivie is the Director of Research of Chesapeake. Mr. Ivie received a Bachelor of Science degree in Mathematics from Louisiana State University in 1989. From January 1990 through June 1991, Mr. Ivie was employed as an Actuarial Analyst by A. Foster Higgins, an actuarial consulting firm, located in Richmond, Virginia. In June 1991, Mr. Ivie joined Chesapeake’s Research Department where his duties included research on trading systems as well as the development and operation of back office software. In March 1999, Mr. Ivie became the Director of Research of Chesapeake. Mr. Ivie has been registered as an associated person of Chesapeake since May 21, 1999 and listed as a principal of Chesapeake since May 12, 2008.

Anilchandra G. Ladde

Anilachandra G. Ladde is the Director of Trading of Chesapeake. Mr. Ladde received his Bachelor of Science degree in Mathematics from the University of Texas at Arlington in May 1990 and an M.B.A. in Finance from The George Washington University in May 1992. From June 1992 until April 1993, Mr. Ladde was employed as a counselor by the Grand Prairie YMCA located in Grand Prairie, Texas. In April 1993, Mr. Ladde joined Chesapeake’s Trading Department where his duties included daily monitoring of market activity and trade execution. In June 1999, Mr. Ladde became the Director of Trading of Chesapeake. Mr. Ladde has been registered as an associated person of Chesapeake since November 3, 1994 and listed as a principal of Chesapeake since May 13, 2008.

Chesapeake and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below. The trading records of those accounts are available for inspection on Chesapeake’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Chesapeake and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Legal Actions

There have never been any material administrative, civil or criminal actions (whether pending, on appeal or concluded) against Chesapeake or its Principals.

Trading Approach

Chesapeake seeks to achieve capital appreciation primarily through trading on a highly leveraged basis commodity futures contracts, options on futures contracts and commodities, spot and forward currency contracts and other derivative contracts traded in U.S. and non-U.S. markets (such contracts being hereinafter referred to collectively as “Futures Interest Contracts”). Futures Interest Contracts traded by Chesapeake may include, but are not limited to, contracts on agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices.

Chesapeake initially traded the Diversified 2XL Program on behalf of the Fund. Since August 19, 2013, Chesapeake has traded the Diversified Program on behalf of the Fund.

A general description of Chesapeake’s trading approach immediately follows, with a more specific explanation of the Diversified Program and the markets traded following the general description. Since Chesapeake’s trading strategies and programs are proprietary and confidential, the discussion below is of a general nature and it is not intended to be exhaustive.

In general, Chesapeake analyzes markets, including price action, market volatility, open interest and volume (“technical analysis”) as a means of predicting market opportunity and discovering any repeating patterns in past historical prices. Chesapeake generally employs a computerized analysis of a large number of interrelated statistical and mathematical formulas and techniques — based on an extensive proprietary and confidential database of prices, volatility, volume, open interest and various other market statistics — to search for patterns in data and to develop, use and monitor trading strategies. Chesapeake places primary emphasis on technical analysis in assessing market opportunities.

Chesapeake’s trading decisions are based on a combination of its systems, its market timing techniques, its trading discretion, judgment and experience and on market opportunities. Chesapeake’s trading methodology is both systematic and strategic. Trading decisions require the exercise of strategic judgment by Chesapeake in evaluating its technical trading methods, in their possible modification from time to time, and in their implementation.

Chesapeake is free to use its discretion whether to follow any trading signals or parameters generated by its technical trading strategies and the Chesapeake Trading Programs. The decision not to trade certain markets or not to make certain trades indicated by Chesapeake’s systems can materially affect performance. Under no circumstances is Chesapeake compelled to follow any of the trading indications generated by the Chesapeake Trading Programs.

Equinox Frontier Diversified App. - 16

Chesapeake has the right to employ any form or method of technical analysis that it deems appropriate in trading the Chesapeake Trading Programs. By way of example, the technical trading strategies and programs utilized by Chesapeake may be revised from time to time by Chesapeake as a result of ongoing research and development, which seeks to devise new trading strategies and programs as well as test its current technical strategies and programs; provided that Chesapeake will notify clients of any material revisions or changes in its trading strategies and/or systems.

Exchanges on which transactions will take place in trading the Diversified Program may include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include but are not limited to the Dubai Mercantile Exchange (DME), the EUREX, the Euronext Amsterdam (EUROAEX), the Euronext Brussels (EUROBRU), the EURONEXT Liffe (LIFFE), the Euronext Paris (EUROPAR), the Hong Kong Exchanges &Clearing Limited (HKEX), the ICE Futures Europe and the ICE Futures Canada (ICE), the Korea Exchange (KRX), the Borsa Italiana (IDEM), the London Metal Exchange (LME), the Montreal Exchange (MX), the MEFF AIAF SENAF Holding de Mercados S.A. (MEFF), the NASDAQ OMX (OMX), the Osaka Securities Exchange Co., Ltd. (OSE), the South African Futures Exchange (SAFEX), the Singapore Exchange Derivatives Trading Ltd. (SGX-DT), the Sydney Futures Exchange (SFE), the Thailand Futures Exchange (TFEX), the Tokyo Commodity Exchange (TOCOM), the Tokyo Financial Exchange Inc. (TFX), the Tokyo Grain Exchange (TGE), and the Tokyo Stock Exchange (TSE). In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and initiates trades at any point it determines that a market is sufficiently liquid and tradable using the methods employed by Chesapeake.

Equinox Frontier Diversified App. - 17

Past Performance of Diversified 2XL Program

Chesapeake initially traded the Diversified 2XL Program on behalf of the Fund. Since August 19, 2013, Chesapeake has traded the Diversified Program on behalf of the Fund. Therefore, the rate of return for August 2013 reflects the change in trading program described hereto. Beginning September 2013, the monthly rate of return reflects the performance of Chesapeake’s Diversified Program on behalf of the Fund.

Chesapeake Diversified 2XL Program (through August 18, 2013)

Chesapeake Diversified Program (beginning August 19, 2013)

Monthly Rates of Return	2014 (%)	2013 (%)	2012 (%)	2011 (%)	2010 (%)	2009 (%)
January	-7.08	9.45	-2.77	2.50	-9.01	0.68
February		-2.05	-3.10	9.29	4.63	-1.04
March		3.80	1.83	2.02	6.99	-0.84
April		2.45	3.85	7.82	6.58	-3.19
May		-1.48	-5.52	-14.90	-25.28	-3.08
June		0.10	-4.49	-11.39	-5.18	-1.75
July		5.31	9.44	6.32	-2.53	0.30
August		-6.68*	-1.58	-0.56	5.22	7.64
September		1.07	-7.57	-21.65	12.01	4.91
October		4.55	-8.10	-1.93	15.47	-5.21
November		10.36	0.27	9.96	-9.94	6.01
December		5.29	-5.10	2.36	23.71	4.10
Compound Rate of Return	-7.08 (1 month)	35.67	-21.73	-15.05	13.68	7.88

*	The rate of return for August 2013 reflects the change in trading program described above.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Chesapeake Capital Corporation
Name of program:	Diversified 2XL Program until August 18, 2013; Diversified Program on and after August 19, 2013
Inception of trading by CTA:	February 1988
Inception of trading in Fund:	March 2006
Worst monthly drawdown*:	-25.28% (May 2010)
Worst peak-to-valley drawdown**:	-46.02% (May 2011 – December 2012)
Totals Assets in the Fund:	$12,000,000
Total Assets Under Management of the CTA:	$83,000,000

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 18

CRABEL CAPITAL MANAGEMENT LLC

Background

Crabel Capital Management, LLC (“CCM” and “Trading Advisor”) is a Wisconsin, U.S.A. limited liability company formed in 1997 by William Harrison (Toby) Crabel. It is the successor to Mr. Crabel’s sole proprietorship. CCM’s main business address is 10250 Constellation Blvd., Suite 2650, Los Angeles, CA 90067, USA. CCM is a global alternative investment firm specializing in futures and foreign currency trading and currently has over $1 billion in assets under management. Pioneers of short-term, systematic trading, the firm has evolved over the last two decades to offer broadly diversified, unique products that are valuable complements to sophisticated portfolio design. CCM invests on behalf of qualified institutions, funds of funds, family offices and high net worth individuals. CCM’s primary investment objective is to achieve competitive risk-adjusted returns, while maintaining a low correlation to all other investment strategies. The Trading Advisor has been registered as a commodity trading advisor with the CFTC under the CEA since March 9, 1987 and as a commodity pool operator with the CFTC under the CEA since January 7, 1999, and has been a member of the NFA since March 9, 1987. The Principals of the Trading Advisor are listed below.

Principals

The principals of the Trading Advisor are Crabel Holdings LLC, William Harrison “Toby” Crabel, Alden Melbourne, Paul Buethe, Michael Pomada, Cynthia Aragon, Steve Wisdom, Andrew Moe, Nicole Roskopf and Gail Daugherty.

Crabel Holdings LLC

Crabel Holdings LLC has been listed as a principal of the Trading Advisor since March of 2004.

William Harrison (Toby) Crabel

Toby Crabel is the firm’s Chief Executive Officer. In his role, Mr. Crabel oversees management, research and developing new talent to continue the innovation and diversification of ideas within the firm. He also leads the firm’s Executive Committee. Mr. Crabel has been listed as a principal of the Trading Advisor since October of 1984 and he became registered as an associated person of the firm and an NFA associate member in March of 1987.

Alden Melbourne

Alden Melbourne is a Senior Partner of CCM and a member of the firm’s Executive Committee. Mr. Melbourne graduated in 1996 with a BS in Computer Science from Rensselaer Polytechnic Institute. Mr. Melbourne started his career at CCM in June 1993. Mr. Melbourne spends his time overseeing software development, conducting research and reviewing research. Mr. Melbourne has been registered as an NFA associate member and an associated person and listed as a principal of CCM since March of 2013.

Michael Paul Buethe

Paul Buethe is a Portfolio Manager and a member of the firm’s Executive Committee. Mr. Buethe earned his BS from the University of Nebraska in 1985 and an MBA from Columbia University in 1987. In July 2000, Mr. Buethe joined CCM and manages the Buethe Crabel Diversified Futures Program. He spends most of his time managing his portfolio and conducting research. Mr. Buethe has been registered as an NFA associate member and an associated person of CCM since September of 2001, and listed as a principal and registered as a branch manager of CCM since January of 2013.

Michael Pomada

Michael Pomada is the Chief Operating Officer of CCM and is a member of the firm’s Executive Committee. Mr. Pomada graduated from the University of California at Berkeley in 1997 and received his MBA from the University of Southern California with a concentration in investments and statistics. Upon joining CCM in April 2008, Mr. Pomada managed an equity portfolio while assisting in the oversight of the firm’s main cash equity program. Starting in late 2009, Mr. Pomada co-led the effort to revamp the firm’s execution processes, infrastructure and algorithmic trading & microstructure research. In June 2011, Mr. Pomada moved into the COO role. Mr. Pomada has been registered as an NFA associate member and an associated person of CCM since May of 2012, and listed as a principal of CCM since January of 2013.

Cynthia Aragon

Cynthia Aragon is the Chief Compliance Officer and Legal Counsel for CCM. Ms. Aragon graduated from New York University in 1993 and received a JD from Fordham Law School in 1996. Recently, Ms. Aragon served as Chief Compliance Officer and General Counsel at FATTOC, LLC, a high frequency proprietary trading firm, from August 2008 through June 2010. From June 2010 until June 2011, Ms. Aragon was self-employed as an independent consultant and attorney. She served as interim Chief Compliance Officer and General Counsel for WestPark Capital, LLC, a boutique investment bank in Los Angeles, from June 2011 until December 2011. In January 2012, Ms. Aragon joined CCM. She is a member in good standing of the California Bar and the New York Bar. Ms. Aragon has been registered as an NFA associate member and an associated person, and listed as a principal of CCM since March of 2013.

Equinox Frontier Diversified App. - 19

Stephen (Steve) Wisdom

Steve Wisdom is a Portfolio Manager at CCM and is a member of the firm’s Executive Committee. Mr. Wisdom joined Crabel Capital in January 2008. Mr. Wisdom graduated from Harvard College with a BA in Philosophy in 1983 with a focus on symbolic logic, and coursework in Math, Applied Math, Finance and Economics. Mr. Wisdom has been registered as an associated person of CCM since March of 2012, approved as a branch manager since January 2013, and listed as a principal of CCM since September of 2013.

Andrew Moe

Andrew Moe is a Portfolio Manager at CCM and is a member of the firm’s Executive Committee. Mr. Moe graduated from the University of Illinois in 1993 with a BS in Mechanical Engineering. Mr. Moe joined Manchester Trading, a Connecticut based hedge fund, in November 2005 where he managed a portfolio until August 2007. From August 2007 to August 2008, Mr. Moe continued to manage his portfolio with personal capital. In August of 2008, Mr. Moe joined Crabel to develop and manage a very short term portfolio, including high frequency trading. From late November 2009 to present, Mr. Moe worked with Mr. Pomada to revamp the firm’s execution processes, infrastructure and algorithmic trading/microstructure research. Mr. Moe has been listed as a principal of CCM since November of 2013.

Nicole Roskopf

Nicole Roskopf is the Director of Client Relations. Ms. Roskopf graduated in 1994 with a BBA in Finance from the University of Wisconsin-Whitewater with an emphasis in Accounting and Financial Planning. From September 1995 through April 2000, Ms. Roskopf worked at Strong Capital Management, a financial services firm, in the separately managed accounts area performing accounting and finance-related duties for portfolios that traded individual equities, fixed income securities, futures and foreign exchange. During her time there, she was promoted to team leader and subsequently co-manager of the department. In May 2000, Ms. Roskopf joined Crabel Capital Management as an accountant focusing on back office and corporate accounting, and soon after joining the firm she transitioned into the client relations department. Hill Crabel Trading, LLC was a joint venture between Hill Trading Technologies, LLC and Crabel Holdings, LLC. Crabel Holdings, LLC owns 100% of Crabel Capital Management, LLC. Ms. Roskopf has been registered as an NFA associate member and an associated person of CCM since December of 2003, and listed as a principal of CCM since September of 2013. Ms. Roskopf was registered as an associated person and an NFA associate member of Hill Crabel Trading LLC from January 26, 2004 through August 26, 2010.

Gail Daugherty

Gail Daugherty, CPA, is Director of Accounting at CCM. Ms. Daugherty graduated in 1979, with a BBA in Accounting from the University of Wisconsin – Madison. In February 1993, Ms. Daugherty joined Strong Capital Management and held various accounting positions in the separately managed accounts, systems implementation and retirement plan services areas until April 2005. After leaving Strong Capital Management, Ms. Daugherty explored opportunities with a number of well-regarded firms and elected to join Crabel Capital Management. In October 2005, Ms. Daugherty joined CCM to lead the accounting division. Ms. Daugherty has been listed as a principal of the firm since November of 2013.

Crabel Capital and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Crabel Capital trading program described below. The trading records of those accounts are available for inspection on Crabel Capital’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Crabel Capital and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Crabel Multi-Product Program consists of a highly diversified portfolio of uncorrelated and predominantly short-term, systematic strategies traded across multiple liquid, global futures, and currency markets. These strategies can include currency and financial futures and swaps, equity indices, agriculturals, energy, base and precious metals across over 200 markets.

The majority of the price-driven strategies in the portfolio can be classified as short-term momentum or mean-reversion trades and a small portion of the portfolio is allocated to longer holding period strategies.

Legal Actions

There are currently no legal matters pending. None of the current principals of the Advisor have been involved in any lawsuits relating to the operations of the company or involving claims of financial impropriety.

Equinox Frontier Diversified App. - 20

Past Performance of Crabel Capital Management, LLC

The Capsule Performance Table which follows presents the performance results of the Crabel Multi-Product 1x Program for the period covered by the table and statistics are calculated on net monthly returns for the period covered by the table. Performance results are based on actual trading of a representative account with the longest trading record of the Crabel Multi-Product 1x Program managed by Crabel Capital Management, LLC. For the purposes of this illustration, the performance results shown include advisor fees of a management fee equal to 1/12 of 2% of Trading Level (2% annually) and a quarterly incentive fee of 30% of any New Net Profits, as defined. Performance results of individual accounts may vary as a result of differing fees, account size, the timing of the entry of orders and other factors. No representation is being made that any account in the future will or is likely to achieve profits or losses similar to those shown. The program inception is March 1, 1998. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Crabel Multi-Product 1x Program

Month	2014	2013	2012	2011	2010	2009
January	6.67%	6.62%	1.98%	1.80%	-0.34%	2.74%
February		3.53%	-1.05%	0.39%	1.33%	-0.15%
March		1.81%	2.14%	-1.46%	-0.50%	-0.02%
April		1.59%	-0.28%	-1.31%	1.48%	1.06%
May		-3.65%	1.85%	2.40%	1.18%	2.02%
June		-1.77%	0.62%	0.75%	-0.51%	0.53%
July		-2.89%	3.37%	0.25%	1.76%	-2.96%
August		0.46%	-1.89%	-2.50%	3.15%	1.34%
September		-7.13%	0.11%	2.79%	0.79%	-0.66%
October		0.70%	2.06%	-0.14%	-1.08%	-1.08%
November		1.50%	3.80%	-4.58%	-1.50%	-1.59%
December		2.04%	1.63%	0.40%	3.50%	-1.42%
Year	6.67% (1 month)	2.10%	15.15%	-1.43%	9.50%	-0.34%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Crabel Capital Management, LLC
Name of program:	Crabel Multi-Product 1x Program
Inception of trading by CTA:	January 1992
Inception of trading in program:	March 1998
Worst monthly drawdown:	-7.13% (September 2013)
Worst peak-to-valley drawdown:	-14.25% (April 2013-September 2013)
Totals Assets in the Program:	$1,423 million (January 31, 2014)
Total Assets Under Management of the CTA:	$1,495 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 21

EMIL VAN ESSEN, LLC

Background

The Emil van Essen Spread Trading Program was developed in 2006 during the advent and rapid growth of passive long only commodity index funds. Emil and his team developed a spread market database and built software that enabled the modeling of the effect of index funds on commodity spread prices. With a strong focus on research and development the firm employs a multi-model approach that utilizes a highly advanced methodology that can analyze spread prices across multiple commodity, interest rate and options markets. While research and quantitative analysis remain the cornerstone of the firm significant discretion is applied in trade selection and execution. Continued improvement in operational efficiency, risk management, and client services are also a focus of EVE LLC. The Firm now has 16 employees in its Chicago office. Investors can access the Program either through a managed account, fund structure, or platforms. Emil van Essen LLC became registered as a commodity trading advisor and NFA member in August of 2008, and as a commodity pool operator in March of 2011.

Principals

Emil van Essen

Emil van Essen has been the CIO & CEO of Emil van Essen LLC since its registration in August 2008. Mr. van Essen focuses his time on the strategic direction of the firm, research, and trading. Mr. van Essen has extensive experience in the futures industry in both Canada and the U.S. Emil studied honors mathematics at the University of Waterloo in Waterloo, Ontario from 1983 to 1986. He holds a Series 3 license. Emil has been a member of Mensa, has won awards for achievement in mathematics, and has authored two books on systematic futures trading. Emil has been listed as a principal of Emil van Essen LLC since July of 2008, and registered as an associated person and an NFA associate member of Emil van Essen LLC since August of 2008.

Dennis Callahan

Mr. Callahan has served as the Chief Compliance Officer of Emil Van Essen LLC from December 2012 to present. From March 2011 through December 2012, Mr. Callahan was Director of Trading for Emil van Essen LLC. From December 2001 through March 2011, Dennis worked for Vankar Trading Corp, an introducing broker registered with the CFTC and an entity of which Emil was a principal. Dennis was registered as an associated person with Vankar Trading from January 2002 through March 2011. While registered with Vankar he served in the capacity of Director of Trading. Dennis has a BS in Finance from Western Michigan University. Mr. Callahan has been registered as an NFA associate member and an associated person of Emil van Essen LLC since December of 2010, and listed as a principal of Emil van Essen LLC since March of 2013. Mr. Callahan’s principal listing was pending from December 2012 until March 2013.

Russ Rausch

Russ Rausch began working for Emil van Essen LLC in July 2011 and was registered as the Chief Operating Officer of Emil van Essen LLC in March 2012. Prior to joining Emil van Essen, Raush was the executive vice president, global buy-side sales, managing director New York for Trading Technologies International (TT), a trading software and platform company, from May 1998 through July 2011. Rausch was responsible for managing TT’s New York sales office and their global sales effort to buy-side firms. Rausch first joined TT in May 1998 and has held several senior-level positions, including Chief Financial Officer and Executive Vice President Global Support and Chief Information Officer. Rausch received his B.S. in accounting from Kansas State University. He is a CPA and a member of the American Institute of Certified Public Accountants. Mr. Rausch has been registered as an NFA associate member and an associated person of Emil van Essen LLC since December of 2011, and listed as a principal of Emil van Essen LLC since March of 2012.

Emil van Essen LLC and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Emil van Essen LLC trading program described below. The trading records of those accounts are available for inspection on Emil van Essen LLC’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Emil van Essen LLC and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Emil van Essen Spread Trading Program seeks profit through the spread trading of exchange-listed futures and options contracts. The program primarily trades commodities through calendar spreads, inter-commodity spreads, and relative value trades. Interest rate, equity volatility, and other futures spread and relative value trades are also included. Quantitative research and significant discretion are employed with the goal of generating strong, uncorrelated returns in various market environments. The program typically has a low to negative correlation to traditional benchmarks including CTA, commodity and stock indices with a track record dating back to December 2006. The Emil van Essen Spread Trading Program is traded at 2x leverage for the series.

Equinox Frontier Diversified App. - 22

Legal Actions

There have been no material administrative, civil or criminal proceedings against Emil van Essen, LLC or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Past Performance of Emil van Essen, LLC

The Capsule Performance Table which follows presents the performance results of the Emil van Essen Spread Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Emil van Essen Spread Trading Program

Month	2014	2013	2012	2011	2010	2009
January	-4.52%	-2.65%	-0.65%	14.70%	-3.62%	9.33%
February		0.53%	-4.51%	-1.02%	4.82%	1.35%
March		-2.04%	-2.70%	2.25%	0.56%	6.06%
April		0.46%	5.24%	0.52%	10.37%	1.47%
May		1.60%	-1.81%	6.50%	2.24%	-1.93%
June		-4.21%	-2.55%	2.69%	-2.24%	2.66%
July		-6.30%	-8.00%	-0.46%	0.57%	1.80%
August		1.42%	-0.67%	-1.94%	4.40%	0.06%
September		3.09%	1.49%	3.47%	0.69%	-0.55%
October		-0.01%	1.41%	1.14%	-0.21%	3.14%
November		0.34%	0.81%	-0.38%	-4.04%	2.74%
December		1.38%	0.27%	3.18%	-1.63%	-0.05%
Year	-4.52% (1 month)	-6.59%	-11.63%	33.99%	11.40%	28.81%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Emil van Essen, LLC
Name of program:	Emil van Essen Spread Trading Program
Inception of trading by CTA:	December 2006
Inception of trading in program:	December 2006
Worst monthly drawdown:	-8.00% (July 2012)
Worst peak-to-valley drawdown:	-22.39% (December 2011 – January 2014)
Totals Assets in the Program:	$140 million (January 31, 2014)
Total Assets Under Management of the CTA:	$155 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 23

FORT, L.P.

Background

FORT specializes in trading futures contracts on interest rates, currencies, stock indices, energy and precious metals. FORT is registered under the Commodity Exchange Act as a Commodity Trading Advisor and as a Commodity Pool Operator. The company is also a member of the National Futures Association. FORT L.P. is headquartered in Chevy Chase, Maryland, a suburb of Washington, DC. FORT follows a general investment principle for its various investment strategies. All strategies must strive to have no correlation with broad equity markets such as S&P 500 or MSDCI world index. FORT does not construct any investment strategy around a one-sided exposure to a market factor, such as long only stock investment. FORT became registered as a commodity trading advisor, NFA member and commodity pool operator in October of 1999.

Principals

Yves Balcer

Yves Balcer has been a principal of FORT since its founding in December 1992. He was formerly a Senior Manager of Investment at the World Bank, managing a $20B portfolio in Global Fixed Income, where he worked from August 1985 until August 1987, and again between May 1988 and December 1992. During his last two years at the World Bank, Mr. Balcer directed the research and implementation of system-based trading strategies in global bond markets. Prior to that, he served at various times as Senior Manager for the North American, European and Asian portfolios, where he managed teams of professional traders overseeing $20 billion in fixed income assets. Between September 1987 and April 1988, Mr. Balcer served as Director of Research and Arbitrage at Midland-Montagu Securities, a US Treasury Prime Broker, where he directed research into fixed income arbitrage. From July 1977 to July 1985, he was a professor of economics at the University of Wisconsin in Madison. Mr. Balcer has published more than twenty-five articles on finance and economics in professional journals. He holds a PhD in Economics and Finance from MIT, a PhD in Operations Research and a MS in Statistics from Stanford University, and a MS in Mathematics from the Université de Montréal in Canada. Mr. Balcer became listed as a principal, and registered as an NFA associate member and an associated person, of FORT in October 1999. Mr. Balcer has been listed as a principal, and registered as an NFA associate member and an associated person, of Fort Global LLC, a commodity pool operator and commodity trading advisor, since November of 2001. Mr. Balcer is involved in the oversight of investment strategies and research, operations, compliance, back office, and marketing functions.

Sanjiv Kumar

Sanjiv Kumar has been a principal of FORT since its founding in December 1992. Prior to this, from February 1987 to December 1992, he was a Senior Manager of Investment at the World Bank, managing a team of traders investing $10B in Global Fixed Income. During his tenure at the World Bank, Dr. Kumar managed large fixed-income portfolios in all the major currencies. At the time of his departure Dr. Kumar was responsible for investing a multi-billion dollar portfolio in US and Canadian dollar securities. Mr. Kumar has a PhD in Economics from the University of Chicago and a BA in Mathematics from the University of Delhi in India. Mr. Kumar became listed as a principal, and registered as an NFA associate member and an associated person, of FORT in October 1999. Mr. Kumar has been listed as a principal, and registered as an NFA associate member and an associated person, of Fort Global LLC, a commodity pool operator and commodity trading advisor, since November of 2001. Mr. Kumar is involved in the oversight of investment strategies and research, operations, compliance, back office, and marketing functions.

Scott Barnes

Scott Barnes serves as FORT’s Chief Financial Officer and leads FORT’s accounting and financial reporting group for all fund vehicles, separately managed accounts and the management company. Prior to joining FORT, Mr. Barnes was the Chief Operating Officer of Monsoon Capital, LLC, an emerging markets alternative asset manager, primarily focusing on managed futures in the Asia-Pacific markets, from June 2012 to November 2013, where Mr. Barnes was responsible for all fund accounting, reporting, back office operations, as well as management company accounting and operations. Prior to Monsoon Capital, LLC, Mr. Barnes was the Controller of Declaration Management & Research, LLC, an investment management company and wholly owned subsidiary of Manulife Financial, an insurance and financial services company, from June 2003 to June 2012, where he was responsible for all fund and corporate accounting and reporting. Mr. Barnes attained his Certified Public Accounting designation in 1996 and graduated from the University of Wisconsin with a BBA in Accounting. Mr. Barnes has been listed as a principal of FORT with the NFA since January 2014.

Line Deslandes

Ms. Deslandes is the FORT Chief Compliance Officer (CCO) and joined FORT in December 2013. She is responsible for FORT’s compliance program including its development, oversight, and testing. Prior to joining FORT, she was Senior Vice President Legal and Compliance and CCO for O-Leary Funds Management, LP, a Canadian mutual fund company, from March 2012 to June 2013, where she was responsible for the management of all legal affairs and for the development and ongoing monitoring of the compliance program. Prior to that role, Ms. Deslandes serves as Vice President and Managing Counsel, Sales and Marketing, at State Street Global Advisors, Ltd., the portfolio management arm of State Street Bank, from February 2005 to March 2012, where she was responsible for legal affairs and client onboarding across EMEA (2009 -2012) and for legal affairs in Canada (2005-2009), as well as Legal Counsel for the Royal Bank of Canada, from March 2004 to February 2005, and for the National Bank of Canada, from June 1998 to March 2004, where she was responsible for various legal matters. Ms. Deslandes earned an L.L.B. from Laval University in 1996 and has been a member of the Quebec Bar since 1998. Ms. Deslandes has been listed as a principal of FORT with the NFA since January 2014.

Fort LLC is an entity principal of FORT, and has been listed as a principal of FORT since October of 1999.

Fort Management Inc. is an entity principal of FORT, and has been listed as a principal of FORT since October of 1999.

FPCZ ECI LLC is an entity principal of FORT, and has been listed as a principal of FORT since October of 2011.

FORT and its Principals will not trade futures, forwards, and options contracts and securities for their own proprietary accounts.

FORT and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

FORT’s goal is to generate the highest quality of risk-adjusted returns for its clients. FORT’s Contrarian strategy is a technical, fully systematic, trend-anticipation strategy that tries to capture performance around trends in a novel way. Traditional trend-following strategies are usually late to enter and late to exit because they must wait for confirmation of a trend to enter or exit their positions. By design, the Contrarian strategy is usually early in entering and exiting trends.

Equinox Frontier Diversified App. - 24

FORT’s Contrarian strategy focuses on trading futures contracts on interest rates, currencies, stock indices, energy and precious metals. The strategy systematically tries to identify price behaviors which signal turning points in the markets and then takes positions in those markets while the price is still moving in the opposite direction. In addition to capturing a fundamentally different part of the trend movement from traditional trend-followers, this system design allows the Contrarian strategy to perform better than traditional trend-followers in choppy markets because it also captures performance in shorter-term market movements, or noise, around the trend. Capital is allocated dynamically over time frames, models, and markets based on a statistical learning process. This process uses Bayesian statistical techniques which allow the strategy to evolve incrementally each day. The strategy is constructed to be statistically robust which enables it to perform well over the long term.

Legal Actions

There have been no material administrative, civil or criminal proceedings against Fort Management, Inc, or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Past Performance of FORT L.P.

The Capsule Performance Table which follows presents the performance results of the Global Contrarian Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FORT L.P. – Global Contrarian

Month	2014	2013	2012	2011	2010	2009
January	0.20%	-0.23%	2.68%	-3.92%	1.42%	-2.48%
February		-0.14%	-0.19%	3.44%	5.64%	1.21%
March		2.39%	-0.98%	-1.32%	3.02%	3.15%
April		2.52%	1.47%	6.70%	3.05%	-2.53%
May		-3.17%	-1.01%	0.98%	1.78%	-0.18%
June		-5.67%	-1.96%	-0.10%	3.76%	-0.83%
July		2.43%	5.50%	8.73%	2.34%	1.47%
August		-2.38%	-2.01%	4.90%	7.92%	2.85%
September		-4.31%	-0.14%	-0.89%	-0.74%	4.28%
October		3.20%	-2.58%	-0.39%	-0.72%	-0.37%
November		1.25%	1.32%	3.42%	-3.42%	6.54%
December		-2.39%	0.96%	4.69%	1.25%	-5.05%
Year	0.20% (1 month)	1.61%	2.81%	28.70%	27.84%	7.74%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	FORT L.P.
Name of program:	Global Contrarian
Inception of trading by CTA:	September 10, 2002
Inception of trading in program:	October 21, 2002
Worst monthly drawdown:	-5.67% (June 2013)
Worst peak-to-valley drawdown:	-9.02% (March 2008 - June 2009)
Total Assets in the Program:	$524 million (January 31, 2014)
Totals Assets Under Management of the CTA:	$690 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 25

MESIROW

Background of Mesirow

Mesirow is an Illinois limited liability company established in March 2006. Mesirow was registered under the CE Act as a CTA and became a member of NFA on May 19, 2006. Mesirow was registered as a CPO on January 5, 2009.

Principals of Mesirow

Gary C. Klopfenstein, Thomas C. Willis, Richard S. Price, Kristie P. Paskvan, Dennis B. Black, Jeffrey M. Levine, Mesirow Financial Services, Inc. and Mesirow Financial Holdings, Inc. are the principals of Mesirow, and the business backgrounds of the principals involved in operations and trading are disclosed below.

Gary C. Klopfenstein

Gary Klopfenstein is Senior Managing Director and Head of Direct Alternative Investments for Mesirow Financial Investment Management. He is the Chief Investment Officer of the Mesirow Financial Currency Management division, a member of Mesirow Financials Executive Committee since January of 2009 and was appointed to the firm’s Board of Directors in June of 2011. He has been registered as an associated person and listed as an NFA associate member of Mesirow Financial Inc., a financial services firm, effective August 3, 2004 through August 24, 2005 where he was a Senior Managing Director. Mr. Klopfenstein has been registered as an associated person and listed as a principal and NFA associate member of Mesirow since May of 2006. He has been listed as a principal, and registered as an associated person, of Mesirow Financial Alternative Investments LLC since August of 2011 and September of 2011, respectively, where he is head of a business unit. Mr. Klopfenstein provides general management oversight and strategic direction for Mesirow. Mr. Klopfenstein graduated from Illinois Wesleyan University in May 1985, Summa Cum Laude, with a BA in Business Administration.

Thomas C. Willis

Thomas C. Willis is Managing Director and Senior Strategist of Mesirow Financial Commodities Management, LLC. Mr. Willis has over 30 years’ experience as a commodity trader and money manager. Prior to joining Mesirow Financial Mr. Willis had been the President of Willis Trading Group since May of 2003. He was registered as an associated person and listed as an NFA associate member of Mesirow Financial Commodities Management LLC effective May 10, 2007. Mr. Willis has been registered as a principal of Mesirow effective April 15, 2011. He is responsible for research and formulation of portfolio strategy. Mr. Willis is currently a member of the Chicago Board of Trade and previously served on governance committees. He received his BA degree in Economics from Valparaiso University.

Jeffrey M. Levine

Jeffrey M. Levine is the chief compliance officer and associate general counsel for each of Mesirow Financial Holdings, Inc. and its subsidiaries (collectively, “Mesirow Financial”) and has served in this capacity since December 2008. In this position Jeff is responsible for Mesirow Financial’s overall compliance with applicable regulatory organizations rules and regulations such as the Financial Industry Regulatory Authority, the U.S. Securities and Exchange Commission, the Commodities Futures Trading Commission, the National Futures Association and various other federal, state and, foreign regulatory agencies. Jeff has been registered as an associated person and listed as a principal of Mesirow Financial Alternative Investments LLC since December 2011 and August 2011, respectively, and has been has been registered as an associated person and listed as a principal of Mesirow Financial Commodities Management LLC since February 2011 and April 2011, respectively. Prior to joining Mesirow Financial in December 2008, Jeff was an attorney advisor in the regulation division of the SEC, where he was responsible for reviewing the compliance of registered entities with federal securities regulations and self-regulatory agency rules from February 2004 to December 2008. He also was assigned to the Enforcement Division of the SEC. Prior to his tenure at the SEC, Jeff was an assistant Cook County state’s attorney from September 1995 to February 2004. Jeff holds a juris doctor degree from DePaul University College of Law and a bachelor of arts degree in economics from Northwestern University. He holds multiple securities licenses, has passed the S&II’s UK Principles of Regulation examination and is a chartered alternative investment analyst.

Mesirow Financial Services, Inc.

Mesirow Financial Services, Inc. was listed as a principal of Mesirow effective May 11, 2006.

Mesirow Financial Holdings, Inc.

Mesirow Financial Holdings, Inc. was listed as a principal of Mesirow effective May 31, 2011.

Equinox Frontier Diversified App. - 26

THE TRADING APPROACH

Philosophy

Mesirow seeks to offer clients consistent returns with low volatility in various market environments. Mesirow believes significant opportunities exist to generate returns in both rising and falling market environments in the global financial and commodities markets. Mesirow seeks to capitalize on these opportunities by applying discretionary, fundamental evaluation of market drivers and their impact on various sectors.

Through an analysis of capital flows, short term directional opportunities are identified and trades are structured for optimal return and risk characteristics. Portfolio concentration is avoided and risk is managed on multiple levels.

Process

Mesirow has a competitive advantage over peers through our investment process, quality returns and people. Mesirow’s fundamental, macro approach with a focus on commodities is coupled with rigorous risk management to provide differentiation. Expertise is rooted in a clear understanding of price action. Mesirow has the ability to generate potentially consistent returns with low volatility in various market environments utilizing senior level professionals with extensive experience in their respective areas of expertise.

Mesirow differentiates its trading methodology in two ways.

First, using a qualitative evaluation of market drivers and their impact on various sectors allows for the identification of potentially profitable trading opportunities. Correlation between market sectors increases in certain circumstances when market drivers impact multiple markets. This increased correlation causes concentration of risk rather than diversification of risk. Therefore, flexible positioning allows for a reduction of concentrated risk and potential profitable trading in normally unrelated markets.

Second, Mesirow uses a discretionary approach to position initiation and each position is implemented with the best potential risk/return characteristics. A pre-determined risk tolerance is placed on every trade. A key point of differentiation is the short term horizon used to capitalize on opportunities.

Risk Management

Risk is managed across multiple dimensions including price, concentration, time and trade structure. In terms of price, a disciplined approach to entry and exit levels is employed. Sector correlation is evaluated to limit concentration. The process seeks to capitalize on short term opportunities, thus limiting risk by managing trade length. Finally, each trade is structured to achieve the optimal risk/return profile.

Equinox Frontier Diversified App. - 27

PAST PERFORMANCE OF MESIROW

The following summary performance information reflects the composite performance of Mesirow’s Absolute Return Strategy Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Absolute Return Strategy

Month	2014	2013	2012	2011	2010	2009
January	-0.45%	1.32%	-0.32%	0.15%	0.43%	0.59%
February		-0.29%	0.50%	-0.31%	0.36%	0.07%
March		0.35%	-0.02%	-0.53%	-0.14%	-1.10%
April		-0.77%	0.01%	-0.48%	0.39%	-0.14%
May		0.48%	-0.56%	0.12%	0.57%	0.62%
June		0.30%	-0.44%	0.05%	0.44%	-0.28%
July		-0.24%	0.17%	-0.22%	-0.30%	0.05%
August		-0.13%	0.02%	0.27%	1.00%	0.36%
September		0.29%	0.20%	0.57%	-0.20%	-0.62%
October		0.13%	0.62%	-0.41%	0.70%	-0.09%
November		-0.10%	-0.63%	0.15%	0.05%	1.20%
December		-0.43%	-0.45%	-0.23%	0.73%	-0.81%
Year	-0.45% (1 month)	0.90%	-0.91%	-0.87%	4.10%	-0.35%

Name of CTA:	Mesirow Financial Commodities Management, LLC
Name of Program:	Absolute Return Strategy
Inception of trading by CTA:	June 2005
Inception of trading in program:	June 2005
Number of open accounts:	27 accounts
Advisor assets under management:	$ 512,630,906
Program assets under management:	$ 427,230,906
Worst monthly draw-down:	-1.10% (March 2009)
Worst peak-to-valley draw-down:	-1.92% (February 2011 to December 2012)
Number of accounts opened and closed with positive net lifetime performance:	27 accounts
Range of returns for accounts opened and closed with positive net lifetime performance:	0.01% to 0.82%
Number of accounts opened and closed with negative net lifetime performance:	90 accounts
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -1.86%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

Equinox Frontier Diversified App. - 28

QIM

Background of QIM

QIM is a Virginia limited liability corporation formed on April 27, 2003. QIM has been registered under the CE Act as a CTA since January 16, 2004 and as a CPO since April 1, 2005. QIM became a member of the NFA on January 16, 2004. QIM’s address is Quantitative Investment Management LLC, 401 East Market Street, Suite 104, Charlottesville, VA 22902.

Principals of QIM

Jaffray Woodriff

Mr. Woodriff has 24 years’ experience trading financial markets using proprietary quantitative models that he has developed. Mr. Woodriff co-founded QIM in April 2003 to offer the Global Program to outside clients. He guides all aspects of QIM’s business and is chiefly responsible for the constant innovation and improvement of the models and techniques that underlie QIM’s predictions, trading, and risk management.

In April 2000, Mr. Woodriff and Michael Geismar began managing their own money with Mr. Woodriff’s short-term, market-neutral equities program. This led them to co-found a broker-dealer, DHR LLC. In October 2002, Mr. Woodriff also co-founded Biomind, a bioinformatics consulting and software firm. Mr. Woodriff graduated from the University of Virginia with a B.S. in Business in 1991. Mr. Woodriff has been registered as an associated person and listed as a principal of QIM since January 2004.

Michael Geismar

Mr. Geismar co-founded QIM in April 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the head of trading for QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations and QIM’s general business affairs.

In February 2000, Mr. Geismar joined Mr. Woodriff, assisting in the development of an equities investment program that led the two to co-found DHR LLC. Mr. Geismar graduated from the University of Virginia in 1994 with a BA in Mathematics and a minor in Statistics. Mr. Geismar has been registered as an associated person and listed as a principal of QIM since November 2005 and January 2004, respectively.

Greyson Williams

Mr. Williams co-founded QIM in April 2003 after joining Mr. Woodriff and Mr. Geismar as a consultant to DHR in December 2002. He serves as an analyst, assists in statistical analysis and the development of predictive and risk models, and manages the internal databases and in-house software development.

Mr. Williams has spent the past 14 years specializing in the collection, management, analysis, and application of financial information and market data. He worked as an analyst in the Bank Mergers & Acquisitions department at SNL Securities LC from August 1997 until July 2000, serving as Director of Banking M&A Research from May 1999 until his departure. In December 2000, Mr. Williams co-founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. In October 2002, he founded Jobe Analytics & Consulting, Ltd., a financial information management consulting firm. Mr. Williams graduated from the University of Virginia in 1995 with a BA in English and a minor in Art History. Mr. Williams has been registered as an associated person and listed as a principal of QIM since November 2005 and January 2004, respectively.

Jason Cockerill

Mr. Cockerill has served as Chief Operating Officer of the firm since April 2013. He started at QIM in June 2008 and managed trading related operations from 2008 to April 2013 prior to becoming COO.

Mr. Cockerill graduated from Davidson College in 1998 with a B.S. in Chemistry with a double major in Economics and a minor in Applied Mathematics. He earned his Associate Chartered Management Accountant (ACMA) designation in 2007, from the Chartered Institute of Management Accountants (CIMA).

Molly McCarty Dunnington

Mrs. Dunnington started at QIM in May 2009 and became Chief Compliance Officer in January 2011. Mrs. Dunnington’s responsibilities include all compliance reporting and recordkeeping requirements related to the CFTC and NFA as well as the upcoming registration with the SEC. She is also responsible for the accounting of the Quantitative Global Funds. Before joining

Equinox Frontier Diversified App. - 29

QIM, Mrs. Dunnington had been vice president, finance at The Community Foundation Serving Richmond & Central Virginia where she worked from May 2002 through April 2009. Prior to that, she worked in the audit practice at KPMG from January 1998 through May 2002. Mrs. Dunnington graduated from the University of Virginia in 1998 with a B.S. in Commerce with a concentration in accounting. Mrs. Dunnington has been registered as an associated person and listed as a principal of QIM since January 2011.

Paul McKee, Ph.D.

Dr. McKee joined QIM in January 2005, and became Chief Technology Officer in March 2009. Dr. McKee’s responsibilities include managing developers and other technical staff, developing QIM’s broad technical strategy and assisting with maintenance and development of predictive code.

Before joining QIM, Dr. McKee was a research physicist at the University of Virginia from September 2000 to October 2004. His research was primarily conducted at Department of Energy particle accelerator facilities in Newport News, Virginia, and Stanford University, California. Dr. McKee graduated from Georgetown University in 1990 with a B.S. in Physics and a minor in Computer Science, from the University of Virginia in 1995 with an M.A. in Physics, and from the University of Virginia in 2000 with a Ph.D. in Nuclear Physics. Dr. McKee has been registered as an associated person of QIM since February 2009 and listed as a principal of QIM since March 2009. Dr. McKee was between employment from November 2004 through December 2004.

Ryan Vaughan

Mr. Vaughan serves as Chief Financial Officer in addition to coordinating the accounting and legal affairs of the company. Mr. Vaughan joined QIM in September 2005. Mr. Vaughan graduated from the University of Virginia in 1993 with a B.S. in Commerce, from the University of Georgia in 1995 with an MBA in Finance and Economics and earned the Chartered Financial Analyst (CFA) designation in 2003. Mr. Vaughan has been registered as an associated person and listed as a principal of QIM since June 2006 and October 2006, respectively.

THE TRADING APPROACH

Background

Jaffray Woodriff has spent the past 24 years developing proprietary quantitative models for use in predicting price movements in a wide variety of markets. The success of these models owes largely to Mr. Woodriff’s life work of inventing mathematical formulas and employing them in creating better approaches to quantitative prediction. Mr. Woodriff has successfully managed client accounts as a CTA and also has spent two years trading on a Wall Street proprietary desk. In December of 2001, Mr. Woodriff and Mr. Geismar began to manage a proprietary futures account using the Global Program methodology. In October 2003, after successfully managing this account for almost two years, Mr. Woodriff and Mr. Geismar decided to offer the Global Program to clients.

Predictive Modeling

Financial markets are not entirely efficient. Numerous small inefficiencies exist and can be exploited through the prudent use of robust quantitative analysis and predictive technologies.

QIM currently employs numerous quantitative trading models that utilize pattern recognition to predict all types of price movements. All models are tested across massive data sets that expose them to a gamut of market, economic, and political environments, as well as a wide range of time frames and interactions. Only those models that prove to be the most robust, statistically significant, and conceptually diverse are used in actual trading. The resultant system of models offers reliable signals that guide market timing and trade allocation.

Risk Management

Balanced diversification is made available by trading 63 global futures contracts. Risk allocations are based on the correlation of each contract to the overall portfolio.

QIM applies sophisticated risk management procedures that take into account the price, size, volatility, liquidity, and inter-relationships of the contracts traded. On the portfolio level, account risk is monitored on a daily basis to target a specific standard deviation of daily returns. In the Global Program, this is equivalent to up to 12% annualized volatility.

During significant draw-downs in equity, QIM reduces market exposure by scaling back the overall leverage.

Equinox Frontier Diversified App. - 30

Trading

The execution of QIM’s trading strategy is systematic. All facets of the predictive models, risk management, and trade allocation are fully automated. However, discretion plays a role in the evolution of the trading system over time as QIM does seek improvements to the trading strategy.

In addition to the abundance of technologies driving the daily trading, QIM’s staff evaluates every market in which it trades on a daily basis and monitors numerous other factors, including, but not limited to: volume and open interest, news, correlation pairings, cash prices, opening calls, slippage and volatility.

The trading is discretionary in that final decisions are made, and systems occasionally overridden, based on the full set of information that has been compiled. That being said, the trading system is overridden very rarely and only in extraordinary circumstances.

Sectors Traded

The QIM Global Program trades in the following sectors: Currencies, Stock Indices, Interest Rates, Energies, Metals, and Agriculturals.

Equinox Frontier Diversified App. - 31

PAST PERFORMANCE OF QIM

The following summary performance information reflects the composite performance results for QIM’s Global Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Program

Month	2014	2013	2012	2011	2010	2009
January	0.97%	-2.59%	-4.48%	0.32%	-4.32%	6.12%
February		-0.46%	-1.44%	1.28%	-0.45%	-0.15%
March		-2.64%	1.19%	-0.41%	-1.01%	-2.31%
April		-1.37%	5.80%	-2.36%	0.07%	4.38%
May		-0.04%	7.23%	-3.27%	-1.29%	3.60%
June		-0.37%	1.35%	-0.91%	0.43%	-0.67%
July		0.43%	-2.06%	1.13%	-0.76%	1.80%
August		1.29%	0.52%	0.26%	1.39%	0.70%
September		-1.14%	0.31%	4.60%	0.40%	1.44%
October		0.04%	-1.80%	2.94%	2.50%	-2.37%
November		2.20%	-3.03%	4.52%	-1.91%	2.17%
December		4.24%	1.66%	-2.93%	1.95%	-3.73%
Year	0.97% (1 month)	-0.60%	4.72%	4.90%	-3.15%	11.03%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quantitative Investment Management
Name of Trading Program:	Global Program
Date CTA Began Trading Client Accounts:	October 2003
Date CTA Begin Trading This Program:	October 2003
Number of Client Accounts in This Program:	29
Client Assets Under Management in All Programs:	$649,233,916 Actual
$2,182,241,000 Nominal
Client Assets Under Management in This Program:	$645,028,276 Actual
$2,142,641,000 Nominal
Worst Monthly Percentage Draw-down:	-4.48% (January 2012)
Worst Peak-to-Valley Draw-down:	-11.94% (Oct 2009 – June 2011)
Number of Accounts Closed:	36 closed profitable 0.00% to 24.99%
8 closed unprofitable -0.02% to -5.90%

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 32

QUANTMETRICS

Background of QuantMetrics

QuantMetrics was formed in March 2003 by Dr. Mushtaq Shah and Mr. James Fowler. Its offices are located at 1 Red Place, W1K 6PL London, United Kingdom. QuantMetrics has been registered under the CE Act as a CTA and has been a member of the NFA since April 2006.

Principals of QuantMetrics

Dr. Mushtaq Shah

Dr. Mushtaq Shah is a founding partner of QuantMetrics. Dr. Shah, together with James Fowler, is responsible for all trading and money management decisions made by QuantMetrics. Dr. Shah has been listed as a principal with QuantMetrics since April 27, 2006.

Dr. Shah obtained a first class degree in Econometrics and Mathematical Economics from the London School of Economics in June 1985. He obtained an M.Phil in Economics from Cambridge University in June 1986 and a PhD in Financial Econometrics from the London School of Economics in June 1994.

Dr. Shah worked for UBS Securities Ltd, an investment bank, as European Economic Analyst from September 1986 to August 1989 and then for Goldman Sachs International, an investment bank as an Executive Director: Quantitative Analyst/Proprietary Trader until April 1994. Dr. Shah was between employment in May 1994. From June 1994 until May 1996 Dr. Shah worked for NationsBank Europe PLC, an investment bank, as a Senior Quantitative Analyst/Equity Proprietary Trader. From June 1996 to April 1999, Dr. Shah was a Director at Credit Suisse First Boston, an investment bank, where he was the head of convertible trading. Dr. Shah was between employment from May 1999 through August 1999. From September 1999 until March 2003 Dr. Shah worked for Equinox Capital Management Ltd., an alternative asset management firm, where he was Head of Research and where he and Mr. Fowler managed a multi strategy equity arbitrage hedge fund. In March 2003, Dr. Shah and Mr. Fowler founded QuantMetrics.

Mr. James Fowler

Mr. Fowler obtained a Masters in Engineering from Oxford University in June 1997 after which he worked for Credit Suisse First Boston, with Dr. Shah as a proprietary trader in the Equity Derivatives and Convertibles Group.

Mr. Fowler left Credit Suisse in April 1999, to work as a trader for Och-Ziff Capital Management, an alternative asset management firm, until August 1999 before returning to the UK to work with Dr. Shah at Equinox Capital Management in August 1999 where he was a Portfolio Manager for the multi strategy fund, the Eclipse 1 Fund. In March 2003, Mr. Fowler left Equinox Capital Management Ltd. to co-found QuantMetrics. Mr. Fowler became registered as an associated person and listed as a principal and NFA associate member of QuantMetrics effective April 27, 2006, April 11, 2006, and April 27, 2006, respectively.

QuantMetrics Ltd.

QuantMetrics Ltd. became registered as a principal of QuantMetrics on March 1, 2006.

Equinox Frontier Diversified App. - 33

QUANTMETRICS TRADING STRATEGY

The QM Directional Strategy

The QM Directional Strategy is a quantitative directional futures program. The program aims to provide investors with long-term capital appreciation by realizing short-term gains.

The investment approach identifies and captures market inefficiencies using statistical and econometric models. The program employs a collection of very short-term futures trading strategies with holding periods ranging from 1 minute to 30 days. As the program selectively chooses the timing of trades, it is ideally positioned to benefit from price shocks. Disciplined risk management is built into each trading algorithm, with time stops and stop losses strictly adhered to.

The program is unhedged but benefits from cross-market diversification. The markets traded include stock index futures, fixed income futures, currency futures and commodity futures.

Equinox Frontier Diversified App. - 34

PAST PERFORMANCE OF QUANTMETRICS

The Capsule Performance Table which follows presents the performance results of the Directional Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Directional Program

Month	2014	2013	2012	2011	2010	2009
January	-0.57%	-1.47%	-0.88%	0.41%	-0.48%	-0.27%
February		2.54%	0.59%	-0.66%	1.26%	0.86%
March		1.08%	0.69%	0.66%	0.16%	0.50%
April		2.67%	1.29%	-0.23%	-0.13%	-0.59%
May		-3.57%	1.05%	-2.53%	-0.51%	0.46%
June		-0.17%	-1.11%	-1.33%	0.09%	-0.08%
July		-0.19%	2.31%	1.14%	-0.07%	0.13%
August		0.69%	1.07%	6.24%	-0.87%	0.11%
September		0.76%	0.76%	-3.41%	-0.49%	-0.51%
October		1.01%	-0.18%	3.91%	-0.54%	-0.37%
November		1.28%	2.40%	2.67%	-0.40%	0.19%
December		1.91%	-0.15%	-0.80%	0.76%	-0.67%
Year	-0.57% (1 month)	6.56%	8.06%	5.82%	-1.24%	-0.26%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	QuantMetrics Capital Management LLP
Name of Portfolio:	Directional Program
Inception of Trading by CTA:	March 2004
Inception of Trading of the Portfolio:	March 2004
Number of Accounts Open:	4 (Directional)
Total Assets Managed by CTA:	$431m
Total Assets Traded According to the Program:	$237m (Directional)
Worst Monthly Percentage Draw-down:	-3.57% (May 2013)
Worst Peak-to-Valley Draw-down:	-6.14% (September 2009 – June 2011)
Number of Profitable Accounts That Have Opened and Closed:	7
Range of Returns Experienced by Profitable Accounts:	0.88% to 46.22%
Number of Accounts Open:	4 (Directional)
Total Assets Managed by CTA:	$431m
Total Assets Traded According to the Program:	$237m (Directional)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 35

QUEST PARTNERS LLC

Background

Quest Partners is registered with U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor and a commodity pool operator and is a member of the National Futures Association in such capacities since April of 2001. Quest is a New York based asset manager providing independent, professional investment services to institutional and private clients. It has its offices at 126 East 56th Street—19th floor, New York, NY 10022. The duties of Quest as a Trading Advisor will include investing and reinvesting in exchange listed futures and forward contracts the amount of assets allocated to Quest pursuant to the trading programs, methods, systems, strategies which the Trading Company has selected and in accordance with any trading policies, guidelines, restrictions, or limitations set out in the trading advisory agreement.

Principals

Nigol Koulajian is a principal and the Chief Investment Officer of the Trading Advisor, which he founded in April 2001. He graduated from the University of Notre Dame in 1988, with a BS in Electrical Engineering and earned his MBA in Finance from Columbia Business School in 1994. Koulajian has been an approved Principal and a registered Associated Person of Quest since April 2001.

Pawel Czkwianianc is a principal and the Head of Research for the Trading Advisor. Mr. Czkwianianc joined Quest Partners LLC at its inception in April 2001. Mr. Czkwianianc holds a B.S. degree in Applied Mathematics from Columbia University and an M.S. degree in Mathematics from New York University (“NYU”). At NYU, he was enrolled in the Ph. D. program in the field of mathematical neuroscience. Mr. Czkwianianc has been an approved Principal and a registered Associated Person of Quest since February 2010.

The Trading Advisor and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Trading Advisor’s trading program described below. The trading records of those accounts are available for inspection on the Trading Advisor’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

The Trading Advisor and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Quest Tracker Index (“QTI”) seeks to track generally the performance generated by the broad class of managed futures trading strategies of trend-following Commodity Trading Advisors, and to match or exceed the performance of widely followed CTA indices on a risk-adjusted basis. The QTI comprises 47 specified futures contracts in markets for currencies, fixed-income, equity indices and commodities.

The Quest Fixed Income Tracker-based hedge program (“QFIT”) comprises 48 specified futures contracts in markets for currencies, fixed-income, equity indices and commodities (each such futures contract, a “Program Component,” and together, the “Program Components”). QFIT seeks to capture short-, medium- and long-term trends in various markets. In particular, QFIT tends to be short fixed-income Program Components that are trending downwards (i.e., when interest rates are rising), and long or short trending Program Components that are negatively correlated to the U.S. 10-year Treasury, thereby seeking to be profitable when medium-term interest rates are rising.

Legal Actions

On October 25, 2012, Quest Partners filed a complaint in New York Supreme Court, New York County against Revere Capital Advisors and Revere Securities Corporation alleging breach of contract and other causes of action. The complaint alleges that Revere failed to provide sales, marketing and distribution services to Quest as required by contract. The proceedings are ongoing.

Equinox Frontier Diversified App. - 36

Past Performance of Quest Partners, LLC

The Capsule Performance Table which follows presents the performance results of the Quest Tracker Index Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quest Tracker Index Program

Month	2014	2013	2012	2011
January	0.79%	1.78%	4.55%	—
February		-1.19%	0.42%	—
March		1.38%	-3.95%	—
April		1.88%	2.05%	—
May		-4.32%	7.47%	—
June		-3.95%	-4.25%	—
July		0.72%	5.92%	—
August		-2.15%	-0.68%	1.06%
September		0.69%	-0.99%	2.03%
October		1.92%	-6.06%	-4.61%
November		1.95%	1.65%	-1.07%
December		1.01%	0.20%	0.82%
Year	0.79% (1 month)	-0.59%	5.54%	-1.90% (5 months)

*	August 2011 is a partial month’s return that began August 17, 2011. September 2011 is also a partial month that excludes a single trading day.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quest Partners LLC
Name of program:	Quest Tracker Index Program
Inception of trading by CTA:	May 2001
Inception of trading in program:	August 17, 2011
Worst monthly drawdown:	-6.06% (October 2012)
Worst peak-to-valley drawdown:	-11.51% (August 2011-January 2014)
Total Assets in the Program:	$365 million (January 31, 2014)
Total Assets Under Management of the CTA:	$1,153 million (January 31, 2014)

*	Drawdown means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley drawdown means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 37

The Capsule Performance Table which follows presents the performance results of the Quest Fixed Income Tracker Index Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quest Fixed Income Tracker Index Program

Month	2014	2013
January	-2.31%
February
March
April
May
June
July
August
September
October
November		0.84%
December		1.05%
Year	-2.31% (1 month)	1.91% (2 months)

*	These returns represent the actual trading results of client accounts adjusted for LIBOR interest income on a fully funded account. The LIBOR adjustments make the returns hypothetical. November 2013 is a partial month’s return that began November 7, 2013. There is substantial risk of loss in this program and it may not be suitable for everyone. This is not a solicitation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quest Partners LLC
Name of program:	Quest Fixed Income Tracker-Based Hedge (QFIT) Program
Inception of trading by CTA:	Thursday, November 07, 2013
Inception of trading in program:	Thursday, November 07, 2013
Worst monthly drawdown:	-2.31% (January 31, 2014)
Worst peak-to-valley drawdown:	-2.31% (January 31, 2014)
Total Assets in the Program:	$193 million (January 31, 2014)
Total Assets Under Management of the CTA:	$1,153 million (January 31, 2014)

*	Drawdown means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley drawdown means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Diversified App. - 38

TIVERTON

Background of Tiverton

Tiverton Trading (the “Advisor”) is an Exempted Company incorporated in the Cayman Islands with limited liability that engages in the management of commodity trading accounts for qualified investors pursuant to its trading methodology. The successor firm to Tiverton has been registered as a CPO and CTA under the CE Act since August 2005 and Tiverton Trading has been registered as such since December 17, 2009. Tiverton is also a member of the NFA and is located at 21 Boulevard des Moulins, Monte-Carlo, 98000, Monaco.

Grenville Craig, Luc Bocahut, Alexander Craig, Charles Huebner and Guy Morel are the principals of the Advisor, and the business backgrounds of the principals involved in operations and trading are disclosed below.

Grenville Craig, Luc Bocahut and Alexander Craig are involved in the trading decisions of the Advisor.

Grenville Craig, President of the Advisor, started trading futures for investment accounts in August 1977 when he joined Commodities Corporation (“CC”), a commodity trading advisor and commodity pool operator based in Princeton, New Jersey that traded actively across various commodities. Mr. Craig served in various capacities including Senior Vice President and as a member of the Management Policy committee, and was a principal of such firm from July 1980 to May 1983.

Mr. Craig was a principal of his own registered sole proprietorship commodity trading advisor and pool operator from July 1982 to June 1984 and from August 1984 to July 1999. In August 1984 he founded Tiverton Trading Incorporated, a predecessor company of the Advisor, which managed proprietary and client accounts and pools independently of CC. Mr. Craig was a principal of Tiverton Trading Incorporated from August 1984 to December 1993 and its associated person from May 1986 to December 1993. In September 1989 Mr. Craig resigned from CC to found Princeton Paris Research Corporation, a commodity trading advisor and pool operator. He was a principal and associated person of Princeton Paris Research Corporation from June 1990 to March 1991 and a branch manager, principal and associated person from April 1992 to July 1998. He was also a principal and associated person of the following commodity trading advisors and pool operators: Hamilton Advisors Limited (August 1984 to March 1986), where he was involved in investment decisions in relation to his role at CC; Princeton Commodities Services Inc (April 1992 to June 1993), where he served in a supervisory role; and Tiverton Trading Ltd (August 1995 to December 1998), where he was in charge of investment decisions.

From January 1994 to March 2006 Mr. Craig was the president of Leeward Services Corp., a company through which he conducted his own investment activities and through which he hired others to assist him. He was a principal and associated person of Tiverton Trading, Inc. from August 29, 2005 to March 2011 and its Forex associated person from October 2010 to March 2011. He has also been a principal of the Advisor since December 5, 2009, as well as its associated person since December 17, 2009 and its Forex associated person since November 15, 2010. In addition, he has been a principal since April 19, 2010 and an associated person since May 4, 2010, of Tiverton Trading SAM, a Monaco commodity pool operator and commodity trading advisor that provides back office advisory services for the Advisor and where Mr. Craig is the president.

Mr. Craig’s research focuses predominantly upon the “macro-economic” markets, the metals, financial futures, and currencies.

Mr. Craig graduated from Harvard College cum laude in 1963, from MIT’s Sloan School of Management in 1968, and received a Ph.D. from Yale University in Economics in 1977.

Luc Bocahut is a Portfolio Manager and the IT officer of the Advisor. He traded proprietary assets for Leeward Services Corp., a company through which Mr. Craig conducted his own investment activities and through which he hired others to assist him, from February 2005 to July 2005, and for the Advisor since February 2005 and, as a Portfolio Manager of the Advisor, will have responsibility for a portion of the Advisor’s client assets. Mr. Bocahut also oversees all energy commodity research and the IT requirements of the Advisor. Mr. Bocahut has been actively employed in the futures markets since February 2003.

Mr. Bocahut joined Tiverton Trading, Inc. in July 2005 and was a registered associated person of the firm from October 23, 2006 to March 2011 and a Forex associated person from October 2010 to March 2011. He worked for Leeward Services Corp from February 2003 to July 2005, initially as an analyst and trading Assistant to Mr. Craig, before rising to the position of Associate Trader. He has been an associated person since December 17, 2009, of the Advisor, its Forex associated person since November 15, 2010 and its principal since June 24, 2011, as well as a principal since April 19, 2010, and an associated person since May 4, 2010, of Tiverton Trading SAM, a Monaco commodity pool operator and commodity trading advisor where he is a director and the Chief Technology Officer. He became the Chief Operating Officer of the Advisor in April 2012. Mr. Bocahut graduated with a major in economics and minor in Sociology from Paris 1 Pantheon Sorbonne in June 2002.

Equinox Frontier Diversified App. - 39

Alexander Craig is the Chief Financial Officer of the Advisor. He was a Paralegal from January 2004 to December 2005 for Ferro & Cuccia, a law firm. From January 2006 to March 2008 he was the President/CEO of 70MM S.r.l. (Rome, Italy), a web/print publishing company. He was a Consultant for Tiverton Trading Inc. from April 2008 to July 2009, involved in financial controls and administration, its Treasurer from August 2009 to February 2010, its CFO from March 2010 to September 2010 and its associated person from March 2010 to March 2011. He has been the CFO of the Advisor since October 1, 2010, its associated person since April 22, 2010, its Forex associated person since November 15, 2010 and its principal since June 24, 2011. He has also been an associated person of Tiverton Trading SAM since May 4, 2010 and its principal since February 24, 2011, where he is a director and the CFO. He has a BA and an MA from the University College London.

Guy Morel and Charles Huebner have been listed as principals of Manager since June 2011, but neither participate in making trading or operational decisions or supervise any persons so engaged.

The Advisor and its principals currently trade or may trade in commodity interests for their own accounts. Clients of the Advisor will not be permitted to inspect the records of any such trading or any written policies related thereto.

There has not been a material administrative, civil, or criminal action—whether pending, on appeal or concluded—against the Advisor or its principals within the five years preceding the date of this Disclosure Document.

Equinox Frontier Diversified App. - 40

TIVERTON INVESTMENT STRATEGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton pursues this objective by primarily trading in commodity interests, which includes, without limiting the foregoing, futures contracts, forward contracts and options thereon.

Tiverton trades a client’s assets in accordance with its trading methodology, which generally has the following characteristics:

Fundamental. Tiverton may base its trading decisions on “fundamental” analysis. Such analysis attempts to examine the underlying factors which affect the supply and demand and hence the price of a commodity.

Technical. The methodology may also use “technical” analysis based on the theory that a study of the markets themselves provides a means of anticipating price movements. This approach examines, for example, trend lines, support and resistance points, retracement levels, moving averages, volatility levels, volume, open interest levels and other statistical indicators.

Risk Management. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology.

TIVERTON’S DISCRETIONARY PROGRAM

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton relies on a combination of fundamental and technical analysis in making trading decisions, with the objective of participating in major price moves in the markets traded.

Substantial positions are not normally taken in a direction believed to be counter to the primary trend of the market. The technical approach focuses on price charts and variables such as open interest, over bought/over sold indicators, moving averages, and support and resistance areas.

Tiverton also relies upon fundamental analysis. Fundamental analysis, in respect to commodities, attempts to estimate equilibrium commodity prices by modeling or estimating supply and demand for individual commodities as well as stocks available to the market. With financial futures and currencies, other fundamental factors, such as inflation rates, interest rates, and current account balances are of primary interest.

Given the emphasis on both technical and fundamental analysis of markets, Tiverton generally only takes large positions when it believes the fundamental outlook is in accord with the major price trend detected by the technical analysis. When its fundamental views indicate a change in the major price trend and it believes this to be confirmed by strong signals of reversal in the price pattern and perhaps other technical indicators; however, Tiverton may take a position that is counter to the major trend then in effect. Given the importance placed on participating in major trends, Tiverton takes an important countertrend position only when clear stop-loss chart points exist to limit losses.

Tiverton will seek to move stop loss exit levels in the direction of the trend, in an attempt to protect a portion of the unrealized profit of the trade. Tiverton may add to existing positions during corrections to the main trend or at other times, such as following break-outs (or breakdowns) from congestion patterns.

It is Tiverton’s belief that the key to success in trading futures markets lies in money management. As part of its money management, Tiverton will determine when to take losses and when to realize profits, how large positions should be, when to increase regular position size after a period of sustained growth in trading equity, and most difficult, how to deal with losing or “flat” periods. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology. On occasion this may result in Tiverton’s client accounts not being invested in so called “hot” markets undergoing major price trend moves, because Tiverton feels the risk-reward characteristics of the market are no longer favorable.

Tiverton may trade in any commodity or financial futures interest that is now traded, or may be traded in the future, on exchanges and markets located within the United States and abroad. Tiverton invests in futures contracts, both for financial instruments and commodity markets, as well as forward contracts on foreign exchange markets and the London Metal Exchange. Options on futures and forward contracts are also traded. The traditional market groups in which Tiverton invests are: foreign exchange, short and long term interest rates, equity indices and their sectors, base and precious metals, grains, the soy complex, softs industrials and energy. It is possible for a client account to have no investment positions at certain times. It will typically use simple options strategies when it believes such strategies offer better risk-reward characteristics than outright long/short futures and forward positions.

Equinox Frontier Diversified App. - 41

PAST PERFORMANCE OF TIVERTON

The following summary performance information reflects the composite performance results of Tiverton Trading during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tiverton Trading (UNAUDITED)

Month	2014	2013	2012	2011	2010	2009
January	-0.42%	-0.14%	-0.53%	0.10%	1.43%	0.80%
February		0.43%	-0.42%	-0.35%	0.22%	-0.65%
March		-0.08%	-0.84%	-1.17%	-0.63%	-1.60%
April		0.62%	-1.5%	1.26%	-1.01%	-1.01%
May		0.46%	1.45%	-2.38%	1.75%	2.20%
June		2.48%	-1.62%	-1.30%	0.02%	-3.78%
July		-2.23%	-0.17%	-0.35%	-1.44%	-0.86%
August		-0.38%	1.59%	1.57%	1.72%	-0.64%
September		-2.48%	-1.72%	4.11%	1.06%	0.97%
October		-0.14%	-1.25%	-2.65%	0.35%	0.52%
November		1.53%	-1.47%	-0.11%	0.03%	1.48%
December		-0.22%	0.11%	-1.19%	0.89%	-0.73%
Year	-0.42% (1 month)	-0.26%	-6.26%	-2.62%	4.41%	-3.39%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following information is as of January 31, 2014.

Name of CTA:	Tiverton Trading
Name of program:	Discretionary Program
Inception of trading by CTA:	April 2006
Inception of trading in program:	April 2006
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds):	$108,351,476
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional funds):	$20,895,200
Total Assets Under Management all Programs (including Notional Funds):	$108,351,476
Total Assets Under Management all Programs (excluding Notional Funds):	$20,895,200
Number of Client Accounts Open:	3
Worst Monthly Percentage Draw-down:	-3.78% (June 2009)
Worst Peak-to-Valley Draw-Down:	-11.31% (September 2011 to October 2013)
Number of Accounts Using Trading Program Closed with Profits:	3 (0.58% 3.33%)
Number of Accounts Using Trading Program Closed with Losses:	4 (-0.61% -8.10%)

Notes on Performance Information:

The program was traded exclusively by Tiverton Trading, Inc. from inception through July 2010. In August 2010 the program was traded by both Tiverton Trading, Inc. and Tiverton Trading, a Cayman Island company that was established to be the successor to Tiverton Trading, Inc. The program is now traded exclusively by Tiverton Trading.

*	“Draw-Down” means losses experienced by the trading program over a specified period.

**	Worst Peak-to Valley Draw-down is the greatest cumulative percentage decline in month-net asset value due to losses sustained by the trading pursuant to the program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by dividing Monthly Performance by Beginning Equity plus Additions. The monthly rates are then compounded to arrive at the annual rate of return.

Equinox Frontier Diversified App. - 42

WINTON

Background of Winton

Winton Capital Management Limited, a limited liability company registered in England and Wales, became registered with the United States Commodity Futures Trading Commission (“CFTC”) as a commodity trading advisor (“CTA”) in January 1998 and as a commodity pool operator (“CPO”) in December 1998. It became a member of the National Futures Association (“NFA”) in January 1998 and has been authorized and regulated by the Financial Services Authority in the United Kingdom (“FSA”) since June 1997.

Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom. Its telephone number is 011-44-20-7610-5350 and its facsimile number is 011-44-20-7610-5301.

Principals of Winton

David Winton Harding

Winton was founded by David Winton Harding, Martin Hunt and Osman Murgian and started trading in October 1997. Mr. Harding is one of the pioneers of trend-following systematic trading in Europe. Whilst at Winton, Mr. Harding has been registered with the CFTC as an Associated Person (“AP”) and listed as a Principal of Winton and has been an Associate Member of NFA since January 1998.

Mr. Harding was born in Oxford in 1961 and graduated from Cambridge University with a First Class Honours degree in Natural Sciences specializing in Theoretical Physics. In September 1982, he joined stockbroker Wood MacKenzie as a graduate trainee and became involved with futures trading just as the London International Financial Futures Exchange opened. A year later, in September 1983, he left Wood MacKenzie and moved to Johnson Matthey & Wallace, a commodity futures broker, where he was involved in gilt trading and sales. When that company closed due to the failure of its parent company, in November 1984 Mr. Harding left it and joined Sabre Fund Management, one of the UK’s first CTAs where he was an Associate Member of NFA from April 1986 until July 1988 and registered as an AP from May 1986 until July 1988. In his new position, for the first time, Mr. Harding was able to apply his scientific training to develop techniques for trading a wide variety of futures markets.

In November 1986, Mr. Harding left Sabre Fund Management to join Brockham Securities, the Adam Family sugar trading company, where he assisted in development and marketing of futures fund management services. In February 1987 he left to form Adam, Harding and Lueck Ltd (“AHL”). AHL brought together the programming and system development abilities of Michael Adam and Martin Lueck with Mr. Harding’s research and marketing skills. AHL rapidly became a successful CTA and in 1989, The Man Group PLC (formerly ED&F Man PLC) acquired a 51% stake and began distributing AHL’s products globally. Over the next five years, the three principals built a firm with assets under management of $300 million and a staff of nearly 100, including research teams developing mathematical and statistical trading strategies. AHL is still the flagship fund of the The Man Group which is a FTSE 100 Company. Mr. Harding was an Associate Member of NFA and an AP of Man AHL USA Corp from July 1988 until January 1996. He was also listed as a Principal of Man AHL USA Corp from July 1988 until February 1995.

In 1993, Mr. Harding was invited to present a paper to a special symposium of London’s prestigious Royal Society, on the subject “Making Money from Mathematical Models.” This paper was subsequently incorporated into two books.

In 1994, ED&F Man Group floated on the London Stock Exchange and acquired the remaining 49% of AHL.

Mr. Harding then formed and ran Man Quantitative Research, an in-house advanced statistical research team until August 1996.

In August 1996 Mr. Harding left ED&F Man Group and took leave until February 1997. In February 1997, he co-founded Winton with Martin Hunt and Osman Murgian, one of AHL’s early shareholders. Mr. Harding continues to lead Winton’s research efforts.

Mr. Harding is also a trustee of the Winton Charitable Foundation, which in 2007 endowed the Winton Professorship of the Public Understanding of Risk in the Department of Pure Mathematics and Mathematical Statistics at Cambridge University. Similarly, in 2008, the David Harding Foundation endowed the David Harding Centre for Risk Literacy at the Max Planck Institute in Berlin, Germany.

Equinox Frontier Diversified App. - 43

Tony David Fenner-Leitao

Mr. Fenner-Leitao, born in 1965, graduated from Durham University with a degree in Politics and Economics in 1986. He then embarked on a career in investment banking, eventually joining the investment bank, UBS Securities in April 1991 as an Assistant Director in the Equity Division, responsible for equity sales to institutional investors. Mr. Fenner-Leitao left UBS Securities in July 1993 to study for an MBA at the University of Chicago. On completion of the MBA in June 1995, he rejoined UBS Securities as Vice President, Equity Division in New York where he was responsible for equity sales to institutional investors. In May 1998, he moved to the investment bank, Donaldson Lufkin Jenrette (“DLJ”) as Vice President, Equity Division to help found its international equity business. When DLJ was taken over, he joined the investment bank, Goldman Sachs in November 2000 as Vice President, Equity Capital Markets, where he was responsible for organizing equity issues. In April 2004, he moved to Goldman Sachs’ Equity Division in London where he was responsible for trading relationships with major hedge funds and institutions. In February 2007, he left Goldman Sachs and became Chief Financial Officer at TIMWE, a telecommunications company based in Lisbon, Portugal. He left TIMWE in February 2008 and took leave until June 2008. In June 2008, Mr. Fenner-Leitao joined the Winton business development team, becoming head of American business development in February 2009. Mr. Fenner-Leitao was appointed as Deputy Chief Executive Officer in October 2012. Mr. Fenner-Leitao has been registered with the CFTC as an associated person of Winton since July 2008 and listed as a principal since November 2012. He became an Associate Member of NFA in July 2008.

Matthew Beddall

Mr. Beddall, born in 1980, graduated from the University of Southampton with a first class honours degree in Mathematics and Computer Science in 2001. He was awarded an MSc in Applied Statistics from Birkbeck College University of London in 2003. Mr. Beddall initially joined Winton in 2000 as a summer intern, returning after graduation from university as a full time researcher in July 2001. Throughout his employment with Winton, Mr. Beddall has been extensively involved in the research process and has led the development of much of the software that underlies the design and running of Winton’s trading strategy. Mr. Beddall was appointed Chief Investment Officer (“CIO”) in 2008. His responsibilities are now principally focused on managing the investment process behind the company and the oversight of a large part of Winton’s research department. Mr. Beddall has been registered with the CFTC as an AP since February 2009 and listed as a Principal of Winton since January 2009. He became an Associate Member of NFA in February 2009.

Rajeev Patel

Mr. Patel, born in 1972, graduated from Trinity and All Saints College, Leeds, with a degree in Economics and Business Administration. Mr. Patel joined Winton in April 1997. Initially working as an execution trader and settlements analyst, over the last 12 years Mr. Patel has become centrally involved in Winton’s trading and operations functions. He has overseen the development and implementation of a number of automated accounting and reconciliation processes as the company has moved from external to proprietary systems. Mr. Patel is currently responsible for the Operations department, covering operations IT, fund accounting and settlements; he was appointed Chief Operating Officer (“COO”) in October 2010. Mr. Patel was originally registered with the SFA and was “grandfathered” into the new regime as an FSA Approved Person in December 2001. Mr. Patel has been registered with the CFTC as an AP and has been an Associate Member since May 1998 and listed as a Principal of Winton since June 2009.

Robert Aitken

Mr. Aitken joined Winton in August 2012 and is currently Winton’s Chief Compliance Officer responsible for all regulatory requirements in the UK and the rest of the world outside the USA. Mr. Aitken has been listed as a principal of Winton since 14 February 2014. Prior to joining Winton, from December 1010 to August 2012, Mr. Aitken was the Head of Risk & Compliance at Record Currency Management Ltd, a listed currency asset manager specialist, where he was responsible for risk and compliance and the management of one assistant, reporting to the CFO/COO as well as the Non-Executive directors of the plc through the Audit & Risk Committee. From October 2010 through November 2010, Mr. Aitken took personal leave. From November 2003 to October 2010, Mr. Aitken served as Head of Global Compliance for Man Group plc, which is a listed company that provides alternative investments for retail and institutional investors and derives its revenues from management and performance fees from the funds under its management. At Man Group, Mr Aitken was responsible for a compliance department consisting of 20 full time staff and a further 12 staff involved in compliance in a part time capacity. A member of the Management Committee of the Group, he reported to the CEO of the Group and sat on the Audit and Risk Committee of the Group which primarily consisted of the Non-Executive Directors of the plc.

Equinox Frontier Diversified App. - 44

Nicola Watson

Ms. Watson has been listed as a principal of Winton since December 11, 2012, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Jeremy Dawson

Mr. Dawson has been listed as a principal of Winton since December 4, 2012, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Amy Brigid Ann Rentoul

Ms. Rentoul has been listed as a principal of Winton since February 14, 2014, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Winton Capital Group Limited

Winton Capital Group Limited has listed as a principal of Winton since January 30, 2014.

Winton’s Emphasis on Research

Research has always constituted Winton’s largest internal investment. Winton has in excess of 200 employees, approximately half of which are devoted to research and programming. Most of these people hold PhDs and Masters Degrees in various fields of science, including operations research, statistics, climatology, actuarial science, physics, astrophysics and financial mathematics. All share a distinct focus on practical application.

The research cycle is a continuous and multi-faceted venture aimed at maintaining Winton’s edge whilst expanding in innovative directions. All research is proprietary and is not intended for public distribution. Winton’s researchers work in teams to develop creative solutions to complex problems. Winton encourages independence, further education and training and rewards initiative among its researchers and programmers. For this reason, turnover at all levels has been low.

In the early years, research was conducted solely at Winton’s principal office in Kensington, London. In 2005, Winton set up a research “campus” at the Oxford Science Park in Oxford, England, to better pursue its mission of long-term scientific research. In July 2007, Winton opened a second research campus in the London suburb of Hammersmith. Another research office was opened in Hong Kong in the last quarter of 2008.

Mr. Harding’s performance record dates from February 1987, when AHL (which Mr. Harding co- founded with Messrs. Adam and Lueck (see above) began trading. Winton started trading for clients in October 1997.

Equinox Frontier Diversified App. - 45

WINTON TRADING PROGRAM

Investment Process

Winton follows a disciplined investment process that is based on scientific analysis of past data. The initial stage of the process involves collecting, cleaning and organizing large amounts of data. We use a wide variety of data inputs including factors that are intrinsic to markets, such as price, volume and open interest; and those that are external to markets, such as economic statistics, industrial and commodity data and public company financial data. Winton conducts scientific research into the data in an attempt to quantify the probability of particular markets rising or falling, conditional on a variety of quantifiable factors. Winton’s research is used to develop mathematical models that attempt to forecast market returns, the variability or volatility associated with such returns (often described as “risk”), correlation between markets and transaction costs. These forecasts are used in investment strategies that determine what positions should be held to maximize profit within a certain range of risk. Generally, if rising prices are forecast, a long position will be established or maintained and if falling prices are forecast, a short position will be established or maintained. As a result of its research, Winton believes that the investments made in accordance with this process will have a slight statistical advantage that is expected to lead to profits over the long-term.

Historically, Winton’s research was focused on developing trend-following strategies that invest in futures contracts (based on data that is intrinsic to markets). However, in recent years, Winton has increased its use of non-trend-following strategies (generally based on data that is external to markets) and individual equity strategies (based on equity market data and public company financial statements).

Winton’s investment strategies are operated as an automated, computer-based system. This investment system is modified over time as we monitor our operation and undertake further research. Changes to the system occur as a result of, amongst other things, the discovery of new relationships, changes in market liquidity, the availability of new data or the reinterpretation of existing data.

Most of Winton’s investments are made strictly in accordance with the signals produced by our system. However, Winton may on occasion make investment decisions based on other factors if Winton considers such decisions to be in the best interests of Clients. Winton may decide that certain exceptional events fall outside the parameters of the research on which the system is based and may take action to override its signals.

Risk Management

Risk management is integral to Winton’s investment process. Investment risk is commonly understood to be the volatility of returns and, where leverage is employed, the most important determinant of such volatility is the extent of that leverage. By forecasting risk in each market and the correlation between markets daily, Winton is able to forecast the overall risk of the portfolio and adjust leverage accordingly in order to target a specified level of risk.

The volatility of an investment is a statistical measurement of the dispersion of its returns and may be measured by the annualized standard deviation of those returns. Over the long-term, lower volatility is more likely to result in lower profits and lower losses and higher volatility is more likely to result in greater profits and greater losses. Winton measures volatility using a proprietary model which places greater emphasis on the probability of extreme market movements than many commonly used models.

Winton’s Investment Management Committee is primarily responsible for managing investment risk and Winton’s Group Risk Department is responsible for managing other risks, such as operational, counterparty and regulatory risks.

Winton Diversified Program without Equities

All of the targets and expectations set out in this section are approximate and are subject to change at our discretion. There is no guarantee that they will be met.

The investment objective of the Winton Diversified Program without Equities is to achieve long-term capital appreciation through compound growth by pursuing diversified investment strategies subject to certain investment constraints. These constraints may be imposed by Winton or by Managed Accounts or may be required by regulations or rules. The Winton Diversified Program without Equities’s key investment constraint is that it does not invest in equities (although it may gain indirect exposure to equity markets via investments in equity index futures) and is subject to a long-term gross volatility target of 10%. The Winton Diversified Program without Equities invests in over 100 futures markets, currency forwards and related instruments. The holding period for instruments is long-term with the average holding period across all instruments expected to be 3-8 months.

Execution of Orders and Order Allocation

Winton will select the type of order to be used in executing client trades and may use any type of order permitted by the exchange on which the order is placed or accepted by a counterparty where the order is executed over the counter.

Equinox Frontier Diversified App. - 46

Winton may place individual orders for each account or a block order for all accounts in which the same Financial Instrument is being cleared through the same futures commission merchant (“FCM”) or broker-dealer. When using a block order, Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible to the mean for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average allocated price for each account. On occasion, it may direct the FCM or broker-dealer for the accounts to apply its own neutral order allocation system to assign trades. Partial fills are allocated in proportion to account size.

Equinox Frontier Diversified App. - 47

PAST PERFORMANCE OF WINTON

Winton Diversified Program Without Equities

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	-2.17%	2.27%	0.66%	0.11%	-2.51%	0.92%
February		-.35%	-0.80%	1.62%	2.29%	-0.32%
March		2.06%	-0.66%	0.20%	4.64%	-1.78%
April		3.05%	0.02%	3.06%	1.58%	-3.08%
May		-1.85%	0.06%	-2.22%	-0.85%	-2.08%
June		-2.18%	-3.39%	-2.55%	1.46%	-1.31%
July		-1.18%	4.32%	4.64%	-2.83%	-1.55%
August		-2.92%	-1.15%	1.55%	4.92%	0.31%
September		3.09%	-2.25%	0.20%	0.84%	2.73%
October		2.77%	-2.55%	-2.35%	2.62%	-1.54%
November		2.70%	1.18%	0.94%	-2.23%	5.12%
December		0.52%	1.51%	1.54%	3.89	-2.53%
Year	-2.17 (1 month)	7.98%	-3.24%	6.68%	14.27%	-5.39%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Winton Capital Management
Name of Portfolio:	Winton Diversified Trading Program Without Equities
Inception of Trading by CTA:	October 1997
Inception of Trading of the Portfolio:	October 1997
Number of Open Accounts at December 31, 2013:	52
Total Assets Managed by CTA:	$ 24,335,000.40
Total Assets Traded According to the Program:	$ 23,684,000.60
Worst Monthly Percentage Draw-down past five years and Year-to-Date:	-3.39% (June 2012)
Worst Peak-to-Valley Draw-down past five years and Year-to-Date :	-9.72% (February 2009 to July 2009)
Number of Profitable Closed Accounts past five years and Year-to-Date:	10
Number of Unprofitable Closed Accounts past five years and Year-to-Date:	2

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

Equinox Frontier Diversified App. - 48

EQUINOX FRONTIER MASTERS FUND APPENDIX

TO PART I OF THE

PROSPECTUS

OF

EQUINOX FRONTIER FUNDS

(A statutory trust formed under the laws of Delaware)

EQUINOX FRONTIER MASTERS FUND-1 UNITS

EQUINOX FRONTIER MASTERS FUND-2 UNITS

Major Commodity Trading Advisors and/or Reference Programs:

Cantab Capital Partners LLP

Chesapeake Capital Corporation

Quest Partners LLC

Tiverton Trading, Inc.

Transtrend B.V.

Winton Capital Management Ltd.

This Equinox Frontier Masters Fund Appendix is dated [            ], 2014.

EQUINOX FRONTIER FUNDS

EQUINOX FRONTIER MASTERS FUND-1 UNITS

EQUINOX FRONTIER MASTERS FUND-2 UNITS

This Equinox Frontier Masters Fund Appendix to the prospectus, dated [            ], 2014, including all exhibits thereto as the same may be amended and supplemented from time to time, or the prospectus, of Equinox Frontier Funds, a statutory trust formed under the laws of the state of Delaware, or the trust, relates to the units of beneficial interest in the trust, or the units, designated as Equinox Frontier Masters Fund units. Capitalized terms used in this Equinox Frontier Masters Fund Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus. This Equinox Frontier Masters Fund Appendix must be accompanied by, and read in conjunction with, the prospectus.

The Equinox Frontier Masters Fund units will be issued in three (3) classes. The Equinox Frontier Masters Fund units in class 1 (as described in the prospectus) are designated as “ Equinox Frontier Masters Fund-1 units,” the Equinox Frontier Masters Fund units in class 2 (as described in the prospectus) are designated as “ Equinox Frontier Masters Fund-2 units,” and the Equinox Frontier Masters Fund units in class 3 (as described in the prospectus) are designated as “ Equinox Frontier Masters Fund-3 units.” The trust is offering Equinox Frontier Masters Fund-1 units and Equinox Frontier Masters Fund-2 units pursuant to the prospectus and this Equinox Frontier Masters Fund Appendix. Equinox Frontier Masters Fund-3 units are not being offered for new investment. Instead, Equinox Frontier Masters Fund-1 units and Equinox Frontier Masters Fund-2 units will be automatically classified as Equinox Frontier Masters Fund-3 units for administrative purposes under certain circumstances described in the prospectus, unless earlier redeemed or exchanged for another Series of units by the holder thereof. Prospective purchasers of Equinox Frontier Masters Fund-1 units and Equinox Frontier Masters Fund-2 units should carefully review the prospectus and this Equinox Frontier Masters Fund Appendix before determining to purchase such units.

The managing owner intends to contribute funds to the trust in order to have a 1% interest in the aggregate capital, profits and losses of the Equinox Frontier Masters Fund units and in return will receive units designated as general units in such Series.

TRADING ADVISORS

The managing owner will allocate the assets allocable to the Equinox Frontier Masters Fund units, or the Equinox Frontier Masters Fund Assets, among four to six trading advisors, at least one of which at any time will be a discretionary trader. The initial trading advisors with respect to the Equinox Frontier Masters Fund Assets are Cantab Capital Partners LLP, or Cantab, a United Kingdom limited liability partnership, Chesapeake Capital Corporation, or Chesapeake, an Illinois corporation, Quest Partners LLC, or Quest, a New York limited liability company, Tiverton Trading Inc., or Tiverton, a Washington corporation, Transtrend B.V., or Transtrend, a Dutch limited liability company, and Winton Capital Management Ltd., or Winton, a United Kingdom company.

To employ the trading strategies directed by the trading advisors to the Equinox Frontier Masters Fund, the managing owner will allocate a portion of the Equinox Frontier Masters Fund Assets to one or more trading vehicles, or each, a trading company, to be used as margin or its equivalent. A portion of the Equinox Frontier Masters Fund Assets currently are invested in a trading company managed by Tiverton, a trading company managed by Cantab, a trading company managed by Winton, a trading company managed by Chesapeake, a trading company managed by Quest, and a trading company managed by Transtrend. The particular trading companies in which the Equinox Frontier Masters Fund Assets are invested, and the percentage of the Equinox Frontier Masters Fund Assets so invested, will vary from time to time. The remainder of the Equinox Frontier Masters Fund Assets will be held at the trust level for cash management.

For information regarding each of Cantab, Chesapeake, Quest, Tiverton and Winton, including each such trading advisor’s investment program and past performance, please see the Equinox Frontier Diversified Fund Appendix which accompanies the prospectus.

In preparing the descriptions of each of Cantab, Chesapeake, Quest, Tiverton and Winton and their respective trading programs in the Equinox Frontier Diversified Fund Appendix and the description of Transtrend and its trading program in this Equinox Frontier Masters Fund Appendix, the managing owner has relied upon information provided to it by such trading advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Equinox Frontier Masters App. - 2

EQUINOX FRONTIER MASTERS FUND UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Equinox Frontier Masters Fund units will pay to the managing owner a monthly management fee equal to 1/12th of 2.0% of the nominal assets of the Equinox Frontier Masters Fund (approximately 2.0% annually). The managing owner will pay all or a portion of such management fees to the trading advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Equinox Frontier Masters Fund units will pay to the managing owner a monthly or quarterly incentive fee of 20% of New High Net Trading Profits generated by each trading advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The managing owner will pay a portion of such incentive fees to the relevant trading advisors. See “Risk Factors—Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability” in the prospectus.

Initial Allocations

In general, the managing owner anticipates allocations to the trading advisors in the Equinox Frontier Masters Fund portfolio to vary between twenty percent (15%) and thirty-five percent (35%) of the Equinox Frontier Masters Fund Assets. The actual allocation of the Equinox Frontier Diversified Fund Assets will vary based upon the relative trading performance of the trading advisors and the managing owner’s asset allocation activities. The managing owner may, at its sole discretion, exceed these parameters for any reason at any time. The Equinox Frontier Masters Fund will generally employ notional equity in order to attempt to keep the series annual return volatility between 12% and 16%. The series’ annualized volatility may fluctuate outside of the stated target range from time to time.

The following table sets forth certain of the markets in which the trading advisors that will receive allocations of Equinox Frontier Masters Fund Assets may trade on behalf of client accounts. Not all markets are part of each program. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice. The diversification summary below is based on long-term averages as of January 31, 2014.

Equinox Frontier Masters App. - 3

DIVERSIFICATION SUMMARY

EQUINOX FRONTIER FUNDS—THE EQUINOX FRONTIER MASTERS FUND

Trading Advisors and/or Reference Programs	Program	Interest Rates	Currencies	Equity Indices	Metals	Energies	Agricultural Commodities	Total
Cantab Capital Partners LLP	Aristarchus	29%	36%	15%	8%	8%	4%	100%
Chesapeake	Diversified 2XL Program	25%	25%	25%	8%	8%	9%	100%
Quest Partners LLC	Quest Fixed Income Tracker Index Program	28%	16%	26%	7%	12%	11%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology	17%	17%	16%	17%	17%	16%	100%
Transtrend B.V.	Diversified Trend Program -Enhanced Risk/USD	19%	28%	18%	9%	13%	15%	100%
Winton Capital Management, Ltd.*	Diversified Program	28%	18%	18%	13%	14%	9%	100%
Equinox Frontier Masters Fund Program	N/A	24%	24%	17%	12%	13%	11%	100%
*	These figures are based on the Winton Futures Fund projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

Equinox Frontier Masters App. - 4

PAST PERFORMANCE OF EQUINOX FRONTIER MASTERS FUND-1

The Capsule Performance Table which follows sets forth the actual past performance of the Equinox Frontier Masters Fund-1 units during the period covered by the table.

Month	2014	2013	2012	2011	2010	2009
January	-5.08%	0.48%	2.09%	1.20%	-3.54%	—
February		0.48%	1.18%	0.71%	-0.37%	—
March		-1.89%	-2.52%	-1.75%	4.32%	—
April		1.94%	-0.43%	5.07%	0.57%	—
May		4.35%	7.00%	-4.88%	-1.46%	—
June		-6.11%	-5.13%	-3.93%	-0.20%	-2.03%
July		-4.82%	6.14%	3.78%	-1.70%	-1.64%
August		-2.52%	0.30%	0.25%	4.24%	-0.30%
September		-4.63%	-3.42%	-0.25%	3.56%	2.33%
October		-0.24%	-5.04%	-4.39%	4.05%	-0.57%
November		2.25%	0.60%	0.37%	-2.92%	2.52%
December		3.72%	0.87%	1.66%	2.57%	-5.74%
Year to date	-5.08% (1 month)	-9.17%	0.85%	-2.64%	9.00%	-5.54% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Masters Fund-1
Inception of Trading of Equinox Frontier Masters Fund-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Equinox Frontier Masters Fund-1 as of January 31, 2014:	$ 59,392,224
Net Asset Value of Equinox Frontier Masters Fund-1 as of January 31, 2014:	$ 20,850,962
Worst Monthly Percentage Draw-down:	-6.11% (May 2013)
Worst peak-to-valley Draw-down:	-19.77% (August 2012 to January 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Equinox Frontier Masters Fund-1 performance table sets forth the actual performance of the Equinox Frontier Masters Fund-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Equinox Frontier Masters Fund-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 2.0% of nominal assets

•	Initial service fees and on-going service fees: 2.0% of net asset value

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Masters App. - 5

PAST PERFORMANCE OF EQUINOX FRONTIER MASTERS FUND-2

The Capsule Performance Table which follows sets forth the actual past performance of the Equinox Frontier Masters Fund-2 units during the period covered by the table.

Month	2014	2013	2012	2011	2010	2009
January	-4.94%	0.63%	2.25%	1.36%	-3.40%	—
February		-1.76%	1.32%	0.85%	-0.24%	—
March		2.08%	-2.38%	-1.60%	4.48%	—
April		4.51%	-0.28%	5.22%	0.71%	—
May		-5.97%	7.15%	-4.74%	-1.33%	—
June		-4.70%	-4.98%	-3.78%	-0.04%	-1.92%
July		-2.37%	6.30%	3.93%	-1.56%	-1.49%
August		-4.49%	0.45%	0.41%	4.40%	-0.15%
September		-0.09%	-3.29%	-0.10%	3.73%	2.49%
October		2.40%	-4.89%	-4.25%	4.19%	-0.47%
November		3.86%	0.75%	0.52%	-2.77%	2.67%
December		-1.31%	1.02%	1.80%	2.72%	-5.60%
Year to date	-4.94% (1 month)	-7.57%	2.65%	-0.92%	10.94%	-4.63% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Masters Fund-2
Inception of Trading of Equinox Frontier Masters Fund-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Equinox Frontier Masters Fund-2 as of January 31, 2014:	$ 30,010,046
Net Asset Value of Equinox Frontier Masters Fund-2 as of January 31, 2014:	$ 9,768,750
Worst Monthly Percentage Draw-down:	-5.97% (May 2013)
Worst peak-to-valley Draw-down:	-17.75% (August 2012 to January 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Equinox Frontier Masters Fund-2 performance table sets forth the actual performance of the Equinox Frontier Masters Fund-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Equinox Frontier Masters Fund-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 2.0% of nominal assets

•	On-going service fees: 0.25% of net asset value

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Masters App. - 6

PAST PERFORMANCE OF EQUINOX FRONTIER MASTERS FUND-3

The Capsule Performance Table which follows sets forth the actual past performance of the Equinox Frontier Masters Fund-3 units during the period covered by the table.

Month	2014	2013
January	-4.92	—
February		—
March		—
April		—
May		—
June		—
July		—
August		—
September		—
October		—
November		—
December		4.42%
Year to date	-4.92% (1 month)	4.42% (1 month)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Masters Fund-3
Inception of Trading of Equinox Frontier Masters Fund-3:	December 16, 2013
Aggregate Gross Capital Subscriptions for Equinox Frontier Masters Fund-2 as of January 31, 2014:	$ 399,449.23
Net Asset Value of Equinox Frontier Masters Fund-3 as of January 31, 2014:	$ 399,449.23
Worst Monthly Percentage Draw-down:	-4.92% (January 2014)
Worst peak-to-valley Draw-down:	-4.92% (January 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Equinox Frontier Masters Fund-3 performance table sets forth the actual performance of the Equinox Frontier Masters Fund-3. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees and interest income of the Equinox Frontier Masters Fund-3. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 2.0% of nominal assets

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Masters App. - 7

CANTAB

For information regarding Cantab Capital Partners LLP or Cantab’s CCP Quantitative Fund Aristarchus Program, including past performance information, please see page Equinox Frontier Diversified App. – 11 of the Equinox Frontier Diversified Fund Appendix.

CHESAPEAKE

For information regarding Chesapeake Capital Corporation or Chesapeake’s Diversified Program, including past performance information, please see page Equinox Frontier Diversified App. – 15 of the Equinox Frontier Diversified Fund Appendix.

QUEST

For information regarding Quest Partners LLC or Quest’s Fixed Income Tracker Program, including past performance information, please see page Equinox Frontier Diversified App. – 36 of the Equinox Frontier Diversified Fund Appendix.

TIVERTON

For information regarding Tiverton Trading, Inc. or Tiverton’s Discretionary Trading Methodology Program, including past performance information, please see page Equinox Frontier Diversified App. – 39 of the Equinox Frontier Diversified Fund Appendix.

Equinox Frontier Masters App. - 8

TRANSTREND

Background of Transtrend

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a CTA under the CE Act since September 23, 1994, and is a member of the NFA in this capacity. Transtrend was registered as a commodity pool operator under the CE Act from September 23, 1994 through December 31, 2011. Since December 17, 2012 Transtrend has been approved as a swaps firm by the NFA. Registration under the CE Act and membership in the NFA in no way imply that the CFTC or the NFA have endorsed Transtrend’s qualifications to provide the commodity trading advisory services described in this prospectus. Transtrend has also been licensed as a portfolio manager by the AFM (The Netherlands Authority for the Financial Markets) since July 25, 1996 and is subject to supervision with respect to market conduct by the AFM and to prudential supervision by DNB (De Nederlandsche Bank) in The Netherlands. The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands.

Principals of Transtrend

Johannes “Joep” P.A. van den Broek

Johannes “Joep” P.A. van den Broek (born in 1969) graduated in August 1995 with a master’s degree in Business Economics from Erasmus University Rotterdam in The Netherlands. He joined Transtrend as a trader in December 1995. In October 1997, he was appointed Deputy Director (Trading) thereby becoming a member of Transtrend’s management team. Effective as of January 1, 1999, Mr. Van den Broek was appointed Managing Director of Transtrend. Mr. Van den Broek has been registered as an Associated Person of Transtrend since October 2, 1998, and listed as a Principal since January 22, 1999, and has been an associate member of the NFA since July 30, 1998. Since November 2003 and September 2007 respectively, Mr. Van den Broek has been serving as a director of Transtrend Fund Alliance and Transtrend Equity Strategies, two Luxembourg domiciled funds which retain Transtrend as their trading advisor. Since June 2009, Mr. Van den Broek has also been serving as a supervisory board member of KenTyde B.V. (“KenTyde”), a managed futures trader located in Rotterdam, The Netherlands. Mr. Van den Broek was approved as a swap associated person of Transtrend on January 15, 2013.

Harold M. de Boer

Harold M. de Boer (born in 1966) graduated in 1990 with a master’s degree in Applied Mathematics from the University of Twente in The Netherlands. In December 1989 he worked in conjunction with the predecessor of Transtrend (Nidera Handelscompagnie B.V., an international trading and agribusiness company) for his thesis titled “Cointegration in Commodity Futures Markets”. In April 1990, he joined the predecessor of Transtrend as a research analyst. In April 1992 he became responsible for Transtrend’s research department, and as of October 1997, he became a member of Transtrend’s management team with the title of Deputy Director (Research). Effective August 1, 1999, he was appointed a Director of Transtrend and effective March 1, 2007 he assumed the role of Managing Director of Transtrend. Mr. De Boer’s primary responsibility is research and product development. Mr. De Boer has been listed as a Principal since November 15, 1999. Since June 2009, Mr. De Boer has also been serving as a supervisory board member of KenTyde.

Mark H. A. van Dongen

Mark H.A. van Dongen (born in 1968) graduated in 1991 with a master’s degree in Econometrics from the Catholic University of Brabant in The Netherlands. He joined Transtrend as a research analyst in July 1992 and was appointed Deputy Director (Research and Operations) in October 1997. Effective as of March 1, 2007 Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen has been registered as an Associated Person of Transtrend since August 21, 1998, and has been an associate member of the NFA since July 30, 1998. In addition, Mr. Van Dongen has been listed as a Principal since March 12, 2007. Mr. Van Dongen has been approved as a swaps Associated Person of Transtrend since December 17, 2012.

André P. Honig

André P. Honig (born in 1967) graduated in 1991 with a master’s degree in Business Econometrics from Erasmus University Rotterdam in The Netherlands. He obtained the Certified European Financial Analyst degree in 2000. He started his career as a consultant for the business consultancy firm Ortec Consultants, where he worked from June 1992 to May 1996 and developed performance measurement and attribution systems for various institutional investors in The Netherlands. Mr. Honig took a sabbatical break from June 1996 to August 1996. Subsequently, he worked for business consultancy firm KPMG Advisory from September 1996 to January 2000, where he was a risk management consultant. He joined Robeco, a Dutch asset manager, in January 2000 where he was responsible for Consultant Relations until October 2002 and where he was General Manager of Robeco Gestions, the French asset

Equinox Frontier Masters App. - 9

management branch of Robeco from November 2002 until April 2004. In May 2004, Mr. Honig joined Transtrend as Deputy Director (Investor Relations). Effective as of March 1, 2007, Mr. Honig was appointed an Executive Director of Transtrend. Mr. Honig has been registered as an Associated Person of Transtrend since October 12, 2004, and has been an associate member of the NFA since October 1, 2004. In addition, Mr. Honig has been listed as a Principal since March 21, 2007. Mr. Honig has been approved as a swaps Associated Person of Transtrend since December 17, 2012.

Gijs A.M. Verwilst

Gijs A.M. Verwilst (born in 1978) graduated in 2003 with a master’s degree in Tax Law from Maastricht University in The Netherlands. He completed a post graduate course in securities law in 2007. He started his career at Loyens & Loeff (a Dutch law firm) and KPMG Meijburg & Co (Tax Lawyers) as a tax lawyer, where he advised clients (large corporates and financial institutions) on Dutch corporate income tax and international tax structures from January 2003 until July 2004 and July 2004 until September 2005 respectively. Subsequently, Mr. Verwilst worked as a senior officer in the Strategy, Policy and International Affairs department of the AFM from September 2005 until April 2010. In that capacity he was a member of the Investment Management Expert Group of the Committee of European Securities Regulators (“CESR”, currently named ESMA). He joined the Investment Management Group of a Dutch law firm, De Brauw Blackstone Westbroek, as a senior associate in April 2010, where he was involved in structuring institutional investment funds and advising clients on financial markets regulation until March 14, 2013. Mr. Verwilst joined Transtrend as chief compliance officer on March 15, 2013, and has been listed as a principal of Transtrend since May 6, 2013.

The aforementioned Principals each have an academic degree and ample experience in dealing with derivative markets.

Shareholder

100% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Groep N.V., which in its turn is owned approximately 90.01% by Orix Corporation and the remainder by Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A. (Rabobank Nederland). Robeco Nederland B.V. has been listed as a Principal since July 8, 2002.

TRANSTREND’S INVESTMENT STRATEGY

Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The trading systems participate in markets in Financial Instruments (“Financial Instruments,” as used in this description of Transtrend’s strategy, means Futures, option, option on futures, swap, swap on futures, and forward contracts on FX, interest rates, interest rate instruments, commodities, equity related indices and instruments, and other indices, in all cases traded on exchanges and/or OTC markets. The underlying values of Financial Instruments traded may also include other economic variables which are now or may hereafter become the subject of organized futures, option, option on futures, swap, swap on futures, and forward contracts trading. Financial Instruments traded may also include other derivative, margined instruments, in each case traded on exchanges and/or OTC markets. Financial Instruments traded on exchanges will be cleared through a clearing broker, while Financial Instruments traded on OTC markets may ultimately be either (a) held bilaterally with, or (b) cleared through, a clearing broker). Current investment portfolios are managed pursuant to Transtrend’s “Diversified Trend Program”. The program covers a multitude of Financial Instruments on underlying values including but not limited to short-term and long-term interest rates, FX, stock indices, single stocks and other equity related markets, and a variety of commodities, including agricultural products, energy products and metals. Transtrend’s market approach attempts to benefit from directional price moves in outright Financial Instruments and in intra-market and inter-market combinations of Financial Instruments (“Synthetics”). Apart from trading in the OTC market, Transtrend operates on approximately fifty different futures and option exchanges in approximately thirty countries on five continents. Transtrend’s professional expertise is supported by a qualified research team, a sophisticated technical infrastructure, an extensive database and more than 22 years of experience. Transtrend’s innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

Transtrend’s first approved trading system started in October 1991 after four years of in-depth price research and product development. Until October 1993 Transtrend managed substantial Proprietary Accounts with comparable returns based on (at that time) identical trading systems. As of October 1993 Transtrend has offered its trading advisory services to third parties. Since June 2009, Transtrend has been the majority shareholder of KenTyde. Transtrend and its Principals do not participate in any of KenTyde’s trading or research activities.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

The applied principles of risk management play a dominant role in Transtrend’s Diversified Trend Program, which is designed to pursue capital growth within the limits of a defined risk tolerance.

Equinox Frontier Masters App. - 10

The program is essentially based on quantitative analysis of signaled price behavior of Financial Instruments and therefore not on fundamental analysis. The program is systematic by nature and requires a consistent application. Discretionary inputs are not essential to the effectiveness of the program.

The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems are designed to profit from recurring, non-random characteristics of price behavior in markets. In the trading systems there are elements which identify and respect the dominant market direction. The trading systems exploit directional price movement of single Financial Instruments and of Synthetics.

One of the potential strengths of the program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent, i.e., disciplined, application by Transtrend and a consistent, i.e., prolonged, participation by the client are both essential to realize the pursued returns over the course of time, although profitability cannot be guaranteed and clients may incur substantial losses on their investment.

While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances Transtrend may use discretion in an attempt to limit risk to a position or an account. The use of discretion by Transtrend may have a positive or negative impact on the performance of an account.

The program may enter into both long and short positions in any of the Financial Instruments involved, or it may have no position in one or more Financial Instruments. Long and short positions are likely to be leveraged and unhedged and/or uncovered. The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management, given the relative proportions of all components within the portfolio. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. Accordingly, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The portfolio composition and the relative weighting of Financial Instruments within each portfolio are defined irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

As the applied strategies require particular transaction sizes to allow for multiple entry and exit points, and because certain minimum transaction sizes may be required or advisable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In all trading systems, the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures.

The program may hold positions in Financial Instruments with one or more trading systems. The simultaneous application of diverging trading systems, each with positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system. However, the profitability of trading systems, individually or in combination, cannot be guaranteed and clients may incur substantial losses on their investment.

Generally, a greater degree of diversification of both Financial Instruments and trading systems contributes to a higher stability of returns over the course of time.

Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program.

The totality of the trades advised by the trading systems has thus far represented an effective approach over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

DESCRIPTION OF PROGRAM

Transtrend has offered its Diversified Trend Program to clients since October 1993. The Diversified Trend Program has two risk profiles: the Standard Risk Profile and the Enhanced Risk Profile, investable in various currencies. The Enhanced Risk Profile is approximately 1.5 times the leverage of the Standard Risk Profile. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known Financial Instrument. Currently, Transtrend manages client accounts pursuant to its Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.

Equinox Frontier Masters App. - 11

Portfolio Composition

In Transtrend’s Diversified Trend Program the composition of a fully diversified portfolio includes Financial Instruments on interest rates, interest rate instruments, equity related indices and instruments, other indices, FX and commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints.

Once the acceptable portfolio components have been defined for an account, Transtrend determines the relative proportions of all components within the portfolio on basis of the signaled correlation over the course of time, which is re-computed from time to time. Correlation analysis contributes to the estimation of the risk of coinciding trend reversals on a portfolio level.

A list of all the Financial Instruments that Transtrend currently may trade on behalf of client accounts is available upon request. Transtrend reserves the right to expand or contract the list of Financial Instruments it trades without giving prior notice.

Transtrend may trade certain interest rates in the OTC market by means of swap transactions only for clients that are (i) U.S. Clients1 which qualify as eligible contract participants, (ii) Non-U.S. Clients2 which (a) hold their OTC account at a U.S. clearing broker and (b) qualify as eligible contract participants, or (iii) Non-U.S. Clients which do not hold their OTC account at a U.S. clearing broker. Furthermore, Transtrend may trade certain currency pairs in the OTC market by means of forward transactions only for clients that are (i) U.S. Clients which qualify as eligible contract participants, (ii) Non-U.S. Pool Clients3, (iii) Non-U.S. Non-Pool Clients4 which (a) hold their OTC account at a U.S. clearing broker and (b) qualify as eligible contract participants, or (iv) Non-U.S. Non-Pool Clients which do not hold their OTC account at a U.S. clearing broker. It should be noted that Financial Instruments traded on OTC markets will generally be held bilaterally with a clearing broker instead of being cleared. However, depending on the type of Financial Instruments traded on OTC markets, such instruments may also ultimately be cleared through a clearing broker. Swaps on interest rates may include various types of derivatives including among others interest rate swaps, overnight index swaps and forward rate agreements. Transtrend’s OTC trading is expected to consist of instruments denominated in both deliverable and non-deliverable currencies. Transtrend currently does not engage in retail off-exchange FX trading, i.e. Transtrend will not trade FX in the OTC markets by means of forward transactions for (i) U.S. Retail Clients (meaning U.S. Clients that are not eligible contract participants) and (ii) Non-U.S. Non-Pool Clients which (a) hold their OTC account at a U.S. clearing broker and (b) do not qualify as eligible contract participants.

The allocation to Financial Instruments, i.e., the determination of portfolio components and their proportions, varies over the course of time, among others because of changes to the list of Financial Instruments traded in the Diversified Trend Program and because of observed changes in price behavior, correlation and market liquidity. As per the date of this prospectus, assuming no limitations in market selection, the indicative average allocation to Financial Instruments (outright or in the form of Synthetics), within the various portfolios under the Diversified Trend Program tends to be as follows (rounded numbers/indication only/grouped by sector):

Interest Rates	ca.	15%
Equity related markets	ca.	14%
FX	ca.	22%
Metals	ca.	7%
Energies	ca.	10%
Agriculturals	ca.	12%
Hybrids	ca.	20%
Total		100%

[1]	A client which is not a Non-U.S. Client.
[2]	A client which is (A) a natural person who is not a resident of the United States; (B) a partnership, corporation or other entity, other than an entity organized principally for passive investment, organized under the laws of a foreign jurisdiction and which has its principal place of business in a foreign jurisdiction; (C) an estate or trust, the income of which is not subject to United States income tax regardless of source; (D) an entity organized principally for passive investment such as a pool, investment company or other similar entity; provided, that units of participation in the entity held by persons who do not qualify as Non-U.S Client or otherwise as qualified eligible persons represent in the aggregate less than 10% of the beneficial interest in the entity, and that such entity was not formed principally for the purpose of facilitating investment by persons who do not qualify as Non-U.S. Clients in a pool with respect to which the operator is exempt from certain requirements of part 4 of the Commission’s Regulations by virtue of its participants being Non-U.S. Clients; or (E) a pension plan for the employees, officers or principals of an entity organized and with its principal place of business outside the United States.
[3]	An entity located outside the United States, organized principally for passive investment, all of whose participants are Non-U.S. Clients; provided however, that if a participant in such entity is itself an entity organized principally for passive investment, such participant will be considered a Non-U.S. Client only if all units of participation in this participant are held by Non-U.S. Clients. If not all units of participation in the participant are held by Non-U.S. Clients, the participant, and as such the entity it is invested in, is considered to be a U.S. Client.
[4]	A client which is a Non-U.S. Client, on the basis of (A), (B), (C) or (E) of the definition of Non-U.S. Client.

Equinox Frontier Masters App. - 12

The average allocation for individual accounts is likely to deviate from the indicative average due to factors that constrain individual portfolio diversification. For example, portfolios solely containing CFTC-approved Financial Instruments deviate from portfolios without such restriction and can have a less diversified exposure to interest rates and equity related Financial Instruments.

The client’s choice of clearing broker(s) may effectively restrict the access to, or due to operational hurdles, Transtrend’s trading of, certain markets or exchanges for such client.

The balance of positions actually held at a specific point in time can deviate significantly from the indicative average because actual positions depend on, among others, the signaled market opportunities at that specific moment. The trading systems are designed to avoid market exposure in individual markets that are classified as sideways or too volatile.

Due to their size, small accounts may trade a smaller number of markets and as a consequence achieve a less diversified exposure than large accounts. Moreover, certain markets are not liquid enough to be traded for all accounts managed by Transtrend.

Average Margin Commitment

For fully-funded accounts under the Diversified Trend Program – in its Standard Risk Profile – Transtrend generally commits an average of approximately 10% of the assets in a client account as margin or premium for Financial Instruments positions. Such percentage, however, has varied from approximately 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

For partially-funded accounts (client accounts in which the amount of the actual funds is less than the nominal account size) under the Diversified Trend Program, average margin commitments generally also approximate 10% of the nominal account size based on the Standard Risk Profile. Such percentage, however, may be significantly higher when expressed as a percentage of the amount of actual funds.

The Diversified Trend Program’s Enhanced Risk Profile generally means 1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program’s Standard Risk Profile.

Money Management Principles

The risk-estimate is trade-based and takes volatility into account. This implies an internal risk evaluation by the applied trading systems, which may lead to adjustments of position sizes during the lifetime of positions. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual addition to or reduction of the initial position. Significantly adverse price behavior may lead to a partial or full exit for the (remainder of the) position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It is possible that such reductions, which have the sole intention of reducing risk, will reduce the profitability which could have been achieved otherwise.

Entry/Exit Tools

The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of dynamic profit targets and dynamic stop levels for individual trades. The trading systems act at specific times or time intervals and upon specific price levels during a market session or during the day.

Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation, if ever.

Equinox Frontier Masters App. - 13

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE OF TRANSTREND

The Capsule Performance Table which follows sets forth the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the aggregate nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program

Subset: Enhanced Risk Profile (US Dollar)

Composite Rate of return on aggregate nominal account size

Pro forma fees, estimated interest income

Month	2014	2013	2012	2011	2010	2009
January	-3.25%	0.17%	1.09%	-0.77%	-3.90%	-0.27%
February		-1.32%	2.31%	1.77%	1.18%	0.76%
March		2.18%	-0.89%	-2.14%	8.18%	-3.34%
April		2.90%	0.55%	2.85%	1.82%	0.18%
May		-4.58%	7.53%	-4.46%	-4.58%	1.28%
June		-0.54%	-5.27%	-2.59%	-0.22%	-1.10%
July		0.44%	4.04%	1.89%	-0.86%	-2.30%
August		-2.53%	-1.41%	-3.20%	2.75%	0.23%
September		-1.18%	-3.07%	-2.00%	3.59%	-0.93%
October		1.31%	-3.65%	-2.11%	3.91%	-3.48%
November		0.87%	-0.34%	0.48%	-0.82%	2.11%
December		1.92%	0.50%	1.58%	3.60%	-4.79%
Year	-3.25% (1 month)	-0.60%	0.72%	-8.64%	14.88%	-11.28%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Referenced Investment:	Transtrend B.V. - Diversified Trend Program
	Subset: Enhanced Risk/USD
Start Date:	1 October 1993	Client Accounts
	1 January 1995	This Subset
No. of Open Accounts:
In Diversified Trend Program:	50
In this Subset:	31
Assets under Management:
All Accounts:	$6,371,310,501	Aggregate Nominal Account Size
	$3,347,472,951	Actual Funds
	$3,023,837,550	Notional Funds
This Subset (US dollar):	$5,339,166,018	Aggregate Nominal Account Size
	$2,958,147,125	Actual Funds
	$2,381,018,893	Notional Funds

Equinox Frontier Masters App. - 14

Worst Monthly Draw-down
Since 1 January 2009:	-5.27%	June 2012 (Composite)
	-6.90%	May 2010 (Individual Account)
Worst Peak-to-Valley Draw-down
Since 1 January2009:	-15.15%	February 2009/January 2010 (Composite)
	-20.63%	February 2009/January 2010 (Individual Account)
Opened and Closed accounts
Since 1 January 2009:
In Diversified Trend Program:
With positive performance:	2	2.27%/2.53%
With negative performance:	7	-10.79%/-3.09%
In this Subset:
With positive performance:	1	2.53%
With negative performance:	5	-10.20%/-3.09%

“Draw-down” means losses experienced by an account or a subset of the trading program over a specified period.

“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the aggregate nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar.

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The composite rate of return reflects the pro forma net performance for the period divided by the beginning aggregate nominal account size. Draw-down is expressed as a percentage of the aggregate nominal account size and is based on monthly returns. Peak-to-valley Draw-downs based on daily returns are generally larger than peak-to-valley Draw-downs based on monthly returns.

During the period covered by the Capsule Performance Table, composite rates of return are calculated on a daily basis which compound to a monthly return. Thus, instructions to increase or decrease the nominal account size of an individual account intra-month are taken into account when they occur without distorting the monthly composite rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions (including execution fees, mark-ups and prime brokerage fees). The amount of actual brokerage commissions depends on, among others, the trading activity and the products traded. During the period covered by the Capsule Performance Table, the actual brokerage commissions amounded to approximately 0.35% of the aggregate nominal account size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 0.50% of the aggregate nominal account size per annum for the Diversified Trend Program’s Enhanced Risk Profile. However, such actual commissions have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past; (b) less pro forma monthly management fees of (until December 31, 2013, a monthly management fee of 1/12th of 3% of the beginning nominal account size (approximately 3% per annum) and as of January 1, 2014, a monthly management fee of 1/12th of 2% of the beginning nominal account size (approximately 2% per annum)); (c) less pro forma monthly performance fees (until December 31, 2013 at 25% of net new trading profits and as of January 1, 2014 at 20% of net new trading profits); and (d) plus pro forma interest income earned on actual funds.

As Transtrend is not privy in all cases to the arrangements between Transtrend’s customers and their brokers, the amount of interest income actually earned by such accounts is estimated at a rate equal to 90% of the prevailing interest rate relevant to the underlying currency subset of the Diversified Trend Program. Until August 31, 2008, the composite rate of return in the Capsule Performance Table includes pro forma interest income at a rate equal to 90% of the relevant 3-month interest rate earned by such accounts on actual funds. As of September 1, 2008, pro forma interest income on actual funds is calculated at a rate equal to 90% of the relevant overnight interest rate.

A negative monthly composite rate of return is mitigated by a consistent book entry reversal of accrued pro forma performance fees, irrespective whether the book entry reversal was actually effectuated. A similar effect occurs for a positive monthly composite rate of return, where a consistent book entry of pro forma performance fees is made, irrespective whether the book entry was actually effectuated. The consistent book entry (reversal) of pro forma performance fees likely reduces the volatility of the composite rates of return in comparison to situations where performance fees are periodically settled. Periodic settlement of performance fees empties the performance fee reserve so that negative, or positive, rates of return occurring after the fixed settlement date will only be moderated

Equinox Frontier Masters App. - 15

by the give-back, or accrual, respectively, of the amount of newly built-up performance fees after this settlement date. Consistently giving back accrued pro forma performance fees in periods of negative rates of return may also result in an underestimation of drawdowns in comparison to situations where performance fees are periodically settled.

Over the years, the rates of the management fees and performance fees charged by Transtrend to its clients have come down considerably. Therefore, as of January 1, 2014 the pro forma advisory fees were adjusted to bring them more in line with actual advisory fees generally charged by Transtrend to its clients. Lowering the pro forma management fee will, with all other things being equal, have the following effects: a) Draw-downs will be less deep and b) the duration of peak-to-valley Draw-downs may be shorter. Due to the consistent book entry (reversal) of pro forma performance fees, lowering the pro forma performance fee will, with all other things being equal, have the following effects: a) Draw-downs will be deeper, b) volatility will be higher and c) the recovery period of the prevailing peak-to-valley Draw-down may be shorter.

The accounts managed by Transtrend are generally subject to a variety of additional third party fees and expenses which are not directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, sponsors, investment managers, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses vary on an account by account basis. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts included in the Capsule Performance Table would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the advisory agreement between Transtrend and the client does not take such third party expenses into account when determining if an account has experienced net new trading profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the advisory agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain fund expenses (e.g. administration costs) into consideration, which fund expenses would reduce the performance fees otherwise payable to Transtrend.

A substantial part of the client accounts are partially-funded accounts. Transtrend believes that the pro forma performance of the subset as stated in the Capsule Performance Table is reflective for the performance of the individual accounts which are included in the subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Equinox Frontier Masters App. - 16

WINTON

For information regarding Winton Capital Management Ltd. or Winton’s Diversified Program, including past performance information, please see page Equinox Frontier Diversified App. – 43 of the Equinox Frontier Diversified Fund Appendix.

Equinox Frontier Masters App. - 17

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND APPENDIX

TO PART I OF THE

PROSPECTUS

OF

EQUINOX FRONTIER FUNDS

(A statutory trust formed under the laws of Delaware)

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-1A UNITS

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-2A UNITS

Major Commodity Trading Advisors and/or Reference Programs:

Abraham Trading Company

Commodity Strategies AG

Emil van Essen, LLC

JE Moody & Company

Krom River Trading AG

Mesirow Financial Commodities Management, LLC

Quest Partners LLC

Red Oak Commodity Advisors, Inc.

Rosetta Capital Management, LLC

Skyline Management, Inc. d.b.a. Strategic Ag Trading

Non-Major Commodity Trading Advisors and/or Reference Programs:

Landmark Trading Company

This Equinox Frontier Long/Short Commodity Fund Appendix is dated [            ], 2014.

EQUINOX FRONTIER FUNDS

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-1A UNITS

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-2A UNITS

This Equinox Frontier Long/Short Commodity Fund Appendix to the prospectus, dated [            ], 2014, including all exhibits thereto as the same may be amended and supplemented from time to time, or the prospectus, of Equinox Frontier Funds, a statutory trust formed under the laws of the state of Delaware, or the trust, relates to the units of beneficial interest in the trust, or the units, designated as Equinox Frontier Long/Short Commodity Fund units. Capitalized terms used in this Equinox Frontier Long/Short Commodity Fund Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus. This Equinox Frontier Long/Short Commodity Fund Appendix must be accompanied by, and read in conjunction with, the prospectus.

The Equinox Frontier Long/Short Commodity Fund units are being issued in three (3) classes. The Equinox Frontier Long/Short Commodity Fund units in class 1a (as described in the prospectus) are designated as “ Equinox Frontier Long/Short Commodity Fund-1a units,” the Equinox Frontier Long/Short Commodity Fund units of class 2a (as described in the prospectus) are designated as “ Equinox Frontier Long/Short Commodity Fund-2a units,” and the Equinox Frontier Long/Short Commodity Fund units of class 3a (as described in the prospectus) are designated as “ Equinox Frontier Long/Short Commodity Fund-3a units.” The trust is offering the Equinox Frontier Long/Short Commodity Fund-1a units and the Equinox Frontier Long/Short Commodity Fund-2a units pursuant to the prospectus and this Equinox Frontier Long/Short Commodity Fund Appendix. Frontier Long/Short Commodity 3a units are not being offered for new investment. Instead, Equinox Frontier Long/Short Commodity Fund-1a units and Equinox Frontier Long/Short Commodity Fund-2a units will be automatically classified as Equinox Frontier Long/Short Commodity Fund-3a units for administrative purposes under certain circumstances described in the prospectus, unless earlier redeemed or exchanged for another Series of units by the holder thereof. Prospective purchasers of Equinox Frontier Long/Short Commodity Fund-1a units and Equinox Frontier Long/Short Commodity Fund-2a units should carefully review the prospectus and this Equinox Frontier Long/Short Commodity Fund Appendix before determining to purchase such units.

The Equinox Frontier Long/Short Commodity Fund was originally designated as the Long/Short Commodity Series and was redesignated as the Equinox Frontier Long/Short Commodity Fund on May 26, 2009.

The managing owner intends to contribute funds to the trust in order to have a 1% interest in the aggregate capital, profits and losses of the Equinox Frontier Long/Short Commodity Fund units and in return will receive units designated as general units in such Series.

TRADING ADVISORS

The trading advisors with respect to the assets allocable to the Equinox Frontier Long/Short Commodity Fund units, or the Equinox Frontier Long/Short Commodity Fund Assets, are Abraham Trading Company, or Abraham, a Texas corporation; Commodity Strategies AG, or CSAG, a company organized under the laws of Switzerland; Emil Van Essen LLC, or Emil Van Essen, an Illinois limited liability company; J E Moody & Company LLC, or JE Moody, a Delaware limited liability company; Krom River Trading AG, or Krom River, a company organized under the laws of Switzerland; Landmark Trading Company, or Landmark, a Colorado corporation; Mesirow Financial Commodities Management, LLC, or Mesirow, an Illinois limited liability company; Quest Partners LLC, or Quest, a New York limited liability company; Red Oak Commodity Advisors, Inc., or Red Oak, a Delaware corporation; Rosetta Capital Management Inc., or Rosetta, an Illinois corporation; and Skyline Management, Inc. d.b.a. Strategic Ag Trading, or Strategic Ag, a Wyoming corporation. The particular trading companies in which the Equinox Frontier Long/Short Commodity Fund Assets are invested will vary from time to time. The remainder of the Equinox Frontier Long/Short Commodity Fund Assets are held at the trust level for cash management.

The trust may allocate ten percent (10%) or more of the Equinox Frontier Long/Short Commodity Fund Assets to Abraham, CSAG, Emil van Essen, JE Moody, Krom River, Mesirow, Quest, Red Oak, Rosetta and Strategic Ag. Landmark manages less than 10% of the Equinox Frontier Long/Short Commodity Fund Assets and, accordingly, is not considered a “major commodity trading advisor.” See Part II of the prospectus (Statement of Additional Information) for summary information regarding Landmark, including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage.

For information regarding each of Emil van Essen and Quest, including each such trading advisor’s investment program and past performance, please see the Equinox Frontier Diversified Fund Appendix which accompanies the prospectus. Information regarding the remaining trading advisors to the Equinox Frontier Diversified Fund is set forth in this Appendix.

In preparing the descriptions of Emil van Essen and Quest and their respective trading programs in the Equinox Frontier Diversified Fund Appendix and the descriptions of Abraham, CSAG, JE Moody, Krom River, Mesirow, Red Oak, Rosetta and Strategic Ag and their respective trading programs in this Equinox Frontier Long/Short Commodity Fund Appendix, the managing owner has relied upon information provided to it by such trading advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Equinox Frontier Long/Short Commodity App. - 2

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Equinox Frontier Long/Short Commodity Fund-1a units, Equinox Frontier Long/Short Commodity Fund-2a units and Equinox Frontier Long/Short Commodity Fund-3a units will pay to the managing owner a monthly management fee equal to 1/12th of 2.00% of the nominal assets of the Equinox Frontier Long/Short Commodity Fund (approximately 2.00% annually). The managing owner will pay a portion of such management fees to the trading advisors. Management fees are accrued on a daily basis.

Incentive Fees

The Equinox Frontier Long/Short Commodity Fund units will pay to the managing owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by each trading advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. The managing owner will pay a portion of such incentive fees to the relevant trading advisors. See “Risk Factors—Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability” in the prospectus.

Initial Allocations

In general, the managing owner anticipates allocations to the trading advisors in the Equinox Frontier Long/Short Commodity Fund portfolio to vary between five percent (5%) and twenty-five percent (25%) of the Equinox Frontier Long/Short Commodity Fund Assets. The actual allocation of the Equinox Frontier Long/Short Commodity Fund assets will vary based upon the relative trading performance of the trading advisors and the managing owner’s asset allocation activities. The managing owner may, at its sole discretion, exceed these parameters for any reason at any time. The Equinox Frontier Long/Short Commodity Fund will generally employ notional equity in order to attempt to keep the series annual return volatility between 10% and 15%. The series’ annualized volatility may fluctuate outside of the stated target range from time to time.

The following table sets forth certain of the markets in which the trading advisors that receive allocations of Equinox Frontier Long/Short Commodity Fund Assets may trade on behalf of client accounts. Not all markets are part of each trading advisor’s program. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The diversification summary below is based on long-term averages as of January 31, 2014.

Equinox Frontier Long/Short Commodity App. - 3

DIVERSIFICATION SUMMARY

EQUINOX FRONTIER FUNDS—THE EQUINOX FRONTIER LONG/SHORT COMMODITY FUND

Equinox Frontier Long/Short Commodity Fund Trading Advisors	Program	Grains	Livestock	Softs	Energies	Industrial Metals	Precious Metals	Financials	Total
Major Advisors and/or Reference Programs:
Abraham Trading Company	Diversified Program	12%	5%	14%	11%	5%	6%	47%	100%
Commodity Strategies AG	Long Short Program	14%	0%	19%	34%	19%	14%	0%	100%
Emil van Essen, LLC	Spread Trading Program	30%	0%	15%	50%	2.5%	2.5%	0%	100%
JE Moody & Company	JEM Commodity Relative Value Program	15%	15%	15%	40%	15%	0%	0%	100%
Krom River Trading AG	Commodity Fund	20%	8%	14%	23%	16%	19%	0%	100%
Mesirow	Absolute Return Strategy	25%	0%	10%	20%	5%	15%	25%	100%
Quest Partners LLC	Quest Fixed Income Tracker Index Program	4%	2%	5%	12%	3%	3%	70%	100%
Red Oak	Fundamental Trading	15%	5%	10%	15%	15%	15%	25%	100%
Rosetta	Rosetta Trading	30%	70%	0%	0%	0%	0%	0%	100%
Strategic Ag	Grains Trading	100%	0%	0%	0%	0%	0%	0%	100%
Non-Major Advisors and/or Reference Programs	N/A	11%	71%	9%	1%	0%	0%	7%	100%
Equinox Frontier Long/Short Commodity Fund	N/A	24%	16%	6%	18%	8%	8%	20%	100%

Equinox Frontier Long/Short Commodity App. - 4

Frontier Long/Short Commodity Series Program:
Market Sector Diversification as of January 2014
Financials, 11%
Grains, 28%
Precious Metals, 8%
Industrial Metals, 9%
Livestock, 13%
Energies, 20%
Softs, 11%

Equinox Frontier Long/Short Commodity App. - 5

PAST PERFORMANCE OF EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-1A

The Capsule Performance Table which follows sets forth the actual past performance of the Equinox Frontier Long/Short Commodity Fund-1a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	-5.67%	0.86%	-1.10%	7.08%	-5.19%	—
February		-2.68%	1.19%	3.29%	0.54%	—
March		1.31%	-1.04%	0.81%	2.66%	—
April		-0.09%	0.98%	4.65%	3.87%	—
May		-3.03%	-2.95%	-3.72%	-4.15%	—
June		-4.50%	-2.44%	-5.85%	-2.83%	-2.47%
July		-1.94%	4.44%	5.37%	0.43%	0.52%
August		-4.09%	3.99%	-1.44%	0.94%	-0.59%
September		-0.39%	-1.41%	-6.10%	8.03%	1.14%
October		-0.51%	-5.87%	0.77%	6.43%	1.00%
November		-1.28%	-1.78%	-0.19%	-0.74%	3.92%
December		0.86%	-4.83%	-0.54%	6.12%	-1.90%
Year	-5.67% (1 month)	-14.60%	-10.79%	3.18%	16.22%	1.49% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Long/Short Commodity Fund-1a
Inception of Trading of Equinox Frontier Long/Short Commodity Fund-1a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Equinox Frontier Long/Short Commodity Fund-1a as of January 31, 2014:	$ 24,610,003
Net Asset Value of Equinox Frontier Long/Short Commodity Fund-1a as of January 31, 2014:	$ 7,735,470
Worst Monthly Percentage Draw-down:	-6.10% (September 2011)
Worst peak-to-valley Draw-down:	-36.45% (April 2011 to January 2014)

The Equinox Frontier Long/Short Commodity Fund-1a performance table sets forth the actual performance of the Equinox Frontier Long/Short Commodity Fund-1a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Equinox Frontier Long/Short Commodity Fund-1a. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 2.0% of nominal assets

•	Initial service fees and on-going service fees: 2.0% of net asset value

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable Series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 6

PAST PERFORMANCE OF EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-2A

The Capsule Performance Table which follows sets forth the actual past performance of the Equinox Frontier Long/Short Commodity Fund-2a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	-5.53%	1.01%	-0.95%	7.24%	-5.09%	—
February		-2.55%	1.34%	3.43%	0.67%	—
March		1.45%	-0.89%	0.96%	2.82%	—
April		0.06%	1.13%	4.80%	4.02%	—
May		-2.89%	-2.80%	-3.58%	-4.02%	—
June		-4.37%	-2.31%	-5.71%	-2.67%	-2.36%
July		-1.78%	4.58%	5.51%	0.57%	0.64%
August		-3.95%	4.12%	-1.28%	1.09%	-0.45%
September		-0.24%	-1.29%	-5.96%	8.18%	1.29%
October		-0.36%	-5.72%	0.92%	6.58%	1.17%
November		-1.14%	-1.64%	-0.04%	-0.59%	4.07%
December		1.02%	-4.69%	-0.40%	6.28%	-1.77%
Year	-5.53% (1 month)	-13.09%	-9.26%	5.00%	18.24%	2.48% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Long/Short Commodity Fund-2a
Inception of Trading of Equinox Frontier Long/Short Commodity Fund-2a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Equinox Frontier Long/Short Commodity Fund-2a as of January 31, 2014:	$ 14,693,584
Net Asset Value of Equinox Frontier Long/Short Commodity Fund-2a as of January 31, 2014:	$ 2,867,202
Worst Monthly Percentage Draw-down:	-5.96% (September 2011)
Worst peak-to-valley Draw-down:	-33.34% (April 2011 to January 2014)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Equinox Frontier Long/Short Commodity Fund-2a performance table sets forth the actual performance of the Equinox Frontier Long/Short Commodity Fund-2a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Equinox Frontier Long/Short Commodity Fund-2a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 2.0% of nominal assets

•	On-going service fees: 0.25% of net asset value

Equinox Frontier Long/Short Commodity App. - 7

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 8

PAST PERFORMANCE OF EQUINOX FRONTIER LONG/SHORT COMMODITY FUND-3A

The Capsule Performance Table which follows sets forth the actual past performance of the Equinox Frontier Long/Short Commodity Fund-3a units during the period covered by the table.

Month	2014	2013
January	-5.51%	—
February		—
March		—
April		—
May		—
June		-2.24%
July		-1.76%
August		-3.93%
September		-0.22%
October		-0.34%
November		-1.13%
December		1.04%
Year to date	-5.51% (1 month)	-8.33% (7 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Equinox Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Equinox Frontier Long/Short Commodity Fund-3a
Inception of Trading of Equinox Frontier Long/Short Commodity Fund-3a:	June 17, 2013
Aggregate Gross Capital Subscriptions for Equinox Frontier Long/Short Commodity Fund-3a as of January 31, 2014:	$ 0
Net Asset Value of Equinox Frontier Long/Short Commodity Fund-3a as of January 31, 2014:	$ 411,302
Worst Monthly Percentage Draw-down:	-3.93% (August 2013)
Worst peak-to-valley Draw-down:	-9.27% (May-2013 to Nov-2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Equinox Frontier Long/Short Commodity Fund-3a performance table sets forth the actual performance of the Equinox Frontier Long/Short Commodity Fund-3a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees and interest income of the Equinox Frontier Long/Short Commodity Fund-3a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

•	Management fees: 2.0% of nominal assets•

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 9

ABRAHAM TRADING COMPANY

Background

Abraham Trading, LP (doing business as Abraham Trading Company) was founded in 1990 by Salem Abraham and is organized as a corporation in Texas. Abraham Trading Company began trading as a Commodity Trading Advisor (“CTA”) in January 1998. The firm is a member of the National Futures Association and is registered with the CFTC as a CTA as of October 1988, and registered with the CFTC as a CPO as of September of 1990.

Principals

Salem Abraham

Salem began trading while attending Notre Dame University, where he graduated cum laude with a B.B.A. in Finance in 1987. He registered as a Commodity Trading Advisor in October 1988 and organized Abraham Trading Company in September 1990 and has continued in this role to date. Mr. Abraham has been listed as a principal of Abraham Trading Company since October 1988, and registered as an NFA associated member of Abraham Trading Company since September 1990 and an associated person of Abraham Trading Company since October 1990.

Salem Abraham L.L.C. is an entity principal of Abraham Trading Company, and has been listed as a principal of Abraham Trading Company since February of 2004.

Abraham Trading Company and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with Abraham Trading Company’s trading program described below. The trading records of those accounts are available for inspection on Abraham Trading Company’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Abraham Trading Company and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Abraham Diversified Trading Program trades a highly diversified portfolio of 59 global futures markets, with a focus on physical commodities markets. The strategy includes sectors such as grains, softs, energies, meats, metals, interest rates, currencies, and stock indices. The underlying premise of Abraham’s trading approach is that commodity interests will, from time to time, enter into periods of major price change to either a higher or lower level. These price changes can be identified and predicted, albeit with limited reliability. Abraham has developed systems seeking to identify events in the marketplace that often precede the development of these major price moves. These trading systems are the result of exhaustive mathematical and statistical research, and classical technical analysis. They combine long-term trend following, short-term trend-following, short-term momentum, and mean reversion strategies. The combination of these strategies is intended to reduce volatility without sacrificing performance. The trading approach also relies heavily on a disciplined management of risk. Trading recommendations are based on computer-generated signals. In evaluating the various factors that make up a trading decision, the systems pay close attention to each trade’s risk-reward potential, how it fits into the risk profile of the entire portfolio, and whether it adheres to the program’s overall trading goals. Each commodity interest is tracked on its own merits, and “exit levels” are determined at the time a trade is entered. Abraham employs a 24-hour trading desk to monitor the markets whenever they are open and utilizes these “exit levels,” rather than placing “stop-loss” or “stop-limit” orders.

Legal Actions

There have been no material, administrative, civil or criminal proceedings against Abraham Trading Company, Abraham Trading LP or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Equinox Frontier Long/Short Commodity App. - 10

Past Performance of Abraham Trading Company

The Capsule Performance Table which follows presents the performance results of the Abraham Diversified Program for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	2.55%	0.81%	-1.05%	1.57%	-0.86%	-0.74%
February		-0.86%	-1.54%	3.35%	-0.36%	0.12%
March		0.49%	-4.27%	-6.78%	1.42%	-1.82%
April		2.41%	1.62%	5.82%	-2.54%	-3.12%
May		-1.31%	5.65%	-3.68%	-3.92%	3.89%
June		-0.31%	-4.44%	-5.49%	-1.73%	0.53%
July		-0.47%	4.70%	5.64%	-1.92%	-2.30%
August		-1.28%	-0.43%	-2.06%	3.70%	1.48%
September		2.55%	-2.48%	-0.72%	4.56%	0.07%
October		-1.70%	-2.92%	-3.69%	3.80%	-1.12%
November		-1.42%	-0.67%	1.35%	-1.72%	1.55%
December		1.64%	0.64%	0.41%	8.54%	-3.98%
Year	2.55% (1 month)	0.43%	-5.59%	-5.10%	8.56%	-5.56%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Abraham Trading Company
Name of program:	Abraham Diversified Program
Inception of trading by CTA:	January 1988
Inception of trading in program:	January 1988
Number of accounts traded in program:	8 accounts
Worst monthly drawdown:	-6.78% (March 2011)
Worst peak-to-valley drawdown:	-15.68% (February 2011 – January 2014)
Total Assets in the Program:	$185 million (January 31, 2014)
Totals Assets Under Management of the CTA:	$267 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 11

COMMODITY STRATEGIES AG

Background

Commodity Strategies AG (“CSAG”) is a Swiss-based active systematic commodity manager. Its predecessor firm, Commodity Strategies Limited (“CSL”) was established in Australia in October 1999 and was registered with the Australian Securities and Investment Commission in December 2001. CSL started as an active long only manager and launched its additional long-short program in October 2007. The investment process has evolved over time on the basis of its unique risk based commodity yield approach. In March 2010 CSL was registered with the CFTC as a CTA and with the NFA as a member until withdrawing its registrations in October 2012. In July 2011, CSAG was founded in Switzerland as the successor to CSL. Staff and operations were moved to CSAG. CSAG was registered with the NFA as a member and as a CTA in July 2011 and in May 2012 was registered as an investment advisor with the SEC.

Principals

Robert Holroyd

Robert Holroyd, Director and Principal, is the founder and principal of Commodity Strategies Limited (CSL) and Commodity Strategies AG (CSAG). He established CSL in Australia in 1999 to bring a new style of asset management to the commodity sector. CSL provided investment management services to clients, specializing in the commodity markets. It was registered as a CTA with the NFA in March 2010 and is no longer active. Robert relocated to Zug, Switzerland where he was Chief Investment Officer, head of research, and responsible for business operations of CSL. In January 2011, he established Commodity Strategies AG to expand the business into the European and North American markets. Robert became listed as a principal of CSAG in April of 2011, with primary duties of Chief Investment Officer and head of research, and registered as an associated person and an NFA associate member since July of 2011. Robert was listed as a principal of CSL from March 2010 until October 2012, and he was registered as an associated person and NFA associate member of CSL from March 2010 until October 2012.

Simon Gray has been listed as a principal of CSAG since April 2011; however, he is not involved with the operations or trading of CSAG.

CSAG and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with CSAG’s trading program described below. The trading records of those accounts are available for inspection on CSAG’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

CSAG and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

Launched in 2007, the objective of the Long Short Program is to produce a positive return that exhibits low performance correlation to broad commodity indices and other risk assets, including diversified trend following CTAs. The program is disciplined in nature and the only inputs are market price data for commodities, interest rates and currencies. A risk adjusted commodity return is calculated over multiple time periods and adjusted for volatility. This takes into account the potential cost or return in the forward market structure.

Long positions can be taken when the prospective return is great enough, short positions can be established if the prospective return is sufficiently negative, and no positions may be taken if neither requirement is met. Disciplined rules determine position sizing throughout the life of a position, and execution and reconciliation processes are highly automated.

The Long Short Program trades in 5 sectors – Energy, Base Metals, Precious Metals, Grains and Softs – all using the futures markets only. By sector, we trade the following number of markets and instruments: Energy- 4 markets trading 6 instruments (taking Brent Crude and WTI Crude as one market, and Heating Oil and London Gasoil as one market); Base Metals – 4 markets trading 5 instruments (taking New York and London Copper as one market); Precious Metals —3 markets and instruments; Grains – 5 markets trading 6 instruments (taking Chicago Wheat and Kansas City Wheat as one market); Softs – 4 markets and instruments). Thus in total, the Long Short Program trades 20 markets using 24 instruments.

Equinox Frontier Long/Short Commodity App. - 12

Legal Actions

There have been no material, administrative, civil or criminal proceedings against Commodity Strategies AG or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Past Performance of Commodity Strategies AG

The Capsule Performance Table which follows presents the performance results of the Commodity Strategies AG Long Short Program for the period covered by the table. The performance presented here is composite performance for the Commodity Strategies Long Short Program. CSAG and its predecessor have traded client accounts since 2007 for the Long Short Program. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	-2.10%	1.94%	1.01%	2.19%	-9.35%	0.04%
February		-4.89%	3.26%	5.05%	0.31%	-0.33%
March		-0.76%	-0.66%	-2.24%	5.56%	-1.40%
April		-1.09%	-1.81%	5.37%	1.22%	-1.68%
May		0.90%	-1.04%	-11.73%	-11.12%	12.81%
June		0.00%	-0.91%	-6.91%	-2.15%	-4.22%
July		0.02%	5.15%	2.99%	-2.14%	7.78%
August		-0.66%	1.70%	-1.75%	-0.40%	0.91%
September		-3.84%	0.99%	-1.39%	10.28%	-3.55%
October		-2.08%	-5.48%	-3.94%	4.79%	5.47%
November		-2.23%	1.20%	1.94%	0.17%	4.70%
December		-0.56%	-1.94%	0.45%	10.41%	1.01%
Year	-2.10% (1 month)	-11.05%	1.06%	-10.81%	5.27%	22.21%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Commodity Strategies AG
Name of program:	Long Short Program
Inception of trading by CTA:	December 1999
Inception of trading in program:	October 2007
Number of accounts traded in program:	2 accounts
Worst monthly drawdown:	-13.23% (June 2008)
Worst peak-to-valley drawdown:	-29.02% (May 2011 – January 2014)
Total Assets in the Program:	$32.0 million (January 31, 2014)
Totals Assets Under Management of the CTA:	$67 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 13

EMIL VAN ESSEN

For information regarding Emil van Essen, LLC or Emil van Essen’s Spread Trading Program, including past performance information, please see page Equinox Frontier Diversified App. – 22 of the Equinox Frontier Diversified Fund Appendix.

Equinox Frontier Long/Short Commodity App. - 14

J E MOODY & COMPANY LLC

Background

J E Moody and Company LLC was founded by John E. Moody, PhD and has been registered with the NFA as a commodity pool operator and commodity trading advisor, and is an NFA member, since April 2001. In April 2001, the sole proprietorship Moody John Earl was registered as a commodity pool operator and commodity trading advisor. In July 2001, J E Moody and Company LLC was formed and has been registered as a commodity pool operator and commodity trading advisor since May 2002, at which time J E Moody and Company LLC superseded the sole proprietorship Moody John Earl and assumed the commodity pool operator and commodity trading advisor registration of the sole proprietorship. Dr. Moody became listed as a principal of J E Moody on April 20, 2001, and registered as an associated person and an NFA associate member of J E Moody on April 26, 2001. The inception of the JEM Commodity Relative Value Program (“CRV”) was May 2006.

Principals

John E. Moody, PhD

The only principal of J E Moody and Company LLC is John Moody, PhD, CEO and Portfolio Manager since April 2001. Dr. Moody was named a Rising Star of Hedge Funds at the 2009 Institutional Investor Hedge Fund Industry Awards. Dr. Moody received his PhD and MS in Physics from Princeton, and BA Honors in Physics at the University of Chicago. Dr. Moody has been listed as a principal, and registered as an NFA associate member and associated person of JE Moody and Company LLC since April 2001.

JE Moody and its Principal may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with JE Moody’s trading program described below. The trading records of those accounts are available for inspection on JE Moody’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

JE Moody and its Principal do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The JEM CRV strategy is diversified across the primary commodity sectors (energies, metals, grains, livestock, and softs), with an emphasis on risk management, and seeks to minimize drawdowns. CRV is a market-neutral strategy, aiming to capture commodity alpha with minimal commodity beta and generally low correlation to major asset classes and hedge fund strategies, including commodity indices, Commodity Trading Advisors (“CTAs”) and commodity strategies.

Legal Actions

There have been no material, administrative, civil or criminal proceedings against J E Moody & Company LLC or its principal, which are pending, are on appeal or have concluded at any time during the last five years.

Equinox Frontier Long/Short Commodity App. - 15

Past Performance of J E Moody & Company LLC

The Capsule Performance Table which follows presents the performance results of the JEM Commodity Relative Value Program (“CRV”) for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	-0.33%	0.30%	0.52%	-0.53%	0.26%	1.05%
February		-0.58%	-0.56%	0.00%	0.34%	-0.86%
March		-1.11%	0.60%	-0.78%	1.50%	1.17%
April		-0.45%	-2.12%	1.14%	0.04%	0.31%
May		1.30%	0.42%	0.42%	0.01%	0.50%
June		-0.16%	-0.34%	0.24%	-0.54%	-0.44%
July		1.56%	-0.72%	-0.93%	-0.06%	0.00%
August		0.38%	0.24%	1.96%	-0.09%	0.26%
September		0.07%	0.58%	1.96%	0.46%	-1.73%
October		0.76%	0.81%	-0.77%	0.08%	0.59%
November		0.49%	0.81%	-0.53%	0.73%	0.11%
December		-1.26%	0.73%	2.00%	-0.68%	0.54%
Year	-0.33% (1 month)	1.25%	0.94%	4.21%	2.05%	1.48%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	J E Moody & Company LLC
Name of program:	JEM Commodity Relative Value Program (“CRV”)
Inception of trading by CTA:	May 2006
Inception of trading in program:	May 2006
Number of accounts traded in program:	8 accounts
Worst monthly drawdown:	-2.12% (April 2012)
Worst peak-to-valley drawdown:	-2.75% (March 2012-July 2012)
Total Assets in the Program:	$435 million (January 31, 2014)
Totals Assets Under Management of the CTA:	$435 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 16

KROM RIVER TRADING AG

Background

Krom River is a discretionary, multi-commodity manager employing trading strategies across multiple commodity markets, founded by Christopher Brodie. The firm invests in commodities through exchange-traded futures and options and utilizes volatility, directional and spreads/arbitrage strategies. The investment team uses a combination of macro and fundamental research to generate and test theses and technical analysis to confirm views and determine timing. The firm trades 20-30 commodities in Base and Precious metals, Agricultural and Energy markets.

The firm acts as scheme operator, fund manager, and investment adviser to the Krom River Commodity Fund and other managed account portfolios (collectively referred to as “managed accounts”). The Krom River Funds are established offshore in the Cayman Islands. The firm’s aim is to generate long-term positive capital appreciation for investors primarily through investments in the commodity sector. Krom River Trading AG (“Krom River Trading”), is the investment adviser of the managed accounts and is regulated by Polyreg General Self Regulatory Organisation, a self-regulatory body recognised by the Swiss Federal Money Laundering Control Authority. It is established according to Article 24 of the Swiss Money laundering act (MLA) and acts as regulatory and supervising Organisation for its members. Krom River Trading AG is registered with the NFA as a CTA as of July 2012, as an NFA member as of August 2012, and as a CPO as of January 2013. Krom River Investment Management (Cayman) Ltd. (“Krom River Management”) provides certain advisory and support services to Krom River Trading and is regulated by the Cayman Islands Monetary Authority (CIMA).

Principals

Christopher Brodie

Christopher Brodie is a founder and Portfolio Manager of Krom River Trading, responsible for portfolio construction, trade formulation and investment strategies. Mr. Brodie established Krom River Trading and Krom River Management in July 2008 and May 2008, respectively, and became listed as a principal of Krom River Trading on June 20, 2012. In March 2006, Mr. Brodie established Krom River Partners LLP, an alternative investment manager in London, where he was a founding partner, responsible for portfolio construction. He wrapped up operations at Krom River Partners LLP in July 2008 after founding Krom River Trading and Krom River Management. He worked at Armajaro Asset Management LLP, an alternative investment manager, from March 2004 to December 2006. At Armajaro Asset Management LLP, Mr. Brodie was a portfolio manager and partner, responsible for the day-to-day discretionary trading of futures and options across multiple commodity markets. Mr. Brodie earned a B.A. in History from the University of Ulster.

Itay Simkin

Itay Simkin is the Chief Executive Officer and Risk Officer of Krom River, responsible for the overall business operations and portfolio risk management. Prior to joining Krom River in May 2009, Mr. Simkin founded and was the Managing Director of Matrix Capital Markets Ltd., a proprietary trading company with over 100 traders, specializing in trading commodity and fixed income derivatives in European and US markets, from October 2002 to April 2009. Mr. Simkin was responsible for managing traders and risks. From December 1987 until October 2002, Mr. Simkin was at Man Group, a commodity trading company, hedge fund operator and futures broker, where he was a partner and chief coffee trader in the softs markets in London and New York. Mr. Simkin earned a B.A. in Geography and Political Science from Haifa University. Mr. Simkin became listed as a principal of Krom River Trading in June 2012.

Mike Cartier

Mike Cartier is the Chief Operating Officer and Compliance Officer of Krom River, responsible for overseeing operations, compliance and service provider related matters. Mr. Cartier joined Krom River in March 2008 (initially with Krom River Partners LLP and moved to Krom River Trading in July 2008). Prior to joining Krom River, Mr. Cartier worked as the Client Product Group Manager of Marex Financial Ltd., a trade execution and clearing company, from January 2006 to March 2008. He was responsible for institutional and hedge fund client relations. From May 1984 to January 2006, Mr. Cartier was a European-based employee of Cargill Investor Services for 21 years. While at Cargill Investor Services, the brokerage affiliate of Cargill, a commodity trading company, Mr. Cartier performed senior management and sales roles in financial and commodity products in London and Paris. Mr. Cartier earned a B.S. in Agronomy and a Bachelor of Agricultural Business Administration from the University of Minnesota. Mr. Cartier became listed as a principal of Krom River Trading in July 2012.

Roderick Hogarth

Roderick Hogarth joined the Krom River team in June 2007, where he worked across the business in trading operations, developing an intricate knowledge of all trading and business processes before focusing on marketing and investor relations. Prior to joining Krom River, from July 2006 to June 2007, he worked for an investor relations consultancy, Broker Profile, coordinating IPO road shows and was a participant on the Teach First Programme in London from July 2004 through July 2006. Roderick holds an MA from the University of Edinburgh and is a CAIA® (Chartered Alternative Investment Analyst) designee. Mr. Roderick Hogarth became listed as a principal of Krom River Trading AG in July 2012 and registered as an associated person and an NFA associate member of Krom River Trading in August 2012.

Equinox Frontier Long/Short Commodity App. - 17

Krom River Holdings

Krom River Holdings AG is a joint stock company with registered domicile in Baar, Switzerland. The company’s purpose is the purchase and the administration of any investments in other companies. Krom River Holdings is the 100% owner of Krom River Trading AG. Krom River Holdings AG became listed as a principal of Krom River Trading as of April 2012.

Leo Granziol and Meline Von Brentano are non-trading principals and have no involvement in the day to day operations of the business.

Krom River Trading and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with Krom River Trading’s trading program described below. The trading records of those accounts are available for inspection on Krom River Trading’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Krom River Trading and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Krom River Commodity Fund is a discretionary, multi-commodity fund employing three main strategies across multiple markets. The Fund invests in commodities through exchange-traded futures and options and utilizes volatility, directional and spreads/arbitrage strategies. The investment team uses a combination of macro and fundamental research to generate and test theses and technical analysis to confirm views and determine timing. The fund trades 20-30 commodities in Base and Precious metals, Agricultural and Energy markets.

Legal Actions

There have been no material, administrative, civil or criminal proceedings against Krom River AG which are pending, are on appeal or have concluded at any time during the last five years.

Equinox Frontier Long/Short Commodity App. - 18

Past Performance of Krom River Trading AG

The Capsule Performance Table which follows presents the performance results of the Krom River Commodity Fund for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2014	2013	2012	2011	2010	2009
January	-0.03%	0.07%	0.57%	2.08%	0.12%	-1.29%
February		-1.15%	0.08%	2.30%	-0.55%	-1.65%
March		-0.66%	-2.63%	-0.53%	-0.52%	-3.49%
April		-0.33%	-1.47%	0.93%	2.45%	-1.92%
May		-0.26%	-0.14%	-1.96%	0.92%	1.25%
June		-2.00%	0.92%	-1.89%	-0.15%	-2.34%
July		-0.32%	3.08%	-0.23%	1.65%	1.40%
August		0.16%	0.46%	2.09%	0.65%	0.84%
September		-0.84%	-1.46%	-3.17%	1.70%	-1.14%
October		-0.02%	-2.08%	-0.91%	2.09%	0.29%
November		-0.37%	-0.72%	-0.78%	-0.03%	0.57%
December		-0.49%	-0.87%	-1.18%	3.69%	-0.83%
Year	-0.03% (1 month)	-6.07%	-4.30%	-3.37%	12.60%	-8.12%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Krom River Trading AG
Name of program:	Krom River Commodity Fund
Inception of trading by CTA:	June 2008
Inception of trading in program:	July 2006
Number of accounts traded in program:	4 accounts
Worst monthly drawdown:	-3.49% (March 2009)
Worst peak-to-valley drawdown:	-17.19% (April 2011 – January 2014)
Total Assets in the Program:	$266 million (January 31, 2014)
Totals Assets Under Management of the CTA:	$266 million (January 31, 2014)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 19

MESIROW

For information regarding Mesirow Financial Commodities Management, LLC or Mesirow’s Absolute Return Program, including past performance information, please see page Equinox Frontier Diversified App. – 26 of the Equinox Frontier Diversified Fund Appendix.

QUEST

For information regarding Quest Partners LLC or Quest’s Fixed Income Tracker Program, including past performance information, please see page Equinox Frontier Diversified App. – 36 of the Equinox Frontier Diversified Fund Appendix.

Equinox Frontier Long/Short Commodity App. - 20

RED OAK

Background of Red Oak

Red Oak is a Delaware corporation established in 1989. Red Oak was registered under the CE Act as a CTA effective July 12, 1991. Red Oak offers commodities and futures trading investment services to qualified investors including public and private pension funds, commodity pools and funds, endowment funds, charitable foundations, and other institutional investors.

Red Oak is jointly owned by its two principals, Gary A. Gerstein and Phyllis Weaver. Red Oak has its main offices at 600 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

Red Oak and its principals are members of the NFA. Red Oak operates its CTA business pursuant to an exemption claimed under Commodity Futures Trading Commission (“CFTC”) Regulation 4.7, which allows for relief from certain CFTC registrations, including those relating to disclosure, reporting, and record keeping. The rule requires that clients be limited to Qualified Eligible Persons (“QEPs”), as defined by CFTC Regulation 4.7(a)(2). Briefly stated, QEPs include such persons as certain brokerage and advisory professionals, knowledgeable employees, qualified purchasers, non-United States persons, and accredited investors and certain RICs, banks, insurance companies, state plans, and ERISA plans that meet a portfolio requirement.

As part of the account opening process, Red Oak ensures that each prospective investor meets the definition of a QEP. This is done by collecting and evaluating personal information about the client, including net income, net worth, and investing sophistication, as well as requiring the prospect to certify its qualification as a QEP.

CTAs wishing to operate under this exemption must file a Notice of Claim for exemption with the NFA, which Red Oak has done. Although Regulation 4.7 provides relief from providing prospective clients with a CTA disclosure document, Red Oak chooses to adhere to a higher standard and provides all prospects with this disclosure document.

The registration of Red Oak under the CE Act and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Red Oak or its trading program.

Principals of Red Oak

Gary A. Gerstein

During the last five years and since August 1991, Gary A. Gerstein has been Chief Investment Officer, Managing Director, President, and Secretary of Red Oak and is responsible for all investment aspects of the firm. Mr. Gerstein developed the firm’s fundamental investment approach and methodology and is responsible for the implementation of this strategy. Mr. Gerstein became both a principal and an associated person of Red Oak effective August 27, 1991.

Red Oak was registered as a CTA on July 12, 1991. Red Oak (in its predecessor form) was registered as a CTA on March 7, 1990 and was merged with Red Oak Advisors, Inc., an affiliate which conducted a securities investment advisory business. During the period from incorporation on December 4, 1989 to March 1990, Red Oak (in its predecessor form) was conducting activities in order to prepare for its anticipated launch as a CTA, such as creating its infrastructure and related necessities. The combined company took the name Red Oak Commodity Advisors, Inc. Red Oak no longer provides such securities investment advisory services.

Mr. Gerstein received his MA in Economics from Rutgers University and his BS in Economics from New York University. He also has obtained the Chartered Financial Analyst (“CFA”) designation. The CFA is an international professional certification issued by the CFA Institute (formerly AIMR) to qualified candidates who complete a series of three examinations. The CFA curriculum includes these topic areas: Ethical and Professional Standards; Quantitative Methods (such as the time value of money, and statistical inference); Economics; Financial Reporting and Analysis; Corporate Finance; Analysis of Investments (stocks, bonds, derivatives, venture capital, real estate, etc.); Portfolio Management and Analysis (asset allocation, portfolio risk, performance measurement, etc.). CFA Charter holders are also obligated to adhere to a strict Code of Ethics and Standards governing their professional conduct.

Phyllis Weaver

From August 1991 through July 2011, Phyllis Weaver was the Director of Marketing and Client Services, Managing Director, and Treasurer of Red Oak and executed all administrative aspects of the firm. At present, Ms. Weaver is less active in the daily operations of the firm. Her role now is principally as an advisor to Gary Gerstein in marketing and client services and overseer of the firm’s financial accounting, compliance and administration. She became both a principal and an associated person of Red Oak on August 27, 1991 and member of the NFA since September 4, 1991.

Ms. Weaver attended the Stanford University Graduate School of Business. Ms. Weaver was on the faculty of Harvard University, Graduate School of Education, first as an Assistant Professor and finally as an Associate Professor.

Equinox Frontier Long/Short Commodity App. - 21

Ms. Weaver received an MBA from Stanford University; a PhD in Language Communications and an MEd in Higher Education, both from the University of Pittsburgh; she was granted a BS in Education from Ohio State University

Red Oak will conduct its trading for its allocation from the Equinox Frontier Long/Short Commodity Fund units through a trading company pursuant to Red Oak’s Fundamental Trading Program.

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THE TRADING APPROACH

General

Red Oak’s trading strategy is driven by fundamentals: specifically, the firm’s strategy is grounded in Mr. Gerstein’s experience in and knowledge of the different commodity and commodity-related markets and the various fundamental factors which affect each of such markets. Thus, unlike many trading strategies now being employed by managed futures professionals, Red Oak’s approach is neither technically-based nor trend-following.

Fundamental analysis, in general, is based on a study of factors external to the markets in predicting future prices. Such factors might include, among other things, supply and demand factors for a particular commodity, the economy of a particular country, government policies, domestic and foreign political and economic events and changing trade prospects. Fundamental analysis is premised on the concept that market prices frequently may not reflect (on a real time basis) the actual value of a commodity, although such value will eventually determine price levels.

Technical analysis, on the other hand, is based upon the theory that a study of the markets themselves will provide a means of anticipating the external factors which affect the supply and demand of a particular commodity in order to predict future price trends. Technical analysis of the markets generally includes a study of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest.

The Red Oak Trading Strategy

Red Oak’s fundamental research disciplines attempt to step beyond the near term “noise” of leveraged volatile markets. The firm’s research focus is on significant and somewhat longer-term market forces. Red Oak believes that the fundamental forces driving major price changes can be isolated and anticipated.

The firm trades principally financial, currency, and physical commodity futures on commodity exchanges inside and outside the United States. Financial futures may include equity index futures and interest rate futures based both inside and outside the US. Physical futures include agricultural commodities, energies and metals. It may also trade forward contracts through banks. With regard to financial futures, the firm’s research focuses on the macroeconomic trends that affect financial markets, valuation levels, the level and rate of change in “real” interest rates, central bank policy, funding needs, the level and rate of change of profitability, overall financial leverage in the monetary system, and numerous other factors that affect the price level and volatility of equity and fixed income financial instruments.

In the currency markets Red Oak concentrates its fundamental research on such factors as trade and budget levels and trends, political considerations, interest rate differentials and changes in interest rates, changes in marginal rates of return on capital in various countries, central bank policy, and many other factors that affect relative currency values and directional changes. Research regarding physical commodities focuses on macro-and micro-economic trends, supply and demand balances, substitution effects caused by relative price changes, political considerations, and changes in technology, weather, and numerous other factors that affect commodities prices.

In addition to the foregoing, the firm prefers to take positions in futures contracts for commodities that have imputed positive returns, assuming that there are no changes in the cash markets.

The firm employs risk control procedures in an effort to preserve capital and protect against material forecasting errors. To control risk, a predetermined dollar level of acceptable loss per position is calculated based on volatility and risk-reward dynamics. If this predetermined acceptable loss is exceeded, the position is closed.

The firm is grounded in the belief that commodities and futures trading is an art and not an exact science. Therefore, while Red Oak may use computers for analysis or may engage in mathematical measurements or calculations designed to monitor market activity, reliance on entirely systematic or mechanical technical trading models would be inconsistent with the firm’s basic trading approach. Although Red Oak values the necessity of discipline in trading, it believes that success depends ultimately on the use of discretionary investment judgment by its principals. The raw materials that produce successful returns over time are skill, knowledge, timing, and instinct.

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PAST PERFORMANCE OF RED OAK

The following summary performance information reflects the composite performance of Red Oak’s Fundamental Trading Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Trading Program

Month	2014	2013	2012	2011	2010	2009
January	-6.1%*	-0.41%	3.73%	0.83%	-4.10%	2.25%
February		1.35%	2.20%	2.52%	0.63%	0.53%
March		3.11%	0.18%	-2.34%	3.56%	0.18%
April		0.57%	-1.98%	3.99%	1.72%	4.84%
May		-0.08%	-5.75%	-4.11%	-1.92%	7.59%
June		-0.56%	-0.52%	-2.07%	-0.70%	-2.34%
July		0.89%	0.26%	1.06%	0.63%	2.45%
August		-3.04%	1.17%	-1.74%	-1.82%	0.97%
September		0.33%	3.72%	-6.57%	7.43%	3.40%
October		1.32%	0.45%	4.98%	4.51%	-0.66%
November		0.29%	-1.31%	-1.56%	1.53%	4.01%
December		2.69%	-0.08%	-1.13%	4.67%	0.07%
Year	-6.1%* (1 month)	6.51%	1.72%	-6.55%	16.71%	25.45%

*	Estimate

Name of CTA:	Red Oak Commodity Advisors, Inc.
Name of Program:	Fundamental Trading Program
Inception of trading by CTA:	December 1989
Inception of trading in program:	December 1989
Number of open accounts:	7
Aggregate assets (including “notional” funds) at January 31, 2014:	$101, 400,000 (estimate)
Assets in this trading program (including “notional” funds) at January 31, 2014:	$101, 400,000 (estimate)
Largest monthly draw-down:
Past five years and year-to-date:	-6.57% (09/11)
Largest peak-to-valley draw-down:
Past five years and year-to-date:	-13.1% (4/11 – 6/12)
Number of accounts opened and closed with Positive Net Lifetime ROR:
Past five years and year-to-date:	1
Number of accounts opened and closed with Negative Net Lifetime ROR:
Past five years and year-to-date:	0

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NOTES TO PERFORMANCE INFORMATION

For periods beginning after January 31, 1993, Red Oak has adopted a new method of computing rate-of-return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant monthly rates of return are representative of the trading program. Red Oak has performed these computations for periods subsequent to January 31, 1993. Subsequent to May 2001, there were no fully-funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds). Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In reviewing the foregoing description of Red Oak’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. The fees and charges applicable to individual accounts in the foregoing composite performance records are not specifically described herein. However, the following is a general description of the charges applicable to such accounts.

Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month.

Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis.

Management fees are charged to certain of the accounts managed by Red Oak for trading management services. Management fees range from 0% to 1/3 of 1% (0% to 4% annually) of equity subject to management fees at the end of each month.

Incentive fees are charged to the accounts managed by Red Oak based on the trading profits or losses earned each month. Incentive fees are charged at rates ranging from 15% to 25% of new trading profits, as defined. These fees are accrued monthly and are payable either quarterly, or annually.

In addition, the following terms used in describing all performance information are defined as follows:

“Aggregate assets (including “notional” funds)” is the aggregate amount of equity under management overall as of the end of the period covered by the capsule. “Notional” funds represent an amount in addition to actual assets which Red Oak is instructed by a client to treat as equity in an account, but which is not on deposit in (or available in respect of) such client’s account.

“Draw-down” means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in composite records. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end assets only.

“Largest peak-to-valley draw-down” means the greatest percentage decline from any month-end net asset value of the performance of the accounts traded, on a composite basis or in respect of an individual account, due to overall loss sustained by such accounts during any period, which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end. In Dollar terms, for example, if the net asset value of an account declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider the “draw-down” to be still continuing and to be $3 in amount, whereas if such account had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

Equinox Frontier Long/Short Commodity App. - 25

“Monthly rate of return” for each month subsequent to January 1993 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return, pursuant to the Fully-Funded Subset method. For each month prior to February 1993, “monthly rate of return” is calculated pursuant to the time-weighting method, dividing the net performance by the beginning equity in each month, except in periods of significant additions or withdrawals of equity to accounts. In such instances, beginning equity has been adjusted by time-weighted additions and withdrawals; i.e., beginning equity has been adjusted upwards (increased) by time-weighted additions and downwards (decreased) by time-weighted withdrawals. Subsequent to May 2001 there were no Fully-Funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds).

“Compound annual rate of return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

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ROSETTA

Background of Rosetta

Rosetta, an Illinois limited liability company, became registered under the CE Act as a CTA in May 1997. Rosetta also is a member of the National Futures Association.

Rosetta’s main business address is 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603.

Rosetta’s principal, James Green, is a founding member of Rosetta (along with the late Michael Swinford) and has over 30 years of trading experience. They selected the Rosetta name because of its dual significance as Mr. Green’s home township (under the slightly different spelling Rozetta) and because they believe Rosetta holds the key to trading just as the Rosetta Stone, an ancient Egyptian artifact, held the key to modern understanding of ancient hieroglyphic writing.

Principals of Rosetta

James Green

Jim Green is a founding principal of Rosetta. Mr. Green is responsible for all aspects of Rosetta’s operations and trading decisions. He and the late Michael Swinford registered Rosetta in May 1997. Mr. Green became registered as an associated person and listed as a principal and NFA associate member of Rosetta effective May 22, 1997. Mr. Green is also registered as an associated person and listed as a principal and NFA associate member of PointsNorth Alternative Investments LLC (“PointsNorth”), a commodity pool operator and alternative asset manager, effective April 20, 2009. Mr. Green’s primary duty at Ceres is managing portfolio and trade allocations of an investment fund managed by Ceres. Mr. Green has also been registered as an associated person and branch manager of Rosenthal Collins Group LLC, a futures commission merchant, since February 1991. Mr. Green’s primary duty for Rosenthal Collins Group LLC is supervising a team of brokers working in the Livestock Division.

Mr. Green’s agricultural experience began during his childhood on a grain and livestock farm in Henderson County in Western Illinois. He attended Western Illinois University in Macomb, Illinois, where he earned a bachelor’s degree in Finance with a minor in Economics.

Equinox Frontier Long/Short Commodity App. - 27

ROSETTA TRADING APPROACH

RCM offers two trading programs: the “Rosetta Program” and the “Macro Program,” both of which were developed by RCM’s principals using their extensive futures and related backgrounds. The Programs are very similar, except that the Rosetta Program generally trades exclusively in meat and grain markets, whereas the Macro Program trades in more markets, including financial instruments, stock indices, currencies, precious metals, and energy products in addition to meats and grains.

Since certain aspects of the Programs are proprietary and confidential, the following discussion is general by necessity and is not intended to be exhaustive.

The objective of both Programs is to generate significant profits with volatility that is relatively low in the context of the markets that RCM trades. There is no assurance this objective will be achieved or that clients will avoid substantial losses. The Programs are appropriate only for clients who can afford, understand and accept the substantial risks associated with aggressive trading in volatile markets. See the section titled “Risk Factors” for a summary of some of the major risks associated with participating in Programs.

The Programs primarily rely on fundamental analysis, which considers the various factors that affect the supply and demand of a particular Commodity Interest (as defined below) in order to predict future prices. Fundamental analysis assumes that markets are imperfect and that information is not instantaneously assimilated or disseminated in the marketplace. By monitoring relevant supply and demand factors, a state of disequilibrium of conditions may be identified that has yet to be reflected in the price of that Commodity Interest. Such factors may include weather, the economics of a particular business or commodity, government policies, domestic and foreign political and economic events and changing trade prospects.

However, the Programs also utilize certain technical overlays. Technical analysis is based on the theory that the study of the past price action in a given market, rather than factors that affect the supply and demand of a particular Commodity Interest, provides a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given time reflect all known factors affecting supply and demand for a particular Commodity Interest. Consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.

The Programs’ technical overlays focus on short-and medium-term price data in search of repetitive patterns that reflect trending markets. In addition to price data, the Programs also evaluate volatility, breadth and volume using analytical tools such as oscillators, moving averages and support and resistance levels.

The Programs utilize a number of trading rules, some of which are applied via computer. The computerized rules generally assist in the assessment of when to enter and exit designated markets and the optimum position size for a participating customer’s account.

However, the Programs are not fully automated and are not totally mechanical. RCM’s trading decisions are aided by computer-generated technical analysis but are discretionary based on its assessment of fundamental factors.

In the Macro Program, client accounts typically may be diversified among approximately ten to twenty markets, while the diversification in the Rosetta Program generally will be more limited due to the smaller number of markets typically employed in that Program. However, there are no diversification parameters imposed on either Program. At any time and from time to time, client accounts in either Program may be diversified among a larger number of markets, concentrated to one or a few positions or held entirely in cash.

Within a particular Program, the Advisor generally will trade accounts of the same Nominal Value in the same manner, except that variations in position size may occur due to differences in funding levels among accounts having the same Nominal Value. In addition, among accounts trading in a particular Program, the Advisor may employ more contracts per a given unit of Nominal Value in larger accounts than in smaller accounts, because the additional equity in larger accounts makes it possible for the Advisor to scale into positions as market conditions may warrant in the Advisor’s sole discretion.

The selection of markets in either Program is totally within RCM’s discretion and may change without notice to clients. Accordingly, RCM may add or delete markets at any time and from time to time as it deems appropriate. In addition, RCM may elect to invest cash in a client’s account in interest-bearing obligations, such as United States Treasury Bills. The value of such obligations will be applied to margin requirements to the extent allowable by various exchanges.

The development of any trading strategy is a continuous process and RCM may modify the Programs at any time and from time to time without notice to clients unless RCM, in its sole discretion, deems such changes material.

The foregoing description is general by necessity and in no way restricts or limits the Advisor’s actions on behalf of a client. In other words, no restrictions apply to the Programs, including that there are no restrictions on their use of domestic, exchange-traded

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futures instruments. The Advisor may trade clients’ accounts, in either Program, in futures and options on futures in any and all U.S. exchanges (all of which are collectively referred to herein as “Commodity Interests”). With respect to either Program, the Advisor, in its sole discretion, may make changes to the positions held on behalf of clients, narrow or otherwise modify their exposure to any market or markets and may exit all markets and hold no open positions at any time and from time to time. Therefore, at any time, clients’ accounts in either Program may be committed to a single market or contract, diversified among many markets and positions or held in cash or interest-bearing securities.

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PAST PERFORMANCE OF ROSETTA

The Capsule Performance Table which follows presents the performance results of the Rosetta Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rosetta Trading Program

Month	2014	2013	2012	2011	2010	2009
January	-2.77%	2.33%	-1.28%	1.28%	0.46%	-0.57%
February		-1.67%	0.99%	5.10%	-0.41%	0.58%
March		-0.41%	2.38%	-3.60%	3.02%	-2.59%
April		-0.58%	0.16%	5.02%	0.59%	3.29%
May		-2.19%	1.03%	3.05%	2.20%	-6.07%
June		1.26%	10.93%	-4.06%	-2.39%	0.37%
July		1.88%	5.07%	-2.63%	0.22%	1.32%
August		-4.03%	0.26%	1.88%	3.98%	-0.58%
September		0.54%	0.84%	-2.45%	4.80%	4.07%
October		0.34%	-0.05%	3.27%	15.72%	-4.89%
November		0.22%	-0.88%	-2.71%	-4.34%	-0.48%
December		-.52%	-3.71%	2.38%	0.64%	1.66%
Year	-2.77% (1 month)	-3.04%	16.09%	6.05%	25.83%	-4.32%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Rosetta Capital Management
Name of Program:	Rosetta Trading Program
Inception of trading by CTA:	February 1998
Inception of trading in program:	February 1998
Number of open accounts:	95
Aggregate assets (including “notional” funds) at January 31, 2014:	$163 million
Assets in this trading program (including “notional” funds) at January 31, 2014:	$79.5 million
Largest monthly draw-down past five years and year-to-date:	-6.07% (May 2009)
Largest peak-to-valley draw-down past five years and year-to-date:	-13.69% (March 2008 – November 2009)
Number of accounts closed with Positive Net Lifetime ROR, last 5 years:	191
Range of returns for accounts opened and closed with positive net lifetime performance:	0.07% to 60.10%
Number of accounts closed with Negative Net Lifetime ROR, last 5 years:	196
Range of returns for accounts opened and closed with negative net lifetime performance:	-0.10% to -38.70%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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STRATEGIC AG

Background of Strategic Ag

Strategic Ag, is a Wyoming corporation whose principal office is located at 39150 County Road J, Mancos, CO 81328. Strategic Ag maintains two branch offices; 140 Burlington Ave., Clarendon Hills, IL 60514 and one at 2206 Eastland Drive, Building 200, Suite 201, Bloomington, IL 61704, phone (217) 493-4676. The books and records of Strategic Ag are maintained at the Mancos office. Its telephone number is (970) 533-9805.

Strategic Ag was registered under the CE Act as a CTA and became an NFA member on February 9, 1999.

Principals of Strategic Ag

Robert Wiedeman

Robert Wiedeman was registered as a floor broker on January 1, 1982 through August 12, 2003, and registered as a floor broker from February 17, 2004 through December 17, 2005. Mr. Wiedeman was listed as a principal of FC Stone Group, Inc., an FCM in West Des Moines, Iowa effective June 19, 1991 through July 1, 2000 and was a branch manager from April 4, 1989 through July 1, 2000. From April 1989 until July 2000, Mr. Wiedeman was the branch manager of the Chicago office of Farmers Commodities Corporation. Effective July 1, 2000 through December 1, 2000 Mr. Wiedeman was a principal and branch manager of FC Stone, LLC, an FCM in West Des Moines, Iowa.

Mr. Wiedeman has been listed as a principal of Strategic Ag effective February 9, 1999, listed as an NFA associate member and branch manager of SAT. In September of 2003 he was again registered as a branch manager.

Mr. Wiedeman is primarily responsible for the trading decisions and strategies employed by Strategic Ag in the Balanced Program.

Karen Sullivan

Ms. Sullivan was registered as an associated person of Futures and Options Trading Group Inc. an investment bank, July 8, 1986 through January 19, 1991 and listed as an NFA associate member from June 11, 1986 through January 19, 1991. Effective September 19, 1988 through December 6, 2002, Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Fundamental Futures Inc. a CTA. Effective July 24, 1991 until March 9, 1993 Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Risk Management Inc., formerly Glen Oak Investments, Inc. a CTA. Ms. Sullivan was registered as an associated person and listed as an NFA associate member of Nessler Futures trading company, a CTA, effective March 1, 1996 through June 22, 1998, she was branch manager from March 1996 through June 1998. Ms. Sullivan was registered as an associated person and listed as an NFA associate member of SDK Investments, Inc. a CTA, from September 5, 1995 until January 31, 1999 and a branch manager from October 1995 to January 1999.

Effective February 9, 1999 Ms. Sullivan has been registered as an associated person and listed as a principal and NFA associate member of Strategic Ag Trading.

Ms. Sullivan’s responsibilities with Strategic Ag include the administrative functions of marketing, account operations, and accounting as well as legal compliance.

Charles Wickens

Mr. Wickens was registered as a floor broker on March 5, 1990 until March 17, 2008. Mr. Wickens joined Strategic Ag in June 2002 and has been registered as an associated person effective June 4, 2002 and listed as an NFA associate member effective May 6, 2002, and listed as a principal effective April 3, 2002.

Mr. Wickens is primarily responsible for the trading decisions and strategies employed by the Advisor in the Grains Program and the Short Term program.

Mike Wanninger

Mr. Wanninger was registered as an associated person of FC Stone Group, Inc. on August 18, 1993 through July 1, 2000 and listed as an NFA associate member effective July 19, 1993 through July 1, 2000, when FC Stone Group. Inc. became FC Stone LLC. He has been registered as an associated person and listed as an NFA associate member of FC Stone LLC effective July 1, 2000 and became a branch manager of FC Stone LLC on April 21, 2003. Mr. Wanninger was listed as a principal of Riverflow Commodities LLC from June 3, 2011 through January 28, 2013, registered as an associated person and listed as an NFA associate member of Riverflow Commodities LLC from June 27, 2011 through January 28, 2013, and registered as a branch manager of Riverflow Commodities LLC from June 28, 2011 through January 28, 2013.

Equinox Frontier Long/Short Commodity App. - 31

Mr. Wanninger joined Strategic Ag in October 2009 and has been registered as an associated person, branch manager and listed as a principal and NFA associate member effective October 14, 2009. Mr. Wanninger is primarily responsible for the trading decisions and strategies employed by the Advisor in the Premium Program and the Harvest Program.

STRATEGIC AG TRADING GRAINS TRADING PROGRAM

All of the agricultural programs currently offered by Strategic Ag use fundamentals to help determine trades to one degree or another. Strategic Ag Agricultural Programs trade primarily in the agricultural futures and options, but may trade non-agricultural futures and options on occasion. Factors that affect the supply and demand of a particular commodity in order to predict future prices are looked at. As an example, some of the fundamental factors that affect the supply of a commodity (e.g., corn) include the acreage planted, crop conditions such as drought, flood, and disease; strikes affecting the planting, harvesting, and distribution of the commodity; and the previous year’s crop carryover. The demand for commodities such as corn consists of domestic consumption and exports and is a product of many things, including general world economic conditions, as well as the cost of corn as a feed in relation to the cost of competing products such as soybean meal. In addition, historical and seasonal patterns are reviewed, which may indicate the direction the market may move in the future.

Decisions whether to trade a particular commodity contract are also based upon various factors including liquidity, diversification, and crop potential, both historical and at a given time. The decision not to trade certain commodities for certain periods, or to reduce the number of contracts traded in a particular commodity might result at times in missing a significant profit opportunity which otherwise might be captured by other strategies.

The trading guideline and the experience of Strategic Ag traders, are factors upon which decisions concerning the percentage of managed assets to be used for each commodity traded and the size of the positions taken or maintained. Strategic Ag may also decide to increase or decrease the size of a futures position (long or short) from time to time. Such decisions require the exercise of subjective judgment and include consideration of the volatility of the particular futures market, the pattern of price movement, open interest, volume of trading, changes in spread relationships between various contract months and between related commodities, and overall portfolio balance and risk exposure. No assurance is given, however, that consideration of any or all of these items will be made with respect to every trade, or that consideration of any of the above in a particular situation will lessen the risk of loss.

The Strategic Ag Grains Program is traded by Charles Wickens. The trading methods used by Mr. Wickens combine both fundamental and technical analysis with the ultimate determinations made on the basis of fundamental analysis. The Program trades in the agricultural markets. Mr. Wickens’ analysis also looks at certain technical factors, such as the price of a commodity in relation to its price during previous periods, open interest, and volume. These factors are generally used by Mr. Wickens to assist in determining when to liquidate positions.

The trading philosophy is threefold: fundamental, technical and innate. “In the long run, the fundamentals of the grain markets ultimately win.” Mr. Wickens’ cash trading experience, coupled with the constant influx of fundamental contacts, allow him to stay close to the pulse of the market. Mr. Wickens constantly monitors both the short- and long-term technical picture, but he also tries to be aware of the intra-market technical opportunities. The third category of the trading philosophy is defined as innate. Consistent, successful trading is not just a chart point or a new fundamental development, but the ability to decipher all of the inputs and determine which is relevant to the market at this juncture.

In summary, Strategic Ag believes that the most important attribute to longevity and profitability in today’s market is the ability to change. Change does not necessarily mean bullish or bearish, but, increasing or decreasing position size; whether to take profits or let them run; to trade or not to trade; an aggressive or a patient posture; an emerging market or the end of the trend; to name a few instances.

Equinox Frontier Long/Short Commodity App. - 32

PAST PERFORMANCE OF STRATEGIC AG TRADING

The Capsule Performance Table which follows presents the performance results of the Strategic Ag Grains Trading Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Grains Trading Program

Month	2014	2013	2012	2011	2010	2009
January	0.19%	-0.32%	0.49%	-3.11%	2.41%	2.91%
February		0.70%	0.41%	4.40%	-2.62%	2.05%
March		-0.14%	0.94%	2.30%	-4.38%	-2.59%
April		1.94%	2.21%	6.81%	-2.09%	8.90%
May		-1.59%	-1.41%	0.94%	-1.74%	2.36%
June		-2.03%	-2.50%	-1.97%	2.19%	1.93%
July		-1.03%	-3.53%	-3.27%	-3.12%	-4.48%
August		-1.99%	-0.27%	0.12%	-2.88%	-1.27%
September		0.99%	2.34%	-2.77%	4.20%	1.99%
October		0.58%	0.13%	2.94%	2.90%	-1.09%
November		-1.94%	0.03%	-2.92%	1.39%	-0.77%
December		2.91%	0.63%	-0.57%	2.17%	-1.96%
Year	0.19% (1 month)	-2.05%	0.69%	2.33%	-2.02%	7.58%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Skyline Management, Inc. d.b.a. Strategic Ag Trading
Name of Trading Principal:	Charles Wickens
Inception of Trading by SAT:	April, 1999
Inception of Trading Pursuant to Program:	April 1, 2002
Number of Accounts Traded Pursuant to Program:	8
Total Actual Assets in Program:	$567,739 (January 31, 2014)
Total Assets (including notional) in Program:	$11,592,739 (January 31, 2014)
Total Actual Assets under Strategic Ag Trading’s Management:	$588,798 (January 31, 2014)
Total Assets (including notional) under Strategic Ag Trading’s Management:	$22,663,798 (January 31, 2014)
Worst Monthly % Drawdown in Program Past Five Years and Year-to-Date:	-4.48% (July 2009)
Worst Peak-to-Valley Drawdown in Program Past Five Years and Year-to-Date:	-18.78% (June, 2009 – August, 2010)
Number of Accounts Closed Profitable:	54 (0.16% to 187.02%) Jan. 31, 2014
Number of Accounts Closed Unprofitable:	49(-0.01% to -21.55%) Jan. 31, 2014

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Equinox Frontier Long/Short Commodity App. - 33

EQUINOX FRONTIER FUNDS

STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information is not a prospectus and should be read in conjunction with the prospectus dated [            ], 2014 of Equinox Frontier Funds, the trust. This Statement of Additional Information is incorporated by reference into the prospectus. A copy of the prospectus may be obtained free of charge by contacting Equinox Fund Management, LLC, the trust’s managing owner. The managing owner’s main business office is located at 1775 Sherman Street, Suite 2500, Denver, Colorado 80203. The managing owner’s telephone number is (303) 837-0600, and its facsimile number is (303) 832-9354. Capitalized terms used in this Statement of Additional Information and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus or the appendices attached thereto.

The date of this Statement of Additional Information is [            ], 2014.

EQUINOX FRONTIER FUNDS

STATEMENT OF ADDITIONAL INFORMATION

THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS	SAI – 1
THE FUTURES MARKETS	SAI – 3
GLOSSARY OF TERMS	SAI – 6
BENEFITS TO INVESTING IN THE TRUST	SAI – 10
FUND PERFORMANCE	SAI – 11
MONTHLY VALUE ADDED MONTHLY INDEX CHARTS, PERFORMANCE OF A HYPOTHETICAL $1,000 INVESTMENT	SAI – 14
MONTHLY PERFORMANCE ATTRIBUTION BY SECTOR	SAI – 16
FUND EXPOSURE BY FUTURES STRATEGY	SAI – 17
MONTHLY TOP AND BOTTOM PERFORMANCE ATTRIBUTION BY FUTURES STRATEGY	SAI – 19
CORRELATIONS	SAI – 20
DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION	SAI – 22

THE NON-MAJOR COMMODITY TRADING ADVISORS AND/OR REFERENCE PROGRAMS

Equinox Frontier Diversified Fund

Each of Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, and Landmark Trading Company, or Landmark, a Colorado corporation, is considered a non-major commodity trading advisor and/or a non-major reference program of the Equinox Frontier Diversified Fund because each will manage less than 10% of the assets allocable to the Equinox Frontier Diversified Fund units through a trading company or Equinox Frontier Diversified Fund will have committed less than 10% of its allocable assets to initial margin to obtain exposure to reference funds managed by such advisors.

In preparing the description of the Equinox Frontier Diversified Fund’s non-major commodity trading advisors and their respective trading programs and/or non-major reference programs in this Statement of Additional Information, the managing owner has relied upon information provided to it by each non-major commodity trading advisor and/or non-major reference program and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Doherty Advisors, LLC

Doherty Advisors is a Delaware limited liability company formed in May 2003. In July 2004, Doherty Advisors registered as a CTA and CPO under the CE Act and became a member of the NFA. Doherty Advisors’ business office is located at 400 Madison Avenue, Suite 6A, New York, NY 10017.

Robert William Doherty is the sole principal of Doherty Advisors.

Doherty Advisors will conduct its trading for its allocations from the Equinox Frontier Diversified Fund through a trading company pursuant to Doherty Advisors Discretionary Relative Value Volatility Program. The annual rates of return with respect to the KBD Capital Partners LP fund (trading pursuant to Doherty Advisors’ Discretionary Relative Value Volatility 1x Program) for the past five years and year-to-date are: 0.25% in 2014 (1 month), 0.17% in 2013, 2.46% in 2012, 2.54% in 2011, 4.26% in 2010, 6.02% in 2009, and -3.34% in 2008. The Worst Monthly Percentage Draw-Down of the Relative Value Volatility 1x program is -8.34% in October 2008. The Worst Peak-to-Valley Draw-Down of the Relative Value Volatility 1x program is -11.48% from August 2008 to October 2008. The amount of leverage employed by Doherty Advisors is 8% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Landmark Trading Company

Landmark, a Colorado corporation, became active in the managed futures industry in 1998. Landmark has been registered under the CE Act as an introducing broker since October 1998 and as a CTA since September 2005. Landmark has been a member of the NFA since September 1998. Landmark’ main business office is located at 12698 E. Vassar Drive, Aurora, CO 80014.

Art Van Dyck is the sole principal, President and sole officer of Landmark.

Landmark will conduct the trading for its allocations from the Equinox Frontier Long/Short Commodity Fund through a trading company pursuant to Landmark’s Landmark Trading Program. The annual rates of return with respect to the Landmark Program for the past five years and year-to-date are: -0.97% in 2014 (1 month), -13.82% in 2013, 29.66% in 2012, 83.33% in 2011, 14.03% in 2010, and 19.15% in 2009. The Worst Monthly Percentage Draw-Down of the Landmark Program is -13.77% in June 2013. The Worst Peak-to-Valley Draw-Down of the Landmark Program is -21.62% from June 2008 through September 2008. The amount of leverage employed by Landmark ranges from 15% to 30% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Equinox Frontier Long/Short Commodity Fund

Landmark Trading Company, or Landmark, a Colorado corporation, is considered a non-major commodity trading advisor and/or a non-major reference program of the Equinox Frontier Long/Short Commodity Fund because Landmark will manage less than 10% of the assets allocable to the Equinox Frontier Long/Short Commodity Fund units through a trading company or Equinox Frontier Long/Short Commodity Fund will have committed less than 10% of its allocable assets to initial margin to obtain exposure to reference funds managed by such advisor.

SAI-1

In preparing the description of the Equinox Frontier Long/Short Commodity Fund’s non-major commodity trading advisors and their respective trading programs and/or non-major reference programs in this Statement of Additional Information, the managing owner has relied upon information provided to it by each non-major commodity trading advisor and/or non-major reference program and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses its qualifications to provide commodity trading advisory services.

Landmark Trading Company

For information regarding Landmark, please see “ Equinox Frontier Diversified Fund Non-Major Commodity trading advisors,” above.

SAI-2

THE FUTURES MARKETS

Futures and Forward Contracts

Futures contracts in the United States can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges bid-ask spreads.

Futures and forward trading is a zero-sum risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options on Futures Contracts

An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the striking, strike or exercise price) in a futures contract. A call option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a put option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its premium. The seller (or writer) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

A call option on a futures contract is said to be in-the-money if the strike price is below current market levels and out-of-the-money if that price is above market. Similarly, a put option on a futures contract is said to be in-the-money if the strike price is above current market levels and out-of-the-money if the strike price is below current market levels.

Hedgers and Speculators

The two broad classifications of persons who trade futures are hedgers and speculators. Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the commodity exchanges in the United States has an associated clearinghouse. Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that each trading advisor may hold or control in futures contracts on certain commodities.

Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the daily limit has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

When a position is established, initial margin is deposited. On most exchanges, at the close of each trading day, variation margin, representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If variation margin payments cause a trader’s initial margin to fall below maintenance margin levels, a margin call is made, requiring the trader to deposit additional margin or have his position closed out.

We expect each Series to trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts.

No United States agency regulates futures trading on exchanges outside of the United States, which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

SAI-3

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any Series engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, the clearing brokers may be subject to daily margin calls in foreign markets.

Trading Methods

Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Trend Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

Risk Control Techniques

Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

The programs used by each series’ trading advisors are technical, systematic and trend-following. See the appendix for each Series attached to this prospectus.

Managed Futures

A review of the above alerts an investor to the fact that futures trading requires knowledge and expertise. It is for this reason that managed futures have increased significantly over time.

Regulation of Markets

Commodity Exchange Act

The United States Congress enacted the CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

SAI-4

Commodity Futures Trading Commission

The CFTC is an independent governmental agency that administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, CTAs, CPOs and their principal employees engaged in non-clerical commodities activities (associated persons); and (e) the segregation of customers’ funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a limited owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

The CFTC has adopted extensive regulations affecting CPOs (such as the managing owner) and CTAs (such as the trading advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the managing owner also will furnish the CFTC with the names and addresses of the limited owners, along with copies of all transactions with, and reports and other communications to, the limited owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting CPOs. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

United States Commodity Exchanges

United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

Substantially all CPOs, CTAs, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA’s principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, CPOs and CTAs; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, CPOs, CTAs, introducing brokers and their respective associated persons, and floor brokers.

The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

SAI-5

GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

Affiliate of the Managing Owner.    (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such person is an officer, director or partner of the Managing Owner, any person for which such person acts in any such capacity.

Benefit Plan Investor.    A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include plan assets by reason of a Plan’s investment in such entity.

Business Day.    A day other than Saturday, Sunday or other day when banks and/or commodities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close.

Clearing Broker.    Any person who engages in the business of effecting transactions in commodities contracts or over-the-counter foreign exchange currency transactions for the account of a Trading Company.

Code.    The Internal Revenue Code of 1986, as amended.

Commodity.    Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

Commodity Futures Trading Commission.    An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

Continuous Offering Period.    The period following the conclusion of the Initial Offering Period for each Series and ending on the date when the number of units permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than December 31, 2053.

Contract Month.    The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

Contract round-turn.    The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

Correlation Coefficient (r).    The correlation coefficient is determined as follows:

Where S XY = Sample Covariance

Where S X = Standard deviation of independent variable

Where S Y = Standard deviation of dependent variable

SXY	=	(S (RI - MR ) (RDI - MRD ) ) ¸ (N - 1 ) )
I=1
N
SX	=	( S ( RI - MR )[2] ¸ (N - 1) )1/2
I=1
N
SY	=	( S ( RDI - MRD )[2] ¸ (N - 1) )1/2
I=1

Correlation Coefficient = S XY ¸ (S X ´ S Y )

Where R I = The return of the independent variable for period I

Where RD I = The return of the dependent variable for period I

Where M R = The mean return of the independent variable

Where M RD = The mean return of the dependent variable

Where N = Number of Periods

Counter-trend liquidations.    Closing out a position after significant price move on the assumption that the market is due for a correction.

SAI-6

Daily price fluctuation limit.    The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

Delivery.    The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

DOL.    The United States Department of Labor.

Extraordinary Expenses.    Pursuant to Section 4.7(a) of the Trust Agreement, Extraordinary Expenses of the Trust and each Series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

ERISA.    The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan.    A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code.

Forward contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

Futures contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a “cash commodity.” It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

Incentive Measurement Date.    The close of business on the last day of each calendar month or quarter.

Incentive Measurement Period.    The most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first incentive fee, as of the commencement of operations).

Limited Owner.    A Limited Owner is any person or entity acting in his, her or its capacity as a Unitholder in one or more Series of the Trust, and may include the Managing Owner with respect to Units purchased by it.

Limit order.    A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

Long contract.    A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

Market order.    A trading order to execute a trade at the most favorable price as soon as possible.

Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

Managing Owner.    Equinox Fund Management, LLC or any substitute therefor as provided in the Trust Agreement.

Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

Net Asset Value.    See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

New High Net Trading Profits.    See “Charges to Be Paid by the Trust—Incentive Fee” in Part I of this Prospectus for the definition of New High Net Trading Profits.

Net Worth.    See Section 4.3(i) of the Trust Agreement for the definition of “Net Worth.” Insofar as Net Worth relates to investor suitability, see the heading entitled “State Suitability Requirements” in the Subscription Agreement (Exhibit B to the Statement of Additional Information).

Open Position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

SAI-7

Organization and offering expenses.    Those expenses incurred in connection with the formation, qualification and initial registration of the Trust and the Units and in initially offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Units. See Section 4.7(a) of the Trust Agreement attached as Exhibit A to the Statement of Additional Information for a more particular enumeration of such expenses, all of which have been or will be paid by the Managing Owner.

Parameters.    A value which can be freely assigned in a trading system in order to vary the timing of signals.

Pattern recognition.    The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

Pit Brokerage Fee.    Pit Brokerage Fee shall include floor brokerage clearing fees, NFA fees, and exchange fees.

Plan.    A pension, profit-sharing, stock bonus, individual retirement account, Keogh plan, welfare benefit plan and other employee benefit plan, whether or not subject to ERISA or Section 4975 of the Code.

Position Limit.    The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

Redemption Date.    Means the day of the week after the date the Managing Owner is in receipt of a redemption request for a least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM NYT in order for the redemption to be effective as of the next Business Day.

Secular trend.    Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

Series.    Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

Short contract.    A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

Special Redemption Date.    The twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day.

Spot contract.    A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

Spreads or straddles.    A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

Stop-loss order.    An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

Stop order.    An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

Support.    A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

Resistance.    A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

Systematic technical charting systems.    A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Trading Approach.    See the Appendix for each Series of Units.

Trading Advisor.    Any entity or entities acting in its capacity as a CTA to the Trust and any substitute(s) therefor as provided herein.

Trust Estate.    See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

SAI-8

Trustee.    Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

Units.    Means the beneficial interest of each unitholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units will not be represented by certificates.

Unrealized profit or loss.    The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

Valuation Point.    The close of business on each Business Day of each day, or such other day as may be determined by the Managing Owner.

SAI-9

BENEFITS TO INVESTING IN THE TRUST

Investment Diversification

The trust provides investors with the opportunity to participate in the commodities markets and to diversify an overall portfolio. The managing owner believes that portfolio diversification through an investment in the trust may be advantageous because the profit potential of the trust does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time.

Market Diversification

Each series of the trust will generally trade a diverse portfolio of commodities. Each limited owner should be able to participate in a greater number of commodities markets than would be possible if the Trust’s minimum investment were traded on an individual investor basis. This market diversification may reduce the risk of loss.

Access to Trading Advisors

Through an investment in the trust, an investor is able to access some of the leading CTAs, which the investor otherwise might not be able to access. Because the minimum investment amount generally required by the Trust is $1,000, investors can access the trading advisors for far less than the minimum account size of such trading advisors, which typically would be $1,000,000 or more.

SAI-10

FUND PERFORMANCE

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-22 for descriptions of third-party indices referenced herein.

Equinox Frontier Diversified Fund

From 6/2009 To 1/31/2014				From 6/2009 To 12/31/2013
	JAN 2014	YTD	Last 3 Months	Annualized 1 Year Return	Annualized 3 Year Return	Annualized 5 Year Return	Annualized AROR since inception	Cumulative Return since inception
Equinox Frontier Diversified Fund Class 1	-4.38%	-4.38%	11.48%	-7.73%	-5.61%	n/a	-2.97%	-12.90%
Equinox Frontier Diversified Fund Class 2	-4.24%	-4.24%	11.98%	-6.10%	-3.94%	n/a	-1.26%	-5.65%

All performance reported is net of fees and expenses. The Equinox Frontier Diversified Fund was previously named the Frontier Diversified Series. The inception date for Class 1 and 2 is June 9, 2009. The Equinox Frontier Funds (the Trust) was previously named The Frontier Fund. The Trust began trading on September 24, 2004.

From 6/2009 To 1/31/2014	2013 Return	2012 Return	2011 Return	2010 Return	Cumulative ROR	Annualized Return	Max Drawdown	Annualized Standard Deviation	Correlation vs. Indices
Equinox Frontier Diversified Fund Class 2	-6.10%	-3.35%	-2.35%	8.88%	-9.65%	-2.15%	-24.53%	10.16%	1.00

BTOP50 Index	0.76%	-1.83%	-4.25%	6.40%	-2.59%	-0.56%	-8.34%	5.34%	0.71
S&P 500 Total Return Index	32.39%	16.00%	2.11%	15.07%	113.97%	17.70%	-16.26%	13.80%	0.06

S&P GSCI Total Return	-1.22%	0.08%	-1.17%	9.03%	12.23%	2.50%	-22.23%	17.36%	-0.04
Barclays Aggregate Bond Index	-2.02%	4.23%	7.86%	6.56%	24.54%	4.81%	-3.66%	2.91%	0.25

The performance for Equinox Frontier Diversified Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Equinox Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 1/31/2014.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

SAI-11

Equinox Frontier Masters Fund

From 6/2009 To 1/31/2014				From 6/2009 To 12/31/2013
	JAN 2014	YTD	Last 3 Months	Annualized 1 Year Return	Annualized 3 Year Return	Annualized 5 Year Return	AROR since inception	Cumulative Return inception
Equinox Frontier Masters Fund Class 1	-5.08%	-5.08%	4.51%	-9.17%	-3.74%	n/a	-1.84%	-8.17%
Equinox Frontier Masters Fund Class 2	-4.94%	-4.94%	4.97%	-7.57%	-2.04%	n/a	-0.12%	-0.54%
Equinox Frontier Masters Fund Class 3	-4.92%	-4.92%	n/a	n/a	n/a	n/a		4.42%

All performance reported is net of fees and expenses. The Equinox Frontier Masters Fund was previously named the Frontier Masters Series. The inception date for Class 1 and 2 is June 9, 2009; the inception date for Class 3 is December 16, 2013. The Equinox Frontier Funds (the Trust) was previously named The Frontier Fund. The Trust began trading on September 24, 2004.

From 6/2009 To 1/31/2014	2013 Return	2012 Return	2011 Return	2010 Return	Cumulative ROR	Annualized Return	Max Drawdown	Annualized Standard Deviation	Correlation vs. Indices
Equinox Frontier Masters Fund Class 2	-7.57%	2.65%	-0.92%	10.94%	-5.45%	-1.19%	-17.75%	11.27%	1.00

BTOP50 Index	0.76%	-1.83%	-4.25%	6.40%	-2.59%	-0.56%	-8.34%	5.34%	0.86
S&P 500 Total Return Index	32.39%	16.00%	2.11%	15.07%	113.97%	17.70%	-16.26%	13.80%	0.11

S&P GSCI Total Return	-1.22%	0.08%	-1.17%	9.03%	12.23%	2.50%	-22.23%	17.36%	0.09
Barclays Aggregate Bond Index	-2.02%	4.23%	7.86%	6.56%	24.54%	4.81%	-3.66%	2.91%	0.36

The performance for Equinox Frontier Masters Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Equinox Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 1/31/2014.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

SAI-12

Equinox Frontier Long/Short Commodity Fund

From 6/2009 To 1/31/2014				From 6/2009 To 12/31/2013
	JAN 2014	YTD	Last 3 Months	Annualized 1 Year Return	Annualized 3 Year Return	Annualized 5 Year Return	AROR since inception	Cumulative Return inception
Equinox Frontier Long/Short Commodity Fund Class 1a	-5.67%	-5.67%	-0.93%	-14.60%	-7.71%	n/a	-1.63%	-7.27%
Equinox Frontier Long/Short Commodity Fund Class 2a	-5.53%	-5.53%	-0.49%	-13.09%	-6.10%	n/a	0.07%	0.34%
Equinox Frontier Long/Short Commodity Fund Class 3a	-5.51%	-5.51%	-0.43%	n/a	n/a	n/a	n/a	-8.33%

All performance reported is net of fees and expenses. The Equinox Frontier Long/Short Commodity Fund was previously named the Frontier Long/Short Commodity Series. The inception date for Class 1a and 2a is June 9, 2009; the inception date for Class 3a is June 17, 2013. The Equinox Frontier Funds (the Trust) was previously named The Frontier Fund. The Trust began trading on September 24, 2004.

From 6/2009 To 1/31/2014	2013 Return	2012 Return	2011 Return	2010 Return	Cumulative ROR	Annualized Return	Max Drawdown	Annualized Standard Deviation	Correlation vs. Indices
Equinox Frontier Diversified Fund Class 2	-13.09%	-9.26%	-5.00%	18.24%	-5.21%	-1.14%	-33.34%	12.00%	1.00

BTOP50 Index	0.76%	-1.83%	-4.25%	6.40%	-2.59%	-0.56%	-8.34%	5.34%	0.56
S&P 500 Total Return Index	32.39%	16.00%	2.11%	15.07%	113.97%	17.70%	-16.26%	13.80%	0.54

S&P GSCI Total Return	-1.22%	0.08%	-1.17%	9.03%	12.23%	2.50%	-22.23%	17.36%	0.64
Barclays Aggregate Bond Index	-2.02%	4.23%	7.86%	6.56%	24.54%	4.81%	-3.66%	2.91%	0.07

The performance for Equinox Frontier Long/Short Commodity Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Equinox Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 1/31/2014.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

SAI-13

MONTHLY VALUE ADDED MONTHLY INDEX CHARTS, PERFORMANCE OF

A HYPOTHETICAL $1,000 INVESTMENT

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-22 for descriptions of third-party indices referenced herein.

Equinox Frontier Diversified Fund, Jun 2009 to Jan 2014

Fund Performance is net of fees and expenses. Equinox Frontier Diversified Fund, Class 2, since inception on 6/9/2009. Performance for the BTOP50 Index® is from 6/1/2009 through 1/31/2014.

Equinox Frontier Masters Fund, Jun 2009 to Jan 2014

Fund Performance is net of fees and expenses. Equinox Frontier Masters Fund, Class 2, since inception on 6/9/2009. Performance for the BTOP50 Index® is from 6/1/2009 through 1/31/2014.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-14

Equinox Frontier Long/Short Commodity Fund, Jun 2009 to Jan 2014

Fund Performance is net of fees and expenses. Equinox Frontier Long/Short Commodity Fund, Class 2a, since inception on 6/9/2009. Performance for the BTOP50 Index® is from 6/1/2009 through 1/31/2014.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-15

MONTHLY PERFORMANCE ATTRIBUTION BY SECTOR

Equinox Frontier Diversified Fund, January 2014

Sector performance attribution is depicted net of fund fees and expenses. For purposes of the chart below, the performance of the Fund’s interest in the Equinox Frontier Funds’ cash management pool has been attributed ratably among the sectors. Past performance does not guarantee future results. Equinox Frontier Diversified Fund, Class 2.

Equinox Frontier Masters Fund, January 2014

Sector performance attribution is depicted net of fund fees and expenses. For purposes of the chart below, the performance of the Fund’s interest in the Equinox Frontier Funds’ cash management pool has been attributed ratably among the sectors. Past performance does not guarantee future results. Equinox Frontier Masters Fund, Class 2.

Equinox Frontier Long/Short Commodity Fund, January 2014

Sector performance attribution is depicted net of fund fees and expenses. For purposes of the chart below, the performance of the Fund’s interest in the Equinox Frontier Funds’ cash management pool has been attributed ratably among the sectors. Past performance does not guarantee future results. Equinox Frontier Long/Short Commodity Fund, Class 2a.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-16

FUND EXPOSURE BY FUTURES STRATEGY

Equinox Frontier Diversified Fund, as of January 31, 2014

Portfolio holdings are as of the date stated, are subject to change, and should not be considered investment advice. The portfolio holdings do not include investments of the Equinox Frontier Funds (the “Trust”) cash management pool and the related allocation to the Quest Fixed Income Tracker-based Hedge Program (“QFIT”). QFIT is designed to produce investment returns that have a positive correlation to medium-term interest rates in the United States. Equinox Fund Management, LLC is allocating to QFIT in order to hedge its cash management investments in US Treasuries. Such allocation is intended to mitigate duration risk and preserve capital in the Trust’s cash management pool, rather than generate capital appreciation as with the Trust’s other investments in CTA trading programs. The Trust’s total allocation to QFIT was $193 million, as of 1/31/2014. Such allocation is shared pro-rata by each Fund of the Trust.

Equinox Frontier Masters Fund, as of January 31, 2014

Portfolio holdings are as of the date stated, are subject to change, and should not be considered investment advice. The portfolio holdings do not include investments of the Equinox Frontier Funds (the “Trust”) cash management pool and the related allocation to the Quest Fixed Income Tracker-based Hedge Program (“QFIT”). QFIT is designed to produce investment returns that have a positive correlation to medium-term interest rates in the United States. Equinox Fund Management, LLC is allocating to QFIT in order to hedge its cash management investments in US Treasuries. Such allocation is intended to mitigate duration risk and preserve capital in the Trust’s cash management pool, rather than generate capital appreciation as with the Trust’s other investments in CTA trading programs. The Trust’s total allocation to QFIT was $193 million, as of 1/31/2014. Such allocation is shared pro-rata by each Fund of the Trust.

SAI-17

Equinox Frontier Long/Short Commodity Fund, as of January 31, 2014

Portfolio holdings are as of the date stated, are subject to change, and should not be considered investment advice. The portfolio holdings do not include investments of the Equinox Frontier Funds (the “Trust”) cash management pool and the related allocation to the Quest Fixed Income Tracker-based Hedge Program (“QFIT”). QFIT is designed to produce investment returns that have a positive correlation to medium-term interest rates in the United States. Equinox Fund Management, LLC is allocating to QFIT in order to hedge its cash management investments in US Treasuries. Such allocation is intended to mitigate duration risk and preserve capital in the Trust’s cash management pool, rather than generate capital appreciation as with the Trust’s other investments in CTA trading programs. The Trust’s total allocation to QFIT was $193 million, as of 1/31/2014. Such allocation is shared pro-rata by each Fund of the Trust.

SAI-18

MONTHLY TOP AND BOTTOM PERFORMANCE ATTRIBUTION BY FUTURES STRATEGY

Equinox Frontier Diversified Fund, January 2014

Individual CTA performance attribution is depicted net of fund fees and expenses. Interest income or other gain or loss in respect of cash management is not included in the CTA performance. Equinox Frontier Diversified Fund, Class 2. For updated month to date (MTD) and year to date (YTD) please see our website, equinoxfunds.com

Equinox Frontier Masters Fund, January 2014

Individual CTA performance attribution is depicted net of fund fees and expenses. Interest income or other gain or loss in respect of cash management is not included in the CTA performance. Equinox Frontier Masters Fund, Class 2. For updated month to date (MTD) and year to date (YTD) please see our website, equinoxfunds.com

Equinox Frontier Long/Short Commodity Fund, January 2014

Individual CTA performance attribution is depicted net of fund fees and expenses. Interest income or other gain or loss in respect of cash management is not included in the CTA performance. Equinox Frontier Long/Short Commodity Fund, Class 2a. For updated month to date (MTD) and year to date (YTD) please see our website, equinoxfunds.com

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-19

CORRELATIONS

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-22 for descriptions of third-party indices referenced herein.

Equinox Frontier Diversified Fund, Correlation matrix of CTA programs

Jan-2009 to Dec-2013	BH-DG	Cantab	Chesapeake	Crabel	Doherty	Emil van Essen	Fort	Landmark	Mesirow	QIM	Quant Metrics	Quest	Tiverton	Winton
BH-DG	1.00
Cantab	0.72	1.00
Chesapeake	0.52	0.40	1.00
Crabel	0.17	0.15	-0.01	1.00
Doherty	-0.20	-0.21	-0.29	0.14	1.00
Emil van Essen	-0.19	-0.04	-0.10	0.09	0.10	1.00
Fort	0.61	0.60	0.27	-0.05	-0.09	-0.04	1.00
Landmark	0.15	0.40	0.12	0.11	-0.09	0.14	0.24	1.00
Mesirow	-0.07	-0.04	0.01	0.13	0.10	0.02	0.07	-0.07	1.00
QIM	-0.01	0.00	0.12	-0.01	0.24	0.14	-0.12	0.05	0.10	1.00
QuantMetrics	0.21	0.21	0.24	-0.08	-0.20	-0.16	0.23	0.13	-0.22	0.13	1.00
Quest	0.82	0.79	0.39	0.28	-0.04	-0.18	0.59	0.33	-0.18	0.02	0.20	1.00
Tiverton	0.32	0.16	-0.03	0.13	0.05	-0.12	0.01	0.04	0.35	0.24	-0.07	0.19	1.00
Winton	0.73	0.74	0.61	0.10	-0.16	0.01	0.71	0.25	0.22	0.04	0.20	0.70	0.25	1.00

* BH-DG’s trade record begins in October 2010. Quest track record begins in October 2011. Winton data is through October 2013.

Equinox Frontier Masters Fund, Correlation matrix of CTA programs

Jan-2009 to Dec-2013	Cantab	Tiverton	Transtrend	Winton
Cantab	1.00
Tiverton	0.16	1.00
Transtrend	0.61	0.20	1.00
Winton	0.74	0.25	0.68	1.00

Correlation is a statistical measure of how two investments move in relation to each other. A correlation of +1.0 implies that as one investment moves, either up or down, the other investment will move lockstep, in the same direction. A correlation of -1.0 means that if one investment moves in either direction the other investment will move in the opposite direction. A correlation of 0 indicates that the movements of the investments have no correlation; they are completely random.

SAI-20

Equinox Frontier Long/Short Commodity Fund, Correlation matrix of CTA programs

Jan-2009 to Dec-2013	Abraham	Commodity Strategies	Emil van Essen	J E Moody	Krom River	Landmark	Mesirow	Red Oak	Rosetta	Strategic Ag
Abraham	1.00
Commodity Strategies	0.57	1.00
Emil van Essen	-0.13	-0.15	1.00
J E Moody	-0.15	0.06	0.02	1.00
Krom River	0.46	0.54	-0.14	-0.13	1.00
Landmark	0.27	0.26	0.14	-0.28	0.29	1.00
Mesirow	0.14	0.11	0.02	0.05	0.25	-0.07	1.00
Red Oak	0.27	0.60	-0.09	-0.13	0.36	0.17	0.03	1.00
Rosetta	0.17	0.07	-0.12	-0.07	0.31	-0.04	0.04	0.22	1.00
Strategic Ag	0.11	0.01	-0.08	-0.12	-0.04	-0.14	-0.10	0.40	0.17	1.00

Correlation is a statistical measure of how two investments move in relation to each other. A correlation of +1.0 implies that as one investment moves, either up or down, the other investment will move lockstep, in the same direction. A correlation of -1.0 means that if one investment moves in either direction the other investment will move in the opposite direction. A correlation of 0 indicates that the movements of the investments have no correlation; they are completely random.

SAI-21

DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION

The Barclay BTOP50 Index® (“BTOP50”): The Index seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top-down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisors represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe. To be included in the BTOP50, the following criteria must be met:

•	Program must be open for investment.

•	Manager must be willing to provide daily returns.

•	Program must have at least two years of trading activity.

•	Program’s advisor must have at least three years of operating history.

•	The BTOP50’s portfolio will be equally weighted among the selected programs at the beginning of each calendar year and will be rebalanced annually.

The index does not encompass the whole universe of CTAs. The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sale charges. Managed Futures programs in the Barclay BTOP50 Index may be subject to leverage risk, volatility and risk of loss that may magnify with the use of leverage. Source: barclayhedge.com.

The Barclays Capital U.S. Aggregate Bond Index® covers the USD-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM pass-throughs), ABS, and CMBS sectors. The U.S. Aggregate Index is a component of the U.S. Universal Index in its entirety. The index was created in 1986, with index history backfilled to January 1, 1976. Source: barcap.com.

The Dow Jones REIT Composite IndexSM aims to represent all publicly traded real estate investment trusts (REITs) included in the Dow Jones Indices U.S. stock universe and covers approximately 100% of the total REIT market value. Periodic and ongoing reviews of the index composition, free float factors and shares outstanding are conducted based on the following rules:

•	All publicly traded companies in the Dow Jones Indices U.S. stock universe that have elected to be taxed as REITs will be included in the index.

•	During the quarter, a component company’s float-adjusted shares outstanding will be adjusted whenever and at the same time a change in that company is made in the Dow Jones U.S. Total Stock Market IndexSM.

•	A REIT that drops its REIT status and becomes taxed as a “C” corporation will be removed from the REIT Index immediately upon completion of the change of the tax status.

•	If an index component enters bankruptcy proceedings, it will be removed from the index and will remain ineligible for re-inclusion until it has emerged from bankruptcy. However, the Dow Jones Index Oversight Committee may, following a review of the bankrupt company and the issue involved in the filing, decide to keep the company in the index.

•	The Dow Jones Index Oversight Committee may, at its discretion, remove a company it has determined to be in extreme financial distress from any index to which it belongs. If the committee deems the removal necessary to protect the integrity of the index and the interests of investors in products linked to that index.

•	REITs will be added to the Index after the close of trading on the third Friday of each month. The additions include all non-component REITs that meet inclusion standards as of the close of trading on the second Friday of that month, whether from IPOs, conversation to REIT status or new exchange listings.

Source: djindexes.com.

The HFRI® Fund Weighted Composite Index is a global, equally weighted performance index of the HFRI hedge fund strategy indices. The HFRI hedge fund strategy indices are broken down into 32 different indices (the fund of funds indices are not included in the HFRI Fund Weighted Composite Index) and are not investable. To be included in this Index, the hedge funds must fulfill the following criteria: Report monthly returns to HFRI; Report net of all fees returns; Report assets in USD; have a minimum of $50 Million under management or a twelve (12) month track record of active performance. Source: hedgefundresearch.com.

The HFRI® Equity Hedge (Total) Index is a subset of the HFRI® Fund Weighted Composite Index. The Index includes investment managers who maintain positions both long and short in primarily equity and equity derivative securities. A wide variety of investment processes can be employed to arrive at an investment decision, including both quantitative and fundamental techniques; strategies can be broadly diversified or narrowly focused on specific sectors and can range broadly in terms of levels of net exposure, leverage employed, holding period, concentrations of market capitalizations and valuation ranges of typical portfolios. The managers would typically maintain at least 50% exposure to, and may in some cases be entirely invested in, equities, both long and short. Source: hedgefundresearch.com.

SAI-22

The HFRXTM Equity Hedge Index seeks to be representative of equity hedge strategies that maintain positions, both long and short, in primarily equity and equity derivative securities. Source: hedgefundresearch.com.

The HFRXTM Global Hedge Fund Index is designed to be representative of the overall composition of the hedge fund universe. It comprises all eligible hedge fund strategies; including but not limited to convertible arbitrage, distressed securities, equity hedge, equity market neutral, event driven, macro, merger arbitrage, and relative value arbitrage. The strategies are asset weighted based on the distribution of assets in the hedge fund industry. Source: hedgefundresearch.com.

The ICE Futures U.S. Dollar Index (USDX®) is a leading benchmark for the international value of the U.S. dollar and the world’s most widely recognized publicly traded currency Index. Source: theice.com.

The MSCI® EAFE® Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index designed to measure the equity market performance of developed markets, excluding the US & Canada. As of May 2009, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. Source: www.msci.com

The Russell 2000 Index® consists of the smallest 2,000 securities in the Russell 3000® Index. This is the Frank Russell Company’s small capitalization index that is widely regarded in the industry as the premier measure of small capitalization stocks. The Russell 3000® Index is composed of the 3,000 largest U.S. securities, as determined by total market capitalization. Source: russell.com

The S&P 500® Total Return Index is widely regarded as the best single gauge of the U.S. equities market, this world-renowned index includes 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with approximately 75% coverage of U.S. equities, it is also an ideal proxy for the total market. Source: www.standardandpoors.com

The S&P GSCI® Total Return Index is widely recognized as a leading measure of general price movements and inflation in the world economy. It provides investors with a reliable and publicly available benchmark for investment performance in the commodity markets, and is designed to be a “tradable” index. The index is calculated primarily on a world production-weighted basis and is comprised of the principal physical commodities that are the subject of active, liquid futures markets. Source: standardandpoors.com

SAI-23

EXHIBIT A

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

EQUINOX FRONTIER FUNDS

Dated as of December 9, 2013

By and Among

EQUINOX FUND MANAGEMENT, LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

i

ii

iii

EQUINOX FRONTIER FUNDS

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This second amended and restated declaration of trust and trust agreement of Equinox Frontier Funds (the “Trust Agreement”) is made and entered into as of the 9th day of December, 2013, by and among Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), Wilmington Trust Company, a Delaware company, as trustee (the “Trustee”), and the Unitholders from time to time hereunder.

WHEREAS, the parties hereto desire to amend and restate the amended and restated declaration of trust and trust agreement of the Trust as of the above date as set forth herein to provide for the governance of the Trust and set forth in detail their respective rights and duties relating to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1     Definitions.     These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate of the Managing Owner” means: (i) any officer, director or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in clause (i) above, (iii) any officer, director, trustee or general partner of any Person who is a member, other than as limited partner, with any Person described in clause (i) or (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term “control” shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

“Benefit Plan Investor” means any ERISA Plan and any entity whose underlying assets include plan assets by reason of a Plan’s investment in such entity.

“Business Day” means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contribution” means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Restated Certificate of Trust of the Trust in the form attached hereto as Exhibit A-1, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Statutory Trust Act.

“CFTC” means the Commodity Futures Trading Commission.

“Class” means any separate class within any Series of Units of the Trust as provided in Sections 3806(b)(1) of the Delaware Statutory Trust Act, the Units of which will have the rights, duties and privileges with respect to the Trust Estate of such Series as are set forth in this Trust Agreement, any document creating such Class or any Prospectus relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

“Commodity Contract” means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

“Continuous Offering Period” means, with respect to each Series, the period following the conclusion of the Initial Offering Period for such Series and ending on the date when the number of Units of such Series permitted to be sold pursuant to Section 3.2 are sold, but in no event later than December 31, 2053.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“Eastern Time” means Eastern Standard Time or Eastern Daylight Time, as applicable, on the relevant day.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code. “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

“Initial Offering Period” means (i) with respect to each Series in which Units have not been issued as of the date on the cover page of this Agreement, the period commencing upon the effectiveness of the first Registration Statement covering Units of such Series and terminating no later than the date stated in the Prospectus filed as part of such Registration Statement, in each case unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner, and (ii) with respect to each Series in which Units have been issued as of the date on the cover page of this Agreement, the period specified as the Initial Offering Period for such Series in the first Registration Statement covering Units of such Series.

“Limited Owner” means any person or entity who becomes a holder of Limited Units (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

“IRS” means the Internal Revenue Service.

“Losses” means, with respect to each Series, for each Fiscal Year, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Equinox Fund Management, LLC or any substitute therefor as provided herein.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Multi-Advisor Series” means any Series that will or may employ multiple Trading Advisors from time to time.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of GAAP, including, but not limited to, the extent specifically set forth below:

(a)     Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities and Swap positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b)     All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c)     Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d)     The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“NFA” means the National Futures Association.

“Organization and Offering Expenses” shall have the meaning set forth in Section 4.7 of this Trust Agreement.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.

“Plan” means pension, profit-sharing, stock bonus, individual retirement accounts, Keogh plans, welfare benefit plans and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

“Profits” means, with respect to each Series for each Fiscal Year, the income of the Series, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Series thereof, constituting a part of the Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

“Redemption Date” means the Business Day falling one (1) Business Day after the Managing Owner’s receipt of a request for redemption; provided, that a request for redemption received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing.

“Registration Statement” means each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented.

“Series” means a separate series of the Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

“Series Maximum” means, with respect to each Series, the maximum number of Limited Units of such Series to be offered during the Initial Offering Period and Continuous Offering Period for such Series as set forth in the applicable Prospectus.

“Series Subscription Minimum” means, with respect to each Series, the minimum amount of subscription proceeds which must be received for such Series during the Initial Offering Period for such Series as set forth in the applicable Prospectus.

“Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

“Swap” means a swap contract, including a swap contract designed to provide investment returns linked to those produced by one or more investment products or indices.

“Trading Advisor” means any person or entity, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

“Trust” means Equinox Frontier Funds formed pursuant to this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

“Units” means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of a Series. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units need not be represented by certificates.

“Valuation Date” means the date as of which the Net Asset Value of a Series is determined.

“Valuation Period” means a regular period of time between Valuation Dates.

“Valuation Point” means the close of business on each day, or such other day as may be determined by the Managing Owner.

SECTION 1.2     Name.

(a)     The name of the Trust is “Equinox Frontier Funds.” The Trustee and the Managing Owner may, in such name, engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3     Delaware Trustee; Business Offices.

(a)     The sole trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Trustee resigns or is removed as the trustee, the Trustee of the Trust in the State of Delaware shall be the successor trustee.

(b)     The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Equinox Fund Management, LLC, 1775 Sherman Street, Suite 2500, Denver, Colorado 80203.

(c)     The Managing Owner, as grantor of the Trust, hereby contributes, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust constitutes a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties that the Trust be treated as a partnership under the Code and applicable state and local tax laws. In furtherance of the foregoing, the Trust shall not elect to be treated as an association taxable as a corporation for federal income tax purposes. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Statutory Trust Act in connection with the formation of the Trust under the Delaware Statutory Trust Act.

SECTION 1.4     Purposes and Powers.     The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Statutory Trust Act. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.5     Tax Treatment.

(a)     The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust shall initially be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of any tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder in this Section 1.5(a) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Trust shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(b)     Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Unitholder’s Units.

SECTION 1.6     General Liability of the Managing Owner.

(a)     Subject to the restrictions set forth in Section 4.6 hereof, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.6 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Statutory Trust Act, will be deemed to be a separate Class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.6, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof.

(b)     Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.7     Legal Title.     Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.8     Series Trust.     The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Statutory Trust Act. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Statutory Trust Act, and each reference to the term Trust in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms Trust or Series in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Statutory Trust Act.

ARTICLE II

THE TRUSTEE

SECTION 2.1     Term; Resignation.

(a)     Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b)     The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

SECTION 2.2     Powers.     Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Delaware Statutory Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Delaware Statutory Trust Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Statutory Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute in connection with the Trust any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002.

SECTION 2.3     Compensation and Expenses of the Trustee.     The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4     Indemnification.     The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

SECTION 2.5     Successor Trustee.     Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6     Liability of Trustee.     Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own negligence or willful misconduct. In particular, but not by way of limitation:

(a)     The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b)     The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c)     The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d)     The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e)     No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f)     Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(h)     Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

SECTION 2.7     Reliance; Advice of Counsel.

(a)     In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)     In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1     General.

(a)     The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.4, and to fix and determine the relative rights, duties and preferences as between the Units of the separate Series as to right of redemption, management fees, incentive fees, trading advisors, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b)     The Managing Owner may, without Limited Owner approval, divide Units of any Series into two or more Classes, Units of each such Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Series shall have been initially established and designated without any specific establishment or designation of Classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate Classes thereof.

(c)     The Managing Owner may, without Limited Owner approval, divide Units of any Class into two or more Sub-Classes, Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes, shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof.

(d)     The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to five (5) decimal places. All Units will be held in book-entry form and will not be certificated. From time to time, the Managing Owner may divide or combine the Units of any Series, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series, Class or Sub-Class. The Managing Owner may issue Units of any Series, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series, Class or Sub-Class thereof into one or more Series, Classes or Sub-Classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series, Class or

Sub-Class thereof reacquired by the Trust. The Units of each Series shall initially be divided into two Classes: General Units and Limited Units. Furthermore, the Limited Units of each Class shall initially be divided into three Sub-Classes—Class 1, Class 2 and Class 3 (as described in the Prospectus).

(e)     By virtue of the initial contribution by the Managing Owner to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive, if the applicable conditions of Section 3.2 are met, additional General Units (or fractions thereof) in each Series in consideration for the required contributions made to the Trust as of such time by the Managing Owner pursuant to Section 3.3. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Units (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.3 on any Business Day during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Unit calculated as of the close of business on the Business Day on which such contributions were made.

(f)     No certificates or other evidence of beneficial ownership of the Units will be issued.

(g)     Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2     Limited Units.

(a)     Offering of Limited Units of Each Series.

(i)     Maximum Offering Size.     During the Initial Offering Period and Continuous Offering Period for each Series, the Trust shall offer up to the Series Maximum for such Series.

(ii)     Initial Offering Period.     During the Initial Offering Period for each Series, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Limited Unit of such Series, up to the Series Maximum for such Series. The offering shall be made pursuant to and on the terms and conditions set forth in the applicable Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units of each Series as it deems appropriate.

(iii)     Series Subscription Minimum.     In the event that the Series Subscription Minimum is achieved for a Series, the Managing Owner will admit all accepted subscribers for Limited Units of such Series pursuant to the Prospectus into the Trust as Limited Owners of such Series, by causing such Limited Owners to execute this Trust Agreement pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of such Series reflecting that such subscribers have been admitted as Limited Owners of Limited Units of such Series, as soon as practicable after the termination of the Initial Offering Period for such Series. Such accepted subscribers will be deemed Limited Owners of such Series at such time as such admission is reflected on the books and records of such Series.

(iv)     Failure to Meet the Series Subscription Minimum.     In the event that the Series Subscription Minimum is not achieved for a Series, all proceeds of the sale of Limited Units of such Series will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for such Series (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)     Offer of Limited Units of a Series After the Initial Offering Period for such Series.     In the event that the Series Subscription Minimum for a Series is achieved during the Initial Offering Period for such Series, the Trust may continue to offer Limited Units of such Series and admit additional Limited Owners of such Series and/or accept additional Capital Contributions from existing Limited Owners of such Series pursuant to the Prospectus. Each additional Capital Contribution to a Series during the Continuous Offering Period for such Series by an existing Limited Owner of such Series must be in a denomination which is an even multiple of $100; provided, however, that existing Limited Owners of such Series who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Continuous Offering Period for a Series, each newly admitted Limited Owner of such Series, and each existing Limited Owner of such Series that makes an additional Capital Contribution to such Series, shall receive Limited Units of such Series in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective. A Subscriber for Limited Units of a Series (including existing Limited Owners of such Series contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for such Series shall generally be admitted to the Trust and deemed a Limited Owner of such Series with respect to that subscription on the date two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner; provided, that a Subscription Agreement or Exchange Request received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Subscribers and the Limited Owners.

(vi)     Subscription Agreement.     Each Limited Owner who purchases Limited Units of any Series offered pursuant to the Prospectus shall contribute to the capital of such Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)     Escrow Agreement.     All proceeds from the sale of Limited Units of any Series offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for such Series. In the event that the Series Subscription Minimum for such Series is achieved during the Initial Offering Period for such Series, all interest earned on the proceeds of subscriptions from accepted subscribers for Limited Units of such Series during such Initial Offering Period will be contributed to such Series, for which the Limited Owners of such Series will receive additional Limited Units of such Series and allocations of income relating to such interest on a pro rata basis (taking into account the time and amount of deposit).

(viii)     Optional Purchase of Limited Units of each Series by Managing Owner and Others.     Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Limited Units of each Series and will be treated as Limited Owners of such Series with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Limited Units of each Series as it determines in its discretion.

(b)     Termination of a Series.     If the minimum number of Units in any Series being offered are not sold during the Initial Offering Period for such Series, then such Series shall be terminated.

SECTION 3.3     Managing Owner’s Required Contribution.     The Managing Owner shall be required to contribute in cash to the Trust an amount, which, when added to the total aggregate contributions to all Series of the Trust by Unitholders in all Series, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than that required by the NASAA Guidelines. Such contribution shall be made by the Managing Owner before trading commences and shall be maintained throughout the existence of the Trust. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Initial Offering Period or the Continuous Offering Period. The Managing Owner will receive General Units in each Series to which it allocates a portion of its capital contribution as provided in 3.1(e). The Managing Owner shall, with respect to any Limited Units owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Units of the Managing Owner in any Series) in each material item of Series income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

SECTION 3.4     Establishment of Series of Units.

(a)     Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby redesignates the existing Balanced Series as the Equinox Frontier Balanced Fund, the existing Frontier Diversified Series as the Equinox Frontier Diversified Fund, the existing Winton/Graham Series as the Equinox Frontier Heritage Fund, the existing Frontier Long/Short Commodity Series as the Equinox Frontier Long/Short Commodity Fund, the existing Frontier Masters Series as the Equinox Frontier Masters Fund, the existing Frontier Select Series as the Equinox Frontier Select Fund, and the existing Winton Series as the Equinox Frontier Winton Fund. As of the date hereof, the Series of the Trust are as follows:

Equinox Frontier Balanced Fund—Multi-Advisor Series (originally designated as “Balanced Series”; redesignated as “Equinox Frontier Balanced Fund” in December 2013)

Equinox Frontier Diversified Fund—Multi-Advisor Series (originally designated as “Frontier Diversified Series”; redesigatned as “Equinox Frontier Diversified Fund” in December 2013)

Equinox Frontier Heritage Fund—Multi-Advisor Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008; redesignated as “Equinox Frontier Heritage Fund” in December 2013)

Equinox Frontier Long/Short Commodity Fund—Multi-Advisor Series (originally designated as “Long/Short Commodity Series”; redesignated as “Frontier Long/Short Commodity Series” in November 2008, to be effective upon the effectiveness of the first Registration Statement covering the Units of such Series under such redesignated name; redesignated as “Equinox Frontier Long/Short Commodity Fund” in December 2013)

Equinox Frontier Masters Fund—Multi-Advisor Series (originally designated as “Frontier Masters Series”; redesignated as “Equinox Frontier Masters Fund” in December 2013)

Equinox Frontier Select Fund—Multi-Advisor Series (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008; redesignated as “Equinox Frontier Select Fund” in December 2013)

Equinox Frontier Winton Fund—Winton Capital Management Limited (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006; redesignated as “Equinox Frontier Winton Fund” in December 2013)

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

(b)     The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.5     Establishment of Classes and Sub-Classes.     The division of any Series into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such division, and the establishment, designation and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument. The relative rights and preferences of the Classes of any Series and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument and that such differences do not alter the allocations described in Article VI. At any time that there are no Units outstanding of any particular Class or Sub-Class previously established and designated, the Managing Owner may by an instrument executed by it abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement. As of the date hereof, the Sub-Classes of the respective Series of the Trust are as follows:

Equinox Frontier Balanced Fund—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a

Equinox Frontier Heritage Fund—Class 1, Class 2 and Class 3

Equinox Frontier Winton Fund—Class 1, Class 2 and Class 3

Equinox Frontier Select Fund—Class 1, Class 2 and Class 3

Equinox Frontier Long/Short Commodity Fund—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a

Equinox Frontier Diversified Fund—Class 1, Class 2 and Class 3

Equinox Frontier Masters Fund—Class 1, Class 2 and Class 3

SECTION 3.6     Assets of Series.     All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole and absolute discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.7     Liabilities of Series.

(a)     The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole and absolute discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b)     Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or (ii) of any other Series, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware

Statutory Trust Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to the assets of that Series.

(c)     (i)     Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, “Claims and Interests”), if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the assets of the Applicable Series and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(ii)     The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against the assets of any other Series or the Trust generally;

(iii)     If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(iv)     In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(v)     The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(d)     Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.7(c).

SECTION 3.8     Series Distributions.

(a)     Distributions with respect to Units of a particular Series or any Class or Sub-Class thereof shall be made in accordance with Section 6.4 and may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole and absolute discretion, after providing for actual and accrued liabilities belonging to that Series. Such distributions may be made in cash or Units of that Series, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole and absolute discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

(b)     The Units in a Series, a Class or a Sub-Class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Unitholder in a Series, Class or Sub-Class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series, Class or Sub-Class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series, Class or Sub-Class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a Class, the funds and property of such Series and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series, Class or Sub-Class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class.

SECTION 3.9     Voting Rights.     Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.10     Equality.     Except as provided herein or in the instrument designating and establishing any Class, Sub-Class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series, Classes or Sub-Class shall be equal to each other Unit of that Series, Class or Sub-Class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Units of the same Series, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of any particular Series, Class or Sub-Class into a greater or lesser number of Units of that Series, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series, Class or Sub-Class.

SECTION 3.11     Authority of the Managing Owner to Provide for the Exchange of Units.     Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Class of a particular Series shall have the right to exchange said Units into one or more other Classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall have the right to exchange said Units into one or more other Sub-Class of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall be required to exchange said Units into one or more other Sub-Class of that particular Series under such circumstances as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Series or Class followed by an immediate purchase of Units in a second Series or Class.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1     Management of the Trust.     Pursuant to Section 3806 of the Delaware Statutory Trust Act, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2     Authority of Managing Owner.     In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Statutory Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a)     To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i)     commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii)     commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years’ experience or who can otherwise demonstrate to the Managing Owner that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust’s commodity brokers, if any.

(b)     To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c)     To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d)     To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e)     To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f)     To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(g)     To make any elections on behalf of the Trust or any Series thereof under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Series thereof;

(h)     To redeem mandatorily any Limited Units upon at least two (2) days prior written notice acknowledged by the Limited Owner, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Unitholder to be deemed to be holding “plan assets” under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

(i)     In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained;

(j)     To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; and (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions) or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; provided, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

(k)     Monitor the trading activities of the Trading Advisor so that:

(i)     Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

(ii)     Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit its assets as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

SECTION 4.3     Obligations of the Managing Owner.     In addition to the obligations expressly provided by the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall:

(a)     Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b)     Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c)     Retain independent public accountants to audit the accounts of each Series in the Trust;

(d)     Employ attorneys to represent the Trust or a Series thereof;

(e)     Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a partnership that is not a publicly traded partnership for federal income tax purposes;

(f)     Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

(g)     Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Units held by the Managing Owner);

(h)    Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Statutory Trust Act. Subject to the restrictions set forth in Section 4.6 hereof, to the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the “Covered Persons”), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Unitholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Unitholder or Covered Person or the Trustee for such Covered Person’s good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

(i)     Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum “net worth” (as defined below) and not take any affirmative action to reduce its “net worth” below an amount imposed by the NASAA Guidelines as they may be amended from time to time. “Net Worth” is defined in the NASAA Guidelines as requiring the financial condition of the sponsor of an issuance of securities to be in no case less than $50,000 nor be in excess of $1,000,000;

(j)     Admit substituted Limited Owners in accordance with this Trust Agreement;

(k)     Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(l)     Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

SECTION 4.4     General Prohibitions. The Trust shall not:

(a)     Borrow money from or loan money to any Unitholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin (or its equivalent) with respect to the initiation and maintenance of the Trust’s Commodities and Swap positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non- recourse basis;

(b)     Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series’ account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c)     Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d)     Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

(e)     Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series’ open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

(f)     Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g)     Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to a Series with respect to its commodity trading activities;

(h)     Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units, subscription agreements for the purchase of Units and this Trust Agreement) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i)     Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j)     Enter into any exclusive brokerage contract;

(k)     Operate the Trust in any manner so as to contravene section 3804 of the Delaware Statutory Trust Act; and

(l)     Cause the Trust to elect to be treated as an association taxable as a corporation for federal income tax purposes.

SECTION 4.5     Liability of Covered Persons.     A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6     Indemnification of the Managing Owner.

(a)     To the fullest extent permitted by applicable law, the Managing Owner shall be indemnified and held harmless by the Trust against any liability or loss suffered by the Managing Owner in connection with its activities for each Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.

(b)     Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Series thereof shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c)     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d)     The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e)     Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with the applicable legal rate of interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

(f)     The term “Managing Owner” as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g)     The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.7     Expenses.

(a)     The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Units, except for the initial service fee, if any. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and on-going registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b)     All on-going charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All on-going expenses associated with (i) the fixed fee to be paid to the Trust’s commodity brokers, if any, (ii) required payments to the Trust’s Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid out of the assets of the appropriate Series of the Trust subject to such other limitations as are set forth herein concerning the limitations on the Series’ liability for the liabilities of another Series. In connection with the establishment of a Series pursuant to Section 3.4 or the establishment of a Sub-Class of a Class of Limited Units pursuant to Section 3.5, the Managing Owner may provide in the Registration Statement or other relevant instrument that due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such Series shall be billed to and/or paid out of the assets of such Series.

(c)     The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d)     The Trust shall pay any extraordinary fees and expenses affecting the Trust generally (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto). Except as otherwise set forth in this Trust Agreement, all Trust expenses which are specific to a particular Series or Sub-Class of Units will be allocated to such Series or Sub-Class. All general expenses of the Trust will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

SECTION 4.8     Compensation to the Managing Owner.

(a)     Management Fee.

(i)     The assets attributable to each Series of Units shall be used to pay to the Managing Owner a monthly management fee equal to the following percentage of such Series’ assets:

(A)     the assets attributable to the Equinox Frontier Balanced Fund Class 1 Units, the Equinox Frontier Balanced Fund Class 2 Units and Equinox Frontier Balanced Fund Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the assets attributable to the Equinox Frontier Balanced Fund Class 1 Units, Class 2 Units and Class 3 Units (approximately 0.50% annually), respectively, and the assets attributable to the Equinox Frontier Balanced Fund Class 1a Units, the Equinox Frontier Balanced Fund Class 2a Units and Equinox Frontier Balanced Fund Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.00% of the assets attributable to the Equinox Frontier Balanced Fund Class 1a Units, Class 2a Units and Class 3a Units (approximately 1.00% annually), respectively;

(B)     the assets attributable to the Equinox Frontier Heritage Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Equinox Frontier Heritage Fund Units (approximately 2.50% annually);

(C)     the assets attributable to the Equinox Frontier Winton Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Equinox Frontier Winton Fund Units (approximately 2.0% annually);

(D)     the assets attributable to the Equinox Frontier Select Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Equinox Frontier Select Fund Units (approximately 2.50% annually);

(E)     the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1 Units, Equinox Frontier Long/Short Commodity Fund Class 2 Units and Equinox Frontier Long/Short Commodity Fund Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 3.50% of the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1 Units, Class 2 Units and Class 3 Units (approximately 3.50% annually), respectively, and the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1a Units, the Equinox Frontier Long/Short Commodity Fund Class 2a Units and Equinox Frontier Long/Short Commodity Fund Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1a Units, Class 2a Units and Class 3a Units (approximately 2.00% annually), respectively;

(F)     the assets attributable to the Equinox Frontier Diversified Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.75% of the assets attributable to the Equinox Frontier Diversified Fund Units (approximately 0.75% annually); and

(G)     the assets attributable to the Equinox Frontier Masters Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Equinox Frontier Masters Fund Units (approximately 2.00% annually).

(ii)     For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series shall be determined before reduction for any management fees accrued or paid, incentive fees paid or payable or extraordinary fees and expenses accrued or paid as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued or paid as of such day-end.

(iii)     The Managing Owner shall pay each Trading Advisor’s management fees out of such management fee.

(iv)     Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged management fees at reduced rates.

(b)     Incentive Fee.

(i)     Each Series (other than the Multi-Advisor Series) shall pay to the Managing Owner an incentive fee of a certain percentage of “New High Net Trading Profits” (as hereinafter defined) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (the “Incentive Measurement Date”). Because the Multi-Advisor Series will each employ, or may employ, multiple Trading Advisors, such Series may pay the Managing Owner an incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period any Multi-Advisor Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while such Series as a whole experiences losses. The fee shall accrue monthly. The percentage of New High Net Trading Profits that each Series shall pay to the Managing Owner is as follows:

(A)     the Equinox Frontier Balanced Fund Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(B)     the Equinox Frontier Heritage Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(C)     the Equinox Frontier Winton Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(D)     the Equinox Frontier Select Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(F)     the Equinox Frontier Long/Short Commodity Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(G)     the Equinox Frontier Diversified Fund Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits; and

(H)     the Equinox Frontier Masters Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits.

(ii)     “New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) shall be computed for each Series (or in the case of any Multi-Advisor Series, for each Trading Advisor) as of each Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such Series (or Trading Advisor, as applicable) or, with respect to the first Incentive Fee payable for such Series (or Trading Advisor, as applicable), since the commencement of operations by such Series (or Trading Advisor, as applicable) (the “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period shall be the net profits, if any, from the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of any Multi-Advisor Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series’ (or in the case of any Multi-Advisor Series, such Trading Advisor’s) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor(s) bears to the then current amount of Allocated Assets managed by the Trading Advisor(s) prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits shall be generated only to the extent that the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of any Multi-Advisor Series, such Trading Advisor) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date in respect of the withdrawn assets, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(iii)     The Managing Owner shall pay each Trading Advisor’s incentive fees out of such fees.

(iv)     Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged incentive fees at reduced rates.

(c)     With respect to the Equinox Frontier Heritage Fund, Equinox Frontier Winton Fund, Equinox Frontier Select Fund, the Class 1, Class 2 and Class 3 of the Equinox Frontier Balanced Fund, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series shall be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ Net Asset Value), the Managing Owner shall be paid the difference between the Trust’s annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) shall be retained by the Trust. With respect to the Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and the Class 1a, Class 2a and 3a of the Equinox Frontier Balanced Fund, twenty percent (20%) of interest income earned per annum by the Trust shall be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust shall be retained by the Trust.

(d)     The Trust, with respect to each Series, will pay to the Managing Owner a fee of a certain percentage, as determined by the Managing Owner, from time to time, in its sole and absolute discretion, of the Series’ Net Asset Value annually which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with each Series’ trading activities and service fees payable to Selling Agents selling Class 1 Units, Class 1a Units, Class 2 Units or Class 2a Units of any Series.

(e)     With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Equinox Frontier Balanced Fund during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Equinox Frontier Balanced Fund, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

(f)     With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Equinox Frontier Select Fund during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Equinox Frontier Select Fund, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

SECTION 4.9     Other Business of Unitholders.     Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

SECTION 4.10     Voluntary Withdrawal of the Managing Owner.     The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred twenty (120) days’ prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Units held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

SECTION 4.11     Authorization of Registration Statements.     Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements or any securities laws on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Statutory Trust Act or any applicable law, rule or regulation.

SECTION 4.12     Litigation.     The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1     General Prohibition.     A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2     Transfer of Managing Owner’s General Units.

(a)     Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b)     To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

(c)     Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.6 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3     Transfer of Limited Units.

(a)     Permitted assignees of the Limited Owners shall be admitted as substituted Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequence to the Trust. There will be no restrictions on transferability other than the restrictions necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership, and to avoid adverse legal consequences to the Trust.

(i)     A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

(ii)     A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series’ transactions or to inspect the Trust’s or Series’ books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii)     A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

(b)     No permitted assignee of the whole or any portion of a Limited Owner’s Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i)     The written consent of the Managing Owner to such substitution shall be obtained.

(ii)     A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii)     The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv)     Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Statutory Trust Act.

(c)     Any Person admitted to any Series as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d)     (i)     Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series’ income or loss. The Managing Owner shall withhold its consent to assignments made under the foregoing circumstance, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii)     Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions from the Series attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Limited Unit for purposes of this subparagraph (ii) shall be the Business Day for admission of the assignee as provided in Section 3.2(a)(v). If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day in which the written instrument of assignment is received by the Managing Owner.

(iii)     Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e)     (i)     No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

(ii)     No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to Affiliates), which would result in either the assignee or the assignor holding Units in any combination of Series valued at less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations), and $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations); provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

(iii)     Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the total interest in the Trust’s capital and profits, as determined by the Managing Owner. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-

nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(f)     The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g)     The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V) of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h)     Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1     Capital Accounts.     A capital account shall be established for each Unitholder on the books of the Series in which a Unit is owned (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account with respect to any Series shall be the amount of his initial Capital Contribution to that Series.

SECTION 6.2     Book Capital Account Allocations.     As of the close of business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

(a)     First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in the ratio that the balance of each Unitholder’s book capital account bears to the balance of all Unitholders’ book capital accounts; and

(b)     Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3     Allocation of Profit and Loss for United States Federal Income Tax Purposes.     As of the end of each Fiscal Year, the recognized profit and loss of a Series shall be allocated among the Unitholders of that Series (and among Classes of a Series as appropriate) pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a)     First, the Profits or Losses of the Trust shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the end of any Business Day.

(b)     Next, Disposition Gain or Disposition Loss from the Trust’s trading activities for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i)     There shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Unitholder to the Trust for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii), 6.3(b)(iii) and 6.3(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(v), 6.3(b)(vi) and 6.3(b)(vii) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii)     Disposition Gain shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Unitholder’s tax capital account attributable to such redeemed or exchanged Units (the “Gain Disparity”); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Gain Disparity of each such Unitholder bears to the sum of the Gain Disparities of all such Unitholders.

(iii)     Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated first among all Unitholders whose book capital accounts shall be in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iii), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iv)     Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(iii) above shall be allocated to the Unitholders in the ratio that each Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(v)     Disposition Loss shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Unitholder’s tax capital account attributable to the redeemed or exchanged Units over the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange (the “Loss Disparity”); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Loss Disparity of each such Unitholder bears to the sum of the Loss Disparities of all such Unitholders.

(vi)     Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(v) above shall be allocated first among all Unitholders whose Units’ tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(vi), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(vii)     Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(vi) above shall be allocated to the Unitholders in the ratio that Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(c)     The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d)     The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c) of the Code. Notwithstanding Section 6.3(b), if the allocations in Section 6.3(b)(ii) and 6.3(b)(v) fail to allocate Disposition Gain or Disposition Loss sufficient to eliminate the relevant Gain Disparity or Loss Disparity, the Managing Owner shall first allocate Disposition Gain or Disposition Loss in later periods to eliminate such Gain Disparity or Loss Disparity.

(e)     Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Units held by the same Unitholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Unitholders (subject to the same limitation).

SECTION 6.4     Allocation of Distributions.     Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that violates the Delaware Statutory Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.2) shall be made to the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5     Admissions of Unitholders; Transfers.     For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of (i) the Business Day for admission of the Unitholder as provided in Section 3.2(a)(v), (ii) in the case of Exchanges for Class 3 or Class 3a Units, the Business Day as of which the Managing Owner makes a determination with respect to the Service Fee Limit applicable to the Units being exchanged pursuant to Section 7.4(b) or (iii) the Business Day in which the transfer of Units to such Unitholder is recognized, as applicable, except that persons accepted as subscribers to the Trust pursuant to Section 3.2 shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder shall provide the Managing Owner with a Subscription Agreement or Exchange Request, as the case may be, by 4:00 PM Eastern Time. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Unitholder. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

SECTION 6.6     Liability for State and Local and Other Taxes.     In the event that the Trust or any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII

REDEMPTIONS

SECTION 7.1     Redemption of Units.     The Unitholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

(a)     Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on any Redemption Date. The Managing Owner, in its sole and absolute discretion, may change the notice requirement pursuant to Section 7.1(c) upon written notice to such redeeming Unitholder. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b)     The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of a Series of such Units upon redemption.

(c)     The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within seven (7) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least one (1) Business Day; provided, however, that the Managing Owner must receive such written notice by 4:00 PM Eastern Time in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.

(d)     A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that seven (7) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e)     The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. The Managing Owner may also suspend temporarily any redemption for up to 30 days in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. In addition, the Managing Owner may mandatorily redeem Units pursuant to Section 4.2(h).

(f)     Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

(g)     Except as discussed above, all requests for redemption in proper form will be honored, and the Series’ positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

SECTION 7.2     Redemption by the Managing Owner.     Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust’s Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the aggregate of all Series of the Trust.

SECTION 7.3     Redemption Fee.     Limited Owners who redeem all or a portion of their Units in the Class 1 or Class 1a of any Series during the first twelve (12) months following the effective date of their purchase shall be subject to a redemption fee of up to (i) 2.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of Units sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units or Class 3a Units of the respective Series, or (ii) 3.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of any other Class 1 Units of any Series or Class 1a Units of the Equinox Frontier Balanced Fund; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which the Limited Owner purchased such Units. This redemption fee will not be charged if a Limited Owner simultaneously exchanges the redeemed Units thereof for Units of aggregate equal value in another Series. Such redemption fees shall be payable to the Managing Owner.

SECTION 7.4     Exchange of Units.

(a)     Inter-Series Exchanges.     Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Business Day, subject to (i) the conditions on redemptions in this Article VII, (ii) the availability of a sufficient number of registered Units of the Series being exchanged into and (iii) the registration for sale in such Unitholders’ state(s) of residence of such Units of the Series being exchanged into; provided, however, that (x) Units in the Class 1 or Class 2, as applicable, of a Series may only be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series. The Managing Owner may provide for exchange equalization fees applicable to Exchanges into a particular Series in the instrument pursuant to which such Series established and designated by the Managing Owner as provided in Section 3.4(b). Such exchange equalization fee shall be payable to the Managing Owner. For the avoidance of doubt, the provisions of this Section 7.4(a) shall not apply to any Class 3 or Class 3a Units of any Series.

(b)     Intra-Series Exchanges for Class 3 Units and Class 3a Units.     Class 3 Units of any Series, or Class 3a Units of the Equinox Frontier Long/Short Commodity Fund or Equinox Frontier Balanced Fund, shall be issued in exchange for a Limited Owner’s Class 1 Units or Class 2 Units of such Series, or Class 1a Units or Class 2a Units of the Equinox Frontier Long/Short Commodity Fund or Equinox Frontier Balanced Fund, as applicable, as of any Business Day when the Managing Owner determines that the Service Fee Limit with respect to such Class 1 Units, Class 2 Units, Class 1a Units or Class 2a Units has been reached as of such Business Day, or it anticipates that the Service Fee Limit applicable to such Units will be reached during the following Business Day; provided, however, that no Legacy Unit shall be exchanged for a Class 3 Unit. The “Service Fee Limit” applicable to each Unit is reached when (i) the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Financial Industry Regulatory Authority, Inc.) paid in respect of such Unit totals 10% of the purchase price of such Unit or (ii) in the case of each Unit of any Class of any Series sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series, when the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit, if that occurs earlier. A “Legacy Unit” is any Class 1 or Class 2 Unit of the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund or Equinox Frontier Heritage Fund that was registered, or was in the process of registration, for sale under a Registration Statement filed with the NASD Corporate Financing Department before October 12, 2004. These provisions of this Section 7.4(b) shall become effective upon the effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1     No Management or Control; Limited Liability.     The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns a Unit and profits remaining in the Series, if any. Except as provided herein, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2     Rights and Duties.     The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a)     Each Limited Owner shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds a Unit), provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

(b)     The Limited Owners shall receive from the assets of the Series in which they hold Units, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c)     Except for the Limited Owners’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d)     Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

SECTION 8.3     Limitation on Liability.

(a)     Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution to the Trust and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b)     The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series’ Units (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c)     Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.6 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1     Books of Account.     Proper books of account for the Trust and each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2     Annual Reports and Monthly Statements.

(a)     Each Limited Owner shall be furnished with an annual report within 120 days after the close of the fiscal year containing the following information: (i) a balance sheet as of the end of the Fiscal Year and statements of income and Limited Owners’ equity and cash flows for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor’s report containing an opinion of an independent certified public accountant or independent public accountant, (ii) a statement showing the total fees, compensation, brokerage commissions and expenses paid by the Trust, segregated as to type and stated both in aggregate dollar terms and as a percentage of Net Asset Value, and (iii) the average round turn rate for the Fiscal Year.

(b)     Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (ii) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(c)     The Managing Owner shall ensure the calculation of the Net Asset Value of the Trust daily and shall make available upon the request of a Limited Owner, the Net Asset Value per Series per Unit.

SECTION 9.3     Tax Information.     Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4     Calculation of Net Asset Value of a Series.     Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Unit to less than 50% of the Net Asset Value of a Series per Unit as of the preceding Valuation Point within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5     Other Reports.     The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

SECTION 9.6     Maintenance of Records.     The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series’ federal, state and local income tax returns and reports, if any, and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

SECTION 9.7     Certificate of Trust.     Except as otherwise provided in the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner. Each such Certificate of Trust shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Statutory Trust Act.

SECTION 9.8     Registration of Units.     Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1     Fiscal Year.     The fiscal year of the Trust (“Fiscal Year”) shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year shall commence on August 8, 2003, and end on the 31st day of December, 2003.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1     Amendments to the Trust Agreement.

(a)     Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b)     Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

(c)     Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d)     Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Statutory Trust Act, to reflect such change.

(e)     No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f)     No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2     Meetings of the Trust.     Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3     Action Without a Meeting.     Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1     Term.     The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2053, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1     Events Requiring Dissolution of the Trust or any Series.     The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

(a)     The expiration of the Trust term as provided in Article XII hereof.

(b)     The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust thereof by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(c)     The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(d)     With respect to the Trust, the failure to sell the Subscription Minimums of all Series or, with respect to a Series, the failure to sell the Subscription Minimum during the Initial Offering Period.

(e)     In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(f)     The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(g)     The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination.

(h)     The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

(i)     The decline of the Net Asset Value of a Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(j)     The determination of the Managing Owner that the Series’ aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

The death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own a Unit and any right to an audit or examination of the books of the Series in which they own a Unit, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

SECTION 13.2     Distributions on Dissolution.     Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust’s or Series’ assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Trust or Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or Series, the Managing Owner will contribute to the Trust or Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Trust or Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3     Termination; Certificate of Cancellation.     Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1     Power of Attorney Executed Concurrently.     Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a)     Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b)     Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c)     This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2     Effect of Power of Attorney.     The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a)     Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b)     May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c)     Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3     Limitation on Power of Attorney.     The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1     Governing Law.     The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2     Provisions In Conflict With Law or Regulations.

(a)     The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Statutory Trust Act or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b)     If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3     Construction.     In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4     Notices.     All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5     Counterparts.     This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6     Binding Nature of Trust Agreement.     The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7     No Legal Title to Trust Estate.     The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8     Creditors.     No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9     Integration.     This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC, as Managing Owner

By:
Name:
Title:
All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner

By:
Attorney-in fact

Exhibit A-1

RESTATED CERTIFICATE OF TRUST

OF

THE FRONTIER FUND

This Restated Certificate of Trust of The Frontier Fund (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to amend and restate the Certificate of Trust of the Trust as filed in the office of the Secretary of State of the State of Delaware on August 8, 2003, in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

The original Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

FIRST: Name: The name of the statutory trust is Equinox Frontier Funds.

SECOND: Delaware Trustee: The name and address of the trustee of the Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

THIRD: Series: Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each, a “Series”).

FOURTH: Notice of Limitation of Liability of each Series: Pursuant to Section 3804(a) of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

FIFTH: Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Restated Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:

EXHIBIT B

EQUINOX FRONTIER FUNDS

SUBSCRIPTION INFORMATION

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of Equinox Frontier Funds (the “Trust”) and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

1.	REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to the Managing Owner and the Trust as follows:

(1)	I (we) satisfy one of the following financial standards outlined below for subscription in the Trust. I (we) am (are) not acting on behalf of a Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $250,000 or (B) a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000 and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan that is an IRA or a Keogh Plan which covers no common law employees or a Plan that is not subject to ERISA, each Participant meets and, if I (we) am (are) a participant in such a Plan, it meets the net worth and gross income requirement in (A) or (B) above, and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan subject to ERISA, the assets of the Plan are at least $250,000 and its investment in the Trust does not exceed 10% of the assets of such Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under “State Suitability Requirements”, I (we) meet the more restrictive or additional suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

(2)	The address set forth on the signature page of this Subscription Agreement is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

(3)	If I (we) am (are) an individual(s), I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

(4)	If I (we) am (are) a trust or custodian of a Benefit Plan Investor (or otherwise is an entity which holds plan assets), none of the Trustee, Managing Owner, the Trading Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee; or (iii) is an employer maintaining or contributing to the trust. The purchase, holding and disposition of Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(5)	To my (our) best knowledge, I (we) am (are) independent of the Trust and any of the parties identified in paragraph 4 above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(6)	I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document, which I (we) consented to receive in electronic form, including in the form of a CD-Rom; or, at my (our) election, in hard-copy, printed form.

(7)	I (we) am (are) purchasing the Units for our own account.

(8)	If trading for the applicable Series has commenced, I (we) have received a copy of its most recent monthly report as required by the CFTC.

(9)	I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

(10)	I (we) represent that all of the information which I (we) has (have) provided to the Trust in connection with this Subscription Agreement and Power of Attorney is true and correct.

(11)	I (we) agree to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

(12)	I (we) represent that I (we) and each beneficial owner of the me (us), am (are) (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and do not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(13)	I (we) represent that I (we) am (are) not, and no beneficial owner of me (us) is, a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2] or a close associate of a senior foreign political figure.[3]

(14)	I (we) represent that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(15)	I (we) am (are) acquiring the Units for which I (we) has (have) subscribed for my (our) own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such Units or, if I (we) am (are) an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners (“Owners”), I (we) agree that the representations made in items (10)–(14) herein are made by me (us) on behalf of and with respect to both me (us) and all such Owners.

(16)	I (we) acknowledge that, if, following my (our) investment in the Trust, the Trust or the Managing Owner reasonably believes that I (we) am (are) a Prohibited Investor or have otherwise breached my (our) representations and covenants hereunder, the Trust may be obligated to freeze my (our) investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or my (our) investment may immediately be redeemed by the Trust, and I (we) shall have no claim against the Trust or the Managing Owner for any form of damages as a result of any of the aforementioned actions.

(17)	I (we) acknowledge and agree that any redemption proceeds paid to me (us) will be paid to the same account from which my (our) investment in the Trust was originally remitted, unless the Trust agrees otherwise.

(18)	At least five (5) Business Days prior to the date of my (our) subscription, I (we) have received a copy of the final Prospectus of Equinox Frontier Funds, including the accompanying appendices, dated [ ], 2014 (the “Prospectus”), which I (we) have consented to receive in electronic form, including in the form of a CD-ROM; or at my (our) election, in hard copy, printed form, and the Prospectus supplement, if any, accompanying the Prospectus.

(19)	I (we) represent that I (we) am (are) in compliance with the provisions of the Commodity Exchange Act (the “CEA”) and the rules of the Commodity Futures Trading Commission (the “CFTC”), including, without limitation, the commodity pool operator registration requirements. If I (we) am (are) an investment fund or other collective investment vehicle, I (we) acknowledge that my (our) commodity pool operator must be registered as such with the CFTC, and be a member in good standing with the National Futures Association (“NFA”), or exempt from such registration. I (we) have checked the boxes under Item 10 of the preceding signature page accordingly.

(20)	I (we) represent that each of the following are true:

(a) I (we) have not, within the last ten (10) years, been convicted of a felony or misdemeanor, in the United States, (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(b) I (we) am (are) not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins me (us) from engaging in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of a false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(c) I (we) am (are) not currently subject to a “final order” 4 of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the National Credit Union Administration, or the CFTC, that (i) bars me (us) from: (I) association with an entity regulated by such commission, authority, agency, or officer; (II) engaging in the business of securities, insurance, or banking; or (III) engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years;

(d) I (we) am (are) not currently subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or Section 203(e) or (f) of the Investment Advisers Act of 1940 that (i) suspends or revokes my registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on my activities, functions or operations or (iii) bars me from being associated with any entity or from participating in the offering of any penny stock;

(e) I (we) am (are) not currently subject to any order of the SEC, entered in the last five (5) years, that orders me to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, Section 15(c)(1) of the Securities Exchange Act of 1934 and Section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder) or (ii) Section 5 of the Securities Act;

1 A “senior foreign political figure” is defined as an official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4 The term “final order” means a written directive or declaratory statement issued by a federal or state agency pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency. A final order may still be subject to appeal and otherwise meet this definition.

(f) I (we) am (are) not currently suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(g) I (we) have not filed as a registrant or issuer, or have not been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (i) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (ii) is currently the subject of an investigation or proceeding to determine whether such a stop order or suspension order should be issued; and

(h) I (we) am (are) not subject to (i) a United States Postal Service false representation order entered into within the last five (5) years, or (ii) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

I confirm that all of the above representations made under this paragraph (20) are true and correct with respect to me as the Subscriber and, if I am submitting this agreement on behalf of an entity, with respect to each person (whether an individual or an entity) that controls such entity (whether through ownership of voting securities or otherwise).

If I cannot confirm all of the statements under this paragraph (20), I (we) (i) confirm that I (we) have obtained a waiver from disqualification under Rule 506(d) either (A) from the SEC or (B) from the court or regulatory authority that entered the relevant order, judgment or decree and (ii) agree to submit information about the relevant disqualifying event and evidence of the waiver to Equinox Fund Management, LLC together with this agreement.

If you cannot confirm all of the foregoing matters, please contact your Financial Advisor or Equinox Fund Management, LLC with a detailed explanation. Failure to respond will result in your subscription being rejected. If there is a change in circumstances that would result in a change in your confirmation of any of the foregoing matters, please promptly notify your Financial Advisor or Equinox Fund Management, LLC of such change.

By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

2.	CONSENT TO ELECTRONIC DELIVERY OF REPORTS

If you have checked the box under Item 11 of the preceding signature page, you are consenting to the delivery of periodic reports by the Trust to you electronically. These reports include:

•	annual reports that contain audited financial statements; and

•	monthly reports containing unaudited condensed financial statements.

You agree to download these reports from our website once you have notified by e-mail that they have been posted. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 11 of the preceding signature page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 1775 Sherman Street, Suite 2500, Denver, Colorado 80203. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.

3.	SUBSCRIBER’S CONSENT AND SUBORDINATION AGREEMENT

I (we), a Subscriber(s) who is(are) purchasing Units in the Series that is the subject of this agreement (the “Contracting Series”), agrees and consents (the “Consent”) to look solely to the assets (the “Contracting Series Assets”) of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series.

In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, “Units”), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a)	Subordination of certain claims and rights. (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other Claims against and Units in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber’s Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber’s valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber’s Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b)	the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c)	if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives {under section 1111(b) of the Bankruptcy Code} any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d)	in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e)	the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

4.	STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 or, failing that standard, have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000. In addition, the minimum aggregate purchase is $1,000, no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations or $5,000 in the case of subscribers who are residents of Texas or $1,000 in the case of subscribers who are residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations.

Higher Suitability Requirement.

The States listed below have more restrictive or additional suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, “NW” means net worth exclusive of home, home furnishings and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes).

Alabama	Investors must also have a liquid net worth of at least ten times their investment in the Trust and similar programs.

Kansas	The Office of the Kansas Securities Commissioner recommends that Kansas residents should limit their aggregate investment in the Trust and similar investments to not more than ten percent (10%) of their liquid net worth. Liquid net worth is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Kentucky	(a) $300,000 NW, or (b) $85,000 NW and $85,000 AI

Maine	(a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.

Minnesota	Must be an “accredited investor” as defined by Rule 501(a) of the Securities Act. All residents of Minnesota must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

New York	All residents of New York must also complete, notarize and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

Texas	Minimum subscription for investors is $5,000 (with a minimum subscription of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations). All residents of Texas must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW.

FOR USE WITH CLASS 1

EQUINOX FRONTIER FUNDS

SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated [        ], 2014. This material will expire no later than 12 months following that date. It may expire prior to the end of that 12-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Owner(s) of Units purchasing Units:

(i)     If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued to five (5) decimal places.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets).

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, and telephone number of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”).

Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O Equinox Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

EQUINOX FRONTIER FUNDS CLASS 1

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

Equinox Frontier Funds

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of Equinox Frontier Funds (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O Equinox Frontier Fund” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of Equinox Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised [ ], 2014 Exhibit B Signature Page	FOR USE WITH CLASS 1

EQUINOX FRONTIER FUNDS CLASS 1

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in Equinox Frontier Funds (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O Equinox Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: [THIS ITEM 3 MAY BE MODIFIED TO

REFLECT THOSE SERIES WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL]

☐ Equinox Frontier Diversified Fund—1	$
☐ Equinox Frontier Masters Fund—1	$
☐ Equinox Frontier Long/Short Commodity Fund—1a	$
TOTAL

4) Social Security # — — and/or Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐Profit Sharing* ☐ Pension* ☐ Other (specify)
*The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.
*The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)

(i)   ☐ Check here if the Subscriber(s) is (are) an investment fund or other collective investment vehicle.

(ii)  ☐ If Subscriber(s) is (are) an investment fund or other collective investment vehicle, check here if your commodity pool operator is registered with the CFTC.

(iii) If “YES” to (10)(ii) above, please provide your commodity pool operator’s NFA identification number here                    .

(iv) If “NO” to (10)(ii) above, check the exclusion of exemptions relied upon by your commodity pool operator for not registering with the CFTC:

☐ CFTC Rule 4.5 ☐ CFTC Rule 4.13(a)(1) ☐ CFTC Rule 4.13(a)(2) ☐ CFTC Rule 4.13(a)(3) ☐ Other (provide documentation supporting such exclusion or exemption)

11)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:

12)

☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

13)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

14)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐

15)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated [            ], 2014, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

16)

Broker/Dealer (Selling Agent)	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	F.A. Number

F.A. Address

(for confirmations) Street Address City	State Zip Code

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated

EQUINOX FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000[1]; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

1 In calculating net worth, you must exclude the value of any positive equity that you may have in your primary residence. If indebtedness secured by your primary residence exceeds the estimated fair market value of such primary residence, you should reduce your net worth by the amount of any such excess indebtedness. The fair market value of a primary residence and the amount of outstanding indebtedness should be measured as of the proposed Subscription Date. In addition, if outstanding indebtedness secured by your primary residence has increased (other than as a result of the acquisition of such primary residence) in the 60-day period preceding the proposed Subscription Date (e.g., due to a home equity loan), you should reduce your net worth by the amount of such increase.

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

EQUINOX FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of Equinox Frontier Funds (the “Trust”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints Equinox Fund Management, LLC, a Delaware limited liability company and the managing owner of the Trust and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Trust and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Trust. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Declaration of Trust and Trust Agreement of the Trust pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

* * *

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the          day of                         ,         .

Signature of the Principal

(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I,                                              , as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

EQUINOX FUND MANAGEMENT, LLC

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

EQUINOX FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing Class 1 Units for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

EQUINOX FRONTIER FUNDS

SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated [             ], 2014. This material will expire no later than 12 months following that date. It may expire prior to the end of that 12-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Owner(s) of Units purchasing Units:

(iii)     If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(iv) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued to five (5) decimal places.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor.

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, telephone number, and e-mail address of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”).

Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O Equinox Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

EQUINOX FRONTIER FUNDS CLASS 2

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

Equinox Frontier Funds

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of Equinox Frontier Funds (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O Equinox Frontier Funds” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of Equinox Frontier Funds,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised [ ], 2014 Exhibit B Signature Page	EQUINOX FRONTIER FUNDS CLASS 2 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ REVERSE SIDE BEFORE SIGNING	FOR USE WITH CLASS 2 FEE BASED ACCOUNTS

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in Equinox Frontier Funds (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O Equinox Frontier Funds,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: [THIS ITEM 3 MAY BE MODIFIED TO REFLECT THOSE SERIES WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL]
☐ Equinox Frontier Diversified Fund-2	$
☐ Equinox Frontier Masters Fund-2	$
☐ Equinox Frontier Long/Short Commodity Fund-2a	$

TOTAL

4) Social Security # — — and/or	Taxpayer ID#
Taxable Investors (check one):

☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)

                *The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

                *The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)

(i)   ☐ Check here if the Subscriber(s) is (are) an investment fund or other collective investment vehicle.

(ii)  ☐ If Subscriber(s) is (are) an investment fund or other collective investment vehicle, check here if your commodity pool operator is registered with the CFTC.

(iii) If “YES” to (10)(ii) above, please provide your commodity pool operator’s NFA identification number here                                          .

(iv) If “NO” to (10)(ii) above, check the exclusion of exemptions relied upon by your commodity pool operator for not registering with the CFTC:

☐ CFTC Rule 4.5 ☐ CFTC Rule 4.13(a)(1) ☐ CFTC Rule 4.13(a)(2) ☐ CFTC Rule 4.13(a)(3) ☐ Other (provide documentation supporting such exclusion or exemption)

11)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:

12)

☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

13)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

14)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐

15)	FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated [ ], 2014, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

16)

Broker/Dealer (Selling Agent)	F.A. / Registered Investment Adviser Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	FA. Number

F.A. Address
(for confirmations) Street Address City	State Zip Code

For office use only. Please do not write below this line                         Date Received:                         Trade Date:                         Reviewed and Validated

EQUINOX FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000[1]; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

1 In calculating net worth, you must exclude the value of any positive equity that you may have in your primary residence. If indebtedness secured by your primary residence exceeds the estimated fair market value of such primary residence, you should reduce your net worth by the amount of any such excess indebtedness. The fair market value of a primary residence and the amount of outstanding indebtedness should be measured as of the proposed Subscription Date. In addition, if outstanding indebtedness secured by your primary residence has increased (other than as a result of the acquisition of such primary residence) in the 60-day period preceding the proposed Subscription Date (e.g., due to a home equity loan), you should reduce your net worth by the amount of such increase.

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

EQUINOX FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of Equinox Frontier Funds (the “Trust”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints Equinox Fund Management, LLC, a Delaware limited liability company and the managing owner of the Trust and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Trust and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Trust. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Declaration of Trust and Trust Agreement of the Trust pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

* * *

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the          day of                         ,         .

Signature of the Principal

(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the          day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I,                                                  , as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

EQUINOX FUND MANAGEMENT, LLC

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the         day of                         ,         , before me, the undersigned, a Notary Public in and for said state, personally appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

EQUINOX FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the

Subscription Information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing Class 2 Units for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:
Name of Subscriber:
Date:

EXHIBIT C

EXCHANGE REQUEST FOR

CLASS 1 UNITS OF BENEFICIAL INTEREST

To:	EQUINOX FRONTIER FUNDS	20
	c/o Equinox Fund Management, LLC	(Please date	)
	1775 Sherman Street, Suite 2500
	Denver, Colorado 80203

Dear Sir/Madam:	B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (✓) Series to be Purchased Upon Exchange*:

$/Units or All Units of – Equinox Frontier Diversified Fund – 1	Equinox Frontier Diversified Fund – 1

$/Units or All Units of – Equinox Frontier Masters Fund – 1	Equinox Frontier Masters Fund – 1

$/Units or All Units of – Equinox Frontier Long/Short	Equinox Frontier Long/Short Commodity Fund – 1a
Commodity Fund – 1a

$/Units or All Units of – Equinox Frontier Balanced Fund – 1

$/Units or All Units of – Equinox Frontier Select Fund – 1

$/Units or All Units of – Equinox Frontier Heritage Fund – 1

$/Units or All Units of – Equinox Frontier Winton Fund – 1

(Specify number of $ / Units / % to be exchanged; if no dollar amount, number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to exchange ALL of your units.)

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker-Dealer / Selling Agent	FA Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

For office use only. Please do not write below this line        Date Received:        Trade Date:                Reviewed and Validated:

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for Equinox Frontier Funds dated [            ], 2014. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units which are being purchased in connection with this Exchange Request. I hereby acknowledge that by exchanging my Units for Units of another Series, the Units purchased by me in the exchange will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to my redeemed (exchanged out of) Units, which could result in additional service fee charges that I would not have borne if I had not exchanged my Units. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

FOR USE WITH CLASS 2 WRAP ACCOUNTS	EXCHANGE REQUEST FOR CLASS 2 UNITS OF BENEFICIAL INTEREST

To:	EQUINOX FRONTIER FUNDS	20
	c/o Equinox Fund Management, LLC	(Please date	)
	1775 Sherman Street, Suite 2500
	Denver, Colorado 80203

Dear Sir/Madam:	B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (✓) Series to be Purchased Upon Exchange*:

$/Units or All Units of – Equinox Frontier Diversified Fund – 2	Equinox Frontier Diversified Fund – 2

$/Units or All Units of – Equinox Frontier Masters Fund – 2	Equinox Frontier Masters Fund – 2

$/Units or All Units of – Equinox Frontier Long/Short Commodity Fund – 2a	Equinox Frontier Long/Short Commodity Fund – 2a

$/Units or All Units of – Equinox Frontier Select Fund – 2

$/Units or All Units of – Equinox Frontier Heritage Fund – 2

$/Units or All Units of – Equinox Frontier Winton Fund – 2

(Specify number of $ / Units / % to be exchanged; if no dollar amount, number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to exchange ALL of your units.)

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID

Street	City State	Zip Code

Broker-Dealer / Selling Agent	FA /Registered Investment Adviser Name Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for Equinox Frontier Funds dated [                ], 2014. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units which are being purchased in connection with this Exchange Request. I hereby acknowledge that by exchanging my Units for Units of another Series, the Units purchased by me in the exchange will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to my redeemed (exchanged out of) Units, which could result in additional service fee charges that I would not have borne if I had not exchanged my Units. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

EXHIBIT D

EQUINOX FRONTIER FUNDS

CLASS 1 UNITS REQUEST FOR REDEMPTION

                    , 20

(Please date)

EQUINOX FRONTIER FUNDS

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

Dear Sir/Madam: B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

                    $ / Units / % in Equinox Frontier Diversified Fund-1

                    $ / Units / % in Equinox Frontier Masters Fund-1

                     $ / Units / % in Equinox Frontier Long/Short Commodity Fund-1a

                    $ / Units / % in Equinox Frontier Long/Short Commodity Fund-3

                    $ / Units / % in Equinox Frontier Balanced Fund-1

                    $ / Units / % in Equinox Frontier Balanced Fund-3a

                    $ / Units / % in Equinox Frontier Select Fund-1

                    $ / Units / % in Equinox Frontier Heritage Fund-1

                    $ / Units / % in Equinox Frontier Winton Fund-1

(Specify number of $ / Units / % to be redeemed in each Series; if no dollar amount or number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Current Account Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

☐     IRA                    ☐   Individual/Joint

☐     Corporation       ☐   Trust

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated [             ], 2014.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”). I understand if I am redeeming all or a portion of my Units in the Class 1 of any Series during the first twelve (12) months following the effective date of their purchase, I will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are being redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which I purchased such Units. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

EXHIBIT D

EQUINOX FRONTIER FUNDS

CLASS 2 UNITS REQUEST FOR REDEMPTION

                    , 20

(Please date)

EQUINOX FRONTIER FUNDS

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

Dear Sir/Madam: B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

                    $ / Units / % in Equinox Frontier Diversified Fund-2

                    $ / Units / % in Equinox Frontier Masters Fund-2

                    $ / Units / % in Equinox Frontier Long/Short Commodity Fund-2a

                    $ / Units / % in Equinox Frontier Balanced Fund-2

                    $ / Units / % in Equinox Frontier Select Fund-2

                    $ / Units / % in Equinox Frontier Heritage Fund-2

                    $ / Units / % in Equinox Frontier Winton Fund-2

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA /Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:

☐     IRA                     ☐   Individual/Joint

☐     Corporation       ☐   Trust

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated [             ], 2014.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”).

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

EXHIBIT E

EQUINOX FRONTIER FUNDS CLASS 1

REQUEST FOR ADDITIONAL SUBSCRIPTION

                    , 20

(Please date)

EQUINOX FRONTIER FUNDS

c/o Equinox Fund Management, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:
$ in Equinox Frontier Diversified Fund-1	$ in Equinox Frontier Long/Short Commodity Fund-1a
$ in Equinox Frontier Masters Fund-1	Total

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID

Street (if different)	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

E-1

EQUINOX FRONTIER FUNDS CLASS 2

REQUEST FOR ADDITIONAL SUBSCRIPTION

                    , 20

(Please date)

EQUINOX FRONTIER FUNDS

c/o Equinox Fund Management, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:
$ in Equinox Frontier Diversified Fund-2		$ in Equinox Frontier Long/Short Commodity Fund-2a
$ in Equinox Frontier Masters Fund-2		Total

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID

Street (if different)	City	State	Zip Code

Selling Firm	FA /Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

E-2

EXHIBIT F

EQUINOX FRONTIER FUNDS

CLASS 1 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the second amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of Equinox Frontier Funds (the “Trust”), Equinox Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION

Full Registration Name Account number:

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:
☐ Equinox Frontier Diversified Fund-1	$/Units/%	☐ Equinox Frontier Balanced Fund-1	$/Units/%	☐ Equinox Frontier Winton Fund-1	$/Units/%
☐ Equinox Frontier Masters Fund-1	$/Units/%	☐ Equinox Frontier Select Fund-1	$/Units/%
☐ Equinox Frontier Long/Short Commodity Fund-1a	$/Units/%	☐ Equinox Frontier Heritage Fund-1	$/Units/%

Current F.A. Name                                                                                                  Branch ID                                 FA. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

        ☐ Change of Financial Advisor          ☐ Re-registration          ☐ Death**          ☐ Gift          ☐ Account change          ☐ Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

Signature Guaranteed by: DATE

(Not necessary if only changing Financial Advisor)

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investor Signature	Date
Current Joint Investor Signature	Date
Custodian Signature	Date
Current Selling Firm Signature	Date

NEW ACCOUNT INFORMATION                    ☐ New Subscriber(s)                ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

Account Number	Social Security # — — and/or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber _________________________________________________________________________________________________________
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address _____________________________________________________________________________________________________________________
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

Taxable Investors (check one): As you want it to appear in the partnership record (check one)
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Trust	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth	☐ Defined Benefit ☐ Profit Sharing	☐ Pension	☐ Other (specify)

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investor Signature	Date
Custodian Signature	Date
New Joint Investor Signature	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Broker Dealer New F.A. Name (print clearly for proper credit) F.A. Signature
F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number
F.A. Address (for confirmations) Street Address City State Zip Code

For office use only. Please do not write below this line         Date Received:         Trade Date:         Reviewed and Validated:

**The Original Form must be Completed Entirely and Returned to Equinox Fund Management, LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

EQUINOX FRONTIER FUNDS

CLASS 2 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the second amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of Equinox Frontier Funds (the “Trust”), Equinox Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION

Full Registration Name                                                                                           Account number:

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:

☐ Equinox Frontier Diversified Fund-2	$/Units/%	☐ Equinox Frontier Balanced Fund-2	$/Units/%	☐ Equinox Frontier Winton Fund-	$/Units/%
☐ Equinox Frontier Masters Fund-2	$/Units/%	☐ Equinox Frontier Select Fund-2	$/Units/%
☐ Equinox Frontier Long/Short Commodity Fund-2a	$/Units/%	☐ Equinox Frontier Heritage Fund-2	$/Units/%

Current F.A. Name	Branch ID	FA. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

        ☐ Change of Financial Advisor          ☐ Re-registration          ☐ Death**          ☐ Gift          ☐ Account change          ☐ Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

Signature Guaranteed by:             DATE

(Not necessary if only changing Financial Advisor)

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investor Signature	Date
Current Joint Investor Signature	Date
Custodian Signature	Date
Current Selling Firm Signature	Date

NEW ACCOUNT INFORMATION                    ☐ New Subscriber(s)                 ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

Account Number	Social Security # — — and/or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber _________________________________________________________________________________________________________
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address _____________________________________________________________________________________________________________________
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

Taxable Investors (check one): As you want it to appear in the partnership record (check one)
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Trust	☐ Corporation
Non-Taxable Investors (check one)

☐ IRA/SEP/Roth	☐ Defined Benefit	☐ Profit Sharing	☐ Pension	☐ Other (specify)

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investor Signature	Date	New Joint Investor Signature Date
Custodian Signature	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Broker Dealer	New F.A. /Registered Investment Adviser Name (print clearly for proper credit)	F.A. Signature

F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number

F.A. Address (for confirmations) Street Address City State Zip Code

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:

**The Original Form must be Completed Entirely and Returned to Equinox Fund Management, LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

EXHIBIT G

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by Equinox Frontier Funds (the “Trust”) and Equinox Fund Management, LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Trust who are natural persons:

•	Information provided in the Subscription Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Trust or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Trust by such an investor in the Subscription Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Clearing Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the former Limited Owners.

For questions about this privacy policy, please contact the Trust.

G-1

Until [            ], 2014 (40 days after the date of this prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

EQUINOX FRONTIER FUNDS

The date of this Part II is [            ], 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the offering are as follows:

Description	Amount
Securities and Exchange Commission filing fee	N/A
FINRA filing fee	N/A
Printing	$475,279.28
Legal fees and expenses	$455,889.71
Accounting fees	$250,650.04
Blue Sky registration fees and expenses	$345,447.25
Total	$1,527,266.28	(1)
(1)	The expenses to be incurred in connection with the offering have been estimated based on the actual expenses incurred in the offering during the 2013 fiscal year.

The managing owner is responsible for the payment of all of the ordinary expenses associated with the offering of each series of units (including those set forth in the table above), except for the initial service fee, if any, and no series will be required to reimburse these expenses.

Item 14. Indemnification of Directors and Officers.

Reference is made to Section 4.6 of Article IV at page 17 of the Registrant’s Second Amended and Restated Declaration of Trust and Trust Agreement dated as of December 9, 2013, annexed to the prospectus as Exhibit A, which provides for indemnification of the managing owner and affiliates of the managing owner under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

The following table provides information regarding the sale of unregistered units by the registrant within the past three years. The number of units listed below for each transaction is the aggregate number of units in the particular series of the trust purchased in such transaction. The consideration listed below for each transaction is, except as otherwise noted, the aggregate amount of cash paid for the units purchased. For each transaction reported below, the price per unit was the net asset value per unit at the time of the transaction and the managing owner of the trust was the purchaser of the units. No underwriting discount or sales commission was paid or received with respect to any of the transactions reported below. The registrant claims an exemption from registration for each of the transactions listed below under Section 4(a)(2) of the Securities Act as a sale by an issuer not involving a public offering.

Series	Date	Units	Consideration
Equinox Frontier Diversified Fund-2	March 31, 2011* October 11, 2013	8074.21 5886.90	$ $	200,000 500,000
Equinox Frontier Long/Short Commodity Fund-2a	March 31, 2011* December 22, 2011*	1818.19 473.31	$ $	200,000 60,000
Equinox Frontier Long/Short Commodity Fund-3	June 17, 2013*	109.39		$11,990
Equinox Frontier Balanced Fund-2	March 31, 2011* October 11, 2013	1818.19 5886.90	$ $	200,000 500,000
Equinox Frontier Balanced Fund-A	April 24, 2014	250.00		$25,000
Equinox Frontier Balanced Fund-B	April 24, 2014	250.00		$25,000
Equinox Frontier Masters Fund-3	December 16, 2013*	274.99		$24,203

*	Each of the transactions identified by an asterisk involved an exchange of units of one series for units of another series. In each such exchange, the number of Units exchanged was based upon the then-current net asset value per unit of the applicable series.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Form of Selling Agent Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!!!

1.2	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents**

1.3	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.4	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.5	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!

1.6	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!

1.7	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!!

1.8	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!!

1.9	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!!

1.10	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents!!!

4.1	Second Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)

4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)

4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)

4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)

4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)

4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)

4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)

5.1	Opinion of Alston & Bird LLP as to legality†

5.2	Opinion of Richards, Layton & Finger as to legality and inter-Series liability†

8.1	Opinion of Alston & Bird LLP as to income tax matters†

10.1	Form of Amended and Restated Escrow Agreement among the Registrant, Equinox Fund Management, LLC, Bornhoft Group Securities Corporation and the U.S. Bank National Association, Denver Colorado!!

10.2	Form of Brokerage Agreement between each Trading Company and UBS Securities, LLC*

10.21	Form of Brokerage Agreement between each Trading Company and Banc of America Futures Incorporated*

10.22	Form of Brokerage Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London**

10.23	Form of Brokerage Agreement between each Trading Company and Man Financial Inc. ***

10.24	Form of Amendment Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London***

10.25	Form of Brokerage Agreement between each Trading Company and Fimat USA, LLC+

10.26	Form of Guaranty made by The Frontier Fund, in favor of UBS Securities, LLC+++

10.3	Form of Advisory Agreement among the Registrant, the Trading Company, Equinox Fund Management, LLC, and each Trading Advisor!!!

10.31	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Long Only Commodity Series of the Registrant***

10.32	Form of License Agreement among Jefferies Financial Products, LLC, Reuters America LLC, the Registrant and Equinox Fund Management, LLC***

10.33	Form of License Agreement among Jefferies Financial Products, the Registrant and Equinox Fund Management, LLC***

10.34	Form of Guaranty made by Jefferies Group, Inc. in favor of Frontier Trading Company VIII, LLC***

10.35	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Currency Series of the Registrant***

10.36	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Managed Futures Index Series of the Registrant***

10.37	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Balanced Series of the Registrant++

10.38	Form of Advisory Agreement between the Trading Company and certain Trading Advisors!!

10.4	Form of Cash Management Agreement between Equinox Fund Management, LLC and Merrill Lynch**

10.41	Form of Cash Management Agreement between Equinox Fund Management, LLC and STW Fixed Income Management Ltd. ***

10.5	Form of single-member limited liability company operating agreement governing each Trading Company***

10.51	Form of amended and restated limited liability company operating agreement+++

10.52	Form of third amended and restated limited liability company operating agreement!!

23.1	The consent of McGladrey LLP is included as part of the Registration Statement

23.2	The consent of McGladrey LLP is included as part of the Registration Statement

*	Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-108397 and incorporated by reference herein.

**	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-119596 and incorporated by reference herein.

***	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first post-effective amendment to Registration Statement No. 333-129701 and incorporated by reference herein.

!	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first, second or fifth post-effective amendment to Registration Statement No. 333-140240 and incorporated by reference herein.

!!	Previously filed as like-numbered exhibit to the initial filing or the first or second pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-155800 and incorporated by reference herein.

!!!	Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth post-effective amendment to Registration Statement No. 333-164629 and incorporated by reference herein.

†	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment to Registration Statement No. 333-185695 and incorporated by reference herein.

+	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2007.

++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended June 30, 2008.

+++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2009.

(b) The financial statements of the registrant are incorporated by reference from the registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014.

Item 17. Undertakings.

Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (d) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use; and (e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the managing owner of registrant, including its directors, officers and controlling persons, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against registrant by the managing owner under the trust agreement or otherwise, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of April, 2014.

EQUINOX FRONTIER FUNDS
By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Chairman of Executive Committee	April 2, 2014

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer and Member of Executive Committee	April 2, 2014

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Chief Financial Officer and Principal Accounting Officer	April 2, 2014

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	April 2, 2014

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of April, 2014.

EQUINOX FRONTIER DIVERSIFIED FUND, a series of Equinox Frontier Funds

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Chairman of Executive Committee	April 2, 2014

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer and Member of Executive Committee	April 2, 2014

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Chief Financial Officer and Principal Accounting Officer	April 2, 2014

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	April 2, 2014

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of April, 2014.

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND, a series of Equinox Frontier Funds

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Chairman of Executive Committee	April 2, 2014

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer and Member of Executive Committee	April 2, 2014

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Chief Financial Officer and Principal Accounting Officer	April 2, 2014

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	April 2, 2014

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of April, 2014.

EQUINOX FRONTIER MASTERS FUND, a series of Equinox Frontier Funds

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the managing owner of the registrant, on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Enck Robert J. Enck	President, Chief Executive Officer and Chairman of Executive Committee	April 2, 2014

/s/ Richard E. Bornhoft Richard E. Bornhoft	Chief Investment Officer and Member of Executive Committee	April 2, 2014

/s/ Vance Jeffrey Sanders Vance Jeffrey Sanders	Chief Financial Officer and Principal Accounting Officer	April 2, 2014

/s/ David P. DeMuth David P. DeMuth	Member of Executive Committee	April 2, 2014

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)